                                                         EXHIBIT 26(d)(i)(a)

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                               NEWARK, NEW JERSEY
   A Stock Company Subsidiary of The Prudential Insurance Company of America
- -------------------------------------------------------------------------------
       INSURED                                       POLICY NUMBER
                                                     CONTRACT DATE
   FACE AMOUNT

  PREMIUM PAID                                       CONTRACT
        AGENCY                                       CHANGE DATE
- -------------------------------------------------------------------------------

We will pay the beneficiary the proceeds of this contract promptly if we receive due proof that the Insured died. We make this promise subject to all the provisions of the contract.

The Death Benefit will be the face amount we show above plus the amount of any extra benefit unless the contract is in default or there is contract debt. (If and when the contract becomes paid-up, the death benefit after that will be as we describe under Paid-up Contract on page 9.)

The cash value may increase or decrease daily depending on the payment of premiums, the investment experience of the separate account and the level of mortality charges made. There is no guaranteed minimum.

We specify a schedule of premiums. Additional unscheduled premiums may be paid at your option subject to the limitations in the contract.

Please read this contract with care. A guide to its contents is on the last page. A summary is on page 2. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

RIGHT TO CANCEL CONTRACT.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or
(3) 10 days after we mail or deliver to you any withdrawal right notice required by the Securities and Exchange Commission, whichever is latest. All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled from the start and we will promptly give you the value of your contract Fund on the date you return the contract to us. We will also give back any charges we made in accord with this contract.

Signed for Pruco Life Insurance Company of New Jersey,
a New Jersey Corporation.

           /s/ [SPECIMEN]                         /s/ [SPECIMEN]
               Secretary                              President

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY. INSURANCE PAYABLE ONLY UPON
DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT INSURED'S LIFETIME. PROVISION FOR
OPTIONAL ADDITIONAL PREMIUMS. CASH VALUES REFLECT PREMIUM PAYMENTS, INVESTMENT
RESULTS AND MORTALITY CHARGES. GUARANTEED DEATH BENEFIT IF SCHEDULED PREMIUMS
DULY PAID AND NO CONTRACT DEBT. INCREASE IN FACE AMOUNT AT ATTAINED AGE 21 IF
CONTRACT ISSUED AT AGE 14 OR LOWER. NON-PARTICIPATING.

VALA--84 - N

                                CONTRACT SUMMARY

We offer this summary to help you understand this contract. We do not intend that it change any of the provisions of the contract.

This is a contract of life insurance. Premiums are to be paid throughout the
Insured's lifetime. We specify a schedule of premiums that will keep the contract in force. Additional premiums may be paid at your option, subject to limits in the contract. The cash value will vary with the payment of premiums, the investment performance of those subaccounts of the Pruco Life
Variable Appreciable Account that you select, and the extent to which mortality charges are less than the guaranteed maximums. But the death benefit is guaranteed and, until the time if any when the contract becomes paid-up, will not vary if the contract is not in default past its days of grace, and there is no contract debt. (We describe on page 8 the way the contract can go into default, and on page 9 how the contract may become paid-up and how the death benefit may vary above the face amount after that.) If the contract remains in default past its days of grace, the contract may end or it may stay in force with reduced benefits. If either occurs, you may be able to reinstate its full benefits. The guaranteed death benefit is the face amount. On the date, if any, when we determine that the contract has become fully paid-up, we will recompute the guaranteed death benefit. It may be higher; it will not be lower. The death benefit may vary after that, but it will not be less than the recomputed guaranteed amount if there is no contract debt.

Proceeds is a word we use to mean the amount we would pay if we were to settle the contract in one sum. To compute the proceeds that may arise from the
Insured's death, we start with a basic amount. We may adjust that amount if there is a loan or if the contract is in default. The table on page 21 tells what the basic amount is. The amount depends on how the contract is in force.
The table will refer you to the parts of the contract that tell you how we adjust the basic amount. If you surrender the contract. the proceeds will be the net cash value. We describe it under Cash Value Option on pages 13 and 14.

Proceeds often are not taken in one sum. For instance, on surrender, you may be able to put proceeds under a settlement option to provide retirement income or for some other purpose. Also, for all or part of the proceeds that arise from the Insured's death, you may be able to choose a manner of payment for the beneficiary. If an option has not been chosen, the beneficiary may be able to choose one. We will pay interest under Option 3 from the date of death on any proceeds to which no other manner of payment applies. This will be automatic as we state on page 20. There is no need to ask for it.

You and we may agree on a change in the ownership of this contract. Also, unless we endorse it to say otherwise, the contract gives you these rights, among others:

o You may change the beneficiary under it.
o You may borrow on it up to its loan value.
o You may surrender it for its net cash value.
o You may change the allocation of future net premiums among the subaccounts.
o You may transfer amounts among subaccounts.

The contract, as issued, may or may not have extra benefits that we call
Supplementary Benefits. If it does, we list them under Supplementary Benefits on the Contract Data page(s) and describe them after page 20. The contract may or may not have other extra benefits. If it does, we add them by rider. Any extra benefit ends as soon as the contract is in default past its days of grace, unless the form that describes it states otherwise.

                     (Contract Summary Continued on Page 21)

Page 2 (VALA--84)

                                 CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS          NONSMOKER

       INSURED   JOHN DOE                       XX XXX XXX   POLICY NUMBER
                                               JUL 1, 1984   CONTRACT DATE

   FACE AMOUNT   $50,000--                                   CONTRACT

PREMIUM PERIOD   LIFE
        AGENCY   R-NK 1                        JUL 1, 2014   CHANGE DATE

BENEFICIARY                  CLASS 1 MARY DOE, WIFE
                             CLASS 2 ROBERT DOE, SON

                           LIST OF CONTRACT MINIMUMS

                       THE MINIMUM FACE AMOUNT IS $50,000
                     THE MINIMUM UNSCHEDULED PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS
                                 *****NONE*****

                              SCHEDULE OF PREMIUMS

PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE AND AT
INTERVALS OF 12 MONTHS AFTER THAT DATE.

              SCHEDULED PREMIUMS ARE        $XXX.XX EACH
              CHANGING JUL 1, 2014 TO       $XXX.XX EACH THEREAFTER

                           *****END OF SCHEDULE*****

                                *****NOTICE*****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3(84)

                                                         POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%, WHICH IS USED TO PAY FOR SALES
CHARGES AND STATE PREMIUM TAXES. AFTER DEDUCTION OF THIS AMOUNT, THE BALANCE IS
THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                             *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMNISTRATION CHARGE IS $3.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $0.50

                             *****END OF SCHEDULE*****

                      SCHEDULE OF MAXIMUM SURRENDER CHARGES

FOR FULL SURRENDER AT THE END OF THE CONTRACT YEAR INDICATED, THE MAXIMUM
CHARGES WE WILL DEDUCT FROM THE CONTRACT FUND ARE SHOWN BELOW. FOR SURRENDER AT
OTHER THAN YEAR-END DURING THE SIXTH THROUGH TENTH YEARS, THE AMOUNT OF THE
CHARGE WILL REFLECT THE NUMBER OF COMPLETED CONTRACT MONTHS SINCE THE BEGINNING
OF THE CONTRACT YEAR. (SEE PAGE 14.)

YEAR OF               DEFERRED      DEFERRED UNDERWRITING
SURRENDER           SALES CHARGE      AND ISSUE CHARGE              TOTAL
- ---------           ------------    ----------------------         -------
  1                  $XXX.XX                $XXX.XX                $XXX.XX
  2                   XXX.XX                 XXX.XX                 XXX.XX
  3                   XXX.XX                 XXX.XX                 XXX.XX
  4                   XXXOXX                 XXX.XX                 XXX.XX
  5                   XXX.XX                 XXX.XX                 XXX.XX
  6                   XXX.XX                 XXX.XX                 XXX.XX
  7                   XXX.XX                 XXX.XX                 XXX.XX
  8                   XXX.XX                 XXX.XX                 XXX.XX
  9                   XXX.XX                 XXX.XX                 XXX.XX
 10                   ZERO                    ZERO                   ZERO
 11 AND LATER         ZERO                    ZERO                   ZERO

                            *****END OF SCHEDULE*****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)

                                                         POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

                       LIST OF SUBACCOUNTS AND PORTFOLIOS

EACH SUBACCOUNT OF THE PRUCO LIFE VARIABLE APPRECIABLE ACCOUNT INVESTS IN A
SPECIFIC PORTFOLIO OF THE PRUCO LIFE SERIES FUND. WE SHOW BELOW THE SUBACCOUNTS
AND THE FUND PORTFOLIOS THEY INVEST IN.

                                   FUND
SUBACCOUNT                         PORTFOLIO
- ----------                         ----------
MONEY MARKET                       MONEY MARKET
BOND                               BOND
COMMON STOCK                       COMMON STOCK
AGGRESSIVELY MANAGED FLEXIBLE      AGGRESSIVELY MANAGED FLEXIBLE
CONSERVATIVELY MANAGED FLEXIBLE    CONSERVATIVELY MANAGED FLEXIBLE

INITIAL ALLOCATION OF NET PREMIUMS

           MONEY MARKET SUBACCOUNT                        20%
           BOND SUBACCOUNT                                20%
           COMMON STOCK SUBACCOUNT                        20%
           AGGRESSIVELY MANAGED FLEXIBLE SUBACCOUNT       20%
           CONSERVATIVELY MANAGED FLEXIBLE SLUBACCOUNT    20%

                              *****END OF LIST*****

SERVICE OFFICE--PLEASE DIRECT ANY COMMUNICATIONS ABOUT THIS CONTRACT TO:

                PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                P.O. BOX XXXX
                CITY, STATE  XXXXX

Page 3B(84)

                                                         POLICY NO. XX XXX XXX

                                 TABULAR VALUES

WE EXPLAIN THIS TABLE UNDER CONTRACT FUND AND TABULAR VALUES. ACTUAL CONTRACT
FUND VALUES AND CASH VALUES MAY BE MORE OR LESS THAN AMOUNT SHOWN (SEE CONTRACT
FUND AND CASH VALUE OPTION.)

 END OF                                    TABULAR                    TABULAR
CONTRACT                                   CONTRACT                    CASH
  YEAR                                       FUND                      VALUE
- --------                                   --------                   -------
   1
   2
   3
   4
   5

   6
   7
   8
   9
  10

  11
  12
  13
  14
  15

  16
  17
  18
  19
  20

ATTAINED
  AGE
- --------
  60
  62
  65

TABULAR CASH VALUES THROUGH THE FIRST 10 CONTRACT YEARS ARE THE TABULAR CONTRACT
FUND VALUES MINUS A SURRENDER CHARGE. WE DESCRIBE UNDER CASH VALUE OPTION ON
PAGES 13 AND 14 HOW THE SURRENDER CHARGE IS DETERMINED. WE SHOW ON A PRIOR
CONTRACT DATA PAGE WHAT THE MAXIMUM SURRENDER CHARGE WILL BE.

TABULAR CASH VALUES AFTER THE 10TH CONTRACT YEAR WILL BE THE SAME AS THE TABULAR
CONTRACT FUND VALUES SHOWN ABOVE.

Page 4(84)

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

                               GENERAL PROVISIONS

DEFINITIONS.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

WE, OUR, US AND COMPANY.--Pruco Life Insurance Company of New Jersey, a New
Jersey Corporation.

YOU AND YOUR.--The owner of the contract.

INSURED.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission.

ISSUE DATE.--The contract date.

MONTHLY DATE.--The contract date and the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March
9, April 9, May 9 and so on.

ANNIVERSARY OR CONTRACT ANNIVERSARY.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March
9, 1987. The second is March 9, 1988, and so on.

CONTRACT YEAR.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 8, 1987. The second starts on March 9, 1987 and ends on
March 8, 1988, and so on.

CONTRACT MONTH.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

ATTAINED AGE.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

THE CONTRACT.--This policy and the application, a copy of which is attached, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties.
We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

CONTRACT MODIFICATIONS.--Only a Company officer may agree to modify this contract, and then only in writing.

NON-PARTICIPATING.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

SERVICE OFFICE.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data pages, unless we notify you of another one.

OWNERSHIP AND CONTROL.--Unless we endorse this contract to say otherwise: (1)
the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

SUICIDE EXCLUSION.--lf the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid.

CURRENCY.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.

                            (Continued on Next Page)

Page 5 (VALA--84) - N

                         GENERAL PROVISIONS (Continued)

MISSTATEMENT OF AGE OR SEX.--If the Insured's stated age or sex or both are not correct, we will adjust each benefit and any amount to be paid to reflect the correct age and sex. Where required, we have given the insurance regulator a detailed statement of how we will make these changes.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

INCONTESTABILITY.--Except for default, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.

ASSIGNMENT.--We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

ANNUAL REPORT.--Each year we will send you a report. It will show: (1) the current death benefit; (2) the investment amount; (3) the amount of investment amount in each subaccount; (4) the net cash value; (5) premiums paid and monthly charges deducted since the last report; and (6) any contract debt and the interest on the debt for the prior year. The report will also include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under extended term insurance.

You may ask for a similar report at some other time during the year. Or you may request from time to time a report protecting results under your contract on the basis of premium payment assumptions and assumed investment results. We have the right to make a reasonable charge for reports such as these that you ask for, and to limit the scope and frequency of such reports.

INCREASE IN FACE AMOUNT AT AGE 21 FOR CONTRACTS ISSUED AT AGE 14 OR LOWER.--If
this contract was issued at age 14 or lower, it shows on page 3 an increase in face amount at attained age 21, which applies if the contract is not then in default beyond its days of grace. If so, any references in the contract to face amount or death benefit which apply at or after attained age 21 will be based upon the increased face amount, unless otherwise stated.

DEATH PROCEEDS.--The table of Basic Amounts on page 21 describes how the proceeds payable at death will be determined, depending on the status of the contract at the time of death. In addition to what is shown in that table, a special situation will apply in those cases where all of these conditions exist:
(a) the contract was issued at an age below 15; (b) death occurs before attained age 21; (c) the contract is on a premium paying basis and not in default past its days of grace; (d) the contract fund is not sufficient to make the contract paid up for the ultimate face amount; (e) the contract fund is greater than the sum of the net single premium for the initial face amount and the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for extra benefits other than those which do not continue after a contract such as this becomes paid up. (See above and Paid-up Contract, page 9.)

In this case, the Basic Amount will not be as described on page 21 but will be the total of (1) the initial face amount, plus (2) the amount which results from dividing the contract fund minus the present value of the future charges for extra benefits referred to above, minus the net single premium for the initial face amount, by the net single premium at the then attained age, plus (3) the amount of any extra benefits.

PAYMENT OF DEATH CLAIM.--If we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service
Office proof of death and any other information we need to pay the claim. But in the event of death while the contract is either fully paid-up or is in force as variable reduced paid-up insurance we have the right to defer paying any portion of the proceeds greater than the minimum guaranteed death benefit if (1) the New
York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payment to protect our contract owners.

Page 6 (VALA--84)

                       PREMIUM PAYMENT AND REINSTATEMENT

PAYMENT OF PREMIUMS.--Premiums may be paid at our Service Office or to any of our authorized representatives. If we are asked to do so, we will give a signed receipt.

Premium payments will in most cases be credited as of the date of receipt, to both the contract fund and the premium account. (See Contract Fund, page 11, and
Premium Account, page 8.) Premium credits to the contract fund are the invested premium amounts, (see page 11.) Premium credits to the premium account are the full premiums paid with no deductions. But in the following cases, to the extent stated, premium payments will be credited as of a date other than the date of receipt:

1. The first scheduled premium is due on the Contract Date. But if the first premium payment is received after the Contract Date, the scheduled portion will be credited to the contract fund and the premium account as of the Contract
Date. And any portion of that first premium payment in excess of the first scheduled premium will be credited as of the date of receipt. If the first premium is received before the Contract Date, the entire payment will be credited as of the Contract Date.

2. If a premium payment is received during the 61 day period after the day when a scheduled premium was due and had not yet been paid, here is what we will do.
We will determine whether the premium account, (see Premium Account below,) just before receipt of that payment was a negative amount. If not--that is, if the premium account was zero or higher--the premium payment will be credited as of the date of receipt. But if the premium account was negative, by no more than the scheduled premium on the due date, that portion of the premium payment required to bring the premium account up to zero will be credited to the premium account as of the due date; any remaining portion of the premium payment will be credited to the premium account as of the date of receipt. If the premium account is negative by more than the scheduled premium then due, the premium payment will be credited as of the date of receipt, except in the situation described in 3 below.

3. On each Monthly Date we will determine if the contract fund is in default.
(See Default on page 8.) We will notify you of the minimum payment amount needed to bring the contract out of default. If one or more premium payments are made during the days of grace after that monthly date, (see Grace Period on page 8,)
we will credit to the contract fund and the premium account as of the applicable
Monthly Dates, such parts of the payments as are needed to end the default status; any remaining part of these premium payments will be credited to the contract fund and premium account as of the date of receipt.

Scheduled Premiums.--We show the amount and frequency of the scheduled premiums in the Schedule of Premiums. The first scheduled premium is due on the contract date. There is no insurance under this contract unless an amount at least equal to the first scheduled premium is paid.

The scheduled premium shown is the minimum required, at the frequency chosen, to continue the contract in full force if all scheduled premiums are paid when due, investment returns are at the rate assumed, we deduct mortality charges at no less than the maximum rate, and any contract debt does not exceed the cash value.

If you wish to pay, on a regular basis, higher premiums than the amount of the scheduled premium, we will bill you for the higher amount you choose.

If scheduled premiums that are due are not paid, or if smaller payments are made, the contract may then or at some future time go into default. The conditions under which default will exist are described below.

UNSCHEDULED PREMIUMS.--Except as we state in the next paragraph unscheduled premiums may be paid at any time during the Insured's lifetime as long as the contract is not in default beyond its days of grace. We show on page 3 the minimum premium we will accept. We have the right to limit unscheduled premiums to a total of $10,000 in any contract year.

If we determine at any time that investment returns above the assumed rate, or smaller than maximum mortality charges or greater than scheduled premium payments have made the contract paid-up, we have the right to accept no further premium payments, or to limit the amount or frequency of premium payments thereafter. (See Paid-up Contract, page 9.)

PREMIUM CHANGE ON CONTRACT CHANGE DATE.--We show the Contract Change Date in the
Contract Data on page 3. We also show in the Schedule of Premiums on page 3 that the amount of each scheduled premium will change on the Contract Change Date and what the new premium will be. However, when the Contract Change Date arrives we will recompute a new premium amount to be used in calculating the premium account. The new premium that we recompute will be no greater than the new premium for that date which we show on page 3. In addition, if the premium account is less than zero, we will set the premium account to zero.

                            (Continued on Next Page)

Page 7 (VALA--84)

                  PREMIUM PAYMENT AND REINSTATEMENT (Continued)

The Schedule of Premiums may also show that the premium changes at other times.
This may occur, for example, with a contract issued with extra benefits or in an extra rating class if, in either case, this calls for a higher or extra premium for a limited period of time.

DEFAULT.--Unless the contract is already in the grace period, (see below,) on each monthly date, after we deduct any charges from the contract fund (which we describe on page 11) and add any credits to it, we will determine whether the contract is in default. To do so we will compute the amount which will accrue to the tabular contract fund on the next monthly date if, during the current contract month: (1) investment returns are at the assumed rate; and (2) we make the other charges and credits we have set, including interest on contract debt;
and (3) we receive no premiums or loan repayments and make no more loans or grant any partial withdrawals. We will subtract this amount from the contract fund. If the result is zero or more, (that is, not a negative amount,) the contract is not in default. But if there is a fund deficit--that is, if the result is less than zero--the contract is in default if the premium account, which we define below, is also less than zero.

GRACE PERIOD.--We grant 61 days of grace from any monthly date (other than the contract date) on which the contract goes into default. During the days of grace we will continue to accept premiums and make the charges we have set. If the monthly date was a scheduled premium due date, when we receive a premium payment during the days of grace we will first determine whether it satisfies case 2 under Payment of Premiums above. If it does, the default will end. If it does not, or if the monthly date when the contract went into default was not a scheduled premium due date, here is what we will do:

If at any time during the days of grace, we have received payments that in total are at least equal to the lesser of (a) the sum of the fund deficit, (that is, the amount by which the contract fund is below the tabular contract fund,) on the date of default and any subsequent Monthly Date, and (b) the sum of the amount by which the premium account is negative on the date of default and any scheduled premiums due since the date of default, the default will end.

If the contract is still in default when the days of grace are over, it will end and have no value, except as we state under Contract Value Options, (which we describe on page 13).

PREMIUM ACCOUNT.--On the contract date, the premium account is equal to the premium received on that date minus the scheduled premium then due. On any other day, the premium account is equal to:

1. what it was on the prior day; plus

2. if the premium account was greater than zero on the prior day, interest on the excess at 4% year; minus

3. if the premium account was less than zero on the prior day, interest on the deficit at 4% a year; plus

4. any premium received on that day; minus

5. any scheduled premium due on that day; minus

6. any partial withdrawals on that day.

The contract might be in default, as described above. If so, the premium account is a negative amount, less than zero. If a premium payment is received on any day during the days of grace while the contract is in default and the premium account is negative by no more than one scheduled premium, that payment. to the extent that it is required to bring the premium account up to zero, will, as we describe under Payment of Premiums above, be credited to the premium account as of the monthly date when the scheduled premium was due, whether the date of default or a subsequent monthly date. Any remaining portion of the premium payment will be credited as of the actual date of receipt. In this case the premium account for all days from the monthly date to the actual date of receipt will be recalculated.

REINSTATEMENT.--If this contract ends as we describe under Grace Period, you may reinstate it, if all these conditions are met:

1. No more than three years must have elapsed since the date of default.

2. You must not have surrendered the contract for its net cash value.

3. You must give us any facts we need to satisfy us that the insured is insurable for the contract.

4. We must be paid a premium at least equal to the amount required to bring the premium account up to zero on the first monthly date on which a scheduled premium is due after the date of reinstatement. From this amount we will deduct
$2, plus 7 1/2% of the remaining payment, plus any charges with interest for any extra benefits, plus any other expense charges with interest. The contract fund will be equal to the balance, plus the cash value of the contract immediately before reinstatement, plus a refund of that part of any surrender charge paid at the time of default which would be charged if the contract were surrendered immediately after reinstatement.

5. If before reinstatement the contract is in force as reduced paid-up insurance
(see page 13) any contract debt under reduced paid-up insurance must be repaid with interest or carried over to the reinstated contract.

If we approve the reinstatement, these statements apply. The date of reinstatement will be the date of your request or the date the required premium is paid, if later. And we will start to make daily and monthly charges and credits again as of the date of reinstatement.

Page 8 (VALA)--84)

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our
Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries.
If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

                                PAID-UP CONTRACT

This contract will become fully paid-up if and when whichever of the following situations is applicable occurs:

(a) For a contract issued at an age lower than 15, the contract fund has grown to an amount at least equal to the net single premium for the ultimate face amount (see page 3 and 8,) plus the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for any extra benefits which will continue under the paid-up contract.

(b) For a contract issued at age 15 or above, the contract fund has grown to an amount at least equal to the net single premium for the face amount, (see page 3 and 6,) plus the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for any extra benefits which will continue under the paid-up contract.

We will notify you when we determine that the contract has become fully paid-up.
We have the right at that time to return any part of any payment then being made which is in excess of the amount billed or required to make the contract paid-up. And we have the right to accept no further premium payments, or to limit the amount or frequency of premium payments thereafter. The contract will continue as paid-up life insurance on the Insured's life.

The death benefit under the paid-up contract may change daily, as we explain below, but if there is no contract debt, it will not be less than the minimum guaranteed death benefit determined on the day the contract becomes paid-up.
That amount will be no less than the face amount shown on page 3, (or, if the contract was issued below age 15, the ultimate face amount.) It will be computed by using the contract fund on that day, less the present value of all future charges for any extra benefits, (computed as described above,) at the net single premium rate. The net single premium rate depends on the Insured's issue age end sex and on the length of time since the contract date. The amount payable in event of death thereafter will be the guaranteed death benefit, or if greater, the contract fund, divided by the net single premium at the Insured's attained age on the date of death. In either case the amount will be adjusted for any contract debt and for the amount of any paid-up extra benefits.

The monthly charge described on page 12 and shown on page 3A and any charges for extra benefits will not be made after the contract becomes paid-up.

Page 9 (VALA--84) - N

                                SEPARATE ACCOUNT

THE ACCOUNT.--The word account, where we use it in this contract without qualification, means the Pruco Life Variable Appreciable Account. This is a unit investment trust registered with the SEC under the Investment Company Act of
1940. It is also subject to the laws of New Jersey. We own the assets of the account; we keep them separate from the assets of our general investment account. We established the account to support variable life insurance contracts. But we do not use it to support this contract if the contract is being continued under extended term insurance. (See page 13.)

SUBACCOUNTS.--The account has several subaccounts. We list them on the Contract
Data page(s). You determine, using percentages. how invested premium amounts will be allocated among the subaccounts. You may choose to allocate nothing to a particular subaccount. But any allocation you make must be at least 10%; you may not choose a fractional percent.

Example: You may choose a percentage of 0, or 100, or 10, 11, 12, and so on, up to 90. But you may not choose a percentage of 1 through 9, or 91 through 99, or any percent that is not a whole number. The total for all subaccounts must be
100%.

The allocation of invested premium amounts (see page 11) that took effect on the contract date is shown in the Contract Data pages. You may change the allocation for future invested premium amounts at any time if the contract is not in default. To do so, you must notify us in writing in a form that meets our needs.
The change will take effect on the date we receive your notice at our Service
Office.

A premium might be paid when the investment amount is less than zero. In that case, when we receive that premium, we first use as much of the invested premium amount as we need to eliminate the deficit in the investment amount. We will then allocate any remainder of the invested premium amount in accord with your most recent request. (We describe investment amount on page 11.)

THE FUND.--The word fund, where we use it in this contract without qualification, means the fund we identify in the Contract Data pages. The fund is registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company. The fund has several portfolios; there is a portfolio that corresponds to each of the subaccounts of the account. We list these portfolios in the Contract Data pages.

ACCOUNT INVESTMENTS.--We use the assets of the account to buy shares in the fund. Each subaccount is invested in a corresponding specific portfolio. Income and realized and unrealized gains and losses from assets in each subaccount are credited to, or charged against, the subaccount. This is without regard to income, gains, or losses in our other investment accounts.

We will determine the value of the assets in the account at the end of each business day. When we use the term business day, we mean a day when the New York
Stock Exchange is open for trading. We might need to know the value of an asset on a day that is not a business day or on which trading in that asset does not take place. In this case, we will use the value of that asset as of the end of the last prior business day on which trading took place.

Example: If we need to know the value of an asset on a Sunday, we will normally use the value of the asset as of the end of business on Friday.

We will always keep assets in the account with a total value at least equal to the amount of the investment amounts under contracts like this one. To the extent those assets do not exceed this amount, we use them only to support those contracts; we do not use those assets to support any other business we conduct.
We may use any excess over this amount in any way we choose.

CHANGE IN INVESTMENT POLICY.--A portfolio of the fund might make a material change in its investment policy. In that case, we will send you a notice of the change. Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may exchange this contract for a new contract of fixed benefit insurance on the Insured's life. The conditions for exchange, and the specifications for the new contract, are described under
Exchange of Contract on page 16.

CHANGE OF FUND.--A portfolio might, in our judgment, become unsuitable for investment by a subaccount. This might happen because of a change in investment policy, or a change in the laws or regulations, or because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the fund, or to invest in a fund other than the one we show on the Contract Data page(s). But we would first seek approval from the SEC and, where required, the insurance regulator where this contract is delivered.

Page 10 (VALA--84) - N

                   INVESTMENT AMOUNT AND RETURN ON INVESTMENT

INVESTMENT AMOUNT.--The investment amount for this contract is the amount we use to compute the investment return. The amount is allocated among the subaccounts.
The amount of the investment amount and its allocation to subaccounts depend on
(1) how you choose to allocate net premiums; (2) whether or not you transfer amounts among subaccounts, as we discuss below; (3) the investment performance of the subaccounts to which amounts are allocated or transferred; (4) the amount and timing of premium payments you make; (5) whether or not you take any loan;
and (6) whether or not you make any partial withdrawals. The investment amount exists only if the contract is not in default past the days of grace or if it is being continued as variable reduced paid-up insurance.

The investment amount at any time is equal to the contract fund, (we explain this under Contract Fund,) minus the amount of any loan on the contract, minus interest accrued on the loan at 4% a year since the last Monthly Date (we explain this under Loans.)

ASSUMED RATE OF RETURN.--The assumed rate of return is an effective rate of 4% a year. This is the same as .01074598% a day compounded daily.

TRANSFERS AMONG SUBACCOUNTS.--You may transfer amounts among subaccounts as often as four times in a contract year, if the contract is not in default or if the contract is being continued under the variable reduced paid up option. To do so, you must notify us in writing in a form that meets our needs. The transfer will take effect on the date we receive your notice at our Service Office.

                                  CONTRACT FUND

CONTRACT FUND DEFINED.--On the contract date the contract fund is equal to the invested premium amounts received, (see below), minus any of the charges described in items (d) through (j) below which may have been due on that date.
On any day after that the contract fund is equal to what it was on the previous day, plus any invested premium amounts received, plus these items:

     (a)  any increase due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated; (we explain investment amount above);
          and

     (b)  guaranteed interest at 4% a year on that portion of the contract fund that is not in the investment amount;

Minus these items:

     (c)  any decrease due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the
          investment amount is allocated;

     (d)  a charge against the investment amount at a rate of not more than
          .00163894% a day (.60% a year) for mortality and expense risks that we assume;

     (e)  any amount charged against the investment amount for Federal or State income taxes;

     (f)  a monthly charge to guarantee the minimum death benefit;

     (g)  a charge for the cost of expected mortality;

     (h)  any charges for extra rating class;

     (i)  any charges for extra benefits;

     (j)  a monthly administration charge;

     (k)  any partial withdrawals; and

     (l)  if the contract becomes paid-up on that day, the present value of any future charges for any extra benefits that will continue under the paid-up contract.

We describe under Reinstatement on page 7 what the contract fund will be equal to on any reinstatement date.

INVESTED PREMIUM AMOUNT.--This is the portion of each premium paid that we will add to the contract fund. It is equal to the premium paid, minus $2.00, minus
7-1/2% of the rest of the premium. We explain this under Schedule of Expense
Charges from Premium Payments.

GUARANTEED INTEREST CREDITS.--We will credit interest to the contract fund each day on any portion of the contract fund on that day which is not in the investment amount. That portion will be any contract loan plus interest accrued on the loan at the rate of 4% a year since the last Monthly Date. (See Loans.)
We will credit .01074598% a day which is an effective rate of 4% a year.

COST OF EXPECTED MORTALITY.--This charge is computed daily and deducted monthly from the contract fund, on each Monthly Date. We apply this charge to the coverage amount. The coverage amount is equal to what the Basic Amount (see page
21) would be if there were no extra benefits, minus the contract fund. Where required, we have given the insurance regulator a detailed description of the method we use.

We will not charge more than the maximum guaranteed rates, which are based on the Insured's sex and attained age and the mortality table described under the
Basis of Computation. We may charge less. At least every five years, but not more often than once a year, we will consider the need to change the charges. We will change them only if we do so for all contracts like this one dated in the same year as this one.

CHARGE FOR EXTRA RATING CLASS.--If there is an extra charge because of the rating class of the Insured or because the Insured is a cigarette smoker, we will deduct

                            (Continued on Next Page)

Page 11 (VALA--84)

                            CONTRACT FUND (Continued)

it from the contract fund at the beginning of each contract month. Any charge is included in the amount shown in the Contract Data pages under Schedule of
Mdnthly Deductions from Contract Fund.

CHARGE FOR EXTRA BENEFITS.--If the contract has extra benefits, we will deduct the charges for such benefits from the contract fund at the beginning of each contract month. Charges for any such extra benefits are included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from
Contract Fund.

If and when we determine that the contract has become paid-up, we will deduct from the contract fund the present value of any future charges for any extra benefits that will continue under the paid-up contract. We will make no further deductions for these benefits after that. The description of any such benefit
(which can be found following page 20) describes how the future cash value, if any, of that benefit will be determined.

MONTHLY ADMINISTRATION CHARGE AND MORTALITY RISK CHARGE.--On each monthly date, we will deduct up to $2.50, plus up to 2 cents per $1000 of face amount, from the contract fund, as a monthly administration charge. We will also deduct 1 cent per $1000 of face amount for guaranteeing the death benefit regardless of the investment performance of the separate account. (Both of these references to charges based upon face amount are to initial face amount for contracts issued below age 15. The total charges do not increase when the face amount increases at attained age 21.) These charges will be made only while the contract is on a premium paying basis; they will not be made if the contract becomes paid-up or is continued as variable reduced paid-up or extended term insurance, (see
Contract Value Options). We show the amount of these charges in the Contract
Data pages under Schedule of Monthly Deductions from Contract Fund.

PARTIAL WITHDRAWALS.--You may be able to make partial withdrawals from the contract. All these conditions must be met:

1. The contract must have passed its first contract anniversary.

2. You must ask for the change in writing and in a form that meets our needs.

3. The amount withdrawn, plus the net cash value after withdrawal, may not be more than the net cash value before withdrawal.

4. The cash value after withdrawal must not be less than the tabular cash value for the new face amount.

5. The amount you withdraw must be at least $2,000.

6. The face amount must not decrease below the minimum shown on page 3.

7. You must send the contract to us to be endorsed.

We will add a withdrawal fee of $15 to the amount you ask to withdraw.

We will decrease the face amount by the amount of the withdrawal. We will compute a new tabular contract fund, a new tabular contract value, and new minimum premiums based on the reduced face amount. These new minimum premiums will be used thereafter for the computation of the premium account.

An amount withdrawn may not be repaid, except as an unscheduled premium subject to charges.

We will tell you how much you may withdraw if you ask us.

Page 12 (VALA--84)

                             CONTRACT VALUE OPTIONS

BENEFIT AFTER THE GRACE PERIOD.--If the contract is in default beyond its days of grace, we will use any net cash value (which we describe under Cash Value
Option) to keep the contract in force as one of two kinds of insurance. One kind is extended insurance. The second kind is variable reduced paid-up insurance. We describe each below. You will find under Automatic Benefit which kind it will
be. Any extra benefit(s) will end as soon as the contract is in default past its days of grace, unless the form that describes the extra benefit states otherwise.

EXTENDED INSURANCE.--This will be term insurance of a fixed amount on the
Insured's life. We will pay the amount of term insurance if the Insured dies in the term we describe below. Before the end of the term there will be cash values but no loan value.

The amount of term insurance will be the death benefit on the day of default, minus any part of that death benefit which was provided by extra benefits. The term is a period of time that will start on the day the contract went into default. The length of the term will be what is provided when we use the net cash value at the net single premium rate. This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

There may be extra days of term insurance. This will occur if, on the day the contract goes into default, the term of extended insurance provided by the net cash value does not exceed 90 days, or the number of days the contract was in force before the default began, if less. The number of extra days will be (1)
90, or the number of days the contract was in force before the default began, if less, minus (2) the number of days of extended insurance that would be provided by the net cash value if there were no contract debt. The extra days, if any, start on the day after the last day of term insurance provided by the net cash value, if any. If there is no such term insurance, the extra days start on the day the contract goes into default. The term insurance for the extra days has no cash value. There will be no extra days if you replace the extended insurance with variable reduced paid-up insurance or you surrender the contract before the extra days start.

VARIABLE REDUCED PAID-UP INSURANCE.--This will be paid-up variable life insurance on the insured's life. The death benefit may change from day to day, as we explain below, but if there is no contract debt, it will not be less than a minimum guaranteed amount determined as of the day when the contract went into default. There will be cash values and loan values.

The minimum guaranteed amount of insurance will be computed by using the net cash value at the net single premium rate. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in event of death thereafter will be the greater of (a)
the minimum guaranteed amount and (b) the contract fund divided by the net single premium at the Insured's attained age. In either case the amount will be adjusted for any contract debt.

Except when it is provided as the automatic benefit, (see below), the variable reduced paid-up insurance option will be available only when the guaranteed death benefit under the option will be $5000 or more.

COMPUTATIONS.--We will make all computations for either of these benefits as of the date the contract goes into default. But we will consider any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

AUTOMATIC BENEFIT.--When the contract is in default, it will stay in force as extended insurance. But it will stay in force as variable reduced paid-up insurance if either of these statements applies: (1) We issued the contract in a rating class for which we do not provide extended insurance; in this case the phrase No Extended Insurance is in the Rating Class on page 3. (2) The amount of reduced paid-up insurance would be at least as great as the amount of term insurance.

OPTIONAL BENEFIT.--You may choose to replace any fixed extended insurance that has a net cash value by variable reduced paid-up insurance. To make this choice, you must do so in writing to us in a form that meets our needs, not more than three months after the date the contract goes into default. You must also send the contract to us to be endorsed.

CASH VALUE OPTION.--You may surrender this contract for its net cash value. The net cash value at any time is the cash value at that time, less any contract debt. To surrender this contract, you must ask us in writing in a form that meets our needs. You must also send the contract to us. Here is how we will compute the cash value for surrender of the contract or for its continuation under extended insurance or variable reduced paid-up insurance.

1. If the contract is not in default: the cash value on surrender at any time in the first ten contract years is the

                            (Continued on Next Page)

Page 13 (VALA--84)

                       CONTRACT VALUE OPTIONS (Continued)

contract fund, minus a surrender charge, consisting of a deferred sales charge and a deferred underwriting and issue charge. The cash value on surrender at the end of the 10th contract year or later is the contract fund.

A schedule of maximum surrender charges for this contract is on page 3A.

In no event will the deferred sales charge upon surrender be greater than 25%
of scheduled premiums due in contract year 1, plus .5% of the scheduled premiums due in contract years 2 through 5. For the purpose of computing this limit we use the lesser of premiums due and premiums paid.

For a paid-up contract that includes extra benefits, the cash value is the amount described above, plus the cash value, if any, of the extra benefits. (See the description of any such extra benefits following page 20.)

2. If the contract is in default during its days of grace: We will compute the net cash value as of the date the contract went into default. But we will adjust this value for any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

3. If the contract is in default beyond its days of grace: The net cash value as of any date will be the value on that date of any extended insurance benefit then in force. Or it will be the value on that date of any variable reduced paid-up insurance benefit then in force, less any contract debt.

Within 30 days of a contract anniversary, the net cash value of any extended insurance will not be less than the value on that anniversary.

If the contract is not in default past the days of grace, or if the contract is in force as variable reduced paid up insurance, we will usually pay any cash value within 7 days after we receive your request and the contract at our
Service Office. But we have the right to defer payment if (1) the New York Stock
Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payments to protect our contract owners.

If the contract is in force as extended insurance we have the right to postpone paying a cash value for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year.

TABULAR VALUES.--In the table on page 4 we show tabular contract fund and tabular cash values at the end of contract years. The tabular contract fund values are the amount which will then be in the contract fund, (see page 11,) if all scheduled premiums have been paid on their due dates, there have been no unscheduled premiums paid, there is no contract debt, the subaccounts you have chosen cam exactly the assumed rate of return, and we have deducted the maximum mortality charges. The tabular cash values are the amounts which, under the same conditions, will then be used to provide extended insurance or variable reduced paid-up insurance or will be paid in cash, if the maximum surrender charges are applied. The tabular cash value shown is equal to the tabular contract fund value as of the same date after deducting any surrender charges (at the maximum rate) from the tabular contract fund value. (See Cash Value Option above.) Since surrender charges are not deducted after the end of the 10th contract year, the tabular cash values are the same as the tabular contract fund values thereafter.

If we need to compute tabular values at some time during a contract year, we will count the time since the start of the year. We will let you know the tabular values for other durations if you ask for them.

Page 14 (VALA--84)

                                      LOANS

LOAN REQUIREMENTS.--After the first anniversary, you may borrow from us on the contract. All these conditions must be met:

1. The Insured is living.

2. The contract is in force other than as extended insurance.

3. The contract debt will not be more than the loan value. (We explain these terms below.)

4. As sole security for the loan, you assign the contract to us in a form that meets our needs.

5. Except when used to pay premiums on this contract, the amount you borrow at any one time must be at least $500.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

CONTRACT DEBT.--Contract debt at any time means the loan on the contract, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

LOAN VALUE.--You may borrow any amount up to the difference between the loan value and any existing contract debt. At any time the loan value is 90% of the net cash value.

There is one exception. If the contract is in default, the loan value during the days of grace is whai it was on the date of default.

Example 1: Suppose the contract has a loan value of $6,000. About eight months ago you borrowed $1,500. By now there is interest of $55 charged but not yet due. The contract debt is now $1,555, which is made up of the $1,500 loan and the $55 interest.

Example 2: Suppose, in example 1, you want to borrow all that you can. We will lend you $4,445 which is the difference between the $6,000 loan value and the
$1,555 contract debt. This will increase the contract debt to $6,000. We will add the new amount borrowed to the existing loan and will charge interest on it, too.

INTEREST CHARGE.--We will charge interest daily on any loan at the effective rate of 5 1/2% a year. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. If interest is not paid when due, it will become part of the loan. Then we will start to charge interest on it. too.

Example 3: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you borrow $1,600 out of a $4,000 loan value. We charge
5 1/2% a year. Three months later, but still three months before the anniversary, we will have charged about $22 interest. This amount will be a few cents more or less than $22 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,600. The contract debt will be $1,622, since contract debt includes interest charged but not yet due.

On the anniversary in 1996 we will have charged about $44 interest. The interest will then be due.

Example 4: Suppose the $44 interest in example 3 was paid on the anniversary.
The loan and contract debt each became $1,600 right after the payment.

Example 5: Suppose the $44 interest in example 3 was not paid on the anniversary. The interest became part of the loan, and we began to charge interest on it, too. The loan and contract debt each became $1,644.

REPAYMENT.--All or part of any contract debt may be paid back at any time while the Insured is living. When we settle the contract, any contract debt is due us.
If there is contract debt at the end of the last day of grace when the contract is in default, it will be deducted from the cash value to determine the net cash value. We will make this adjustment so that the proceeds will not include the amount of that debt.

EFFECT OF A LOAN.--When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited with interest at the guaranteed rate of 4% a year. However, we will reduce the investment amount by the amount you borrow, and by loan interest that becomes part of the loan because it is not paid when due. On each Monthly Date, if there is a contract loan outstanding, we will increase the investment amount by interest credits accrued on the loan at
4% a year since the last Monthly Date. When you repay part or all of a loan we will increase the investment amount by the amount of loan you repay, plus, if you repay all the loan, interest credits accrued on the loan at 4% a year since the last Monthly Date. We will not increase the investment amount by loan interest that is paid before we make it part of the loan.

We will allocate loans and repayments among the subaccounts in proportion to the investment amount in each subaccount as of the date of the loan or repayment.
Only the amount of the investment amount will reflect the
investment results of the subaccounts. Since the amount you borrow is removed from the investment amount, a loan may have a permanent effect on the net cash value of this contract, and also, for a contract which is paid-up or which is in force under the variable reduced paid-up option, on any death benefit in excess of the guaranteed death benefit. The longer the loan is outstanding, the greater this effect is likely to be.

                            (Continued on Next Page)

Page 15 (VALA--84)

                                LOANS (Continued)

Example 6: Suppose the contract's investment amount is $15,000 and that $10,000 is in subaccount A and $5,000 is in subaccount B. If you make a $9,000 loan we will reduce the amount in subaccount A by $6,000 and the amount in subaccount B by $3,000.

Suppose that sometime later, when the investment amount in each of the two subaccounts is the same you choose to repay the $9,000 loan. We will add $4,500 to the amount in each subaccount.

EXCESS CONTRACT DEBT.--If contract debt ever becomes equal to or more than the cash value, all the contract's benefits will end 61 days after we mail a notice to you and any assignee of whom we know. Also, we may send a notice to the
Insured's last known address. In the notice we will state the amount that, if paid to us, will keep the contract's benefits from ending for a limited time.

POSTPONEMENT OF LOAN.--We will usually make a loan within 7 days after we receive your request at our Service Office. But we have the right to defer making the loan if (1) the New York Stock Exchange is closed: or (2) the SEC requires that trading be restricted or declares an emergency: or (3) the SEC lets us defer payments to protect our contract owners.

                              EXCHANGE OF CONTRACT

RIGHT TO EXCHANGE.--Before the second anniversary you may exchange this contract for a new contract of fixed benefit insurance on the Insured's life. You will not have to prove to us that the Insured is insurable. Also, you may make such an exchange at any time if there is a material change in the investment policy of a portfolio (see Change in Investment Policy on page 10). When we use the term new contract we mean the contract for which this contract may be exchanged.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) You must ask for the exchange in writing in a form that meets our needs. (2) You must surrender the contract to us. (3) We must have your request and the contract at our Service Office while the contract is in force and not in default past its days of grace. (4) You must pay back any contract debt under this contract, to the extent it may exceed the loan value of the new contract. (5) You must pay any other charges required for the exchange.

EXCHANGE DATE.--The exchange date will be the later of: (1) the date we receive the contract and your request at our Service Office: and (2) the date we receive the payment. if any, required for the exchange. The new contract will take effect on the exchange date only if the Insured is then living. If the new contract takes effect, this contract will end just before the exchange date.

CONTRACT SPECIFICATIONS.--The new contract will be on the Modified Premium Whole
Life plan. It will have a face amount equal to the face amount of this one. It will have the same contract date and issue age as this contract and be in the same rating class.

If for any reason, we are not issuing the Modified Premium Whole Life Contract on the exchange dates, then the new contract will be another life plan that we would regularly issue on that date for the same rating class, amount, issue age and sex.

This contract might include an extra benefit which is still in effect just before the exchange date. And a similar kind of benefit might have been regularly offered in contracts like the new one on the date the extra benefit took effect in this contract. In that case. if you ask for it in your request for the exchange, that similar kind of benefit will be put in the new contract.
When we use the phrase contracts like the new one, we mean contracts that were, on the contract date of this contract, regularly issued on the same plan as the new one and for the same rating class, amount, issue age and sex.

The amount of any accidental death benefit included in the new contract in accord with this provision will be the same as the amount of any accidental death benefit in this contract.

If a benefit for waiving scheduled premiums is included in the new contract in accord with this provision, any scheduled premiums to be waived under the new contract for a disability that began before the exchange date must be at the billing frequency that applied to this contract when the disability started. But premiums will not be waived under the new contract unless it has a benefit for waiving premiums in the event of disability. This will be so even if we have waived premiums under this contract.

A charge may be made on exchange in the following situation: If, on the date of exchange, the contract fund of this contract is less than the tabular contract fund, a charge will be made for the difference in the two amounts. If the contract fund of this contract is equal to or greater than the tabular contract fund, no charge will be made. In these cases, the contract fund of the new contract will be equal to that of this contract.

EXCHANGE AT OTHER TLMES.--You may be able to exchange this contract for a fixed benefit Modified Premium Whole Life contract at a time other than those described under Right to Exchange above. But any such exchange may be made only if we consent, and will be subject to conditions and charges which we then determine.

Page 16 (VALA--84)

                               SETTLEMENT OPTIONS

PAYEE DEFINED.--In these provisions and under the Automatic Mode of Settlement, the word Payee means a person who has a right to receive a settlement under the contract. Such a person may be the Insured, the owner, a beneficiary, or a contingent payee.

CHOOSING AN OPTION.--While the Insured is living you may choose, or change the choice of, an option for all or part of the proceeds that may arise from the
Insured's death. The requirements are the same as those to designate or change a beneficiary. We describe them under Beneficiary.

A payee may choose an option for all or part of any proceeds or residue that becomes payable to him or her in one sum. We describe residue later on this page.

In some cases, you or another Payee will need our consent to choose an option.
We describe these cases under conditions.

OPTIONS DESCRIBED.--Here are the options we offer. We may also consent to other arrangements.

OPTION 1 (INSTALMENTS FOR A FIXED PERIOD).--We will make equal payments for up to 25 years based on the Option 1 Table. The payments will include interest at an effective rate of 3 1/2% a year. We may credit more interest. If and while we do so, the payments will be larger.

OPTION 2 (LIFE INCOME).--We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for the period chosen. The choices are either ten years (10-Year Certain) or until the sum of the payments equals the amount put under this option (Instalment
Refund). The amount of each payment will be based on the Option 2 Table and on the sex and age, on the due date of the first payment, of the person on whose life the settlement is based. But if a choice is made more than two years after the Insured's death, we may use the Option 2 payment rates in individual annuity contracts or life insurance contracts we regularly issue, based on United States currency, on the due date of the first payment. On request, we will quote the payment rates in contracts we then issue. We must have proof of the date of birth of the person on whose life the settlement is based. If on the due date of the first payment under this option, we have declared a higher payment rate under the option, we will base the payments on that higher rate.

OPTION 3 (INTEREST PAYMENT).--We will hold an amount at interest. We will pay interest at an effective rate of at least 3% a year ($30.00 annually, $14.89 semi-annually, $7.42 quarterly or $2.47 monthly per $1,000). We may pay more interest.

OPTION 4 (INSTALMENTS OF A FIXED AMOUNT).--We will make equal annual, semi-annual, quarterly or monthly payments if they total at least $90 a year for each $1,000 put under this option. We will credit the unpaid balance with interest at an effective rate of at least 3 1/2% a year. We may credit more interest. If we do so, the balance will be larger. The final payment will be any balance equal to or less than one payment.

FIRST PAYMENT DUE DATE.--Unless a different date is stated when the option is chosen: (1) the first payment for Option 3 will be due at the end of the chosen payment interval; and (2) the first payment for any of the other options will be due on the date the option takes effect.

RESIDUE DESCRIBED.--For Options 1 and 2, residue on any date means the then present value of any unpaid payments certain. We will compute it at an effective interest rate of 3 1/2% a year. But we will use the interest rate we used to compute the actual Option 2 payments if they were not based on the table in this contract.

For Options 3 and 4, residue on any date means any unpaid balance with interest to that date.

For Option 2, residue does not include the value of any payment that may become due after the certain period.

                             (Continued on Page 191

Page 17 (VALA--84)

                         SETTLEMENT OPTIONS (Continued)

                                 OPTION 1 TABLE
                          ----------------------------
                                MINIMUM AMOUNT OF
                               MONTHLY PAYMENT FOR
                             EACH $1,000, THE FIRST
                              PAYABLE IMMEDIATELY
                          ----------------------------
                          Number of            Monthly
                            Years              Payment
                          ----------------------------
                              1                $84.65
                              2                 43.05
                              3                 29.19
                              4                 22.27
                              5                 18.12

                              6                 15.35
                              7                 13.38
                              8                 11.90
                              9                 10.75
                             10                  9.83

                             11                  9.09
                             12                  8.46
                             13                  7.94
                             14                  7.49
                             15                  7.10

                             16                  6.76
                             17                  6.47
                             18                  6.20
                             19                  5.97
                             20                  5.75

                             21                  5.56
                             22                  5.39
                             23                  5.24
                             24                  5.09
                             25                  4.96
                          ----------------------------
                            Multiply the monthly amount
                            by 2.989 for quarterly,
                            5.952 for semi-annual or
                            11.804 for annual.
                          ----------------------------
                                 OPTION 2 TABLE
- -------------------------------------------------------------------------------------
MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY
- -------------------------------------------------------------------------------------
                 KIND OF LIFE INCOME                         KIND OF LIFE INCOME
            -----------------------------               -----------------------------
               10-Year      Instalment                     10-Year       Instalment
    AGE        Certain        Refund          AGE          Certain         Refund
    LAST    -----------------------------     LAST      -----------------------------
  BIRTHDAY   Male   Female   Male   Female   BIRTHDAY    Male  Female    Male  Female
- -------------------------------------------------------------------------------------
     10     $3.18   $3.11   $3.17   $3.10       45      $4.06   $3.82   $3.99   $3.78
  and under                                     46       4.12    3.86    4.03    3.81
     11      3.19    3.12    3.18    3.11       47       4.17    3.90    4.08    3.85
     12      3.20    3.13    3.19    3.12       48       4.23    3.94    4.13    3.90
     13      3.21    3.14    3.20    3.13       49       4.28    3.99    4.18    3.94
     14      3.22    3.15    3.21    3.14
                                                50       4.35    4.04    4.24    3.98
     15      3.24    3.16    3.23    3.15       51       4.41    4.09    4.29    4.03
     16      3.25    3.17    3.24    3.16       52       4.48    4.15    4.35    4.08
     17      3.27    3.19    3.25    3.18       53       4.55    4.21    4.41    4.13
     18      3.28    3.20    3.27    3.19       54       4.62    4.27    4.48    4.19
     19      3.30    3.21    3.28    3.20
                                                55       4.70    4.33    4.55    4.24
     20      3.31    3.22    3.30    3.21       56       4.78    4.40    4.62    4.30
     21      3.33    3.24    3.32    3.23       57       4.86    4.47    4.69    4.37
     22      3.35    3.25    3.33    3.24       58       4.95    4.54    4.77    4.43
     23      3.36    3.26    3.35    3.25       59       5.05    4.62    4.86    4.50
     24      3.38    3.28    3.37    3.27
                                                60       5.15    4.71    4.94    4.58
     25      3.40    3.30    3.39    3.29       61       5.25    4.79    5.03    4.66
     26      3.42    3.31    3.41    3.30       62       5.36    4.89    5.13    4.74
     27      3.45    3.33    3.43    3.32       63       5.48    4.98    5.23    4.82
     28      3.47    3.35    3.45    3.34       64       5.60    5.09    5.34    4.92
     29      3.49    3.37    3.47    3.35
                                                65       5.73    5.20    5.45    5.01
     30      3.52    3.39    3.49    3.37       66       5.87    5.31    5.57    5.11
     31      3.54    3.41    3.52    3.39       67       6.01    5.43    5.70    5.22
     32      3.57    3.43    3.54    3.41       68       6.15    5.56    5.83    5.34
     33      3.60    3.45    3.57    3.44       69       6.30    5.70    5.97    5.46
     34      3.63    3.47    3.60    3.46
                                                70       6.46    5.84    6.11    5.58
     35      3.66    3.50    3.63    3.48       71       6.62    5.99    6.27    5.72
     36      3.69    3.52    3.66    3.50       72       6.79    6.15    6.43    5.86
     37      3.72    3.55    3.69    3.53       73       6.96    6.31    6.60    6.01
     38      3.76    3.58    3.72    3.56       74       7.13    6.49    6.78    6.18
     39      3.80    3.61    3.75    3.58
                                                75       7.30    6.67    6.97    6.35
     40      3.84    3.64    3.79    3.61       76       7.48    6.85    7.17    6.53
     41      3.88    3.67    3.82    3.64       77       7.66    7.04    7.38    6.72
     42      3.92    3.70    3.86    3.67       78       7.83    7.24    7.60    6.93
     43      3.97    3.74    3.90    3.71       79       8.00    7.44    7.83    7.15
     44      4.01    3.78    3.94    3.74
                                                80       8.17    7.64    8.07    7.38
                                             and over
- -------------------------------------------------------------------------------------

                            (Continued on Next Page)
Page 18 (VALA--84)

                         SETTLEMENT OPTIONS (Continued)

WITHDRAWAL OF RESIDUE.--Unless otherwise stated when the option is chosen: (1 under Options 1 and 2 the residue may be withdrawn; and (2) under Options 3 and
4 all, or any part not less than $100, of the residue may be withdrawn. If an
Option 3 residue is reduced to less than $1,000, we have the right to pay it in one sum. Under Option 2, withdrawal of the residue will not affect any payments that may become due after the certain period; the value of those payments cannot be withdrawn. Instead, the payments will start again if they were based on the life of a person who lives past the certain period.

DESIGNATING CONTINGENT PAYEE(S).--A Payee under an option has the right, unless otherwise stated, to name or change a contingent payee to receive any residue at that Payee's death. This may be done only if (1) the Payee has the full right to withdraw the residue; or (2) the residue would otherwise have been payable to that Payee's estate at death.

A Payee who has this right may choose, or change the choice of, an option for all or part of the residue. In some cases, the Payee will need our consent to choose or change an option. We describe these cases under Conditions.

Any request to exercise any of these rights must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service
Office. Then the interest of anyone who is being removed will end as of the date of the request, even if the Payee who made the request is not living when we file it.

CHANGING OPTIONS.--A Payee under Option 1, 3 or 4 may choose another option for any sum that the Payee oould withdraw on the date the chosen option is to start.
That date may be before the date the Payee makes the choice only if we consent.
In some cases, the Payee will need our consent to choose or change an option. We describe these cases next.

CONDITIONS.--Under any of these conditions, our consent is needed for an option to be used for any person:

1. The person is not a natural person who will be paid in his or her own right.

2. The person will be paid as assignee.

3. The amount to be held for the person under Option 3 is less than $1,000. But we will hold any amount for at least one year in accord with the Automatic Mode of Settlement.

4. Each payment to the person under the option would be less than $20.

5. The option is for residue arising other than at (a) the Insured's death, or
(b) the death of the beneficiary who was entitled to be paid as of the date of the Insured's death.

6. The option is for proceeds that arise other than from the Insured's death, and we are settling with an owner or any other person who is not the Insured.

DEATH OF PAYEE.--If a Payee under an option dies and if no other distribution is shown, we will pay any residue under that option in one sum to the Payee's estate.
                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

Page 19 (VALA--84)

                          AUTOMATIC MODE OF SETTLEMENT

APPLICABILITY.--These provisions apply to proceeds arising from the Insured's death and payable in one sum to a Payee who is a beneficiary. They do not apply to any periodic payment.

INTEREST ON PROCEEDS.--We will hold the proceeds at interest under Option 3 of the Settlement Options provision. The Payee may withdraw the residue. We will pay it promptly on request. We will pay interest annually unless we agree to pay it more often. We have the right to pay the residue in one sum after one year if
(1) the Payee is not a natural person who will be paid in his or her own right;
(2) the Payee will be paid as assignee; or (3) the original amount we hold under
Option 3 for the Payee is less than $1,000.

SETTLEMENT AT PAYEE'S DEATH.--If the Payee dies and leaves an Option 3 residue, we will honor any contingent payee provision then in effect. If there is none, here is what we will do. We will look to the beneficiary designation of the contract; we will see what other beneficiary(ies), if any, would have been entitled to the portion of the proceeds that produced the Option 3 residue if the Insured had not died until immediately after the Payee died. Then we will pay the residue in one sum to such other beneficiary(ies), in accord with that designation. But if, as stated in that designation, payment would be due the estate of someone else, we will instead pay the estate of the Payee.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. Jane was living when the Insured died. Jane later died without having chosen an option or naming someone other than Paul and John as contingent payee. If Paul and John are living at Jane's death we owe them the residue. If only one of them is living then, and if the contract called for payment to the survivor of them, we owe him the residue. If neither of them is living then, we owe Jane's estate.

SPENDTHRIFT AND CREDITOR.--A beneficiary or contingent payee may not, at or after the Insured's death, assign, transfer, or encumber any benefit payable. To the extent allowed by law, the benefits will not be sublect to the claims of any creditor of any beneficiary or contingent payee.

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

Page 20 (VALA--84)

                              BASIS OF COMPUTATION

MORTALITY TABLES DESCRIBED.--Except as we state in the next paragraph, (1) we base all net premiums and net values to which we refer in this contract on the
Insured's issue age and sex and on the length of time since the contract date;
(2) we use the Commissioners 1980 Standard Ordinary Mortality Table; and (3) we
use continuous functions based on age last birthday.

For extended insurance, we base net premiums and net values on the Commissioners
1980 Extended Term Insurance Table.

INTEREST RATE.--For all net premiums and net values to which we refer in this contract we use an effective rate of 4% a year.

EXCLUSIONS.--When we compute net values we exclude the value of any
Supplementary Benefits and any other extra benefits added by rider to this contract.

VALUES AFTER 20 CONTRACT YEARS.--Tabular values after the 2Oth contract year will be the net level premium reserves, taking into account the increase in scheduled premium amount on the Contract Change Date. To compute them, we will use the mortality tables and interest rate we describe above. There will be the same exclusions.

MINIMUM LEGAL VALUES.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

                                  Pruco Life Insurance Company of New Jersey,

                                  By
                                         /s/ SPECIMEN
                                              Secretary

PLIY 45--84

                    CONTRACT SUMMARY (Continued from Page 2)

-
------------------------------------------------------------------------------------------------------------------------------------
                                                       TABLE OF BASIC AMOUNT'S
-
------------------------------------------------------------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
-
------------------------------------------------------------------------------------------------------------------------------------
And The Contract Is In Force:               Then The Basic Amount Is:                        And We Adjust The
Basic Amount For:
-
------------------------------------------------------------------------------------------------------------------------------------
on a premium paying basis and not in        the face amount (see page 3), or the             contract debt (see
page 15), plus any
default past its days of grace              paid-up value if greater, plus the               charges due in the
days of grace (see
                                            amount of any extra benefits*                    page 8).
-
------------------------------------------------------------------------------------------------------------------------------------
as a fully paid-up contract                 the amount of paid-up insurance (see             contract debt.
                                            page 9), plus the amount of any paid-up
                                            extra benefits
-
------------------------------------------------------------------------------------------------------------------------------------
as variable reduced paid-up insurance       the amount of variable raduced paid-up           contract debt.
(see page 13)                               insurance (see page 13)
-
------------------------------------------------------------------------------------------------------------------------------------
as extended insurance (see page 13)         The amount of term insurance, if the
nothing.
                                            Insured dies in the term (see page
                                            13); otherwise zero
-
------------------------------------------------------------------------------------------------------------------------------------

* But see Death Proceeds on page 6 for the determination of Basic Amount under certain conditions which may arise when death occurs before attained age 21, under a contract issued below age 15.

This Table is a part of the Contract Summary and of the Contract.

Page 21 (VALA--84) - N

                                GUIDE TO CONTENTS

                                                          Page

Contract Summary .........................................   2
   Table of Basic Amounts ................................  21

Contract Data ............................................   3
   Rating Class: List of Contract Minimums;
   List of Supplementary Benefits, if any;
   Schedule of Premiums; Schedule of Expense
   Charges from Premium Payments; Schedule
   of Monthly Deductions from Contract Fund;
   Schedule of Maximum Surrender Charges;
   List of Subaccounts and Portfolios; Service
   Office

Tabular Contract Fund and Tabular
   Cash Values ...........................................   4

General Provisions .......................................   5
   Definitions; The Contract; Contract
   Modifications; Non-participating;
   Service Office; Ownership and Control;
   Suicide Exclusion; Currency; Misstatement
   of Age or Sex; Incontestability; Assignment;
   Annual Report; Increase in Face Amount at Age
   21 for Contracts Issued at Age 14 or Lower;
   Death Proceeds; Payment of Death Claim

Premium Payment and Reinstatement ........................   7
   Payment of Premiums; Scheduled Premiums;
   Unscheduled Premiums; Premium Change on
   Contract Change Date; Default; Grace Period;
   Premium Account; Reinstatement

   The Account; Subaccounts; The Fund;
   Account Investments; Change in Investment
   Policy; Change of Fund

Investment Amount and Return on Investment ...............  11
   Investment Amount; Assumed Rate of Return;
   Transfers Among Subaccounts

                                                          Page

Contract Fund ............................................  11
   Contract Fund Defined; Invested Premium
   Amount; Guaranteed Interest Credits,
   Cost of Expected Mortality; Charge for
   Extra Rating Class; Charge for
   Extra Benefits; Monthly Administration Charge
   and Mortality Risk Charge; Partial Withdrawals

Contract Value Options ...................................  13
   Benefit After the Grace Period; Extended
   Insurance; Variable Reduced Paid-up
   Insurance; Computations; Automatic
   Benefit; Optional Benefit; Cash Value
   Option; Tabular Values

Loans ....................................................  15
   Loan Requirements; Contract Debt; Loan
   Value; Interest Charge; Repayment; Effect
   of a Loan; Excess Contract Debt; Postponement
   of Loan

Exchange of Contract .....................................  16
   Right to Exchange; Conditions;
   Exchange Date; Contract Specifications;
   Exchange at Other Times

Settlement Options .......................................  17
   Payee Defined; Choosing an Option;
   Options Described; First Payment
   Due Date; Residue Described; Income
   Tables; Withdrawal of Residue;
   Designating Contingent Payee(s);
   Changing Options; Conditions;
   Death of Payee

Automatic Mode of Settlement .............................  20
   Applicability; Interest on Proceeds;
   Settlement at Payee's Death;
   Spendthrift and Creditor

Basis of Computation .....................................  21
   Mortality Tables Described; Interest Rate;
   Exclusions; Values after 20 Contract Years;
   Minimum Legal Values

                  Any Supplementary Benefits and a copy of the
                           application follow page 20.

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY. INSURANCE PAYABLE ONLY UPON
DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT INSURED'S LIFETIME. PROVISION FOR
OPTIONAL ADDITIONAL PREMIUMS. CASH VALUES REFLECT PREMIUM PAYMENTS, INVESTMENT
RESULTS AND MORTALITY CHARGES. GUARANTEED DEATH BENEFIT IF SCHEDULED PREMIUMS
DULY PAID AND NO CONTRACT DEBT. INCREASE IN FACE AMOUNT AT ATTAINED AGE 21 IF
CONTRACT ISSUED AT AGE 14 OR LOWER. NON-PARTICIPATING.

VALA--84 - N

                                                              Exhibit 26(d)(i)(b)

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                               Newark, New Jersey
    A Stock Company Subsidiary of The Prudential Insurance Company of America

================================================================================

       Insured                                           Policy Number
                                                         Contract Date
   Face Amount
                                                         Contract
Premium Period                                           Change Date
        Agency

================================================================================

We will pay the beneficiary the proceeds of this contract promptly if we receive due proof that the insured died. We make this promise subject to all the provisions of the contract.

The Death Benefit may increase or decrease daily, depending on the payment of premiums, the investment experience of the separate account and the level of mortality changes made. But it will not be less than the face amount we show above, plus the amount of any extra benefit, if the contract is not in default and if there is no contract debt.

The cash value may increase or decrease daily depending on the payment of premiums, the investment experience of the separate account and the level of mortality charges made. There is no guaranteed minimum.

We specify a schedule of premiums. Additional unscheduled premiums may be paid at your option subject to the limitations in the contract.

Please read this contract with care. A guide to its contents is on the last page. A summary is on page 2. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

RIGHT TO CANCEL CONTRACT.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or (3) 10 days after we mail or deliver to you any withdrawal right notice required by the Securities and Exchange Commission, whichever is latest.
All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled from the start and we will promptly give you the value of our Contract Fund on the date you return the contract to us. We will also give back any charges we made in accord with this contract.

Signed for Pruco Life Insurance Company of New Jersey,
a New Jersey Corporation

              /s/ [SPECIMEN]              /s/ [SPECIMEN]
                  Secretary                   President

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY WITH VARIABLE INSURANCE AMOUNT.
INSURANCE PAYABLE ONLY UPON DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT
INSURED'S LIFETIME. PROVISION FOR OPTIONAL ADDITIONAL PREMIUMS. BENEFITS REFLECT
PREMIUM PAYMENTS, INVESTMENT RESULTS AND MORTALITY CHARGES. GUARANTEED MINIMUM
DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID AND NO CONTRACT DEBT. INCREASE IN
FACE AMOUNT AT ATTAINED AGE 21 IF CONTRACT ISSUED AT AGE 14 OR LOWER.
NON-PARTICIPATING.

VALB--84 - N

                                CONTRACT SUMMARY

We offer this summary to help you understand this contract. We do not intend that it change any of the provisions of the contract.

This is a contract of life insurance. Premiums are to be paid throughout the
Insured's lifetime. We specify a schedule of premiums that will keep the contract in force. Additional premiums may be paid at your option, subject to limits in the contract. The death benefit and the cash value will vary with the payment of premiums, the investment performance of those subaccounts of the
Pruco Life Variable Appreciable Account that you select, and the extent to which mortality charges are less than the guaranteed maximums. But the death benefit is guaranteed never to be less than the face amount if the contract is not in default past its days of grace, and there is no contract debt. (We describe on page 8 the way the contract can go into default.) If the contract remains in default past its days of grace, the contract may end or it may stay in force with reduced benefits. If either occurs, you may be able to reinstate its full benefits. On the date, if any, when we determine that the contract has become fully paid-up, we will recompute the guaranteed death benefit. It may be higher;
it will not be lower. We describe on page 9 how the contract may become paid-up.

Proceeds is a word we use to mean the amount we would pay if we were to settle the contract in one sum. To compute the proceeds that may arise from the
Insured's death, we start with a basic amount. We may adjust that amount if there is a loan or if the contract is in default. The table on page 21 tells what the basic amount is. The amount depends on how the contract is in force.
The table will refer you to the parts of the contract that tell you how we adjust the basic amount. If you surrender the contract, the proceeds will be the net cash value. We describe it under Cash Value Option on pages 13 and 14.

Proceeds often are not taken in one sum. For instance, on surrender, you may be able to put proceeds under a settlement option to provide retirement income or for some other purpose. Also, for all or part of the proceeds that arise from the Insured's death, you may be able to choose a manner of payment for the beneficiary. If an option has not been chosen, the beneficiary may be able to choose one. We will pay interest under Option 3 from the date of death on any proceeds to which no other manner of payment applies. This will be automatic as we state on page 20. There is no need to ask for it.

You and we may agree on a change in the ownership of this contract. Also, unless we endorse it to say otherwise, the contract gives you these rights, among others:

o    You may change the beneficiary under it.

o    You may borrow on it up to its loan value.

o    You may surrender it for its net cash value.

o    You may change the allocation of future net premiums among the subaccounts.

o    You may transfer amounts among subaccounts.

The contract, as issued, may or may not have extra benefits that we call
Supplementary Benefits. If it does, we list them under Supplementary Benefits on the Contract Data page(s) and describe them after page 21. The contract may or may not have other extra benefits. If it does, we add them by rider. Any extra benefit ends as soon as the contract is in default past its days of grace, unless the form that describes it states otherwise.

                     (Contract Summary Continued on Page 21)

Page 2 (VALB--84)

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS       NONSMOKER

       INSURED  JOHN DOE                               XX XXX XXX  POLICY NUMBER
                                                     July 1, 1984  CONTRACT DATE
   FACE AMOUNT  $50,000--
                                                                   CONTRACT
PREMIUM PERIOD  LIFE                                  JUL 1, 2014  CHANGE DATE
        AGENCY  R-NK 1

BENEFICIARY               CLASS 1 MARY DOE, WIFE
                          CLASS 2 ROBERT DOE, SON

                            LIST OF CONTRACT MINIMUMS

                       THE MINIMUM FACE AMOUNT IS $50,000
                     THE MINIMUM UNSCHEDULED PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS
                                 *****NONE*****

                              SCHEDULE OF PREMIUMS

     PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE AND
     AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

         SCHEDULED PREMIUMS ARE             $XXX.XX EACH
         CHANGING JUL 1, 2014 TO            $XXX.XX EACH THEREAFTER

                            *****END OF SCHEDULE*****

                                *****NOTICE*****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3(84)

                                                           POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%, WHICH IS USED TO PAY FOR SALES
CHARGES AND STATE PREMIUM TAXES. AFTER DEDUCTION OF THIS AMOUNT, THE BALANCE IS
THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $3.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $0.50

                            *****END OF SCHEDULE*****

                      SCHEDULE OF MAXIMUM SURRENDER CHARGES

FOR FULL SURRENDER AT THE END OF THE CONTRACT YEAR INDICATED, THE MAXIMUM
CHARGES WE WILL DEDUCT FROM THE CONTRACT FUND ARE SHOWN BELOW. FOR SURRENDER AT
OTHER THAN YEAR-END DURING THE SIXTH THROUGH TENTH YEARS, THE AMOUNT OF THE
CHARGE WILL REFLECT THE NUMBER OF COMPLETED CONTRACT MONTHS SINCE THE BEGINNING
OF THE CONTRACT YEAR. (SEE PAGE 14.)

 YEAR OF                 DEFERRED           DEFERRED UNDERWRITING
SURRENDER              SALES CHARGE           AND ISSUE CHARGE            TOTAL
- ---------              ------------           ----------------            -----

     1                    $XXX.XX                  $XXX.XX               $XXX.XX
     2                     XXX.XX                   XXX.XX                XXX.XX
     3                     XXX.XX                   XXX.XX                XXX.XX
     4                     XXX.XX                   XXX.XX                XXX.XX
     5                     XXX.XX                   XXX.XX                XXX.XX
     6                     XXX.XX                   XXX.XX                XXX.XX
     7                     XXX.XX                   XXX.XX                XXX.XX
     8                     XXX.XX                   XXX.XX                XXX.XX
     9                     XXX.XX                   XXX.XX                XXX.XX
    10                      ZERO                     ZERO                  ZERO
    11 AND LATER            ZERO                     ZERO                  ZERO

                            *****END OF SCHEDULE*****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)

                                                           POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

                       LIST OF SUBACCOUNTS AND PORTFOLIOS

EACH SUBACCOUNT OF THE PRUCO LIFE VARIABLE APPRECIABLE ACCOUNT INVESTS IN A
SPECIFIC PORTFOLIO OF THE PRUCO LIFE SERIES FUND. WE SHOW BELOW THE SUBACCOUNTS
AND THE FUND PORTFOLIOS THEY INVEST IN.

                                              FUND
SUBACCOUNT                                  PORTFOLIO
- ----------                                  ---------
MONEY MARKET                                MONEY MARKET
BOND                                        BOND
COMMON STOCK                                COMMON STOCK
AGGRESSIVELY MANAGED FLEXIBLE               AGGRESSIVELY MANAGED FLEXIBLE
CONSERVATIVELY MANAGED FLEXIBLE             CONSERVATIVELY MANAGED FLEXIBLE

INITIAL ALLOCATION OF NET PREMIUMS

     MONEY MARKET SUBACCOUNT                              20%
     BOND SUBACCOUNT                                      20%
     COMMON STOCK SUBACCOUNT                              20%
     AGGRESSIVELY MANAGED FLEXIBLE SUBACCOUNT             20%
     CONSERVATIVELY MANAGED FLEXIBLE SUBACCOUNT           20%

                              *****END OF LIST*****

SERVICE OFFICE -- PLEASE DIRECT ANY COMMUNICATIONS ABOUT THIS
                  CONTRACT TO:

                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                  P.O. BOX XXXX
                  CITY, STATE  XXXXX

Page 3B(84)

                                                           POLICY NO. XX XXX XXX

                                 TABULAR VALUES

WE EXPLAIN THIS TABLE UNDER CONTRACT FUND AND TABULAR VALUES. ACTUAL CONTRACT
FUND VALUES AND CASH VALUES MAY BE MORE OR LESS THAN AMOUNT SHOWN (SEE CONTRACT
FUND AND CASH VALUE OPTION.)

 END OF                    TABULAR                              TABULAR
CONTRACT                  CONTRACT                               CASH
  YEAR                      FUND                                 VALUE
- --------                  --------                              -------
    1
    2
    3
    4
    5

    6
    7
    8
    9
   10

   11
   12
   12
   13
   14
   15

   16
   17
   18
   19
   20

ATTAINED
  AGE
- --------
   60
   62
   65

TABULAR CASH VALUES THROUGH THE FIRST 10 CONTRACT YEARS ARE THE TABULAR CONTRACT
FUND VALUES MINUS A SURRENDER CHARGE. WE DESCRIBE UNDER CASH VALUE OPTION ON
PAGES 13 AND 14 HOW THE SURRENDER CHARGE IS DETERMINED. WE SHOW ON A PRIOR
CONTRACT DATA PAGE WHAT THE MAXIMUM SURRENDER CHARGE WILL BE.

TABULAR CASH VALUES AFTER THE 10TH CONTRACT YEAR WILL BE THE SAME AS THE TABULAR
CONTRACT FUND VALUES SHOWN ABOVE.

Page 4 (84)

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

                               GENERAL PROVISIONS

Definitions.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

We, Our, Us and Company.--Pruco Life Insurance Company, a New Jersey
Corporation.

You and Your.--The owner of the Contract.

Insured.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission.

Issue Date.--The contract date.

Monthly Date.--The contract date and the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March
9, April 9, May 9 and so on.

Anniversary or Contract Anniversary.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March
9, 1987. The second is March 9, 1988, and so on.

Contract year.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 9, 1987. The second starts on March 9, 1987 and ends on
March 8, 1988, and so on.

Contract Month.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

Attained Age.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

The Contract.--This policy and the application, a copy of which is attached, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties.
We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

Contract Modifications.--Only a Company officer may agree to modify this contract, and then only in writing.

Non-participating.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

Service Office.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data pages, unless we notify you of another one.

Ownership and Control.--Unless we endorse this contract to say otherwise: (1)
the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

Suicide Exclusion. --If the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid.

Currency.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.

                            (Continued on Next Page)

page 5 (VALB--84) - N

                         GENERAL PROVISIONS (Continued)

Misstatement of Age or Sex.--If the Insured's stated age or sex or both are not correct, we will adjust each benefit and any amount to be paid to reflect the correct age and sex. Where required, we have given the insurance regulator a detailed statement of how we will make these changes.

The Schedule of Premiums may show that scheduled premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

Incontestability.--Except for default, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.

Assignment.--We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

Annual Report.--Each year we will send you a report. It will show: (1) the current death benefit; (2) the investment amount; (3) the amount of investment amount in each subaccount; (4) the net cash value; (5) premiums paid and monthly charges deducted since the last report; (6) any partial withdrawals since the last report; and (7) any contract debt and the interest on the debt for the prior year. The report will also include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under extended term insurance.

You may ask for a similar report at some other time during the year. Or you may request from time to time a report projecting results under your contract on the basis of premium payment assumptions and assumed investment results. We have the right to make a reasonable charge for reports such as these that you ask for, and to limit the scope and frequency of such reports.

Increase in Face Amount at Age 21 for Contracts Issued at Age 14 or Lower.--If
this contract was issued at age 14 or lower, it shows on page 3 an increase in face amount at attained age 21, which applies if the contract is not then in default beyond its days of grace. If so, any references in the contract to face amount or death benefit which apply at or after attained age 21 will be based upon the increased face amount, unless otherwise stated.

Death Proceeds.--The Table of Basic Amounts on page 21 describes how the proceeds payable at death will be determined, depending on the status of the contract at the time of death. In addition to what is shown in that table, a special situation will apply in those cases where all of these conditions exist:
(a) the contract was issued at an age below 15; (b) death occurs before attained age 21; (c) the contract is on a premium paying basis and not in default past its days of grace; (d) the contract fund is not sufficient to make the contract paid up for the ultimate face amount plus the excess of the contract fund over the tabular contract fund; (e) the contract fund is greater than the sum of (i)
the net single premium for the initial face amount, (ii) the net single premium for the excess of the contract fund over the tabular contract fund, and (iii)
the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for extra benefits other than those which do not continue after a contract such as this becomes paid up. (See above and paid-up Contract, page 9.)

In these cases, the Basic Amount will not be as described on page 21 but will be the total of (1) the initial face amount, plus (2) the excess of the contract fund over the tabular contract fund, plus (3) the amount which results from dividing the contract fund, minus the present value of the future charges for extra benefits referred to above, minus the net single premium for the sum of the initial face amount and the excess of the contract fund over the tabular contract fund, by the net single premium at the then attained age, plus (4) the amount of any extra benefits.

Payment of Death Claim.--If we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service
Office proof of death and any other information we need to pay the claim. But we have the right to defer paying any portion of the proceeds greater than the minimum guaranteed death benefit if (1) the New York Stock Exchange is closed;
or (2) the SEC requires that trading be restricted or declares an emergency; or
(3) the SEC lets us defer payment to protect our contract owners.

Page 6 (VALB--84)

                        PREMIUM PAYMENT AND REINSTATEMENT

Payment of Premiums.--Premiums may be paid at our Service Office or to any of our authorized representatives. If we are asked to do so, we will give a signed receipt.

Premium payments will in most cases be credited as of the date of receipt, to both the contract fund and the premium account. (See Contract Fund, page 11 and
Premium Account, page 8.) Premium credits to the contract fund are the invested premium amounts, (see page 11). Premium credits to the premium account are the full premium paid with no deductions. But in the following cases, to the extent states premium payments will be credited as of a date other than the date of receipt:

1. The first scheduled premium is due on the Contract Date. But if the first premium payment is received after the Contract Date, the scheduled portion will be credited to the contract fund and the premium account as of the Contract
Date. And any portion of that first premium payment in excess of the first scheduled premium will be credited as of the date of receipt. If the first premium is received before the Contract Date, the entire payment will be credited as of the Contract Date.

2. If a premium payment is received during the 61 day period after the day when a scheduled premium was due and had not yet been paid, here is what we will do.
We will determine whether the premium account, (see Premium Account below), just before receipt of that payment was a negative amount. If not--that is, if the premium account was zero or higher--the premium payment will be credited as of the date of receipt. But if the premium account was negative by no more than the scheduled premium on the due date, that portion of the premium payment required to bring the premium account up to zero will be credited to the premium account as of the due date; any remaining portion of the premium payment will be credited to the premium account as of the date of receipt. If the premium account is negative by more than the scheduled premium than due, the premium payment will be credited as of the date of receipt, except in the situation described in 3 below.

3. On each Monthly Date we will determine if the contract fund is in default.
(See Default on page 8.) We will notify you on the minimum payment amount needed to bring the contract out of default. If one or more premium payments are made during the days of grace after that monthly date, (see Grace period on page 8,)
we will credit to the contract fund and the premium account, as of the applicable Monthly Dates, such parts of the payments as are needed to end the default status; any remaining part of those premium payments will be credited to the contract fund and premium account as of the date of receipt.

Scheduled Premiums.--We show the amount and frequency of the scheduled premiums in the Schedule of Premiums. The first scheduled premium is due on the contract date. There is no insurance under this contract unless an amount at least equal to the first scheduled premium is paid.

The scheduled premium shown is the minimum required, at the frequency chosen, to continue the contract in full force if all scheduled premiums are paid when due, investment returns are at the rate assumed, we deduct mortality charges at no less than the maximum rate, and any contract debt does not exceed the cash value.

If you wish to pay, on a regular basis, higher premiums than the amount of the scheduled premium, we will bill you for the higher amount you choose.

If scheduled premiums that are due are not paid, or if smaller payments are made, the contract may then or at some future time go into default. The conditions under which default will exist are described below:

Unscheduled Premiums.--Except as we state in the next paragraph, unscheduled premiums may be paid at any time during the Insured's lifetime, as long as the contract is not in default beyond its days of grace. We show on page 3 the minimum premium we will accept. We have the right to limit unscheduled premiums to a total of $10,000 in any contract year.

If we determine at any time that investment returns above the rate assumed, or smaller than maximum mortality charges or greater than scheduled premium payments have made the contract paid-up, we have the right not to accept any further premium payments, or to limit the amount or frequency of premium payments thereafter. (See Paid-up Contract, page 9.)

Premium Change on Contract Change Date.--We show the Contract Change Date, in the Contract Data on page 3. We also show in the Schedule of Premiums on page 3 that the amount of each scheduled premium will change on the Contract Change
Date and what the new premium will be. However, when the Contract Change Date arrives we will recompute a new premium amount to be used in calculating the premium account. The new premium that we recompute will be no greater than the new premium for that date which we show on page 3. In addition, if the premium account is less than zero, we will set the premium account to zero.

The Schedule of Premiums may also show that the premium changes at other times.
This may occur, for example, with a contract issued with extra benefits or in an extra rating class if, in either case, this calls for a higher or extra premium for a limited period of time.

                            (Continued on Next Page)

Page 7 (VALB--84)

                  PREMIUM PAYMENT AND REINSTATEMENT (Continued)

Default.--Unless the contract is already in the grace period, (see below), on each monthly date, after we deduct any charges from the contract fund (which we describe on page 11) and add any credits to it, we will determine whether the contract is in default. To do so we will compute the amount which will accrue to the tabular contract fund on the next monthly date if, during the current contract month; (1) investment returns are at the assumed rate; and (2) we make the other charges and credit we have set, including interest on contract debt;
and (3) we receive no premiums or loan repayments and make no more loans or grant no partial withdrawals. We will subtract this amount from the contract fund. If the result is zero or more, (that is, not a negative amount,) the contract is not in default. But if there is a fund deficit--that is, if the result is less than zero--the contract is in default if the premium account, which we define below, is also less than zero.

Grace Period.--We grant 61 days of grace from any monthly date (other than the contract date) on which the contract goes into default. During the days of grace we will continue to accept premiums and make the charges we have set. If the monthly date was a scheduled premium due date, when we receive a premium payment during the days of grace we will first determine whether it satisfies case 2 under Payment of Premiums above. If it does, the default will end. If it does not, or if the monthly date when the contract went into default was not a scheduled premium due date, here is what we will do:

If at any time during the days of grace, we have received payments that in total are at least equal to the lesser of (a) the sum of the fund deficit, (that is, the amount by which the contract fund is below the tabular contract fund,) on the date of default and any subsequent Monthly Date, and (b) the sum of the amount by which the premium account is negative on the date of default and any scheduled premiums due since the date of default, the default will end.

If the contract is still in default when the days of grace are over, it will end and have no value, except as we state under contract Value Options, (which we describe on page 13).

Premium Account.--On the contract date, the premium account is equal to the premium received on that date minus the scheduled premium then due. On any other day, the premium account is equal to:

1. what it was on the prior day; plus

2. if the premium account was greater than zero on the prior day, interest on the excess at 4% year, minus

3. if the premium account was less than zero on the prior day, interest on the deficit at 4% a year; plus

4. any premium received on that day; minus

5. any scheduled premium due on that day; minus

6. any partial withdrawals on that day.

The contract might be in default, as described above. If so, the premium account is a negative amount, less than zero. If a premium payment is received on any day during the days of grace while the contract is in default and the premium account is negative by no more than one scheduled premium, that payment, to the extent that it is required to bring the premium account up to zero, will, as we describe under Payment of Premiums above, be credited to the premium account as of the monthly date when the scheduled premium, was due, whether the date of default or a subsequent monthly date. Any remaining portion of the premium payment will be credited as of the actual date of receipt. In this case the premium account for all days from the monthly date to the actual date of receipt will be recalculated.

Reinstatement.--If this contract ends as we describe under Grace Period, you may reinstate it, if all these conditions are met:

1. No more than three years must have elapsed since the date of default.

2. You must mot have surrendered the contract for its net cash value.

3. You must give us any facts we need to satisfy us that the insured is insurable for the contract.

4. We must be paid a premium at least equal to the amount required to bring the premium account up to zero on the first monthly date on which a scheduled premium is due after the date of reinstatement. From this amount we will deduct
$2, plus 7 1/2% of the remaining payment, plus any charges with interest for any extra benefits, plus any other expense charges with interest. The contract fund will be equal to the balance, plus the cash value of the contract immediately before reinstatement, plus a refund of that part of any surrender charge paid at the time of default which would be charged if the contract were surrendered immediately after reinstatement.

5. If before reinstatement the contract is in force as reduced paid-up insurance
(see page 13) any contract debt under reduced paid-up insurance must be repaid with interest or carried over to the reinstated contract.

If we approve the reinstatement, these statements apply. The date of reinstatement will be the date of your request or the date the required premium is paid, if later. And we will start to make daily and monthly charges and credits again as of the date of reinstatement.

Page 8 (VALB--84)

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our
Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries.
If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

                                PAID-UP CONTRACT

This contract will become fully paid-up if and when whichever of the following situations is applicable occurs:

(a) For a contract issued at an age lower than 15, the contract fund has grown to an amount at least equal to the net single premium for the sum of the ultimate face amount and any excess of the contract fund over the tabular contract fund, (see pages 3 and 4) plus the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for any extra benefits which will continue under the paid-up contract.

(b) For a contract issued at age 15 or above, the contract fund has grown to an amount at least equal to the net single premium for the sum of the face amount and any excess of the contract fund over the tabular contract fund, (see pages 3 and 4) plus the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for any extra benefits which will continue under the paid-up contract.

We will notify you when we determine that the contract has become fully paid-up.
We have the right at that time to return any part of any payment then being made which is in excess of the amount billed or required to make the contract paid-up. And we have the right to accept no further premium payments, or to limit the amount or frequency of premium payments thereafter. The contract will continue as paid-up life insurance on the Insured's life.

The death benefit under the paid-up contract may change daily, as we explain below, but if there is no contract debt, it will never be less than the minimum guaranteed death benefit determined on the day the contract becomes paid-up.
That amount will be no less than the sum of the face amount shown on page 3,
(or, if the contract was issued below age 15, the ultimate face amount,) and the excess of the contract fund over the tabular contract fund on that day. It will be computed by using the contract fund on that day, less the present value of all future charges for any extra benefits, (computed as described above,) at the net single premium rate. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in event of death thereafter will be the guaranteed death benefit, or if greater, the contract fund divided by the net single premium at the Insured's attained age on the date of death. In either case the amount will be adjusted for any contract debt and for the amount of any paid-up extra benefits.

The monthly charge described on page 12 and shown on page 3A, and any charges for extra benefits will not be made after the contract becomes paid-up.

Page 9 (VALB--84) - N

                                SEPARATE ACCOUNT

The Account.--The word account, where we use it in this contract without qualification, means the Pruco Life Variable Appreciable Account. This is a unit investment trust registered with the SEC under the Investment Company Act of
1940. It is also subject to the laws of New Jersey. We own the assets of the account; we keep them separate from the assets of our general investment account. We established the account to support variable life insurance contracts. But we do not use it to support this contract if the contract is being continued under extended term insurance. (See page 13.)

Subaccounts.--The account has several subaccounts. We list them on the Contract
Data page(s). You determine, using percentages, how invested premium amounts will be allocated among the subaccounts. You may choose to allocate nothing to a particular subaccount. But any allocation you make must be at least 10%; you may not choose a fractional percent.

Example: You may choose a percentage of 0, or 100, or 10, 11, 12, and so on, up to 90. But you may not choose a percentage of 1 through 9, or 91 through 99, or any percent that is not a whole number. The total for all subaccounts must be
100%.

The allocation of invested premium amounts (see page 11,) that took effect on the contract date is shown in the Contract Data pages. You may change the allocation for future invested premium amounts at any time if the contract is not in default. To do so, you must notify us in writing in a form that meets our needs. The change will take effect on the date we receive your notice at our
Service Office.

A premium might be paid when the investment amount is less than zero. In that case, when we receive that premium, we first use as much of the invested premium amount as we need to eliminate the deficit in the investment amount. We will then allocate any remainder of the invested premium amount in accord with your most recent request. (We describe investment amount on page 11.)

The Fund.--The word fund, where we use it in this contract without qualification, means the fund we identify in the Contract Data pages. The fund is registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company. The fund has several portfolios; there is a portfolio that corresponds to each of the subaccounts of the account. We list these portfolios in the Contract Data pages.

Account Investments.--We use the assets of the account to buy shares in the fund. Each subaccount is invested in a corresponding specific portfolio. Income and realized and unrealized gains and losses from assets in each subaccount are credited to, or charged against, the subaccount. This is without regard to income, gains, or losses in our other investment accounts.

We will determine the value of the assets in the account at the end of each business day. When we use the term business day, we mean a day when the New York
Stock Exchange is open for trading. We might need to know the value of an asset on a day that is not a business day or on which trading in that asset does not take place. In this case, we will use the value of that asset as of the end of the last prior business day on which trading took place.

Example: If we need to know the value of an asset on a Sunday, we will normally use the value of the asset as of the end of business on Friday.

We will always keep assets in the account with a total value at least equal to the amount of the investment amounts under contracts like this one. To the extent those assets do not exceed this amount, we use them only to support those contracts; we do not use those assets to support any other business we conduct.
We may use any excess over this amount in any way we choose.

Change in Investment Policy.--A portfolio of the fund might make a material change in its investment policy. In that case, we will send you a notice of the change. Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may exchange this contract for a new contract of fixed benefit insurance on the Insured's life. The conditions for exchange, and the specifications for the new contract, are described under
Exchange of Contract on page 16.

Change of Fund.--A portfolio might, in our judgment, become unsuitable for investment by a subaccount. This might happen because of a change in investment policy, or a change in the laws or regulations, or because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the fund, or to invest in a fund other than the one we show on the Contract Data page(s). But we would first seek approval from the SEC and, where required, the insurance regulator where this contract is delivered.

Page 10 (VALB--84) - N

                   INVESTMENT AMOUNT AND RETURN ON INVESTMENT

Investment Amount.--The investment amount for this contract is the amount we use to compute the investment return. The investment amount is allocated among the subaccounts. The amount of the investment amount and its allocation to subaccounts depend on (1) how you choose to allocate net premiums; (2) whether or not to transfer amounts among subaccounts, as we discuss below; (3) the investment performance of the subaccounts to which amounts are allocated or transferred; (4) the amount and timing of premium payments you make; (5) whether or not you take any loan; and (6) whether or not you make any partial withdrawals. The investment amount exists only if the contract is not in default past the days of grace or if it is being continued as variable reduced paid-up insurance.

The investment amount at any time is equal to the contract fund, (we explain this under Contract Fund,) minimum the amount of any loan on the contract, minus interest accrued on the loan at 4% a year since the last Monthly Date (we explain this under Loans.)

Assumed Rate of Return.--The assumed rate of return is an effective rate of 4% a year. This is the same as .01074598% a day compounded daily.

Transfers Among Subaccounts.--You may transfer amounts among subaccounts as often as four times in a contract year, if the contract is not in default or if the contract is being continued under the variable reduced paid up option. To do so, you must notify us in writing in a form that meets our needs. The transfer will take effect on the date we receive your notice at our Service Office.

                                  CONTRACT FUND

Contract Fund Defined.--On the contract date the contract fund is equal to the invested premium amounts received, (see below), minus any of the charges described in items (d) through (j) below which may have been due on that date.
On any day after that the contract fund is equal to what it was on the previous day, plus any invested premium amount received that day, plus these items:

     (a)  any increase due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated; (we explain investment amount above); and

     (b)  guaranteed interest at 4% a year on that portion of the contract fund that is not in the investment amount;

and minus these items:

     (c)  any decrease due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated;

     (d)  a charge against the investment amount at a rate of not more than
          .00163894% a day (.60% a year) for mortality and expense risks that we assume;

     (e)  any amount charged against the investment amount for Federal or State income taxes;

     (f)  a monthly charge to guarantee the minimum death benefit;

     (g)  a charge for the cost of expected mortality;

     (h)  any charges for extra rating class;

     (i)  any charges for extra benefits;

     (j)  a monthly administration charge;

     (k)  any partial withdrawals; and

     (l)  if the contract becomes paid-up on that day, the present value of any future charges for any extra benefits that will continue under the paid-up contract.

We describe under Reinstatement on page 7 what the contract fund will be equal to on any reinstatement date.

Invested Premium Amount.--This is the portion of each premium paid that we will add to the contract fund. It is equal to the premium paid, minus $2, minus
7 1/2% of the rest of the premium. We explain this under Schedule of Expense
Charges from Premium Payments.

Guaranteed Interest Credits.--We will credit interest to the contract fund each day on any portion of the contract fund on that day which is not in the investment amount. That portion will be any contract loan plus interest accrued on the loan at the rate of 4% a year since the last Monthly Date. (See Loans.)
We will credit .01074598% a day, which is an effective rate of 4% a year.

Cost of Expected Mortality.--This charge is computed daily and deducted monthly from the contract fund, on each Monthly Date. We apply this charge to the coverage amount. The coverage amount is equal to what the Basic Amount (see page
21) would be if there were no extra benefits, minus the contract fund. Where required, we have given the insurance regulator a detailed description of the method we use.

We will not charge more than the maximum guaranteed rates, which are based on the Insured's sex and attained age and the mortality table described under the
Basis of Computation. We may charge less. At lease once every five years, but not more often than once a year, we will consider the need to change the charges. We will change them only if we do so for all contracts like this one dated in the same year as this one.

                            (Continued on Next Page)

Page 11 (VALB--84)

                            CONTRACT FUND (Continued)

Charge for Extra Rating Class.--If there is an extra charge because of the rating class of the Insured or because the Insured is a cigarette smoker, we will deduct it from the contract fund at the beginning of each contract month.
Any charge is included in the amount shown in the Contract Data pages under
Schedule of Monthly Deductions from Contract Fund.

Charge for Extra Benefits.--If the contract has extra benefits, we will deduct the charges for such benefits from the contract fund at the beginning of each contract month. Charges for any such extra benefits are included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from
Contract Fund.

If and when we determine that the contract has become paid-up, we will deduct from the contract fund the present value of any future charges for any extra benefits that will continue under the paid-up contract. We will make no further deductions for these benefits after that. The description of any such benefit
(which can be found following page 20) describes how the future cash value, if any, of that benefit will be determined.

Monthly Administration Charge and Mortality Risk Charge.--On each monthly date, we will deduct up to $2.50 plus up to 2c per $1,000 of face amount, from the contract fund, as a monthly administration charge. We will also deduct 1c per
$1,000 of face amount for guaranteeing the minimum death benefit regardless of the investment performance of the separate account. (Both of these references to charges based upon face amount are to initial face amount for contracts issued below age 15. The total charges do not increase when the face amount increases at attained age 21.) These charges will be made only while the contract is on a premium paying basis; they will not be made if the contract becomes paid-up or is continued as variable reduced paid-up or extended term insurance, (see
Contract Value Options). We show the amount of these charges in the Contract
Date pages under Schedule of Monthly Deductions from Contract Fund.

Partial Withdrawals.--If the cash value of this contract is more than the tabular cash value, you may be able to make partial withdrawals from the contract. All these conditions must be met.

(1) The amount withdrawn, plus the net cash value after withdrawal, may not be more than the net cash value before withdrawal.

(2) The cash value after withdrawal must not be less than the tabular cash value.

(3) The amount you withdraw must be at least $500.

(4) You may make no more than four withdrawals in a contract year. We will add a withdrawal fee of $15 to the amount you ask to withdraw;

(5) An amount withdrawn may not be repaid, except as an unscheduled premium subject to charges.

We will tell you how much you may withdraw if you ask us.

Page 12 (VALB--84)

                             CONTRACT VALUE OPTIONS

Benefit After the Grace Period.--If the contract is in default beyond its days of grace, we will use any net cash value (which we describe under Cash Value
Option) to keep the contract in force as one of two kinds of insurance. One kind is extended insurance. The second kind is variable reduced paid-up insurance. We describe each below. You will find under Automatic Benefit which kind it will
be. Any extra benefit(s) will end as soon as the contract is in default past its days of grace, unless the form that describes the extra benefit states otherwise.

Extended Insurance.--This will be term insurance of a fixed amount on the
Insured's life. We will pay the amount of term insurance if the Insured dies in the term we describe below. Before the end of the term there will be cash values but no loan value.

The amount of term insurance will be the death benefit on the date of default, minus any part of that death benefit which was provided by extra benefits. The term is a period of time that will start on the day the contract went into default. The length of the term will be what is provided when we use the net cash value at the net single premium rate. This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

There may be extra days of term insurance. This will occur if, on the day the contract goes into default, the term of extended insurance provided by the net cash value does not exceed 90 days, or the number of days the contract was in force before the default began, if less. The number of extra days will be (1)
90, or the number of days the contract was in force before the default began, if less, minus (2) the number of days of extended insurance that would be provided by the net cash value if there were no contract debt. The extra days, if any, start on the day after the last day of term insurance provided by the net cash value, if any. If there is no such term insurance, the extra days start on the day the contract goes into default. The term insurance for the extra days has no cash value. There will be no extra days if you replace the extended insurance with variable reduced paid-up insurance or you surrender the contract before the extra days start.

Variable Reduced Paid-up Insurance.--This will be paid-up variable life insurance on the Insured's life. The death benefit may change from day to day, as we explain below, but if there is no contract debt, it will not be less than a minimum guaranteed amount determined as of the day when the contract went into default. There will be cash values and loan values.

The minimum guaranteed amount of insurance will be computed by using the net cash value at the net single premium rate. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in event of death thereafter will be the greater of (a)
the minimum guaranteed amount and (b) the contract fund divided by the net single premium at the Insured's attained age. In either case the amount will be adjusted for any contract debt.

Except when it is provided as the automatic benefit, (see below), the variable reduced paid-up insurance option will be available only when the guaranteed death benefit under the option will be $5000 or more.

Computations.--We will make all computations for either of these benefits as of the date the contract goes into default. But we will consider any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

Automatic Benefit.--When the contract is in default, it will stay in force as extended insurance. But it will stay in force as variable reduced paid-up insurance if either of these statements applies: (1) We issued the contract in a rating class for which we do not provide extended insurance; in this case the phrase No Extended Insurance is in the Rating Class on page 3. (2) The amount of reduced paid-up insurance would be at least as great as the amount of term insurance.

Optional Benefit.--You may choose to replace any fixed extended insurance that has a net cash value by variable reduced paid-up insurance. To make this choice, you must do so in writing to us in a form that meets our needs, not more than three months after the date the contract goes into default. You must also send the contract to us to be endorsed.

Cash Value Option.--You may surrender this contract for its net cash value. The net cash value at any time is the cash value at that time less any contract debt. To surrender this contract, you must ask us in writing in a form that meets our needs. You must also send the contract to us. Here is how we will compute the case value for surrender of the contract or for its continuation under extended insurance or variable reduced paid-up insurance:

1. If the contract is not in default: The cash value on surrender at any time in the first ten contract years is the contract fund, minus a surrender charge, consisting of a deferred sales charge and a deferred underwriting and issue charge. The cash value on surrender at the end of the tenth contract year or later is the contract fund.

A schedule of maximum surrender charges for this contract is on page 3A.

                            (Continued on Next Page.

Page 13 (VALB--84)

                       CONTRACT VALUE OPTIONS (Continued)

In no event will the deferred sales charge upon surrender be greater than 25% of scheduled premiums due in contract year 1, plus 5% of the scheduled premiums due in contract years 2 through 5. For the purpose of computing this limit we use the lesser of premiums due and premiums paid.

For a paid-up contract that includes extra benefits, the cash value is the amount described above, plus the cash value, if any, of the extra benefits. (See the description of any such extra benefits following page 20.)

2. If the contract is in default during the days of grace: We will compute the net cash value as of the day the contract went into default. But we will adjust this value for any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

3. If the contract is in default beyond its days of grace: The net cash value as of any date will be the value on that date of any extended insurance benefit then in force. Or it will be the value on that date of any variable reduced paid-up insurance benefit then in force, less any contract debt.

Within 30 days of a contract anniversary, the net cash value of any extended insurance will not be less than the value on that anniversary.

If the contract is not in default past the days of grace, or if the contract is in force as variable reduced paid up insurance, we will usually pay any cash value within 7 days after we receive your request and the contract at our
Service Office. But we have the right to defer payment if (1) the New York Stock
Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payments of protect our contract owners.

If the contract is in force as extended insurance we have the right to postpone paying a cash value for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year.

Tabular Values.--In the table on page 4 we show tabular contract fund and tabular cash values at the end of the contract years. The tabular contract fund values are the amount which will then be in the contract fund, (see page 11,) if all scheduled premiums have been paid on their due dates, there have been no unscheduled premiums paid, there is no contract debt, the subaccounts you have chosen earn exactly the assumed rate of return, and we have deducted the maximum mortality charges. The tabular cash values are the amounts which, under the same conditions, will then be used to provide extended insurance or variable reduced paid-up insurance or will be paid in cash if the maxim surrender charges are applied. The tabular cash value shown is equal to the tabular contract fund value as of the same date, after deducting any surrender charges (at the maximum rate) from the tabular contract fund value. (See Cash Value Option above.) Since surrender charges are not deducted after the end of the 10th contract year, the tabular cash values are the same as the tabular contract fund values thereafter.

If we need to compute tabular values at some time during a contract year, we will count the time since the start of the year. We will let you know the tabular values for other durations if you ask for them.

Page 14 (VALB--84)

                                      LOANS

Loan Requirements.--After the first anniversary, you may borrow from us on the contract. All these conditions must be met:

1. The Insured is living.

2. The contract is in force other than as extended insurance.

3. The contract debt will not be more than the loan value. (We explain these terms below.)

4. As sole security for the loan, you assign the contract to us in a form that meets our needs.

5. Except when used to pay premiums on this contract, the amount you borrow at any one time must be at lease $500.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Contract Debt.--Contract debt at any time means the loan on the contract, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Value.--You may borrow any amount up to the difference between the loan value and any existing contract debt. At any time the loan value is 90% of the net cash value.

There is one exception. If the contract is in default, the loan value during the days of grace is what it was on the date of default.

Example 1: Suppose the contract has a loan value of $6,000. About eight months ago you borrowed $1,500. By now there is interest of $55 charged but not yet due. The contract debt is now $1,555, which is made up of the $1,500 loan and the $55 interest.

Example 2: Suppose, in example 1, you want to borrow all that you can. We will lend out $4,445 which is the difference between the $6,000 loan value and the
$1,555 contract debt. This will increase the contract debt to $6,000. We will add the new amount borrowed to the existing loan and will charge interest on it, too.

Interest Charge.--We will charge interest daily on any loan at the effective rate of 5 1/2% a year. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. If interest is not paid when due, it will become part of the loan. Then we will start to charge interest on it, too.

Example 3: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you borrow $1,600 out of a $4,000 loan value. We charge 5
1/2% a year. Three months later, but still three months before the anniversary, we will have charged about $22 interest. This amount will be a few cents more or less than $22 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,600. The contract debt will be $1,622, since contract debt included interest charged but not yet due.

On the anniversary in 1996 we will have charged about $44 interest. The interest will then be due.

Example 4: Suppose the $44 interest in example 3 was paid on the anniversary.
The loan and contract debt each became $1,600 right after the payment.

Example 5: Suppose the $44 interest in example 3 was not paid on the anniversary. The interest became part of the loan, and we began to charge interest on it, too. The loan and contract debt each became $1,644.

Repayment.--All or part of any contract debt may be paid back at any time while the Insured is living. When we settle the contract, any contract debt is due us.
If there is contract debt at the end of the last day of grace when the contract is in default, it will be deducted from the cash value to determine the net cash value. We will make this adjustment so that the proceeds will not include the amount of that debt.

Effect of a Loan.--When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited with interest at the guaranteed rate of 4% a year. However, we will reduce the investment amount by the amount you borrow, and by loan interest that becomes part of the loan because it is not paid when due. On each Monthly Date, if there is a contract loan outstanding, we will increase the investment amount by interest credits accrued on the loan at
4% a year since the last Monthly Date. When you repay part or all of a loan we will increase the investment amount by the amount of loan you repay, plus, if you repay all the loan, interest credits accrued on the loan at 4% a year since the last Monthly Date. We will not increase the investment amount by loan interest that is paid before we make it part of the loan.

We will allocate loans and repayments among the subaccounts in proportion to the investment amount in each subaccount as of the date of the loan or repayment.
Only the amount of the investment amount will reflect the investment results of the subaccounts. Since the amount you borrow is removed from the investment amount, a loan may have a permanent effect on the net cash value of this contract, and also for a contract which is paid-up or which is in force under the variable reduced paid-up option, on any death benefit in excess of the guaranteed death benefit. The longer the loan is outstanding, the greater this effect is likely to be.

                            (Continued on Next Page)

Page 15 (VALA--84)

                                LOANS (Continued)

Example 6: Suppose the contract's investment amount is $15,000 and that $10,000 is in subaccount A and $5,000 is in subaccount B. If you make a $9,000 loan we will reduce the amount in subaccount A by $6,000 and the amount in subaccount B by $3,000.

Suppose that sometime later, when the investment amount in each of the two subaccounts is the same you choose to repay the $9,000 loan. We will add $4,500 to the amount in each subaccount.

Excess Contract Debt.--If contract debt ever becomes equal to or more than the cash value, all the contract's benefits will end 61 days after we mail a notice to you and any assignee of whom we know. Also, we may send a notice to the
Insured's last known address. In the notice we will state the amount that, if paid to us, will keep the contract's benefits from ending for a limited time.

Postponement of Loan.--We will usually make a loan within 7 days after we receive your request at our Service Office. But we have the right to defer making the loan if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payments to protect our contract owners.

                              EXCHANGE OF CONTRACT

Right to Exchange.--Before the second anniversary you may exchange this contract for a new contract of fixed benefit insurance on the Insured's life. You will not have to prove to us that the Insured is insurable. Also, you may make such an exchange at any time if there is a material change in the investment policy of a portfolio (see Change in Investment Policy on page 10). When we use the term new contract we mean the contract for which this contract may be exchanged.

Conditions.--Your right to make this exchange is subject to all these conditions: (1) You must ask for the exchange in writing in a form that meets our needs. (2) You must surrender the contract to us. (3) We must have your request and the contract at our Service Office while the contract is in force and not in default past its days of grace. (4) You must pay back any contract debt under this contract, to the extent it may exceed the loan value of the new contract. (5) You must pay any other charges required for the exchange.

Exchange Date.--The exchange date will be the later of: (1) the date we receive the contract and our request at our Service Office; and (2) the date we receive the payment, if any, required for the exchange. The new contract will take effect on the exchange date only if the Insured is then living. If the new contract takes effect, this contract will end just before the exchange date.

Contract Specifications.--The new contract will be on the Modified Premium Whole
Life plan. It will have a face amount equal to the face amount of this one. It will have the same contract date and issue age as this contract and be in the same rating class.

If, for any reason, we are not issuing the Modified Premium Whole Life Contract on the exchange dates, then the new contract will be another life plan that we would regularly issue on that date for the same rating class, amount, issue, age and sex.

This contract might include an extra benefit which is still in effect just before the exchange date. And a similar kind of benefit might have been regularly offered in contracts like the new one on the date the extra benefit took effect in this contract. In that case, if you ask for it in your request for the exchange, that similar kind of benefit will be put in the new contract.
When we use the phrase contracts like the new one, we mean contracts that were, on the contract date of this contract, regularly issued on the same plan as the new one and for the same rating class, amount, issue age and sex.

The amount of any accidental death benefit included in the new contract in accord with this provision will be the same as the amount of any accidental death benefit in this contract.

If a benefit for waiving scheduled premiums is included in the new contract in accord with this provision, any scheduled premiums to be waived under the new contract for a disability that began before the exchange date must be at the billing frequency that applied to this contract when the disability started. But premiums will not be waived under the new contract unless it has a benefit for waiving premiums in the event of disability. This will be so even if we have waived premiums under this contract.

A charge may be made on exchange in the following situation: If, on the date of exchange, the contract fund of this contract is less than the tabular contract fund, a charge will be made for the difference in the two amounts. If the contract fund of this contract is equal to or greater than the tabular contract fund, no charge will be made. In these cases, the contract fund of the new contract will be equal to that of this contract.

Exchange at Other Times.--You may be able to exchange this contract for a fixed benefit Modified Premium Whole Life contract at a time other than those described under right to Exchange above. But any such exchange may be made only if we consent, and will be subject to conditions and charges which we then determine.

Page 16 (VALA--84)

                               SETTLEMENT OPTIONS

Payee Defined.--In these provisions and under the Automatic Mode of Settlement, the word Payee means a person who has a right to receive a settlement under the contract. Such a person may be the Insured, the owner, a beneficiary, or a contingent payee.

Choosing an Option.--While the Insured is living you may choose, or change the choice of, an option for all or part of the proceeds that may arise from the
Insured's death. The requirements are the same as those to designate or change a beneficiary. We describe them under Beneficiary.

A payee may choose an option for all or part of any proceeds or residue that becomes payable to him or her in one sum. We describe residue later on this page.

In some cases, you or another Payee will need our consent to choose an option.
We describe these cases under conditions.

Options Described.--Here are the options we offer. We may also consent to other arrangements.

Option 1 (Instalments for a Fixed Period).--We will make equal payments for up to 25 years based on the Option 1 Table. The payments will include interest at an effective rate of 3 1/2% a year. We may credit more interest. If and while we do so, the payments will be larger.

Option 2 (Life Income).--We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for the period chosen. The choices are either ten years (10-Year Certain) or until the sum of the payments equals the amount put under this option (Instalment
Refund). The amount of each payment will be based on the Option 2 Table and on the sex and age, on the due date of the first payment, of the person on whose life the settlement is based. But if a choice is made more than two years after the Insured's death, we may use the Option 2 payment rates in individual annuity contracts or life insurance contracts we regularly issue, based on United States currency, on the due date of the first payment. On request, we will quote the payment rates in contracts we then issue. We must have proof of the date of birth of the person on whose life the settlement is based. If on the due date of the first payment under this option, we have declared a higher payment rate under the option, we will base the payments on that higher rate.

Option 3 (Interest Payment).--We will hold an amount at interest. We will pay interest at an effective rate of at least 3% a year ($3.000 annually, $14.89 semi-annually, $7.42 quarterly or $2.47 monthly per $1,000). We may pay more interest.

Option 4 (Instalments of a Fixed Amount).--We will make equal annual, semi-annual, quarterly or monthly payments if they total at least $90 a year for each $1,000 put under this option. We will credit the unpaid balance with interest at an effective rate of at least 3 1/2% a year. We may credit more interest. If we do so, the balance will be larger. The final payment will be any balance equal to or less than one payment.

First Payment Due Date.--Unless a different date is stated when the option is chosen: (1) the first payment for Option 3 will be due at the end of the chosen payment interval; and (2) the first payment for any of the other options will be due on the date the option takes effect.

Residue Described.--For Options 1 and 2, residue on any date means the then present value of any unpaid payments certain. We will compute it at an effective interest rate of 3 1/2% a year. But we will use the interest rate we used to compute the actual Option 2 payments if they were not based on the table in this contract.

For Options 3 and 4, residue on any date means any unpaid balance with interest to that date.

For option 2, residue does not include the value of any payment that may become due after the certain period.

                             (Continued on Page 19)

Page 17 (VALA--84)

                         SETTLEMENT OPTIONS (Continued)

      OPTION 1 TABLE
- ------------------------
  MINIMUM AMOUNT OF
 MONTHLY PAYMENT FOR
EACH $1,000, THE FIRST
  PAYABLE IMMEDIATELY
- ------------------------
  Number       Monthly
 of Years      Payment
- ------------------------
     1          $84.65
     2           43.05
     3           29.19
     4           22.27
     5           18.12

     6           15.35
     7           13.38
     8           11.90
     9           10.75
    10            9.83

    11            9.09
    12            8.46
    13            7.94
    14            7.49
    15            7.10

    16            6.76
    17            6.47
    18            6.20
    19            5.97
    20            5.75

    21            5.56
    22            5.39
    23            5.24
    24            5.09
    25            4.96
- ------------------------
Multiply the monthly
amount by 2.989 for
quarterly, 5.952 for
semi-annual or 11.804
for annual.
- ------------------------

                                     OPTION 2 TABLE
 ----------------------------------------------------------------------------------------
              MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
                                   PAYABLE IMMEDIATELY
 ----------------------------------------------------------------------------------------
                   KIND OF LIFE INCOME                          KIND OF LIFE INCOME
             -------------------------------                -----------------------------
                10-Year         Instalment                     10-Year       Instalment
    AGE         Certain           Refund           AGE         Certain         Refund
   LAST      -------------------------------      LAST      -----------------------------
 BIRTHDAY    Male    Female   Male    Female    BIRTHDAY    Male  Female   Male    Female
 ----------------------------------------------------------------------------------------
    10       $ 3.18   $3.11   $3.17    $3.10      45        $4.06  $3.82   $3.99    $3.78
 and under                                        46         4.12   3.86    4.03     3.81
    11         3.19    3.12    3.18     3.11      47         4.17   3.90    4.08     3.85
    12         3.20    3.13    3.19     3.12      48         4.23   3.94    4.13     3.90
    13         3.21    3.14    3.20     3.13      49         4.28   3.99    4.18     3.94
    14         3.22    3.15    3.21     3.14
                                                  50         4.35   4.04    4.24     3.98
    15         3.24    3.16    3.23     3.15      51         4.41   4.09    4.29     4.03
    16         3.25    3.17    3.24     3.16      52         4.48   4.15    4.35     4.08
    17         3.27    3.19    3.25     3.18      53         4.55   4.21    4.41     4.13
    18         3.28    3.20    3.27     3.19      54         4.62   4.27    4.48     4.19
    19         3.30    3.21    3.28     3.20
                                                  55         4.70   4.33    4.55     4.24
    20         3.31    3.22    3.30     3.21      56         4.78   4.40    4.62     4.30
    21         3.33    3.24    3.32     3.23      57         4.86   4.47    4.69     4.37
    22         3.35    3.25    3.33     3.24      58         4.95   4.54    4.77     4.43
    23         3.36    3.26    3.35     3.25      59         5.05   4.62    4.86     4.50
    24         3.38    3.28    3.37     3.27
                                                  60         5.15   4.71    4.94     4.58
    25         3.40    3.30    3.39     3.29      61         5.25   4.79    5.03     4.66
    26         3.42    3.31    3.41     3.30      62         5.36   4.89    5.13     4.74
    27         3.45    3.33    3.43     3.32      63         5.48   4.98    5.23     4.82
    28         3.47    3.35    3.45     3.34      64         5.60   5.09    5.34     4.92
    29         3.49    3.37    3.47     3.35
                                                  65         5.73   5.20    5.45     5.01
    30         3.52    3.39    3.49     3.37      66         5.87   5.31    5.57     5.11
    31         3.54    3.41    3.52     3.39      67         6.01   5.43    5.70     5.22
    32         3.57    3.43    3.54     3.41      68         6.15   5.56    5.83     5.34
    33         3.60    3.45    3.57     3.44      69         6.30   5.70    5.97     5.46
    34         3.63    3.47    3.60     3.46
                                                  70         6.46   5.84    6.11     5.58
    35         3.66    3.50    3.63     3.48      71         6.62   5.99    6.27     5.72
    36         3.69    3.52    3.66     3.50      72         6.79   6.15    6.43     5.86
    37         3.72    3.55    3.69     3.53      73         6.96   6.31    6.60     6.01
    38         3.76    3.58    3.72     3.56      74         7.13   6.49    6.78     6.18
    39         3.80    3.61    3.75     3.58
                                                  75         7.30   6.67    6.97     6.35
    40         3.84    3.64    3.79     3.61      76         7.48   6.85    7.17     6.53
    41         3.88    3.67    3.82     3.64      77         7.66   7.04    7.38     6.72
    42         3.92    3.70    3.86     3.67      78         7.83   7.24    7.60     6.93
    43         3.97    3.74    3.90     3.71      79         8.00   7.44    7.83     7.15
    44         4.01    3.78    3.94     3.74
                                                  80         8.17   7.64    8.07     7.38
                                               and over

                            (Continued on Next Page)

Page 18 (VALA--84)

                         SETTLEMENT OPTIONS (Continued)

WITHDRAWAL OF RESIDUE.--Unless otherwise stated when the option is chosen: (1)
under Options 1 and 2 the residue may be withdrawn; and (2) under Options 3 and
4 all, or any part not less than $100, of the residue may be withdrawn. If an
Option 3 residue is reduced to less than $1,000, we have the right to pay it in one sum. Under Option 2, withdrawal of the residue will not affect any payments that may become due after the certain period; the value of those payments cannot be withdrawn. Instead, the payments will start again if they were based on the life of a person who lives past the certain period.

DESIGNATING CONTINGENT PAYEE(S).--A Payee under an option has the right, unless otherwise stated, to name or change a contingent payee to receive any residue at that Payee's death. This may be done only if (1) the Payee has the full right to withdraw the residue; or (2) the residue would otherwise have been payable to that Payee's estate at death.

A Payee who has this right may choose, or change the choice of, an option for all or part of the residue. In some cases, the Payee will need our consent to choose or change an option. We describe these cases under Conditions.

Any request to exercise any of these rights must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service
Office. Then the interest of anyone who is being removed will end as of the date of the request, even if the Payee who made the request is not living when we file it.

CHANGING OPTIONS.--A Payee under Option 1, 3 or 4 may choose another option for any sum that the Payee could withdraw on the date the chosen option is to start.
That date may be before the date the Payee makes the choice only if we consent.
In some cases, the Payee will need our consent to choose or change an option. We describe these cases next.

Conditions.--Under any of these conditions, our consent is needed for an option to be used for any person:

1. The person is not a natural person who will be paid in his or her own right.

2. The person will be paid as assignee.

3. The amount to be held for the person under Option 3 is less than $1,000. But we will hold any amount for at least one year in accord with the Automatic Mode of Settlement.

4. Each payment to the person under the option would be less than $20.

5. The option is for residue arising other than at (a) the Insured's death, or
(b) the death of the beneficiary who was entitled to be paid as of the date of the Insured's death.

6. The option is for proceeds that arise other than from the Insured's death, and we are settling with an owner or any other person who is not the Insured.

DEATH OF PAYEE.--If a Payee under an option dies and if no other distribution is shown, we will pay any residue under that option in one sum to the Payee's estate.
                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

Page 19 (VALA--84)

                          AUTOMATIC MODE OF SETTLEMENT

APPLICABILITY.--These provisions apply to proceeds arising from the Insured's death and payable in one sum to a Payee who is a beneficiary. They do not apply to any periodic payment.

INTEREST ON PROCEEDS.--We will hold the proceeds at interest under Option 3 of the Settlement Options provision. The Payee may withdraw the residue. We will pay it promptly on request. We will pay interest annually unless we agree to pay it more often. We have the right to pay the residue in one sum after one year if
(1) the Payee is not a natural person who will be paid in his or her own right;
(2) the Payee will be paid as assignee; or (3) the original amount we hold under
Option 3 for the Payee is less than $1,000.

SETTLEMENT AT PAYEE'S DEATH.--If the Payee dies and leaves an Option 3 residue, we will honor any contingent payee provision then in effect. If there is none, here is what we will do. We will look to the beneficiary designation of the contract; we will see what other beneficiary(ies), if any, would have been entitled to the portion of the proceeds that produced the Option 3 residue if the Insured had not died until immediately after the Payee died. Then we will pay the residue in one sum to such other beneficiary(ies), in accord with that designation. But if, as stated in that designation, payment would be due the estate of someone else, we will instead pay the estate of the Payee.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. Jane was living when the Insured died. Jane later died without having chosen an option or naming someone other than Paul and John as contingent payee. If Paul and John are living at Jane's death we owe them the residue. If only one of them is living then, and if the contract called for payment to the survivor of them, we owe him the residue. If neither of them is living then, we owe Jane's estate.

SPENDTHRIFT AND CREDITOR.--A beneficiary or contingent payee may not, at or after the Insured's death, assign, transfer, or encumber any benefit payable. To the extent allowed by law, the benefits will not be subject to the claims of any creditor of any beneficiary or contingent payee.

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

Page 20 (VALA--84)

                              BASIS OF COMPUTATION

MORTALITY TABLES DESCRIBED.--Except as we state in the next paragraph, (1) we base all net premium and net values to which we refer in this contract on the
Insured's issue age and sex and on the length of time since the contract date;
(2) we use the Commissioners 1980 Standard Ordinary Mortality Table; and (3) we
use continuous functions based on age last birthday.

For extended insurance, we base net premiums and net values on the Commissioners
1980 Extended Term Insurance Table.

INTEREST RATE.--For all net premium and net values to which we refer in this contract we use an effective rate of 4% a year.

EXCLUSIONS.--When we compute net values we exclude the value of any
Supplementary Benefits and any other extra benefits added by rider to this contract.

VALUES AFTER 20 CONTRACT YEARS.--Tabular values after the 20th contract year will be the net level premium reserves, taking into account the increase in scheduled premium amount on the Contract Change Date. To compute them, we will use the mortality tables and interest rate we describe above. There will be the same exclusions.

MINIMUM LEGAL VALUES.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

                                     Pruco Life Insurance Company of New Jersey,

                                     By /s/ [SPECIMEN]
                                            Secretary

- -----------
PLIY 45--84
- -----------

                                    CONTRACT SUMMARY (continued from Page 2)
- ----------------------------------------------------------------------------------------------------------------
                                             TABLE OF BASIC AMOUNTS
- ----------------------------------------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
- ----------------------------------------------------------------------------------------------------------------
And The Contract Is In Force:       Then The Basic Amount is:               And We Adjust The Basic Amount For:
- ----------------------------------------------------------------------------------------------------------------
on a premium paying basis and not   the face amount (see page 3) plus       contract debt (see page 15), plus
in default past its days of grace   any excess of the contract fund (see    any charges due in the days of
                                    page 11) over the tabular contract      grace (see page 8).
                                    fund (see page 4); plus the amount
                                    of any extra benefits*
- ----------------------------------------------------------------------------------------------------------------
as a fully paid-up contract         the amount of paid-up insurance         contract debt.
                                    (see page 9.); plus the amount of
                                    any paid-up extra benefits
- ----------------------------------------------------------------------------------------------------------------
as variable reduced paid-up         the amount of variable reduced          contract debt.
insurance (see page 13)             paid-up insurance (see page 13)
- ----------------------------------------------------------------------------------------------------------------
as extended insurance (see          the amount of term insurance, if        nothing.
page 13)                            the Insured dies in the term (see
                                    page 13); otherwise zero
- ----------------------------------------------------------------------------------------------------------------

*    But see Death Proceeds on page 6 for the determination of Basic Amount under certain conditions which may arise when death occurs before attained age 21, under a contract issued below age 15.

     This Table is a part of the Contract Summary and of the Contract.

Page 21 (VALB--84) - N

                                GUIDE TO CONTENTS

                                                                            Page

Contract of Summary .......................................................    2
  Table of Basic Amounts ..................................................   21

Contract Data .............................................................    3
  Rating Class; List of Contract Minimums;
  List of Supplementary Benefits, if any;
  Schedule of Premiums; Schedule of Expense
  Charges from Premium Payments; Schedule
  of Monthly Deductions from Contract Fund;
  Schedule of Minimum Surrender Charges;
  List of Subaccounts and Portfolios; Service
  Office

Tabular Contract Fund and Tabular
  Cash Values .............................................................    4

General Provisions ........................................................    5
  Definitions; The Contract; Contract
  Modifications; Non-participating Service
  Office; Ownership and Control;
  Suicide Exclusion; Currency; Misstatement
  of Age or Sex; Incontestability; Assignment;
  Annual Report; Increase in Face Amount
  at Age 21 for Contract Issued at Age 14
  and Lower; Death Proceeds; Payment of
  Death Claim

Premium Payment and Reinstatement .........................................    7
  Payment of Premiums; Scheduled Premiums;
  Unscheduled Premiums; Premium Change on
  Contract Change Date; Default; Grace Period;
  Premium Account; Reinstatement

  The Account; Subaccounts; The Fund;
  Account Investments; Change in
  Investment Policy; Change of Fund

Investment Amount and Return on Investment ................................   11
  Investment Amount; Assumed Rate of Return;
  Transfers Among Subaccounts

Contract Fund .............................................................   11
  Contract Fund Defined;
  Invested Premium Account; Guaranteed
  Interest Credits, Cost of Expected Mortality;
  Charge for Extra Rating Class; Charges for
  Extra Benefits; Monthly Administration Charge
  and Mortality Risk Charge; Partial Withdrawals

Contract Value Options ....................................................   13
  Benefit After the Grace Period; Extended
  Insurance; Variable Reduced Paid-up
  Insurance; Computations; Automatic
  Benefit; Optional Benefit; Cash Value
  Option; Tabular Values

Loans .....................................................................   15
  Loan Requirements; Contract Debt; Loan
  Value; Interest Charge; Repayment; Effect
  of a Loan; Excess Contract Debt; Postponement
  of Loan

Exchange of Contract ......................................................   16
  Right to Exchange; Conditions;
  Exchange Date; Contract Specifications;
  Exchange at Other Times

Settlement Options ........................................................   17
  Payee Defined; Choosing an Option;
  Options Described; First Payment
  Due Date; Residue Described; Income
  Tables; Withdrawal of Residue;
  Designating Contingent Payee(s);
  Changing Options; Conditions;
  Death of Payee

Automatic Mode of Settlement ..............................................   20
  Applicability; Interest on Proceeds;
  Settlement at Payee's Death;
  Spendthrift and Creditor

Basis of Computation ......................................................   21
  Mortality Tables Described, Interest Rate;
  Exclusions; Values after 20 Contract Years;
  Minimum Legal Values

                  Any Supplementary Benefits and a copy of the
                           application follow page 20.

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY WITH VARIABLE INSURANCE AMOUNT.
INSURANCE PAYABLE ONLY UPON DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT
INSURED'S LIFETIME. PROVISION FOR OPTIONAL ADDITIONAL PREMIUMS. BENEFITS REFLECT
PREMIUM PAYMENTS, INVESTMENT RESULTS AND MORTALITY CHARGES. GUARANTEED MINIMUM
DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID AND NO CONTRACT DEBT. INCREASE IN
FACE AMOUNT AT ATTAINED AGE 21 IF CONTRACT ISSUED AT AGE 14 OR LOWER.
NON-PARTICIPATING.

VALB--84 - N

                                                              EXHIBIT 26(d)(ii)

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                               Newark, New Jersey
                          A Stock Company subsidiary of
                   The Prudential Insurance Company of America

================================================================================

       Insured  JOHN DOE                                xx xxx xxx Policy Number
                                                       JUN 4, l986 Contract Date
   Face Amount  $50,000--

Premium Period  LIFE
        Agency  R-NK 1

================================================================================
     We will pay the beneficiary the proceeds of this contract promptly if we receive due proof that the Insured died. We make this promise subject to all the provisions of the contract.

     The Death Benefit will be the Insurance Amount, plus the amount of any extra benefit (unless the contract is in default or there is contract debt). The Death Benefit may be fixed or variable depending on the payment of premiums, the investment experience of the separate account and the level of charges made. But the Insurance Amount will not be less than the face amount. (We describe the Insurance Amount on page 14.)

     The cash value may increase or decrease daily depending on the payment of premiums, the separate account investment experience and the charges made.
     There is no guaranteed minimum.

     We specify a schedule of premiums. Additional unscheduled premiums may be paid at your option subject to the limitations in the contract.

     Please read this contract with care. A guide to its contents is on the last page. A summary is on page 5. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

     RIGHT TO CANCEL CONTRACT.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or (3) 10 days after we mail or deliver to you any withdrawal right notice, required by the Securities and Exchange Commission, whichever is latest. All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled from the start and we will promptly give you the value of your Contract
     Fund on the date you return the contract to us. We will also give back any charges we made in accord with this contract.

Signed for Pruco Life Insurance Company of New Jersey, a New Jersey Corporation

       /s/     [SPECIMEN]                      /s/   [SPECIMEN]
               Secretary                             President

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY. INSURANCE PAYABLE ONLY UPON
DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT INSURED'S LIFETIME. PROVISION FOR
OPTIONAL ADDITIONAL PREMIUMS. CASH VALUES REFLECT PREMIUM PAYMENTS, INVESTMENT
RESULTS AND CHARGES. GUARANTEED DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID
AND NO CONTRACT DEBT, OR WITHDRAWALS. INCREASE IN FACE AMOUNT AT ATTAINED AGE 21
IF CONTRACT ISSUED AT AGE L4 OR LOWER. NON-PARTICIPATING.

VALA--86 - N

                                  ENDORSEMENTS

                      (Only we can endorse this contract)

Page 2 (VALA--86)

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE  M-35
                    INSURED  JOHN DOE                   XX XXX XXX POLICY NUMBER
                FACE AMOUNT  $50,000--                SEP 10, 1996 CONTRACT DATE

             PREMIUM PERIOD  LIFE

                     AGENCY  R-NK 1

                BENEFICIARY  CLASS 1 MARY DOE, WIFE
                             CLASS 2 ROBERT DOE, SON

          FIXED LOAN INTEREST RATE

                            LIST OF CONTRACT MINIMUMS

                     THE MINIMUM UNSCHEDULED PREMIUM IS $25.
                 THE MINIMUM INCREASE IN FACE AMOUNT IS $25,000.
                 THE MINIMUM DECREASE IN FACE AMOUNT IS $10,000.
                       THE MINIMUM FACE AMOUNT IS $50,000.

                             ***** END OF LIST *****

                         LIST OF SUPPLEMENTARY BENEFITS
                                ***** NONE *****

                             SUMMARY OF FACE AMOUNT

                              EFFECTIVE       RATING      CONTRACT CHANGE
               AMOUNT           DATE           CLASS            DATE

INITIAL       $50,000--     SEP 10, 1986     NONSMOKER     SEP 10, 2016

                            *****END OF SUMMARY *****
                              SCHEDULE OF PREMIUMS

PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE AND AT
INTERVALS OF 12 MONTHS AFTER THAT DATE.

            SCHEDULED PREMIUMS ARE                          $ 468.00 EACH
               CHANGING ON SEP 10, 2016 TO                  $2903.50 EACH

                           ***** END OF SCHEDULE *****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

PAGE 3 (86)

                               CONTRACT DATA CONTINUED     POLICY NO. XX XXX XXX

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF UP TO $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF UP TO 7.5% WHICH IS USED TO PAY FOR
SALES CHARGES AND STATE PREMIUM TAXES.  AFTER DEDUCTION OF THIS AMOUNT, THE
BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 14).

                           ***** END OF SCHEDULE *****

              SCHEDULE OF MONTHLY DEDUCTIONS FROM THE CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS NO MORE THAN $3.50. THE MONTHLY CHARGE TO
GUARANTEE THE MINIMUM DEATH BENEFIT IS NO MORE THAN $.50.

                           ***** END OF SCHEDULE *****

                      ***** SCHEDULE ON OTHER CHARGES *****

THERE IS A FEE OF UP TO $15 FOR ANY PARTIAL WITHDRAWAL OR DECREASE IN FACE
AMOUNT.
                          ***** END OF SCHEDULE *****

                      SCHEDULE OF MAXIMUM SURRENDER CHARGES

FOR FULL SURRENDER AT THE END OF THE CONTRACT YEAR INDICATED, THE MAXIMUM CHARGE
WE WILL DEDUCT FROM THE CONTRACT FUND IS SHOWN BELOW. FOR SURRENDER OTHER THAN
YEAR-END THE AMOUNT OF THE CHARGE WILL REFLECT THE NUMBER OF COMPLETED CONTRACT
MONTHS SINCE THE BEGINNING OF THE CONTRACT YEAR (SEE PAGE 17).

    YEAR OF                DEFERRED         DEFERRED UNDERWRITING
   SURRENDER             SALES CHARGES         AND ISSUE CHARGE        TOTAL
   ---------             -------------         ----------------        -----
      1                     $217.00                $250.00            $467.00
      2                     $217.00                $250.00            $467.00
      3                     $217.00                $250.00            $467.00
      4                     $217.00                $250.00            $467.00
      5                     $217.00                $250.00            $467.00
      6                     $173.50                $200.00            $373.50
      7                     $130.00                $150.00            $280.00
      8                      $87.00                $100.00            $187.00
      9                      $43.50                 $50.00             $93.50
     10                       $0.00                  $0.00              $0.00
     11 AND LATER              ZERO                   ZERO               ZERO

                           ***** END OF SCHEDULE *****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

PAGE 3A (86)

                             CONTRACT DATA CONTINUED       POLICY NO. XX XXX XXX

                       LIST OF SUBACCOUNTS AND PORTFOLIOS

EACH SUBACCOUNT OF THE PRUCO LIFE OF NEW JERSEY VARIABLE APPRECIABLE ACCOUNT
INVESTS IN A SPECIFIC PORTFOLIO OF THE PRUCO LIFE SERIES FUND. WE SHOW BELOW THE
SUBACCOUNTS AND THE FUND PORTFOLIOS THEY INVEST IN.

                                                FUND
SUBACCOUNT                                    PORTFOLIO
- ----------                                    ---------

MONEY MARKET NJ                              MONEY MARKET
BOND NJ                                      BOND
COMMON STOCK NJ                              COMMON STOCK
AGGRESSIVELY MANAGED FNJ                     AGGRESSIVELY MANAGED FLX
CONSERVATIVELY MANAGED FNJ                   CONSERVATIVELY MANAGED FLX

                             ***** END OF LIST *****

                          LIST OF FIXED ACCOUNT OPTIONS

                                FIXED RATE OPTION

                             ***** END OF LIST *****

              SCHEDULE OF INITIAL ALLOCATION OF NET PREMIUMS

               MONEY MARKET SUBACCOUNT                      25%
               CONSERVATIVELY MANAGED FLX SUBACCOUNT        50%
               FIXED RATE OPTION                            25%

                           ***** END OF SCHEDULE *****

SERVICE OFFICE - PLEASE DIRECT ANY COMMUNICATIONS ABOUT THIS CONTRACT TO:

                      PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                      P.O. BOX XXXX, MINNEAPOLIS, MN XXXXX

PAGE 3B (86)

                                                          POLICY. NO. XX XXX XXX

                                 TABULAR VALUES

WE EXPLAIN THIS TABLE UNDER CONTRACT FUND AND TABULAR VALUES. ACTUAL CONTRACT
FUND VALUES AND CASH VALUES MAY BE MORE OR LESS THAN AMOUNT SHOWN (SEE CONTRACT
FUND AND CASH VALUE OPTION.)

     END OF               TABULAR                 TABULAR
    CONTRACT              CONTRACT                 CASH
      YEAR                  FUND                   VALUE
      ----                  ----                   -----
       1                    288.00                  0.00
       2                    581.50                114.50
       3                    878.00                411.00
       4                   1178.00                711.00
       5                   1479.50               1012.50

       6                   1782.00               1408.50
       7                   2084.00               1804.00
       8                   2385.00               2198.20
       9                   2683.00               2590.10
      10                   2979.00               2979.00

      11                   3270.50               3270.50
      12                   3556.50               3556.50
      13                   3835.50               3835.50
      14                   4106.50               4106.50
      15                   4367.50               4367.50

      16                   4615.00               4615.00
      17                   4845.00               4845.00
      18                   5053.00               5053.00
      19                   5234.50               5234.50
      20                   5384.00               5384.00

   ATTAINED
     AGE
     ---
      60                   5490.50               5490.50
      62                   5105.00               5105.00
      85                   3750.00               3750.00

TABULAR CASH VALUES ARE THE TABULAR CONTRACT FUND VALUES MINUS A
SURRENDER CHARGE.  WE SHOW ON A PRIOR CONTRACT PAGE WHAT THE
MAXIMUM SURRENDER CHARGE WILL BE.

THE TABULAR CONTRACT FUND VALUES AND TABULAR CASH VALUES SHOWN ARE THE AMOUNTS
WHICH WILL APPLY IF ALL SCHEDULED PREMIUMS HAVE BEEN PAID ON THEIR DUE DATES,
THERE HAVE BEEN NO UNSCHEDULED PREMIUMS PAID, THERE IS NOT CONTRACT DEBT, THE
SUBACCOUNTS AND THE FIXED ACCOUNT OPTIONS YOU HAVE CHOSEN EARN EXACTLY THE
ASSUMED RATE OF RETURN AND WE HAVE DEDUCTED THE MAXIMUM MORTALITY CHARGES.

Page 4 (86)

                                CONTRACT SUMMARY

We offer this summary to help you understand this contract. We do not intend that it change any of the provisions of the contract.

This is a contract of life insurance. Premiums are to be paid throughout the
Insured's lifetime. We specify a schedule of premiums that will keep the contract in force. Additional premiums may be paid at your option, subject to limits in the contract. The cash value will vary with the payment of premiums, the investment performance of the Separate Account subaccounts that you select, the interest credited to any portion of the contract fund not allocated to the subaccounts, and the mortality and expense charges deducted.

The face amount shown on page 3 is the guaranteed death benefit. The death benefit will not decrease below the guaranteed death benefit if the contract is not in default past its days of grace and there is no contract debt. (We describe on page 9 the way the contract can go into default.) Subject to certain requirements, you may increase or decrease the face amount. If the contract remains in default past its days of grace, the contract may end or it may stay in force with reduced benefits. If either occurs, you may be able to reinstate its full benefits.

Proceeds is a word we use to mean the amount we would pay if we were to settle the contract in one sum. To compute the proceeds that may arise from the
Insured's death, we start with a basic amount. We may adjust that amount if there is a loan or if the contract is in default. The table on page 23 tells what the basic amount is. The amount depends on how the contract is in force.
The table will refer you to the parts of the contract that tell you how we adjust the basic amount. If you surrender the contract, the proceeds will be the net cash value. We describe it under Cash Value Option on page 17.

Proceeds often are not taken in one sum. For instance, on surrender, you may be able to put proceeds under a settlement option to provide retirement income or for some other purpose. Also, for all or part of the proceeds that arise from the Insured's death, you may be able to choose a manner of payment for the beneficiary. If an option has not been chosen, the beneficiary may be able to choose one. We will pay interest under the Interest Payment Option from the date of death on any proceeds to which no other manner of payment applies. This will be automatic as we state on page 21. There is no need to ask for it

You and we may agree on a change in the ownership of this contract. Also, unless we endorse it to say otherwise, the contract gives you these rights, subject to certain limitations and requirements:

o    You may change the beneficiary under it;

o    You may borrow on it up to its loan value;

o    You may surrender it for its net cash value;

o    You may change the allocation of future net premiums among the subaccounts and the fixed account;

o    You may transfer amounts among subaccounts and the fixed account;

o    You may change the face amount;

o    You may withdraw a portion of the contract's value.

The contract, as issued, may or may not have extra benefits that we call
Supplementary Benefits. If it does, we list them under Supplementary Benefits on the Contract Data pages and describe them after page 24. The contract may or may not have other extra benefits. If it does, we add them by rider. Any extra benefit ends as soon as the contract is in default past its days of grace, unless the form that describes it states otherwise.

                     (Contract Summary Continued on Page 23)

Page 5 (VALA--86) (NJ)

                               GENERAL PROVISIONS

DEFINITIONS.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

WE, OUR, US AND COMPANY.--Pruco Life Insurance Company of New Jersey,
a New Jersey Corporation.

YOU AND YOUR.--The owner of the contract.

INSURED.--The person named as the Insured on the first page. He or she need not be the owner.

EXAMPLE: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission.

PLVAA.-- The Pruco Life of New Jersey Variable Appreciable Account.

ISSUE DATE.--The contract date.

MONTHLY DATE.--The contract date and the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March
9, April 9, May 9 and so on.

ANNIVERSARY OR CONTRACT ANNIVERSARY.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March
9, 1987. The second is March 9, 1988, and so on.

CONTRACT YEAR.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 8, 1987. The second starts on March 9, 1987 and ends on
March 8, 1988, and so on.

CONTRACT MONTH.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

ATTAINED AGE.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

THE CONTRACT.--This policy, and the attached copy of the initial application together with copies of any subsequent applications to change the policy, and any additional Contract Data pages added to this policy form the whole contract.
We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties. We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

CONTRACT MODIFICATIONS.--Only a Company officer with the rank or title of Vice
President or above may agree to modify this contract, and then only in writing.

NON-PARTICIPATING.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

SERVICE OFFICE.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data pages, unless we notify you of another one.

OWNERSHIP AND CONTROL.--Unless we endorse this contract to say otherwise: (1)
the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

SUICIDE EXCLUSION.--If the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid, minus any contract debt and minus any partial withdrawals.

Also, for any increase in the face amount, if the Insured, whether sane or insane, dies by suicide within two years from the effective date of the increase, we will pay, as to the increase in amount, no more than the sum of the scheduled premiums that were due for the increase.

CURRENCY.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.

MISSTATEMENT OF AGE OR SEX.--If the Insured's stated age or sex or both are not correct, we will adjust each benefit and any amount to be paid to reflect the correct age and sex. Any death benefit will be based on what the most recent charge for mortality would have provided at the correct age and sex. Where required, we have given the insurance regulator a detailed statement of how we will make these changes.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

                            (Continued on Next Page)

Page 6 (VALA--86) (NJ)

                         GENERAL PROVISIONS (Continued)

INCONTESTABILITY.--Except as we state in the next sentence, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date. There are two exceptions: (1) non-payment of enough premium to provide the required charges; and (2) any change in the contract that requires our approval and that would increase our liability. For any such change, we will not contest the change after it has been in effect during the
Insured's lifetime for two years from the date it takes effect.

ASSIGNMENT.--We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

ANNUAL REPORT.--Each year we will send you a report. It will show: (1) the current death benefit; (2) the investment amount; (3) the amount of the investment amount in each subaccount; (4) the amount in the fixed account; (5)
the net cash value; (6) premiums paid, interest credited and monthly charges deducted since the last report; (7) any partial withdrawals since the last report; and (8) any contract debt and the interest on the debt for the prior year. The report will also include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under extended term insurance.

You may ask for a similar report at some other time during the year. Or you may request from time to time a report projecting results under your contract on the basis of premium payment assumptions and assumed investment results. We have the right to make a reasonable charge for reports such as these that you ask for, and to limit the scope and frequency of such reports.

INCREASE IN FACE AMOUNT AT AGE 21 FOR CONTRACTS ISSUED AT AGE 14 OR LOWER.--If
this contract was issued at age 14 or lower, it shows on page 3 an increase in face amount at attained age 21 which applies if the contract is not then in default beyond its days of grace. Any references in the contract to face amount or death benefit which apply at or after attained age 21 will be based upon the increased face amount, unless otherwise stated.

PAYMENT OF DEATH CLAIM.--If we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service
Office proof of death and any other information we need to pay the claim. But we have the right to defer paying the excess of the Insurance Amount over the face amount if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.

                              BASIS OF COMPUTATION

MORTALITY TABLES DESCRIBED.--Except as we state in the next paragraph, (1) we base all net premiums and net values to which we refer in this contract on the
Insured's issue age and sex and on the length of time since the contract date;
(2) we use the Commissioners 1980 Standard Ordinary Mortality Table; and (3) we
use continuous functions based on age last birthday.

For extended insurance, we base net premiums and net values on the Commissioners
1980 Extended Term Insurance Table.

INTEREST RATE.--For all net premiums and net values to which we refer in this contract we use an effective rate of 4% a year.

EXCLUSIONS.--When we compute net values we exclude the value of any
Supplementary Benefits and any other extra benefits added by rider to this contract.

VALUES AFTER 20 CONTRACT YEARS.--Tabular values not shown on page 4 will be the net level premium reserves, taking into account modified premiums. To compute them, we will use the mortality tables and interest rate we describe above.
There will be the same exclusions.

MINIMUM LEGAL VALUES.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

                                     PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY,

                                     By /s/ [SPECIMEN]
                                            Secretary

- -----------
PLIY 72--86
- -----------

Page 7 (VALA--86) (NJ)

                        PREMIUM PAYMENT AND REINSTATEMENT

PAYMENT OF PREMIUMS.--Premiums may be paid at our Service Office or to any of our authorized representatives. If we are asked to do so, we will give a signed receipt.

Premium payments will in most cases be credited as of the date of receipt, to both the premium account and the contract fund. (See Premium Account, page 9 and Contract Fund, page 14.) Premium credits to the premium account are the full premiums paid with no deductions. Premium credits to the contract fund are the invested premium amounts (see page 14). But in the following cases, to the extent stated, premium payments will be credited as of a date other than the date of receipt:

1. The first scheduled premium is due on the Contract Date. But if the first premium payment is received after the Contract Date, the scheduled portion will be credited to the contract fund and the premium account as of the Contract
Date. And any portion of that first premium payment in excess of the first scheduled premium will be credited as of the date of receipt. If the first premium is received before the Contract Date, the entire payment will be credited as of the Contract Date.

2. If a premium payment is received during the 61 day period after the day when a scheduled premium was due and had not yet been paid, here is what we will do.
We will determine whether the premium account (see page 9) just before receipt of that payment was a negative amount. If not--that is, if the premium account was zero or higher--the premium payment will be credited as of the date of receipt. But if the premium account was negative, by no more than the scheduled premium on the due date, that portion of the premium payment required to bring the premium account up to zero will be credited to the premium account as of the due date; any remaining portion of the premium payment will be credited to the premium account as of the date of receipt. If the premium account is negative by more than the scheduled premium then due, the premium payment will be credited as of the date of receipt, except in the situation described in 3 below.

3. On each Monthly Date we will determine if the contract is in default. (See
Default on page 9.) We will notify you of the minimum payment amount needed to bring the contract out of default. If one or more premium payments are made during the days of grace after that Monthly Date (see Grace Period on page 9), we will credit to the contract fund and the premium account as of the applicable
Monthly Dates, such parts of the payments as are needed to end the default status; any remaining part of these premium payments will be credited to the contract fund and premium account as of the date of receipt.

SCHEDULED PREMIUMS.--We show the amount and frequency of the scheduled premiums in the Schedule of Premiums. The first scheduled premium is due on the contract date. There is no insurance under this contract unless an amount at least equal to the first scheduled premium is paid.

The scheduled premium shown is the minimum required, at the frequency chosen, to continue the contract in full force if all scheduled premiums are paid when due, you make no withdrawals, any interest credited and investment returns are at the assumed rate, mortality and expense charges are at the maximum rate, and any contract debt does not exceed the cash value. An increase in the face amount increases the scheduled premium.

If you wish to pay, on a regular basis, higher premiums than the amount of the scheduled premiums, we will bill you for the higher amount you choose. Or if you wish, you may from time to time make a smaller premium payment than the amount of the scheduled premium, subject to the minimum premium amount shown on page 3.

If scheduled premiums that are due are not paid, or if smaller payments are made, the contract may then or at some future time go into default. Payment of less than the scheduled premium increases the risk that the contract will end if investment results are not favorable. The conditions under which default will exist are described below.

UNSCHEDULED PREMIUMS.--Except as we state in the next paragraph, unscheduled premiums may be paid at any time during the Insured's lifetime as long as the contract is not in default beyond its days of grace. We show on page 3 the minimum premium we will accept. We have the right to limit unscheduled premiums to a total of $10,000 in any contract year.

We have the right to refuse any payment that increases the basic amount by more than it increases the contract fund.

PREMIUM CHANGE ON CONTRACT CHANGE DATE(S).--We show the Contract Change Date(s)
in the Contract Data pages. We also show in the Schedule of Premiums on these pages that the amount of each scheduled premium will change on each Contract
Change Date and what the new premium will be. However, when a Contract Change
Date arrives we will recompute a new premium amount to be used in calculating the premium account. The new premium that we recompute will be no greater than the new premium for that date which we show in the Contract Data pages. In addition, if the premium account is less than zero, we will set the premium account to zero.

                            (Continued on Next Page)

Page 8 (VALA--86)

                  PREMIUM PAYMENT AND REINSTATEMENT (Continued)

The Schedule of Premiums may also show that the premium changes at other times.
This may occur, for example, with a contract issued with extra benefits or in an extra rating class if, in either case, this calls for a higher or extra premium for a limited period of time.

ALLOCATIONS.--You may allocate all or a part of your invested premium amount to one or more of the subaccounts and fixed account option(s) listed in the
Contract Data pages. You may choose to allocate nothing to a particular subaccount or fixed account option. But any allocation you make must be at least
10%; you may not choose a fractional percent.

Example: You may choose a percentage of 0, or 100, or 10, 11, 12, and so on, up to 90. But you may not choose a percentage of 1 through 9, or 91 through 99, or any percentage that is not a whole number. The total for all subaccounts must be
100%.

The initial allocation of invested premium amounts (see page 14) is shown in the
Contract Data pages. You may change the allocation for future invested premium amounts at any time if the contract is not in default. To do so, you must notify us in writing in a form that meets our needs. The change will take effect on the date we receive your notice at our Service Office.

A premium might be paid when the contract fund is less than zero. In that case, when we receive that premium, we first use as much of the invested premium amount as we need to eliminate the deficit in the contract fund. We will then allocate any remainder of the invested premium amount in accord with your most recent request. (We describe contract fund on page 14).

DEFAULT.--Unless the contract is already in the grace period, on each Monthly
Date, after we deduct any charges from the contract fund (which we describe on page 14) and add any credits to it, we will determine whether the contract is in default. To do so, we will compute the amount which will accrue to the tabular contract fund on the next Monthly Date if, during the current contract month:
(1) any interest credited and investment returns are at the assumed rate (see
Assumed Rate of Return on page 13); (2) we make the other charges and credits we have set, including interest on contract debt; and (3) we receive no premiums or loan repayments, make no loans nor grant any partial withdrawals. We will compare this amount to the contract fund. If this amount is not more than the contract fund, the contract is not in default. If this amount is more than the contract fund, the difference is the fund deficit. In this case the contract is in default if the premium account, which we define below, is also less than zero. See Excess Contract Debt on page 19 for another way the contract may end.

GRACE PERIOD.--The days of grace begin on any monthly date (other than the contract date) on which the contract goes into default. We grant 61 days from the date we mail you a notice of default to make the required payment which we define below. During the days of grace we will continue to accept premiums and make the charges we have set. If the monthly date was a scheduled premium due date, when we receive a premium payment during the days of grace we will first determine whether it satisfies case 2 under Payment of Premiums above. If it does, the default will end. If it does not, or if the monthly date when the contract went into default was not a scheduled premium due date, here is what we will do:

Within 30 days after any default we will send you a notice that your contract is in default. We will indicate the minimum payment required to keep your contract in force and the length of the grace period for payment of such amount.

If at any time during the days of grace, we have received payments that in total are at least equal to the lesser of (a) the sum of the fund deficit on the date of default and any additional fund deficits on any subsequent Monthly Dates since the date of default, and (b) the sum of the amount by which the premium account is negative on the date of default and any scheduled premiums due since the date of default, the default will end.

If the contract is still in default when the days of grace are over, it will end and have no value, except as we state under Contract Value Options (which we describe on page 16).

If death occurs when the contract is in default during its days of grace, the death benefit proceeds will be reduced by the amount needed to bring the contract out of default.

This contract might have an extra benefit that insures someone other than the
Insured. And there might be a claim under that benefit while the Insured is living and in the days of grace while the contract is in default. In this case, we will subtract the amount needed to bring the contract out of default when we settle the claim.

PREMIUM ACCOUNT.--On the contract date, the premium account is equal to the premium credited on that date minus the scheduled premium then due. On any other day, the premium account is equal to:

1.   what it was on the prior day; plus

2.   if the premium account was greater than zero on the prior day, interest on the excess at 4% a year; minus

3.   if the premium account was less than zero on the prior day, interest on the amount of the deficit at 4% a year; plus

4.   any premium credited on that day; minus

5.   any scheduled premium due on that day; minus

6.   any partial withdrawals on that day.

                            (Continued on Next Page)

Page 9 (VALA--86)

                  PREMIUM PAYMENT AND REINSTATEMENT (Continued)

The contract might be in default, as described above. If so, the premium account is less than zero. If a premium payment is received on any day during the days of grace while the contract is in default and the premium account is negative by no more than one scheduled premium, that payment, to the extent that it is required to bring the premium account up to zero, will, as we describe under
Payment of Premiums above, be credited to the premium account as of the Monthly
Date when the scheduled premium was due, whether that date is the date of default or a subsequent Monthly Date. Any remaining portion of the premium payment will be credited as of the actual date of receipt. In this case the premium account for all days from the monthly date to the actual date of receipt will be recalculated.

REINSTATEMENT.--If this contract is still in default after the last day of grace, you may reinstate it, if all these conditions are met:

1.   No more than three years must have elapsed since the date of default.

2.   You must not have surrendered the contract for its net cash value.

3.   You must give us any facts we need to satisfy us that the insured is insurable for the contract.

4.   We must be paid a premium at least equal to the amount required to bring the premium account up to zero on the first Monthly Date on which a scheduled premium is due after the date of reinstatement. From this amount we will deduct the expense charges from premium payments described in the
     Contract Data pages, plus any charges with 4% interest for any extra benefits, plus any other charges with 4% interest. The contract fund will be equal to the remainder, plus the cash value of the contract immediately before reinstatement, plus a refund of that part of any surrender charge deducted at the time of default which would be charged if the contract were surrendered immediately after reinstatement.

     If we approve, you may be able to reinstate the contract for a premium less than that described above. We will deduct the same charges and adjust the contract fund in the same manner. If you do so, the premium account will be less than zero. You may need to pay more than the scheduled premiums to guarantee that the contract will not go into default at some future time.

5.   If before reinstatement the contract is in force as reduced paid-up insurance (see page 16), any contract debt under reduced paid-up insurance must be repaid with interest or carried over to the reinstated contract.

If we approve the reinstatement, these statements apply. The date of reinstatement will be the date of your request or the date the required premium is paid, if later. And we will start to make daily and monthly charges and credits again as of the date of reinstatement.

                CHANGING THE FACE AMOUNT AND PARTIAL WITHDRAWALS

FACE AMOUNT.--The face amount is shown on page 3. It will change if (1) you increase or decrease it, or (2) you make a partial withdrawal.

INCREASE IN FACE AMOUNT.--After the first contract year, you may be able to increase the face amount once each contract year. Your right to do so is subject to all these conditions and the paragraph that follows:

1.   You must ask for the increase in writing and in a form that meets our needs; if you are not the Insured and the Insured is age 8 or over, he or she must sign the form too.

2.   The amount of the increase must be at least equal to the minimum increase in face amount, which we show on page 3.

                            (Continued on Next Page)

Page 10 (VALA--86)

          CHANGING THE FACE AMOUNT AND PARTIAL WITHDRAWALS (Continued)

3.   You must give us any facts we need to satisfy us that the Insured is insurable for the amount of the increase.

4.   If we ask you to do so, you must send us the contract to be endorsed.

5.   The contract must not be in default.

6.   We must not have changed the basis on which benefits and charges are calculated under newly issued contracts since the Issue Date.

7.   You must make any required payment.

8.   The Insured must be eligible for the same rating class and benefits as shown on page 3.

9.   We must not be waiving premiums in accord with any Waiver of Premium benefit that may be included in the contract.

An increase will take effect only if we approve your request for it at our
Service Office. If the increase is approved, we will recompute the contract's scheduled premiums, maximum surrender charges, tabular values, monthly deductions and expense charges. We will send you new Contract Data pages showing the amount and effective date of the increase and the recomputed values. If the insured is not living on the effective date, the increase will not take effect.

DECREASE IN FACE AMOUNT.--After the first contract year, you may be able to decrease the face amount. Your right to do so is subject to all these conditions and the paragraphs that follow:

1.   You must ask for the decrease in writing and in a form that meets our needs.

2.   The amount of the decrease must be at least equal to the minimum decrease in face amount, which we show on page 3.

3.   The face amount after the decrease must be at least equal to the minimum face amount, which we show on page 3.

4.   It we ask you to do so, you must send us the contract to be endorsed.

A decrease will take effect only if we approve your request for it at our
Service Office. If the decrease is approved, we will recompute the contract's scheduled premiums, maximum surrender charges, tabular values, monthly deductions and expense charges. A decrease in face amount may also effect the amount of any extra benefits this contract might have. We will send you new
Contract Data pages showing the amount and effective date of the decrease and the recomputed values. If the Insured is not living on the effective date, the decrease will not take effect.

We may deduct an administrative fee of up to $15.00, and a proportionate part of any then applicable surrender charge from the contract fund.

PARTIAL WITHDRAWALS.--After the first contract year, you may be able to make partial withdrawals from the contract. Your right to do so is subject to all these conditions and the paragraphs that follow:

1.   You must ask for the partial withdrawal in writing and in a form that meets our needs.

2.   The amount withdrawn, plus the net cash value after withdrawal, may not be more than the net cash value before withdrawal.

3.   The cash value after withdrawal must not be less than the tabular cash value for the new face amount.

4.   The amount you withdraw must be at least $2,000.

5.   You may make up to four partial withdrawals in any contract year.

6.   The face amount after the partial withdrawal must be at least equal to the minimum face amount, which we show on page 3.

7.   If we ask you to do so, you must send us the contract to be endorsed.

We may deduct an administrative fee of up to $15.00, and a proportionate part of any then applicable surrender charge, based on the reduction in the face amount described below, from the contract fund.

We will decrease the face amount by the amount of the withdrawal. We will recompute the contract's scheduled premiums, maximum surrender charges, tabular values, monthly deductions and expense charges. The decrease in face amount may also affect the amount of any extra benefitS this contract might have. We will send you new Contract Data pages showing the recomputed values.

We will usually pay any partial withdrawal within seven days after we receive your request and, if we request it, the contract at our Service Office. But we have the right to deter paying the portion of the proceeds that is to come from the portion of the contract fund in the PLVAA if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying you the remainder of the proceeds for up to six months. If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

An amount withdrawn may not be repaid, except as an unscheduled premium subject to charges.

We will tell you how much you may withdraw if you ask us.

Page 11 (VALA--86) (NJ)

                                SEPARATE ACCOUNT

THE SEPARATE ACCOUNT.--The words separate account, where we use them in this contract without qualification, mean the Pruco Life of New Jersey Variable
Appreciable Account (PLVAA) and any other separate account that we establish.

PLVAA is a unit investment trust registered with the SEC under the Investment
Company Act of 1940.

We established PLVAA to support variable life insurance contracts. We own the assets of this separate account; we keep them separate from the assets of our general account. We guarantee that the expense and mortality results of the account will not adversely affect the dollar amounts of values, benefits or payments under this contract.

SUBACCOUNTS.--A separate account may have several subaccounts. We list the subaccounts in the Contract Data pages. You determine, using percentages, how invested premium amounts will be allocated among the subaccounts. We may establish additional subaccounts.

THE FUND.--The word fund, where we use it in this contract without qualification, means the fund we identify in the Contract Data pages. The fund is registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company. The fund has several portfolios; there is a portfolio that corresponds to each of the subaccounts of
PLVAA. We list these portfolios in the Contract Data pages.

SEPARATE ACCOUNT INVESTMENTS.--We use the assets of PLVAA to buy shares in the fund. Each subaccount of PLVAA is invested in a specific portfolio. Income and realized and unrealized gains and losses from assets in each of these subaccounts are credited to, or charged against, that subaccount. This is without regard to income, gains, or losses in our other investment accounts.

We will determine the value of the assets in PLVAA at the end of each business day. When we use the term business day, we mean a day when the New York Stock
Exchange is open for trading. We might need to know the value of an asset on a day that is not a business day or on which trading in that asset does not take place. In this case, we will use the value of that asset as of the end of the last prior business day on which trading took place.

Example: It we need to know the value of an asset on a Sunday, we will normally use the value of the asset as of the end of business on Friday.

We will always keep assets in the separate account with a total value at least equal to the amount of the investment amounts under contracts like this one. To the extent those assets do not exceed this amount, we use them only to support those contracts; we do not use those assets to support any other business we conduct. We may use any excess over this amount in any way we choose.

If we create additional separate accounts, we may invest the assets in them in a different way. But we will do so only with the consent of the SEC and, where required, of the insurance regulator where this contract is delivered.

CHANGE IN INVESTMENT POLICY.--A portfolio of the fund might make a material change in its investment policy. In that case, we will send you a notice of the change. Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may transfer to the Fixed Account any amounts in the subaccount investing in that portfolio.

CHANGE OF FUND.--A portfolio of the fund might, in our judgment, become unsuitable for investment by a subaccount. This might happen because of a change in investment policy, or a change in the laws or regulations, or because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the fund, or to invest in a fund other than the one we show in the Contract Data pages. But we would first seek the consent of the SEC and, where required, the insurance regulator where this contract is delivered.

                                  FIXED ACCOUNT

THE FIXED ACCOUNT.--If you choose, you may allocate all or part of your invested premium amount to the fixed account. The fixed account is funded by the general account of Pruco Life. The fixed account is credited with interest as described under Guaranteed Interest and Excess Interest on page 14.

FIXED ACCOUNT OPTIONS.--We may have more than one fixed account option. We list the fixed account option(s) in the Contract Data pages.

Page 12 (VALA--86) (NJ)

                                   TRANSFERS

TRANSFERS AMONG SUBACCOUNTS AND INTO THE FIXED ACCOUNT.--You may transfer amounts among subaccounts of PLVAA and into the Fixed Account as often as four times in a contract year if the contract is not in default or if the contract is being continued under the reduced paid up option. In addition, at any time within the first two contract years, or within two years of the effective date of any increase, the entire amount in all subaccounts may be transferred to the fixed account. If we establish new separate accounts, transfers into or out of these separate accounts will be allowed only with our consent. To make a transfer, you must notify us in writing in a form that meets our needs. The transfer will take effect on the date we receive your notice at our Service
Office.

TRANSFERS AMONG FIXED ACCOUNT OPTIONS AND INTO THE SUBACCOUNTS.--You may
transfer amounts among the available Fixed Account Options and into the subaccounts only with our consent.

                  INVESTMENT AMOUNT AND ASSUMED RATE OF RETURN

INVESTMENT AMOUNT.--The investment amount for this contract is an amount we use to compute the investment return. The investment amount is allocated among the subaccounts. The amount of the investment amount and its allocation to subaccounts depend on (1) how you choose to allocate net premiums; (2) whether or not you transfer amounts among subaccounts and the fixed account; (3) the investment performance of the subaccounts to which amounts are allocated or transferred; (4) the deductions we make from the contract fund; (5) the amount and timing of premium payments you make; (6) whether or not you take any loan;
and (7) whether or not you make any partial withdrawals or change the face amount. The investment amount exists only if the contract is not in default past the days of grace or if it is being continued as reduced paid-up insurance.

The investment amount at any time is equal to the contract fund, minus the amount of any contract loan and interest accrued on the loan since the last transaction date, minus the amount in the Fixed Account.

ASSUMED RATE OF RETURN.--The assumed rate of return is an effective rate of 4% a year. This is the same as .01074598% a day compounded daily.

Page 13 (VALA--86) (NJ)

                                INSURANCE AMOUNT

The insurance amount on any date is equal to the greater of (1) the face amount, which we show on the page 3, and (2) the contract fund divided by the net single premium per $1 at the insured's attained age on that date.

                                  CONTRACT FUND

CONTRACT FUND DEFINED.--On the contract date the contract fund is equal to the invested premium amounts credited (see below), minus any of the charges described in items (d) through (l) below which may have been due on that date.
On any day after that the contract fund is equal to what it was on the previous day, plus any invested premium amounts credited, plus these items:

     (a)  any increase due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated;

     (b)  guaranteed interest at an effective rate of 4% a year on that portion of the contract fund that is not in the investment amount; and

     (c)  any excess interest on that portion of the contract fund that is not in the investment amount;

and minus these items:

     (d)  any decrease due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated;

     (e)  any amount charged against the investment amount for Federal or State income taxes;

     (f)  a charge to guarantee the minimum death benefit;

     (g)  a charge for the cost of expected mortality;

     (h)  any charges for extra rating class;

     (i)  any charges for extra benefits;

     (j)  any charge for administration;

     (k)  any partial withdrawals; and

     (l)  any surrender charges and administrative charges that may result from a partial withdrawal or a decrease in face amount.

We describe under Reinstatement on page 10 what the contract fund will be equal to on any reinstatement date.

There is no contract fund for a contract in force as extended insurance.

INVESTED PREMIUM AMOUNT.--This is the portion of each premium paid that we will add to the contract fund. It is equal to the premium paid minus the expense charges described in the Contract Data pages under Schedule of Expense Charges from Premium Payments.

GUARANTEED INTEREST.--We will credit interest each day on that portion of the contract fund not in the investment amount. We will credit .01074598% a day, which is equivalent to an effective rate of 4% a year.

EXCESS INTEREST.--We may credit interest in addition to the guaranteed interest on that portion of the contract fund not in the investment amount. The rate of any excess interest will be determined from time to time and will continue thereafter until a new rate is determined. We may use different rates of excess interest for different portions of the contract fund not in the investment amount. We may from time to time guarantee rates of excess interest on some portions of the contract fund.

COST OF EXPECTED MORTALITY.--On each Monthly Date, we will deduct a charge for the cost of expected mortality. The amount deducted is computed as the annual mortality rate multiplied by the coverage amount. The coverage amount is the difference between the adjusted death benefit and the adjusted contract fund.
The adjusted death benefit is equal to the Insurance Amount multiplied by the
Factor for Adjusting the Insurance Amount (see Table of Adjustment Factors). If
the insurance amount equals the face amount, the adjusted contract fund is equal to the tabular contract fund at the end of the month plus the excess, positive or negative, of the actual contract fund, after deduction of any charges due on the Monthly Date, over the tabular contract fund at the beginning of the month, all multiplied by the Factor for Adjusting the Contract Fund. If the insurance amount exceeds the face amount, the adjusted contract fund is equal to the net single premium at the end of the month for the insurance amount on the Monthly
Date, all multiplied by the Factor for Adjusting the Contract Fund. The
adjustment factors depend on the month as shown in the table that follows.

                            (Continued on Next Page)

Page 14 (VALA--86) (NJ)

                            CONTRACT FUND (Continued)

We will not charge more than the maximum guaranteed rates, which are based on the Insured's sex and attained age and the mortality table described in the
Basis of Computation. We may charge less. At least once every five years, but not more often than once a year, we will consider the need to change the rates.
We will change them only if we do so for all contracts like this one dated in the same year as this one.

CHARGE FOR EXTRA RATING CLASS.--If there is an extra charge because of the rating class of the Insured, we will deduct it from the contract fund at the beginning of each contract month. Any charge is included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from the Contract
Fund.

CHARGE FOR EXTRA BENEFITS.--If the contract has extra benefits, we will deduct the charges for such benefits from the contract fund at the beginning of each contract month. Charges for any such extra benefits are included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from
Contract Fund.

CHARGES FOR ADMINISTRATION AND MINIMUM DEATH BENEFIT GUARANTEE.--On each monthly date, we will deduct a charge for administration. We will also deduct a charge for guaranteeing the minimum death benefit regardless of the investment performance of the separate account. We show the amount of these charges in the
Contract Data pages under Schedule of Monthly Deductions from the Contract Fund.

- --------------------------------------------------------------------------------
                           TABLE OF ADJUSTMENT FACTORS
- --------------------------------------------------------------------------------
                          Factor for Adjusting             Factor for Adjusting
        Month             the Insurance Amount              the Contract Fund

       February               .076597042                        .076481870
A month with 30 days          .082059446                        .081927252
A month with 31 days          .084790207                        .084649064

- --------------------------------------------------------------------------------

Page 15 (VALA--86)

                             CONTRACT VALUE OPTIONS

BENEFIT AFTER THE GRACE PERIOD.--If the contract is in default beyond its days of grace, we will use any net cash value (which we describe under Cash Value
Option) to keep the contract in force as one of two kinds of insurance. One kind is extended insurance. The second kind is reduced paid-up insurance. We describe each below. You will find under Automatic Benefit which kind it will be. Any extra benefit(s) will end as soon as the contract is in default past its days of grace, unless the form that describes the extra benefit states otherwise.

EXTENDED INSURANCE.--This will be term insurance of a fixed amount on the
Insured's life. We will pay the amount of term insurance if the Insured dies in the term we describe below. Before the end of the term there will be cash values but no loan value.

The amount of term insurance will be the death benefit on the day of default, minus any part of that death benefit which was provided by extra benefits. The term is a period of time that will start on the day the contract went into default. The length of the term will be what is provided when we use the net cash value at the net single premium rate. This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

There may be extra days of term insurance. This will occur if, on the day the contract goes into default, the term of extended insurance provided by the net cash value does not exceed 90 days, or the number of days the contract was in force before the default began, if less. The number of extra days will be (1)
90, or the number of days the contract was in force before the default began, if less, minus (2) the number of days of extended insurance that would be provided by the net cash value if there were no contract debt. The extra days, if any.
start on the day after the last day of term insurance provided by the net cash value, if any. If there is no such term insurance, the extra days start on the day the contract goes into default. The term insurance for the extra days has no cash value. There will be no extra days if you replace the extended insurance with reduced paid-up insurance or you surrender the contract before the extra days start.

REDUCED PAID-UP INSURANCE.--This will be paid-up variable life insurance on the
Insured's life. The death benefit may change from day to day, as we explain below, but if there is no contract debt, it will not be less than a minimum guaranteed amount. There will be cash values and loan values.

The minimum guaranteed amount of insurance will be computed by using the net cash value at the net single premium rate determined as of the day the contract went into default. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in the event of death thereafter will be the greater of (a) the minimum guaranteed amount and (b) the contract fund divided by the net single premium per $1 at the Insured's attained age. In either case the amount will be adjusted for any contract debt.

Except when it is provided as the automatic benefit, (see below), the reduced paid-up insurance option will be available only when the guaranteed death benefit under the option will be $5000 or more.

If we issued the contract in a rating class for which we do not provide extended insurance, you may not allocate the contract fund of the reduced paid-up insurance to any subaccount without our consent.

COMPUTATIONS.--We will make all computations for either of these benefits as of the date the contract goes into default. But we will consider any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

AUTOMATIC BENEFIT.--When the contract is in default, it will stay in force as extended insurance. But it will stay in force as reduced paid-up insurance if either of these statements applies: (1) We issued the contract in a rating class for which we do not provide extended insurance; in this case the phrase No
Extended Insurance is in the Rating Class in the Contract Data pages. (2) The amount of reduced paid-up insurance would be at least as great as the amount of extended term insurance.

OPTIONAL BENEFIT.--You may choose to replace any extended insurance that has a net cash value by reduced paid-up insurance. To make this choice, you must do so in writing to us in a form that meets our needs, not more than three months after the date the contract goes into default. You must also send the contract to us to be endorsed.

                            (Continued on Next Page)

Page 16 (VALA--86)

                       CONTRACT VALUE OPTIONS (Continued)

CASH VALUE OPTION.--You may surrender this contract for its net cash value. The net cash value at any time is the cash value at that time, less any contract debt. To surrender this contract, you must ask us in writing in a form that meets our needs. You must also send the contract to us. Here is how we will compute the cash value for surrender of the contract or for its continuation under extended insurance or reduced paid-up insurance.

1. If the contract is not in default: The cash value on surrender is the contract fund, minus any surrender charge, consisting of a deferred sales charge and a deferred underwriting and issue charge. The schedule of Maximum Surrender
Charges for this contract is in the Contract Data pages.

2. If the contract is in default during its days of grace: We will compute the net cash value as of the date the contract went into default. But we will adjust this value for any loan you take out or pay back, and any premium payments, partial withdrawals or decreases in face amount you make in the days of grace.

3. If the contract is in default beyond its days of grace: The net cash value as of any date will be the net value on that date of any extended insurance benefit then in force. Or it will be the net value on that date of any reduced paid-up insurance benefit then in force, less any contract debt.

Within 30 days after a contract anniversary, the net cash value of any extended insurance will not be less than the value on that anniversary.

We will usually pay any cash value within seven days after we receive your request and the contract at our Service Office. But we have the right to defer paying the portion of the proceeds that is to come from the portion of the contract fund in the PLVAA if (1) the New York Stock Exchange is closed; or (2)
the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying you the remainder of the proceeds for up to six months. If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

TABULAR VALUES.--We show tabular contract fund values and tabular cash values at the end of contract years in the Contract Data pages. The tabular contract fund at the end of any contract year is the amount which will then be in the contract fund if all scheduled premiums have been paid on their due dates, there have been no unscheduled premiums paid, there is no contract debt, the subaccounts you have chosen earn exactly the assumed rate of return, we have credited no excess interest, and we have deducted the maximum mortality and expense charges.
The tabular cash values are the amounts which, under the same conditions, will then be used to provide extended insurance or reduced paid-up insurance or will be paid in cash, if the maximum surrender charges are applied. The tabular cash value shown is equal to the tabular contract fund value as of the same date after deducting any surrender charges (at the maximum rate) from the tabular contract fund value. (See Cash Value Option above.)

If we need to compute tabular values at some time during a contract year, we will count the time since the start of the year. We will let you know the tabular values for other durations if you ask for them.

Page 17 (VALA--86)

                                      LOANS

LOAN REQUIREMENTS.--After the first anniversary, you may borrow from us on the contract. All these conditions must be met:

1.   The Insured is living.

2.   The contract is in force other than as extended insurance.

3.   The contract debt will not be more than the loan value. (We explain these terms below.)

4.   As sole security for the loan, you assign the contract to us in a form that meets our needs.

5.   Except when used to pay premiums on this contract, the amount you borrow at any one time must be at least $500.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

CONTRACT DEBT.--Contract debt at any time means the loan on the contract, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

LOAN VALUE.--You may borrow any amount up to the difference between the loan value and any existing contract debt. At any time the loan value is 90% of the cash value.

There is one exception. If the contract is in default, the loan value during the days of grace is what it was on the date of default.

Example 1: Suppose the contract has a loan value of $6,000. About eight months ago you borrowed $1,500. By now there is interest of $55 charged but not yet due. The contract debt is now $1,555, which is made up of the $1,500 loan and the $55 interest.

Example 2: Suppose, in example 1, you want to borrow all that you can. We will lend you $4,445 which is the difference between the $6,000 loan value and the
$1,555 contract debt. This will increase the contract debt to $6,000. We will add the new amount borrowed to the existing loan and will charge interest on it, too.

INTEREST CHARGE.--You may select either the Fixed Loan Rate Option or the
Variable Loan Rate Option. Both are described below. We show on page 3 the option you have selected. You may request a change to the loan rate option at any time. If we agree, we will tell you the effective date of the change.

FIXED LOAN RATE OPTION.--We charge interest daily on any loan at the effective rate of 5 1/2% a year. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. If interest is not paid when due. it becomes part of the loan. Then we start to charge interest on it, too.

Example 3: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you borrow $1,600 out of a $4,000 loan value. We charge
5 1/2% a year. Three months later, but still three months before the anniversary, we will have charged about $22 interest. This amount will be a few cents more or less than $22 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,600. The contract debt will be $1,622, since contract debt includes interest charged but not yet due.

On the anniversary in 1996 we will have charged about $44 interest. The interest will then be due.

Example 4: Suppose the $44 interest in example 3 was paid on the anniversary.
The loan and contract debt each became $1,600 right after the payment.

Example 5: Suppose the $44 interest in example 3 was not paid on the anniversary. The interest became part of the loan, and we began to charge interest on it, too. The loan and contract debt each became $1,644.

VARIABLE LOAN RATE OPTION.--We charge interest daily on any loan. Interest is due on each contract anniversary, or when the loan is paid back it that comes first. If interest is not paid when due, it becomes part of the loan. Then we start to charge interest on it, too.

The loan interest rate is the annual rate we set from time to time. The rate will never be greater than is permitted by law. It will change only on a contract anniversary.

Before the start of each contract year, we will determine the loan interest rate we can charge for that contract year.

To do this, we will first find the rate that is the greater of (1) The Published
Monthly Average (which we describe below) for the calendar month ending two months before the calendar month of the contract anniversary; and (2) 5%.

If that greater rate is at least 1/2% more than the loan interest rate we had set for the current contract year, we have the right to increase the loan interest rate by at least 1/2%, up to that greater rate. If it is at least 1/2%
less, we will decrease the loan interest rate to be no more than the greater rate. We will not change the loan interest rate by less than 1/2%.

                            (Continued on Next Page)

Page 18 (VALA--86)

                                LOANS (Continued)

When you make a loan we will tell you the initial interest rate for the loan. We will send you a notice it there is to be an increase in the rate.

The Published Monthly Average means:

1. Moody's Corporate Bond Yield Average--Monthly Average Corporates, as
published by Moody's Investors Service, Inc. or any successor to that service;
or

2. If that average is no longer published, a substantially similar average, established by the insurance regulator where this contract is delivered.

REPAYMENT.--All or part of any contract debt may be paid back at any time while the Insured is living. When we settle the contract, any contract debt is due us.
If there is contract debt at the end of the last day of grace when the contract is in default, it will be deducted from the cash value to determine the net cash value. We will make this adjustment so that the proceeds will not include the amount of that debt.

EFFECT OF A LOAN.--When you take a loan, the amount of the loan continues to be a part of the contract fund and continues to be credited with interest at the guaranteed rate of 4% a year. If you have selected the Variable Loan Rate
Option, we will credit excess interest at an effective rate of not less than the loan interest rate for the contract year less 5 1/2%. However, we will reduce the portion of the contract fund allocated to the separate account and the fixed account by the amount you borrow, and by loan interest that becomes part of the loan because it is not paid when due.

On each transaction date, if there is a contract loan outstanding, we will increase the portion of the contract fund in the fixed account and the separate account by interest credits accrued on the loan since the last transaction date.
When you repay part or all of a loan we will increase the portion of the contract fund in the separate account and the fixed account by the amount of loan you repay, plus interest credits accrued on the loan since the last transaction date. We will not increase the portion of the contract fund allocated to the separate account and the fixed account by loan interest that is paid before we make it part of the loan.

Only the amount of the investment amount will reject the investment results of the subaccounts. Since the amount you borrow is removed from the portion of the contract fund allocated to the separate account and the fixed account, a loan may have a permanent effect on the net cash value of this contract and also on any death benefit in excess of the guaranteed death benefit. The longer the loan is outstanding, the greater this effect is likely to be.

EXCESS CONTRACT DEBT.--If contract debt ever becomes equal to or more than the cash value, all the contract's benefits will end 61 days after we mail a notice to you and any assignee of whom we know. Also, we may send a notice to the
Insured's last known address. In the notice we will state the amount that, if paid to us, will keep the contract's benefits from ending for a limited time.

POSTPONEMENT OF LOAN.--We will usually make a loan within seven days after we receive your request at our Service Office. But we have the right to defer making the portion of the loan that is to come from the portion of the contract fund in the PLVAA if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying you the remainder of the proceeds of a loan for up to six months, unless it will be used to pay premiums on this or other contracts with
us.
Page 19 (VALA--86)

                               SETTLEMENT OPTIONS

PAYEE DEFINED.--In these provisions and under the Automatic Mode of Settlement, the word Payee means a person who has a right to receive a settlement under the contract. Such a person may be the Insured, the owner, a beneficiary, or a contingent payee.

CHOOSING AN OPTION.--A Payee may choose an option for all or part of any proceeds or residue that becomes payable to him or her in one sum. We describe residue later on this page.

In some cases, a Payee will need our consent to choose an option. We describe these cases under Conditions.

OPTIONS DESCRIBED.--Here are the options we offer. We may also consent to other arrangements.

LIFE INCOME OPTION.--We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for a
10-year period (10-Year Certain). The amount of each payment will be based on the Life Income Option Table and on the sex and age, on the due date of the first payment, of the person on whose life the settlement is based. That person must be a Payee. But if a choice is made more than two years after the Insured's death, we may use the Life Income Option payment rates in individual annuity contracts or life insurance contracts we regularly issue, based on United States currency, on the due date of the first payment. On request, we will quote the payment rates in contracts we then issue. We must have proof of the date of birth of the person on whose life the settlement is based. If on the due date of the first payment under this option, we have declared a higher payment rate under the option, we will base the payments on that higher rate.

INTEREST PAYMENT OPTION.--We will hold an amount at interest. We will pay interest at an effective rate of at least 3% a year ($30.00 annually, $14.89 semi-annually, $7.42 quarterly or $2.47 monthly per $1,000). We may pay more interest.

SUPPLEMENTAL LIFE ANNUITY OPTION.--Any Payee may choose to receive all or part of the proceeds of this contract in the form of payments like those of any annuity or life annuity we then regularly issue. But that annuity must (1) be based on United States currency; (2) be bought by a single sum; (3) not provide for dividends; and (4) not normally provide for deferral of the first payment.
For purposes of this option only, the words we, our and us include our parent company, The Prudential Insurance Company of America, which has agreed to make settlements under this option.

The payment will be at least what we would pay under the chosen kind of annuity with its first payment due on its contract date.

The phrase regularly issue does not include contracts that are used to qualify for special federal income tax treatment as a retirement plan unless this contract has been issued as part of such a plan. At least one of the persons on whose life this Option is based must be a Payee. We must have proof of the date of birth of any person on whose life the option is based. This Option cannot be chosen more than 30 days before the due date of the first payment. On request, we will quote the payment that would apply for any amount placed under the option at that time.

FIRST PAYMENT DUE DATE.--Unless a different date is stated when the option is chosen: (1) the first payment for the Interest Payment Option will be due at the end of the chosen payment interval; and (2) the first payment for any of the other options will be due on the date the option takes effect.

RESIDUE DESCRIBED.--For the Life Income Option and the Supplemental Life Annuity
Option, residue on any date means the then present value of any unpaid payments certain. For the Life Income Option, we will compute it at an effective interest rate of 3 1/2% a year. But we will use the interest rate we used to compute the actual Life Income Option payments if they were not based on the table in this contract. For the Supplemental Life Annuity Option, we will use the interest rate we would use for the chosen kind of annuity with the same provisions as to withdrawal.

For the Interest Payment Option, residue on any date means any unpaid balance with interest to that date.

For the Life Income Option and the Supplemental Life Annuity Option, residue does not include the value of any payment that may become due after the certain period.

WITHDRAWAL OF RESIDUE.--Unless otherwise stated when the option is chosen: (1)
under the Life Income Option and the Supplemental Life Annuity Option the
residue may be withdrawn; and (2) under the Interest Payment Option all, or any part not less than $100, of the residue may be withdrawn. If the Interest
Payment Option residue is reduced to less than $1,000, we have the right to pay it in one sum. Under the Life Income Option and the Supplemental Life Annuity
Option, withdrawal of the residue will not affect any payments that may become due after the certain period; the value of those payments cannot be withdrawn.
Instead, the payments will start again if they were based on the life of a person who lives past the certain period.

                            (Continued on Next Page)

Page 20 (VALA--86)

                         SETTLEMENT OPTIONS (Continued)

DESIGNATING CONTINGENT PAYEE(S).--A Payee under an option has the right, unless otherwise stated, to name or change a contingent payee to receive any residue at the Payee's death. This may be done only if (1) the Payee has the full right to withdraw the residue; or (2) the residue would otherwise have been payable to that Payee's estate at death.

A payee who has the right may choose, or change the choice of, an option for all or part of the residue. In some cases, the Payee will need our consent to choose or change an option. We describe these cases under Conditions.

Any request to exercise any of these rights must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service
Office. Then the interest of anyone who is being removed will end as of the date of the request, even if the Payee who made the request is not living when we file it.

CHANGING OPTIONS.--A Payee under the Interest Payment Option may choose another option for any sum that the Payee could withdraw on the date the chosen option is to start. That date may be before the date the Payee makes the choice only if we consent. In some cases, the Payee will need our consent to choose or change an option. We describe these cases next.

CONDITIONS.--Under any of these conditions, our consent is needed for an option to be used for any person:

1.   The person is not a natural person who will be paid in his or her own right.

2.   The person will be paid as assignee.

3.   The amount to be held for the person under the Interest Payment Option is less than $1,000. But we will hold any amount for at least one year in accord with the Automatic Mode of Settlement.

4.   Each payment to the person under the option would be less than $20.

5.   The option is for residue arising other than at (a) the Insured's death, or
     (b) the death of the beneficiary who was entitled to be paid as of the date of the Insured's death.

6.   The option is for proceeds that arise other than from the Insured's death, and we are settling with an owner or any other person who is not the
     Insured.

DEATH OF PAYEE.--If a Payee under an option dies and if no other distribution is shown, we will pay any residue under that option in one sum to the Payee's estate.

                          AUTOMATIC MODE OF SETTLEMENT

APPLICABILITY.--These provisions apply to proceeds arising from the Insured's death and payable in one sum to a Payee who is a beneficiary. They do not apply to any periodic payment.

INTEREST ON PROCEEDS.--We will hold the proceeds at interest under Interest
Payment Option of the Settlement Options provision. The Payee may withdraw the residue. We will pay it promptly on request. We will pay interest annually unless we agree to pay it more often. We have the right to pay the residue in one sum after one year if (1) the Payee is not a natural person who will be paid in his or her own right; (2) the Payee will be paid as assignee; or (3) the original amount we hold under Interest Payment Option for the Payee is less than
$1,000.

SETTLEMENT AT PAYEE'S DEATH.--If the Payee dies and leaves an Interest Payment
Option residue, we will honor any contingent payee provision then in effect. If there is none, here is what we will do. We will look to the beneficiary designation of the contract; we will see what other beneficiary(ies), if any, would have been entitled to the portion of the proceeds that produced the
Interest Payment Option residue if the Insured had not died until immediately after the Payee died. Then we will pay the residue in one sum to such other beneficiary(ies}, in accord with that designation. But if, as stated in that designation, payment would be due the estate of someone else, we will instead pay the estate of the Payee.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. Jane was living when the Insured died. Jane later died without having chosen an option or naming someone other than Paul and John as contingent payee. If Paul and John are living at Jane's death we owe them the residue. If only one of them is living then, and if the contract called for payment to the survivor of them, we owe him the residue. It neither of them is living then, we owe Jane's estate.

SPENDTHRIFT AND CREDITOR.--A beneficiary or contingent payee may not, at or after the Insured's death, assign, transfer, or encumber any benefit payable. To the extent allowed by law, the benefits will not be subject to the claims of any creditor of any beneficiary or contingent payee.

Page 21 (VALA--86)

                         SETTLEMENT OPTIONS (Continued)

                            LIFE INCOME OPTION TABLE
                                 10-YEAR CERTAIN

- --------------------------------------------------------------------------------
          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
                               PAYABLE IMMEDIATELY

- --------------------------------
  AGE
  LAST
BIRTHDAY        Male      Female
- --------------------------------
   10          $3.18      $3.11
and under
     11         3.19       3.12
     12         3.20       3.13
     13         3.21       3.14
     14         3.22       3.15

     15         3.24       3.16
     16         3.25       3.17
     17         3.27       3.19
     18         3.28       3.20
     19         3.30       3.21

     20         3.31       3.22
     21         3.33       3.24
     22         3.35       3.25
     23         3.36       3.26
     24         3.38       3.28

     25         3.40       3.30
     26         3.42       3.31
     27         3.45       3.33
     28         3.47       3.35
     29         3.49       3.37

     30         3.52       3.39
     31         3.54       3.41
     32         3.57       3.43
     33         3.60       3.45
     34         3.63       3.47

     35         3.66       3.50
     36         3.69       3.52
     37         3.72       3.55
     38         3.76       3.58
     39         3.80       3.61

     40         3.84       3.64
     41         3.88       3.67
     42         3.92       3.70
     43         3.97       3.74
     44         4.01       3.78

- ---------------------------------

- ---------------------------------
  AGE
  LAST
BIRTHDAY       Male        Female
- ---------------------------------
    45         $4.06        $3.82
    46          4.12         3.86
    47          4.17         3.90
    48          4.23         3.94
    49          4.28         3.99

    50          4.35         4.04
    51          4.41         4.09
    52          4.48         4.15
    53          4.55         4.21
    54          4.82         4.27

    55          4.70         4.33
    56          4.78         4.40
    57          4.86         4.47
    58          4.95         4.54
    59          5.05         4.62

    60          5.15         4.71
    61          5.25         4.79
    62          5.36         4.89
    63          5.48         4.98
    64          5.60         5.09

    65          5.73         5.20
    66          5.87         5.31
    67          6.01         5.43
    68          6.15         5.56
    69          6.30         5.70

    70          6.46         5.84
    71          6.62         5.99
    72          6.79         6.15
    73          6.96         6.31
    74          7.13         6.49

    75          7.30         6.67
    76          7.48         6.85
    77          7.66         7.04
    78          7.83         7.24
    79          8.00         7.44

    80          8.17         7.64
and over

- ---------------------------------

Page 22 (VALA--86)

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our
Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise;

1.   One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2.   One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3.   Two or more in the same class who have the right to be paid will be paid in equal shares.

4.   If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries.
It beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

                                 CONTRACT SUMMARY (Continued from Page 5)
- ---------------------------------------------------------------------------------------------------------
                                          TABLE OF BASIC AMOUNTS
- ---------------------------------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
- ---------------------------------------------------------------------------------------------------------
And The Contract Is In Force:         Then The Basic Amount Is:              And We Adjust The Basic
                                                                             Amount For:
- ---------------------------------------------------------------------------------------------------------
and not in default past its days of   the insurance amount (see page 14)     contract debt (see page 18),
grace                                 plus the amount of any extra benefits  plus any charges due in the
                                      arising from the insured's death       days of grace (see page 9).
- ---------------------------------------------------------------------------------------------------------
as reduced paid-up insurance (see     the amount of reduced                  contract debt.
page 16)                              paid-up insurance (see page 16)
- ---------------------------------------------------------------------------------------------------------
as extended insurance (see            the amount of term insurance. if the   nothing.
page 16)                              Insured dies in the term (see page
                                      16); otherwise zero
- ---------------------------------------------------------------------------------------------------------
This Table is a part of the Contract Summary and of the Contract.
- ---------------------------------------------------------------------------------------------------------

Page 23 (VALA--86)

                               GUIDE TO CONTENTS
                                                                            Page
                                                                            ----
Contract Summary ..........................................................    5
  Table of Basic Amounts ..................................................   23

Contract Data .............................................................    3
  List of Contract Minimums;
  List of Supplementary Benefits, if any;
  Summary of Face Amount; Schedule of
  Premiums; Schedule of Expense Charges
  from Premium Payments; Schedule of
  Monthly Deductions from Contract Fund;
  Schedule of Maximum Surrender Charges;
  List of Subaccounts and Portfolios;
  List of Fixed Account Options; Schedule
  of Initial Allocation of Net Premiums;
  Service Office

Tabular Contract Fund and Tabular
  Cash Values .............................................................    4

General Provisions ........................................................    6
  Definitions; The Contract; Contract
  Modifications; Non-participating; Service
  Office; Ownership and Control;
  Suicide Exclusion; Currency; Misstatement
  of Age or Sex; Incontestability; Assignment;
  Annual Report; Increase in Face Amount
  at Age 21 for Contracts Issued at Age 14
  or Lower; Payment of Death Claim

Basis of Computation ......................................................    7
  Mortality Tables Described; Interest Rate;
  Exclusions; Values after 20 Contract Years;
  Minimum Legal Values

Premium Payment and Reinstatement .........................................    8
  Payment of Premiums; Scheduled Premiums;
  Unscheduled Premiums; Premium Change on
  Contract Change Date(s); Allocations; Default; Grace
  Period; Premium Account; Reinstatement

Changing The Face Amount and
  Partial Withdrawals .....................................................   10
  Face Amount; Increase in Face
  Amount; Decrease in Face Amount;
  Partial Withdrawals

Separate Account ..........................................................   12
  The Separate Account; Subaccounts; The Fund;
  Separate Account Investments; Change in
  Investment Policy; Change of Fund

Fixed Account .............................................................   12
  The Fixed Account; Fixed Account Options

Transfers .................................................................   13
  Transfers Among Subaccounts and into the Fixed
  Account; Transfers Among Fixed Account
  Options and into the Subaccounts

Investment Amount and Assumed Rate of Return ..............................   13
  Investment Amount; Assumed Rate of Return;

Insurance Amount ..........................................................   14

Contract Fund .............................................................   14
  Contract Fund Defined; Invested Premium
  Amount; Guaranteed Interest; Excess Interest,
  Cost of Expected Mortality; Charge for
  Extra Rating Class; Charge for Extra
  Benefits; Charges for Administration and Minimum
  Death Benefit Guarantee; Schedule of Other Charges

Table of Adjustment Factors ...............................................   15

Contract Value Options ....................................................   16
  Benefit After the Grace Period; Extended
  Insurance; Reduced Paid-up
  Insurance; Computations; Automatic
  Benefit; Optional Benefit; Cash Value
  Option; Tabular Values

Loans .....................................................................   18
  Loan Requirements; Contract Debt; Loan
  Value; Interest Charge; Fixed Loan Rate Option;
  Variable Loan Rate Option; Repayment; Effect
  of a Loan; Excess Contract Debt; Postponement
  of Loan

Settlement Options ........................................................   20
  Payee Defined; Choosing an Option;
  Options Described; Life Income Option;
  Interest Payment Option; Supplemental
  Life Annuity Option;
  First Payment Due Date; Residue Described;
  Withdrawal of Residue; Designating
  Contingent Payee(s); Changing Options;
  Conditions; Death of Payee

Automatic Mode of Settlement ..............................................   21
  Applicability; Interest on Proceeds;
  Settlement at Payee's Death;
  Spendthrift and Creditor

Life Income Option Table ..................................................   22

Beneficiary ...............................................................   23

                      Any Supplementary Benefits and a copy
                       of the application follow page 24.

Page 24 (VALA--86)

-
----------------------------------------------------===============================================================================
                                                    Part 1 Application for Life Insurance to
THE PRUDENTIAL [LOGO]                               [ ] The Prudential Insurance Company of America
                                                    [ ] Pruco Life Insurance Company*
                                                    [ ] Pruco Life Insurance Company of New Jersey*
                                                          *A Subsidiary of The Prudential Insurance Company of
America
                                                    No.
-
-----------------------------------------------------------------------------------------------------------------------------------
1a. Proposed Insured's name--first, initial, last (Print)                 1b. Sex   2a. Date of birth   2b. Age
2c. Place of birth
                                                                           M   F       Mo.  Day  Yr.
                                                                          [ ] [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
3. [ ] Single  [ ] Married  [ ] Widowed  [ ] Separated  [ ] Divorced            4. Social Security No.     /   /
-
-----------------------------------------------------------------------------------------------------------------------------------
5a. Occupation(s)                                                               5b. Duties
-
-----------------------------------------------------------------------------------------------------------------------------------
6. Address for mail          No.                 Street                   City
State               Zip

-
-----------------------------------------------------------------------------------------------------------------------------------
7a. Kind of policy                                                           7b. Initial amount      8.
Accidental death coverage
                                                                                 $                      initial
amount
If a Variable contract is applied for complete appropriate suitability form.                            $
-
-----------------------------------------------------------------------------------------------------------------------------------
9. Beneficiary: (Include name, age and relationship.)   10.List all life insurance on proposed Insured.    Check
here if None [ ]
   a. Primary (Class 1):                                   Company           Initial         Yr.
Kind             Medical
                                                                             amt.            issued    (Indiv.,
Group)  Yes   No

____________________________________________________
[ ]   [ ]

________________________________________________________________________
_______________________________________________________
[ ]   [ ]

________________________________________________________________________
    b. Contingent (Class 2) if
any:                                                                                     [ ]   [ ]

________________________________________________________________________

____________________________________________________
[ ]   [ ]

________________________________________________________________________

[ ]   [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
11. Other person(s) proposed for coverage including the Applicant for Applicant's Waiver of Premium benefit (AWP)
                                                       Relationship to   Date of birth
Total life insurance
    Name--first, initial, last                  Sex    proposed Insured  Mo.  Day  Yr.  Age  Place of birth  in
all companies
a.                                                          Spouse                                           $
___________________________________________________________________________________________________________________________________
b.                                                                                                           $
___________________________________________________________________________________________________________________________________
c.                                                                                                           $
___________________________________________________________________________________________________________________________________
d.                                                                                                           $
___________________________________________________________________________________________________________________________________
e.                                                                                                           $
___________________________________________________________________________________________________________________________________
f.                                                                                                           $
-
-----------------------------------------------------------------------------------------------------------------------------------
12. Supplementary benefits and riders: a. For proposed Insured     b. For spouse, children, Applicant for AWP
    Type and duration of benefit       Amount                      Type and duration of benefit
Amount
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
[ ] Option to Purchase Additional Ins. $                            [ ] Applicant's Waiver of Premium benefit
-
-----------------------------------------------------------------------------------------------------------------------------------
13. State any special request.

-
-----------------------------------------------------------------------------------------------------------------------------------
14. Has any person named in 1a or 11, within the last 12 months:
    a. been treated by a doctor for or had a known heart attack, stroke or cancer (including melanoma)
other            Yes   No
       than of the skin?
..............................................................................................  [ ]  [ ]
    b. had an electrocardiogram for any physical complaint, or taken medication for high blood pressure?
..............  [ ]  [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
15. Premium payable  [ ] Ann.  [ ] Semi-Ann.  [ ] Quar.  [ ] Mon.  [ ] Pay. Budg.  [ ] Pru-Matic  [ ] Gov't.
Allot.
-
-----------------------------------------------------------------------------------------------------------------------------------
16. Amount paid $                                         [ ] None (Must be "None" if either 14a or b is answered
"Yes".)
-
-----------------------------------------------------------------------------------------------------------------------------------
17. Is a medical examination to be made
on:                                                                             Yes   No
    a. the proposed Insured?
..........................................................................................  [ ]  [ ]
    b. spouse (if proposed for coverage)?
.............................................................................  [ ]  [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
18. If 17a or b is "Yes", is it agreed that no insurance will take effect on anyone proposed for coverage
until         Yes   No
    the person(s) indicated in 17 have been examined, even if 16 shows that an amount has been paid?
..................  [ ]  [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------

- ------------
ORD 84376-86  New Jersey                           Page 1 (Continued on page 2)
- ------------

-
-----------------------------------------------------------------------------------------------------------------------------------
Continuation of Part 1 of Application
-
-----------------------------------------------------------------------------------------------------------------------------------
19. Will this insurance replace or change any existing insurance or annuity in any company on any person
named          Yes   No
    in 1a or 11? If "Yes", give their names, name of company, plan, amount, policy numbers and enclose
any              [ ]   [ ]
    required state replacement form(s).

-
-----------------------------------------------------------------------------------------------------------------------------------
20. Is anyone applying for, or trying to reinstate, life or health insurance on any person named in 1a or 11
in         Yes   No
    this or any company? If "Yes", give amount, details and
company.                                                    [ ]   [ ]

-
-----------------------------------------------------------------------------------------------------------------------------------
21. Does any person named in 1a or 11 plan to live or travel outside the United States and Canada within
the            Yes   No
    next 12 months? If "Yes", give country(ies), purpose and duration of
trip.                                          [ ]   [ ]

-
-----------------------------------------------------------------------------------------------------------------------------------
22. Has any person named in 1a or 11 operated or had any duties aboard an aircraft, glider, balloon, or
like             Yes  No
    device, within the last 2 years, or does any such person have any plans to do so in the future? If
"Yes",            [ ]  [ ]
    complete Aviation Questionnaire.
-
-----------------------------------------------------------------------------------------------------------------------------------
23. Has any person named in 1a or 11 engaged in hazardous sports such as: auto, motorcycle or power
boat                 Yes  No
    sports; bobsledding, scuba or skin diving; mountain climbing; parachuting or sky diving;
snowmobile                  [ ]  [ ]
    racing or any other hazardous sport or hobby within the last 2 years or does any such person plan to do so in the future? If "Yes", complete Avocation Questionnaire.
-
-----------------------------------------------------------------------------------------------------------------------------------
24. Has any person (age 15 or over) named in 1a or 11 in the last 3
years:                                               Yes  No
    a. had a driver's license denied, suspended or revoked?
..........................................................    [ ]  [ ]
    b. been convicted of three or more moving violations of any motor vehicle law or of driving while under the influence of alcohol or drugs?
............................................................................    [ ]  [ ]
    c. been involved as a driver in 2 or more auto accidents?
........................................................    [ ]  [ ]
    If "Yes", give name, driver's license number and state of issue, type of violation and reason for license denial, suspension or revocation.

-
-----------------------------------------------------------------------------------------------------------------------------------
25. a. Has the proposed Insured smoked cigarettes within the past twelve months? ..............................
Yes [ ]  No [ ]
    b. Has the spouse (if proposed for coverage) smoked cigarettes within the past twelve months? .............
Yes [ ]  No [ ]
    c. If the proposed Insured or spouse has ever smoked cigarettes, cigars or a pipe, show date(s) last smoked:
                              Cigarettes                      Cigars                         Pipe
        Proposed Insured      Mo. _______     Yr. _______     Mo. _______     Yr. _______    Mo._______   Yr.
_______
        Spouse                Mo. _______     Yr. _______     Mo. _______     Yr. _______    Mo._______   Yr.
_______
-
-----------------------------------------------------------------------------------------------------------------------------------
26. Changes made by the Company.

-
-----------------------------------------------------------------------------------------------------------------------------------
To the best of the knowledge and belief of those who sign below, the statements in this application are complete and true. It
is understood that, if any of the above statements (for example, the smoking data) is a material misrepresentation, coverage
could be invalidated as a result. The beneficiary named in the application is for insurance payable upon death of
(1) the Insured,
and (2) an insured child after the death of the Insured if there is no insured spouse.

When the Company gives a Limited Insurance Agreement form, ORD 84376A-86 New Jersey, of the same date as this
Part 1, coverage
will start as shown in that form. Otherwise, no coverage will start unless: (1) a contract is issued, (2) it is accepted, and (3)
the full first premium is paid while all persons to be covered are living and their health remains as stated in
Parts 1 and 2. If
all these take place, coverage will start on the contract date. If the Company makes a change as indicated in 26 it will be
approved by acceptance of the contract. But where the law requires written consent for any change in the application, such change
can be made only if those who sign this form approve the change in writing. No agent can make or change a contract, or waive any
of the Company's rights or needs.

Ownership: Unless otherwise asked for above, the owner of the contract will be (1) the applicant if other than the proposed Insured,
otherwise (2) the proposed Insured. But this is subject to any automatic transfer of ownership stated in the contract.

--------------------------------------------------------------------
                                                               Signature of Proposed Insured (If age 8 or over)

Dated at                     on                    , 19
- -----------------------------------------------------------
--------------------------------------------------------------------
          (City/State)                                         Signature of Applicant (If other than proposed
Insured --
                                                               If applicant is a firm or corporation, show that
company's name

Witness                                                        By
- -----------------------------------------------------------
--------------------------------------------------------------------
(Licensed agent must witness where required by law)            (Signature and title of officer signing for that
company)

-
-----------------------------------------------------------------------------------------------------------------------------------

- ------------
ORD 84376-86   New Jersey                                  Page 2
- ------------

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                        No.
  A SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA         xx xxx xxx

A Supplement to the Application for Life Insurance in which    JOHN DOE   is
named the proposed insured. The contract applied for is:

     [ ] Variable Life Insurance        [ ] Variable Appreciable Life Insurance
                                            [ ] with Variable Insurance Amount
                                            [x] with Fixed Insurance Amount

The person who signs below:

     1.   acknowledges receipt of the current prospectus for the contract checked above:

     2.   UNDERSTANDS THAT THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS)
          MAY GO UP OR DOWN DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE
          BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM, IF PREMIUMS ARE
          DULY PAID AND THERE IS NO CONTRACT DEBT;

     3.   UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR DOWN DEPENDING ON THE
          CONTRACT'S INVESTMENT EXPERIENCE AND THAT THERE IS NO GUARANTEED
          MINIMUM CASH VALUE;

     4.   believes that this contract will meet insurance needs and financial objectives; and

     5.   requests that the net premium payments (as described in the prospectus) be allocated to the appropriate Pruco Life variable contract account for the contract checked above as follows:

                  Subaccount                          Allocation+
                  ----------                          ----------
                  Bond                                20% (BOND)

                  Money Market                        20% (MMKT)

                  Common Stock                        20% (CSTK)

                  Aggressively Managed Flexible       20% (AFLX)

                  Conservatively Managed Flexible     20% (CFLX)

                  _______________________________     __% (    )
Not available
for Variable      Fixed Rate Option                   __% (FIXD)
Life Insurance
                                                     100%

   + If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect.
     All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33 1/3% cannot).

NOTE: Upon request, we will furnish illustrations of benefits, including death benefits and cash values, for (a) the variable life insurance contract applied for and (b) a fixed benefit life insurance contract for the same premium.

Date                                       Signature of Applicant

         August 25, 1986                     /s/ JOHN DOE
- --------------------------------           -----------------------------------

- ---------
PLY 70-86
- ---------

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

Page 25 (VALA--86) (N)

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY. INSURANCE PAYABLE ONLY UPON
DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT INSURED'S LIFETIME. PROVISIONS FOR
OPTIONAL ADDITIONAL PREMIUMS. CASH VALUES REFLECT PREMIUM PAYMENTS, INVESTMENT
RESULTS AND CHARGES. GUARANTEED DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID
AND NO CONTRACT DEBT OR WITHDRAWALS. INCREASE IN FACE AMOUNT AT ATTAINED AGE 21
IF CONTRACT ISSUED AT AGE 14 OR LOWER. NON-PARTICIPATING.

VALA--86 - N

                                                              Exhibit 26(d)(iii)

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                               NEWARK, NEW JERSEY
    A Stock Company Subsidiary of The Prudential Insurance Company of America

================================================================================

       Insured  JOHN DOE                                xx xxx xxx Policy Number
                                                       JUN 4, l986 Contract Date
   Face Amount  $50,000--

Premium Period  LIFE
        Agency  R-NK 1

================================================================================

     We will pay the beneficiary the proceeds of this contract promptly if we receive due proof that the Insured died. We make this promise subject to all the provisions of the contract.

     The Death Benefit will be the insurance amount, plus the amount of any extra benefit (unless the contract is in default or there is contract debt). The Death Benefit may be fixed or variable depending on the payment of premiums, the investment experience of the separate account and the level of charges made. But the Insurance Amount will not be less than the face amount. (We describe the insurance amount on page 14.)

     The cash value may increase or decrease daily depending on the payment of premiums, the separate account investment experience and the charges made.
     There is no guaranteed minimum.

     We specify a schedule of premiums. Additional unscheduled premiums may be paid at your option subject to the limitations in the contract.

     Please read this contract with care. A guide to its contents is on the last page. A summary is on page 5. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

     RIGHT TO CANCEL CONTRACT.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or (3) 10 days after we mail or deliver to you any Withdrawal Right notice, whichever is latest. All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you.
     It will be canceled from the start and we will promptly give you the value of your Contract Fund on the date you return the contract to us. We will also give back any charges we made in accord with this contract.

Signed for Pruco Life Insurance Company of New Jersey
a New Jersey Corporation

       /s/ [SPECIMEN]                 /s/ [SPECIMEN]
           Secretary                                    President

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY WITH VARIABLE INSURANCE AMOUNT.
INSURANCE PAYABLE ONLY UPON DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT
INSURED'S LIFETIME. PROVISION FOR OPTIONAL ADDITIONAL PREMIUMS. BENEFITS REFLECT
PREMIUM PAYMENTS, INVESTMENT RESULTS AND MORTALITY CHARGES. GUARANTEED MINIMUM
DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID AND NO CONTRACT DEBTOR OR
WITHDRAWALS. INCREASE IN FACE AMOUNT AT ATTAINED AGE 21 IF CONTRACT ISSUED AT
AGE 14 OR LOWER. NON-PARTICIPATING.

VALB--86--N

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

Page 2 (VALB--86)

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE     M-35
              INSURED  JOHN DOE                         XX XXX XXX POLICY NUMBER
          FACE AMOUNT  $50,000--                      SEP 10, 1986 CONTRACT DATE

       PREMIUM PERIOD  LIFE

               AGENCY  R-NK 1

          BENEFICIARY  CLASS 1 MARY DOE, WIFE
                       CLASS 2 ROBERT DOE, SON

          FIXED LOAN INTEREST RATE

                            LIST OF CONTRACT MINIMUMS

                     THE MINIMUM UNSCHEDULED PREMIUM IS $25.
                 THE MINIMUM INCREASE IN FACE AMOUNT IS $25,000.
                 THE MINIMUM DECREASE IN FACE AMOUNT IS $10,000.
                       THE MINIMUM FACE AMOUNT IS $50,000.

                             ***** END OF LIST *****

                         LIST OF SUPPLEMENTARY BENEFITS
                                ***** NONE *****

                             SUMMARY OF FACE AMOUNT

                              EFFECTIVE       RATING      CONTRACT CHANGE
               AMOUNT           DATE           CLASS            DATE

INITIAL       $50,000--     SEP 10, 1986     NONSMOKER     SEP 10, 2016

                           ***** END OF SUMMARY *****

                              SCHEDULE OF PREMIUMS

PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE AND AT
INTERVALS OF 12 MONTHS AFTER THAT DATE.

            SCHEDULED PREMIUMS ARE                          $ 468.00 EACH
               CHANGING ON SEP 10, 2016 TO                  $2903.50 EACH

                           ***** END OF SCHEDULE *****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

PAGE 3 (86)

                               CONTRACT DATA CONTINUED     POLICY NO. XX XXX XXX

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF UP TO $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF UP TO 7.5% WHICH IS USED TO PAY FOR
SALES CHARGES AND STATE PREMIUM TAXES.  AFTER DEDUCTION OF THIS AMOUNT, THE
BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 14).

                           ***** END OF SCHEDULE *****

              SCHEDULE OF MONTHLY DEDUCTIONS FROM THE CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS NO MORE THAN $3.50. THE MONTHLY CHARGE TO
GUARANTEE THE MINIMUM DEATH BENEFIT IS NO MORE THAN $.50.

                           ***** END OF SCHEDULE *****

                      ***** SCHEDULE ON OTHER CHARGES *****

THERE IS A FEE OF UP TO $15 FOR ANY PARTIAL WITHDRAWAL OR DECREASE IN FACE
AMOUNT.
                          ***** END OF SCHEDULE *****

                      SCHEDULE OF MAXIMUM SURRENDER CHARGES

FOR FULL SURRENDER AT THE END OF THE CONTRACT YEAR INDICATED, THE MAXIMUM CHARGE
WE WILL DEDUCT FROM THE CONTRACT FUND IS SHOWN BELOW. FOR SURRENDER OTHER THAN
YEAR-END THE AMOUNT OF THE CHARGE WILL REFLECT THE NUMBER OF COMPLETED CONTRACT
MONTHS SINCE THE BEGINNING OF THE CONTRACT YEAR (SEE PAGE 17).

    YEAR OF                DEFERRED         DEFERRED UNDERWRITING
   SURRENDER             SALES CHARGES         AND ISSUE CHARGE        TOTAL
   ---------             -------------         ----------------        -----
      1                     $217.00                $250.00            $467.00
      2                     $217.00                $250.00            $467.00
      3                     $217.00                $250.00            $467.00
      4                     $217.00                $250.00            $467.00
      5                     $217.00                $250.00            $467.00
      6                     $173.50                $200.00            $373.50
      7                     $130.00                $150.00            $280.00
      8                      $87.00                $100.00            $187.00
      9                      $43.50                 $50.00             $93.50
     10                       $0.00                  $0.00              $0.00
     11 AND LATER              ZERO                   ZERO               ZERO

                           ***** END OF SCHEDULE *****

                      CONTRACT DATA CONTINUED ON NEXT PAGE

PAGE 3A (86)

                             CONTRACT DATA CONTINUED       POLICY NO. XX XXX XXX

                       LIST OF SUBACCOUNTS AND PORTFOLIOS

EACH SUBACCOUNT OF THE PRUCO LIFE OF NEW JERSEY VARIABLE APPRECIABLE ACCOUNT
INVESTS IN A SPECIFIC PORTFOLIO OF THE PRUCO LIFE SERIES FUND. WE SHOW BELOW THE
SUBACCOUNTS AND THE FUND PORTFOLIOS THEY INVEST IN.

                                                FUND
SUBACCOUNT                                    PORTFOLIO
- ----------                                    ---------

MONEY MARKET NJ                              MONEY MARKET
BOND NJ                                      BOND
COMMON STOCK NJ                              COMMON STOCK
AGGRESSIVELY MANAGED FNJ                     AGGRESSIVELY MANAGED FLX
CONSERVATIVELY MANAGED FNJ                   CONSERVATIVELY MANAGED FLX

                             ***** END OF LIST *****

                          LIST OF FIXED ACCOUNT OPTIONS

                                FIXED RATE OPTION

                             ***** END OF LIST *****

              SCHEDULE OF INITIAL ALLOCATION OF NET PREMIUMS

               MONEY MARKET SUBACCOUNT                      25%
               CONSERVATIVELY MANAGED FLX SUBACCOUNT        50%
               FIXED RATE OPTION                            25%

                           ***** END OF SCHEDULE *****

SERVICE OFFICE - PLEASE DIRECT ANY COMMUNICATIONS ABOUT THIS CONTRACT TO:

                      PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                      P.O. BOX XXXX, MINNEAPOLIS, MN XXXXX

PAGE 3B (86)

                                                          POLICY. NO. XX XXX XXX

                                 TABULAR VALUES

WE EXPLAIN THIS TABLE UNDER CONTRACT FUND AND TABULAR VALUES. ACTUAL CONTRACT
FUND VALUES AND CASH VALUES MAY BE MORE OR LESS THAN AMOUNT SHOWN (SEE CONTRACT
FUND AND CASH VALUE OPTION.)

     END OF               TABULAR                 TABULAR
    CONTRACT              CONTRACT                 CASH
      YEAR                  FUND                   VALUE
      ----                  ----                   -----
       1                    288.00                  0.00
       2                    581.50                114.50
       3                    878.00                411.00
       4                   1178.00                711.00
       5                   1479.60               1012.50

       6                   1782.00               1408.50
       7                   2084.00               1804.00
       8                   2385.00               2198.20
       9                   2683.00               2590.10
      10                   2979.00               2979.00

      11                   3270.50               3270.50
      12                   3556.50               3556.50
      13                   3835.50               3835.50
      14                   4106.50               4106.50
      15                   4367.50               4367.50

      16                   4615.00               4615.00
      17                   4845.00               4845.00
      18                   5053.00               5053.00
      19                   5234.50               5234.50
      20                   5384.00               5384.00

   ATTAINED
     AGE
     ---
      60                   5490.50               5490.50
      62                   5105.00               5105.00
      65                   3750.00               3750.00

TABULAR CASH VALUES ARE THE TABULAR CONTRACT FUND VALUES MINUS A
SURRENDER CHARGE.  WE SHOW ON A PRIOR CONTRACT PAGE WHAT THE
MAXIMUM SURRENDER CHARGE WILL BE.

THE TABULAR CONTRACT FUND VALUES AND TABULAR CASH VALUES SHOWN ARE THE AMOUNTS
WHICH WILL APPLY IF ALL SCHEDULED PREMIUMS HAVE BEEN PAID ON THEIR DUE DATES,
THERE HAVE BEEN NO UNSCHEDULED PREMIUMS PAID, THERE IS NOT CONTRACT DEBT, THE
SUBACCOUNTS AND THE FIXED ACCOUNT OPTIONS YOU HAVE CHOSEN EARN EXACTLY THE
ASSUMED RATE OF RETURN AND WE HAVE DEDUCTED THE MAXIMUM MORTALITY CHARGES.

Page 4(86)

                                CONTRACT SUMMARY

We offer this summary to help you understand this contract. We do not intend that it change any of the provisions of the contract.

This is a contract of life insurance. Premiums are to be paid throughout the
Insured's lifetime. We specify a schedule of premiums that will keep the contract in force. Additional premiums may be paid at your option, subject to limits in the contract. The death benefit and the cash value will vary with the payment of premiums, the investment performance of the Separate Account subaccounts that you select, the interest credited to any portion of the contract fund not allocated to the subaccounts, and the mortality and expense charges deducted.

The face amount shown on page 3 is the guaranteed death benefit. The death benefit will not decrease below the guaranteed death benefit if the contract is not in default past its days of grace and there is no contract debt. (We describe on page 9 the way the contract can go into default.) Subject to certain requirements, you may increase or decrease the face amount. If the contract remains in default past its days of grace the contract may end or it may stay in force with reduced benefits. If either occurs, you may be able to reinstate its full benefits.

Proceeds is a word we use to mean the amount we would pay if we were to settle the contract in one sum. To compute the proceeds that may arise from the
Insured's death, we start with a basic amount. We may adjust that amount if there is a loan or if the contract is in default. The table on page 23 tells what the basic amount is. The amount depends on how the contract is in force.
The table will refer you to the parts of the contract that tell you how we adjust the basic amount. If you surrender the contract, the proceeds will be the net cash value. We describe it under Cash Value Option on page 17.

Proceeds often are not taken in one sum. For instance, on surrender, you may be able to put proceeds under a settlement option to provide retirement income or for some other purpose. Also, for all or part of the proceeds that arise from the Insured's death, you may be able to choose a manner of payment for the beneficiary. If an option has not been chosen, the beneficiary may be able to choose one. We will pay interest under the Interest Payment Option from the date of death on any proceeds to which no other manner of payment applies. This will be automatic as we state on page 21. There is no need to ask for it

You and we may agree on a change in the ownership of this contract. Also, unless we endorse it to say otherwise, the contract gives you these rights, subject to certain limitations and requirements:

o    You may change the beneficiary under it.

o    You may borrow on it up to its loan value.

o    You may surrender it for its net cash value.

o    You may change the allocation of future net premiums among the subaccounts and the fixed account.

o    You may transfer amounts among subaccounts and the fixed account.

o    You may change the face amount.

o    You may withdraw a portion of the contract's value.

The contract, as issued, may or may not have extra benefits that we call
Supplementary Benefits. If it does, we list them under Supplementary Benefits on the Contract Data pages and describe them after page 24. The contract may or may not have other extra benefits. If it does, we add them by rider. Any extra benefit ends as soon as the contract is in default past its days of grace, unless the form that describes it states otherwise.

                     (Contract Summary Continued on Page 23)

Page 5 (VALB--86)(NJ)

                               GENERAL PROVISIONS

Definitions.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

We, Our, Us and Company -- Pruco Life Insurance Company of New Jersey,
a New Jersey Corporation.

You and Your.--The owner of the Contract.

Insured.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission.

PLVAA.-- The Pruco Life of New Jersey Variable Appreciable Account.

Issue Date.--The contract date.

Monthly Date.--The contract date and the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March
9, April 9, May 9 and so on.

Anniversary or Contract Anniversary.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March
9, 1987. The second is March 9, 1988, and so on.

Contract Year.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 8, 1987. The second starts on March 9, 1987 and ends on
March 8, 1988, and so on.

Contract Month.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

Attained Age.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

The Contract.--This policy, and the attached copy of the initial application together with copies of any subsequent applications to change the policy, and any additional Contract Data pages added to this policy, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties. We relied on those statements when we issued the contract. We will not use any statement, unless made in an application, to try to void the contract or to deny a claim.

Contract Modifications.--Only a Company officer with the rank or title of Vice
President or above may agree to modify this contract, and then only in writing.

Non-participating.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

Service Office.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data pages, unless we notify you of another one.

Ownership and Control.--Unless we endorse this contract to say otherwise: (1)
the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

Suicide Exclusion.--If the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid, minus any contract debt and minus any partial withdrawals.

Also, for any increase in the face amount, if the Insured, whether sane or insane, dies by suicide within two years from the effective date of the increase, we will pay, as to the increase in amount, no more than the sum of the scheduled premiums that were due for the increase.

Currency.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.

Misstatement of Age or Sex.--If the Insured's stated age or sex or both are not correct, we will adjust each benefit and any amount to be paid to reflect the correct age and sex. Any death benefit will be based on what the most recent charge for mortality would have provided at the correct age and sex. Where required, we have given the insurance regulator a detailed statement of how we will make these changes.

The Schedule of Premiums may show that scheduled premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

                            (Continued on Next Page)

Page 6 (VALB--86) (NJ)

                         GENERAL PROVISIONS (Continued)

Incontestability.--Except as we state in the next sentence, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date. There are two exceptions: (1) non-payment of enough premium to provide the required charges; and (2) any change in the contract that requires our approval and that would increase our liability. For any such change, we will not contest the change after it has been in effect during the
Insured's lifetime for two years from the date it takes effect.

Assignment.--We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

Annual Report.--Each year we will send you a report. It will show: (1) the current death benefit; (2) the investment amount; (3) the amount of the investment amount in each subaccount; (4) the amount in the fixed account; (5)
the net cash value; (6) premiums paid, interest credited and monthly charges deducted since the last report; (7) any partial withdrawals since the last report; and (8) any contract debt and the interest on the debt for the prior year. The report will also include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under extended term insurance.

You may ask for a similar report at some other time during the year. Or you may request from time to time a report projecting results under your contract on the basis of premium payment assumptions and assumed investment results. We have the right to make a reasonable charge for reports such as these that you ask for, and to limit the scope and frequency of such reports.

Increase in Face Amount at Age 21 for Contracts Issued at Age 14 or Lower.--If
this contract was issued at age 14 or lower, it shows on page 3 an increase in face amount at attained age 21 which applies if the contract is not then in default beyond its days of grace. Any references in the contract to face amount or death benefit which apply at or after attained age 21 will be based upon the increased face amount, unless otherwise stated.

Payment of Death Claim.--If we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service
Office proof of death and any other information we need to pay the claim. But we have the right to defer paying portion of the proceeds greater than the minimum guaranteed death benefit that is to come from the subaccounts if (1) the New
York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.

                              BASIS OF COMPUTATION

Mortality Tables Described.--Except as we state in the next paragraph, (1) we base all net premiums and net values to which we refer in this contract on the
Insured's issue age and sex and on the length of time since the contract date;
(2) we use the Commissioners 1980 Standard Ordinary Mortality Table; and (3) we
use continuous functions based on age last birthday.

For extended insurance, we base net premiums and net values on the Commissioners
1980 Extended Term Insurance Table.

Interest Rate.--For all net premiums and net values to which we refer in this contract we use an effective rate of 4% a year.

Exclusions.--When we compute net values we exclude the value of any
Supplementary Benefits and any other extra benefits added by rider to this contract.

Values After 20 Contract Years.--Tabular values not shown on page 4 will be the net level premium reserves, taking into account modified premiums. To compute them, we will use the mortality tables and interest rate we describe above.
There will be the same exclusions.

Minimum Legal Values.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

Pruco Life Insurance Company of New Jersey,

By /s/ ISABELLA L. KIRCHNER
   ---------------------------
            Secretary

- ----------
PLIY 72-86
- ----------

Page 7 (VALB--86)(NJ)

                        PREMIUM PAYMENT AND REINSTATEMENT

Payment of Premiums.--Premiums may be paid at our Service Office or to any of our authorized representatives. If we are asked to do so, we will give a signed receipt.

Premium payments will in most cases be credited as of the date of receipt, to both the premium account and the contract fund. (See Contract Fund, page 11 and
Premium Account, page 8.) Premium credits to the premium account are the full premium paid with no deductions. Premium credits to the contract fund are the invested premium amounts (see page 14). But in the following cases, to the extent stated, premium payments will be credited as of a date other than the date of receipt:

1. The first scheduled premium is due on the Contract Date. But if the first premium payment is received after the Contract Date, the scheduled portion will be credited to the contract fund and the premium account as of the Contract
Date. And any portion of that first premium payment in excess of the first scheduled premium will be credited as of the date of receipt. If the first premium is received before the Contract Date, the entire payment will be credited as of the Contract Date.

2. If a premium payment is received during the 61 day period after the day when a scheduled premium was due and had not yet been paid, here is what we will do.
We will determine whether the premium account, (see Premium Account below), just before receipt of that payment was a negative amount. If not--that is, if the premium account was zero or higher--the premium payment will be credited as of the date of receipt. But if the premium account was negative by no more than the scheduled premium on the due date, that portion of the premium payment required to bring the premium account up to zero will be credited to the premium account as of the due date; any remaining portion of the premium payment will be credited to the premium account as of the date of receipt. If the premium account is negative by more than the scheduled premium then due, the premium payment will be credited as of the date of receipt, except in the situation described in 3 below.

3. On each Monthly Date we will determine if the contract is in default. (See
Default on page 8.) We will notify you of the minimum payment amount needed to bring the contract out of default. If one or more premium payments are made during the days of grace after that Monthly Date (see Grace Period on page 8), we will credit to the contract fund and the premium account, as of the applicable Monthly Dates, such parts of the payments as are needed to end the default status; any remaining part of those premium payments will be credited to the contract fund and premium account as of the date of receipt.

Scheduled Premiums.--We show the amount and frequency of the scheduled premiums in the Schedule of Premiums. The first scheduled premium is due on the contract date. There is no insurance under this contract unless an amount at least equal to the first scheduled premium is paid.

The scheduled premium shown is the minimum required, at the frequency chosen, to continue the contract in full force if you pay all scheduled premiums when due, you make no withdrawals, any interest credited and investment returns are at the assumed rate, we deduct the maximum mortality and expense charge rate and any contract debt does not exceed the cash value. An increase in the face amount increases the scheduled premium.

If you wish to pay, on a regular basis, higher premiums than the amount of the scheduled premiums, we will bill you for the higher amount you choose. Or if you wish, you may from time to time make a smaller premium payment than the amount of the scheduled premium, subject to the minimum premium amount shown on page 3.

If scheduled premiums that are due are not paid, or if smaller payments are made, the contract may then or at some future time go into default. Payment of less than the scheduled premium increases the risk that the contract will end if investment results are not favorable. The conditions under which default will exist are described below.

Unscheduled Premiums.--Except as we state in the next paragraph, unscheduled premiums may be paid at any time during the Insured's lifetime, as long as the contract is not in default beyond its days of grace. We show on page 3 the minimum premium we will accept. We have the right to limit unscheduled premiums to a total of $10,000 in any contract year.

We have the right to refuse any payment that increases the insurance amount by more than it increases the contract fund.

Premium Change on Contract Change Date(s).--We show the Contract Change Date(s)
in the Contract Data pages. We also show in the Schedule of Premiums on page 3 that the amount of each scheduled premium will change on each Contract Change
Date and what the new premium will be. However, when a Contract Change Date arrives we will recompute a new premium amount to be used in calculating the premium account. The new premium that we recompute will be no greater than the new premium for that date which we show on page 3. In addition, if the premium account is less than zero, we will set the premium account to zero.

                            (Continued on Next Page)

Page 8 (VALB--86)

                  PREMIUM PAYMENT AND REINSTATEMENT (Continued)

The Schedule of Premiums may also show that the premium changes at other times.
This may occur, for example, with a contract issued with extra benefits or in an extra rating class if, in either case, this calls for a higher or extra premium for a limited period of time.

Allocations.--You may allocate all or a part of your invested premium amount to one or more of the subaccounts and fixed account option(s) listed in the
Contract Data pages. You may choose to allocate nothing to a particular subaccount or fixed account option. But any allocation you make must be at least
10%; you may not choose a fractional percent.

Example: You may choose a percentage of 0, or 100, or 10, 11, 12, and so on, up to 90. But you may not choose a percentage of 1 through 9, or 91 through 99, or any percentage that is not a whole number. The total for all subaccounts must be
100%.

The initial allocation of invested premium amounts (see page 14) is shown in the
Contract Data pages. You may change the allocation for future invested premium amounts at any time if the contract is not in default. To do so, you must notify us in writing in a form that meets our needs. The change will take effect on the date we receive your notice at our Service Office.

A premium might be paid when the contract fund is less than zero. In that case, when we receive that premium, we first use as much of the invested premium amount as we need to eliminate the deficit in the contract fund. We will then allocate any remainder of the invested premium amount in accord with your most recent request. (We describe contract fund on page 14.)

Default.--Unless the contract is already in the grace period, on each Monthly
Date, after we deduct any charges from the contract fund (which we describe on page 14) and add any credits to it, we will determine whether the contract is in default. To do so, we will compute the amount which will accrue to the tabular contract fund on the next Monthly Date if, during the current contract month:
(1) any interest credited and investment returns are at the assumed rate (see
Assumed Rate of Return on page 13); (2) we make the other charges and credits we have set, including interest on contract debt; and (3) we receive no premiums or loan repayments make no loans nor grant any partial withdrawals. We will compare this amount to the contract fund. If this amount is not less than the contract fund the contract is not in default. If this amount is less than the
Contract Fund the difference is the fund deficit. In this case the contract is in default if the premium account, which we define below, is also less than zero. See Excess Contract Debt on page 19 for another way the contract may end.

Grace Period.--The days of grace begin on any monthly date (other than the contract date) on which the contract goes into default. We grant 61 days from the date we mail you a notice of default to make the required payments which we define below. During the days of grace we will continue to accept premiums and make the charges we have set. If the monthly date was a scheduled premium due date, when we receive a premium payment during the days of grace we will first determine whether it satisfies case 2 under Payment of Premiums above. If it does, the default will end. If it does not, or if the monthly date when the contract went into default was not a scheduled premium due date, here is what we will do:

Within 30 days after any default we will send you a notice that your contract is in default. We will indicate the minimum payment required to keep your contract in force and the length of the grace period for payment of such amount.

If at any time during the days of grace, we have received payments that in total are at least equal to the lesser of (a) the sum of the fund deficit on the date of default and any additional fund deficits on any subsequent Monthly Dates since the date of default, and (b) the sum of the amount by which the premium account is negative on the date of default and any scheduled premiums due since the date of default, the default will end.

If the contract is still in default when the days of grace are over, it will end and have no value, except as we state under Contract Value Options (which we describe on page 16).

Premium Account.--On the contract date, the premium account is equal to the premium credited on that date minus the scheduled premium then due. On any other day, the premium account is equal to:

1.   what it was on the prior day; plus

2.   if the premium account was greater than zero on the prior day, interest on the excess at 4% a year; minus

3.   if the premium account was less than zero on the prior day, interest on the amount of the deficit at 4% a year; plus

4.   any premium credited on that day; minus

5.   any scheduled premium due on that day; minus

6.   any partial withdrawals on that day.

                            (Continued on Next Page)

Page 9 (VALB--86)

                  PREMIUM PAYMENT AND REINSTATEMENT (Continued)

The contract might be in default, as described above. If so, the premium account is less than zero. If a premium payment is received on any day during the days of grace while the contract is in default and the premium account is negative by no more than one scheduled premium, that payment, to the extent that it is required to bring the premium account up to zero, will, as we describe under
Payment of Premiums above, be credited to the premium account as of the Monthly
Date when the scheduled premium was due, whether that date is the date of default or a subsequent Monthly Date. Any remaining portion of the premium payment will be credited as of the actual date of receipt. In this case the premium account for all days from the monthly date to the actual date of receipt will be recalculated.

Reinstatement.--If this contract is still in default after the last day of grace, you may reinstate it, if all these conditions are met:

1.   No more than three years must have elapsed since the date of default.

2.   You must not have surrendered the contract for its net cash value.

3.   You must give us any facts we need to satisfy us that the Insured is insurable for the contract.

4.   We must be paid a premium at least equal to the amount required to bring the premium account up to zero on the first Monthly Date on which a scheduled premium is due after the date of reinstatement. From this amount we will deduct the expense charges from premium payments described in the
     Contract Data pages, plus any charges with 4% interest for any extra benefits, plus any other charges with 4% interest. The contract fund will be equal to the remainder, plus the cash value of the contract immediately before reinstatement, plus a refund of that part of any surrender charge deducted at the time of default which would be charged if the contract were surrendered immediately after reinstatement.

     If we approve, you may be able to reinstate the contract for a premium less than that described above. We will deduct the same charges and adjust the contract fund in the same manner. If you do so, the premium account will be less than zero. You may need to pay more than the scheduled premiums to guarantee that the contract will not go into default at some future time.

5.   If before reinstatement the contract is in force as reduced paid-up insurance (see page 16), any contract debt under reduced paid-up insurance must be repaid with interest or carried over to the reinstated contract.

     If we approve the reinstatement, these statements apply. The date of reinstatement will be the date of your request or the date the required premium is paid, if later. And we will start to make daily and monthly charges and credits again as of the date of reinstatement.

                CHANGING THE FACE AMOUNT AND PARTIAL WITHDRAWALS

Face Amount.--The face amount is shown on page 3. It will change if you increase or decrease it.

Increase in Face Amount.--After the first contract year, you may be able to increase the face amount once each contract year. Your right to do so is subject to all these conditions and the paragraph that follows:

1.   You must ask for the increase in writing and in a form that meets our needs; if you are not the Insured and the Insured is age 8 or over, he or she must sign the form too.

2.   The amount of the increase must be at least equal to the minimum increase in face amount, which we show on page 3.

3.   You must give us any facts we need to satisfy us that the Insured is insurable for the amount of the increase.

4.   If we ask you to do so, you must send us the contract to be endorsed.

5.   The contract must not be in default.

6.   We must not have changed the basis on which benefits and charges are calculated under newly issued contracts since the Issue Date.

7.   You must make any required payment.

8.   The insured must be eligible for the same rating class and benefits as shown on page 3.

9.   We must not be waiving premiums in accord with any Waiver of Premium benefit that may be included in the contract.

An increase will take effect only if we approve your request for it at our
Service Office. If the increase is approved we will recompute the contract's scheduled premiums, maximum surrender charges, tabular values, monthly deductions and expense charges. We will send you new Contract Data pages showing the amount and effective date of the increase and the recomputed values. If the insured is not living on the effective date, the increase will not take effect.

                            (Continued on Next Page)

Page 10 (VALB--86)

          CHANGING THE FACE AMOUNT AND PARTIAL WITHDRAWALS (Continued)

Decrease in Face Amount.--After the first contract year, you may be able to decrease the face amount. Your right to do so is subject to all these conditions and the paragraphs that follow:

1.   You must ask for the decrease in writing and in a form that meets our needs.

2.   The amount of the decrease must be at least equal to the minimum decrease in face amount, which we show on page 3.

3.   The face amount after the decrease must be at least equal to the minimum face amount, which we show on page 3.

4.   It we ask you to do so, you must send us the contract to be endorsed.

A decrease will take effect only if we approve your request for it at our
Service Office. If the decrease is approved, we will recompute the contract's scheduled premiums, maximum surrender charges, tabular values, monthly deductions and expense charges. A decrease in face amount may also effect the amount of any extra benefits this contract might have. We will send you new
Contract Data pages showing the amount and effective date of the decrease and the recomputed values. If the Insured is not living on the effective date, the decrease will not take effect.

We may deduct an administrative fee of up to $15.00, and a proportionate part of any then applicable surrender charge from the contract fund.

Partial Withdrawals.--After the first contract year, you may be able to make partial withdrawals from the contract. Your right to do so is subject to all these conditions and the paragraphs that follow:

1.   You must ask for the partial withdrawal in writing and in a form that meets our needs.

2.   The amount withdrawn, plus the net cash value after withdrawal, may not be more than the net cash value before withdrawal.

3.   The cash value after withdrawal must not be less than the tabular cash value.

4.   The amount you withdraw must be at least $500.

5.   You may make up to four partial withdrawals in any contract year.

6.   If we ask you to do so, you must send us the contract to be endorsed.

We may deduct an administrative fee of up to $15.00.

We will usually pay any partial withdrawal within seven days after we receive your request and, if we request it, the contract at our Service Office. But we have the right to defer paying the portion of the proceeds that is to come from the portion of the contract fund in the PLVAA if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying you the remainder of the proceeds for up to six months. If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

An amount withdrawn may not be repaid, except as an unscheduled premium subject to charges.

We will tell you how much you may withdraw if you ask us.

Page 11 (VALB--86)(NJ)

                                SEPARATE ACCOUNT

The Separate Account.--The words separate account, where we use them in this contract without qualification, mean the Pruco Life Variable Appreciable Account
(PLVAA) and any other separate account that we establish. PLVAA is a unit investment trust registered with the SEC under the Investment Company Act of
1940. We established PLVAA to support variable life insurance contracts. We own the assets of this separate account; we keep them separate from the assets of our general account.

We guarantee that the expenses and mortality results of the account will not adversely effect the dollar amounts of values, benefits or payments under this contract.

Subaccounts.--A separate account may have several subaccounts. We list the subaccounts in the Contract Data pages. You determine, using percentages, how invested premium amounts will be allocated among the subaccounts. We may establish additional subaccounts.

The Fund.--The word fund, where we use it in this contract without qualification, means the fund we identify in the Contract Data pages. The fund is registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company. The fund has several portfolios; there is a portfolio that corresponds to each of the subaccounts of
PLVAA. We list these portfolios in the Contract Data pages.

Separate Account Investments.--We use the assets of PLVAA to buy shares in the fund. Each subaccount of PLVAA is invested in a specific portfolio. Income and realized and unrealized gains and losses from assets in each of these subaccounts are credited to, or charged against, that subaccount. This is without regard to income, gains, or losses in our other investment accounts.

We will determine the value of the assets in PLVAA at the end of each business day. When we use the term business day, we mean a day when the New York Stock
Exchange is open for trading. We might need to know the value of an asset on a day that is not a business day or on which trading in that asset does not take place. In this case, we will use the value of that asset as of the end of the last prior business day on which trading took place.

Example: It we need to know the value of an asset on a Sunday, we will normally use the value of the asset as of the end of business on Friday.

We will always keep assets in the separate account with a total value at least equal to the amount of the investment amounts under contracts like this one. To the extent those assets do not exceed this amount, we use them only to support those contracts; we do not use those assets to support any other business we conduct. We may use any excess over this amount in any way we choose.

If we create additional separate accounts, we may invest the assets in them in a different way. But we will do so only with the consent of the SEC and, where required, of the insurance regulator where this contract is delivered.

Change in Investment Policy.--A portfolio of the fund might make a material change in its investment policy. In that case, we will send you a notice of the change. Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may transfer to the Fixed Account any amounts in the subaccount investing in that portfolio.

Change of Fund.--A portfolio might, in our judgment, become unsuitable for investment by a subaccount. This might happen because of a change in investment policy, or a change in the laws or regulations, or because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the fund, or to invest in a fund other than the one we show in the Contract Data pages. But we would first seek the consent of the SEC and, where required, the insurance regulator where this contract is delivered.

                                  FIXED ACCOUNT

The Fixed Account.--If you choose, you may allocate all or part of your invested premium amount to the fixed account. The fixed account is funded by the general account of Pruco Life. The fixed account is credited with interest as described under Guaranteed Interest and Excess Interest on page 14.

Fixed Account Options.--We may have more than one fixed account option. We list the fixed account option(s) in the Contract Data pages.

Page 12 (VALB--86)(NJ)

                                   TRANSFERS

Transfers Among Subaccounts and into the Fixed Account.--You may transfer amounts among subaccounts of PLVAA and into the Fixed Account as often as four times in a contract year if the contract is not in default or if the contract is being continued under the reduced paid up option. In addition, at any time within the first two contract years or within two years of the effective date of any increase, the entire amount in all subaccounts may be transferred to the fixed account. If we establish new separate accounts, transfers into or out of these separate accounts will be allowed only with our consent. To make a transfer, you must notify us in writing in a form that meets our needs. The transfer will take effect on the date we receive your notice at our Service
Office.

Transfers Among Fixed Account Options and into the Subaccounts.--You may transfer amounts among the available Fixed Account Options and into the subaccounts only with our consent.

                  INVESTMENT AMOUNT AND ASSUMED RATE OF RETURN

Investment Amount.--The investment amount for this contract is an amount we use to compute the investment return. The investment amount is allocated among the subaccounts. The amount of the investment amount and its allocation to subaccounts depend on (1) how you choose to allocate net premiums; (2) whether or not you transfer amounts among subaccounts and the fixed account; (3) the investment performance of the subaccounts to which amounts are allocated or transferred; (4) the deductions we make from the contract fund; (5) the amount and timing of premium payments you make; (6) whether or not you take any loan;
and (7) whether or not you make any partial withdrawals or change the face amount. The investment amount exists only if the contract is not in default past the days of grace or if it is being continued as reduced paid-up insurance.

The investment amount at any time is equal to the contract fund, minus the amount of any contract loan and interest accrued on the loan since the last transaction date, minus the amount in the Fixed Account.

Assumed Rate of Return.--The assumed rate of return is an effective rate of 4% a year. This is the same as .01074598% a day compounded daily.

Page 13 (VALB--86)

                                INSURANCE AMOUNT

The insurance amount on any date is equal to the greater of (1) the face amount, which we show on the page 3, plus any excess of the contract fund over the tabular contract fund, and (2) the contract fund divided by the net single premium per $1 at the insured's attained age on that date.

                                  CONTRACT FUND

Contract Fund Defined.--On the contract date the contract fund is equal to the invested premium amounts credited (see below), minus any of the charges described in items (g) through (m) below which may have been due on that date.
On any day after that the contract fund is equal to what it was on the previous day, plus any invested premium amounts credited that day, plus these items:

   (a) any increase due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated;

   (b) guaranteed interest at an effective rate of 4% a year on that portion of the contract fund that is not in the investment amount; and

   (c) any excess interest on that portion of the contract fund that is not in the investment amount;

and minus these items:

   (d) any decrease due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated;

   (e) a charge against the investment amount at a rate of not more than
       .00163894% a day (.60% a year) for mortality and expense risks that we assume;

   (f) any amount charged against the investment amount for Federal or State income taxes;

   (g) a charge to guarantee the minimum death benefit;

   (h) a charge for the cost of expected mortality;

   (i) any charges for extra rating class;

   (j) any charges for extra benefits;

   (k) a charge for administration;

   (l) any partial withdrawals; and

   (m) any surrender charges and administrative charges that may result from a partial withdrawal or a decrease in face amount.

We describe under Reinstatement on page 10 what the contract fund will be equal to on any reinstatement date.

There is no contract fund for a contract in force as extended insurance.

Invested Premium Amount.--This is the portion of each premium paid that we will add to the contract fund. It is equal to the premium paid minus the expense charges described in the Contract Data pages under Schedule of Expense Charges from Premium Payments.

Guaranteed Interest.--We will credit interest to the contract fund each day on any portion of the contract fund not in the investment amount. We will credit
 .01074598% a day, which is equivalent to an effective rate of 4% a year.

Excess Interest.--We may credit interest in addition to the guaranteed interest on that portion of the contract fund not in the investment amount. The rate of any excess interest will be determined from time to time and will continue thereafter until a new rate is determined. We may use different rates of excess interest for different portions of the contract fund not in the investment amount. We may from time to time guarantee rates of excess interest on some portions of the contract fund.

Cost of Expected Mortality.--On each Monthly Date, we will deduct a charge for the cost of expected mortality. The amount deducted is computed as the annual mortality rate multiplied by the coverage amount. The coverage amount is the difference between the adjusted death benefit and the adjusted contract fund. If the insurance amount equals the face amount plus any excess of the contract fund over the tabular contract fund, the adjusted death benefit is equal to the face amount multiplied by the Factor for Adjusting the Insurance Amount (See Table of
Adjustment Factors), and the adjusted contract fund is equal to the tabular contract fund at the end of the month less any excess, of the tabular contract fund at the beginning of the month after deduction of any charges due on the
Monthly Date, over the actual contract fund, all multiplied by the Factor for
Adjusting the Contract Fund. If the insurance amount exceeds the face amount plus any excess of the fund over the tabular contract fund, the adjusted contract fund is equal to the net single premium at the end of the month for the insurance amount on the Monthly Date, all multiplied by the Factor for Adjusting the Contract Fund. The adjustment factors depend on the month as shown in the table that follows.

                            (Continued on Next Page)

Page 14 (VALB--86)

                            CONTRACT FUND (Continued)

We will not charge more than the maximum guaranteed rates, which are based on the Insured's sex and attained age and the mortality table described in the
Basis of Computation. We may charge less. At least once every five years, but not more often than once a year, we will consider the need to change the rates.
We will change them only if we do so for all contracts like this one dated in the same year as this one.

Charge for Extra Rating Class.--If there is an extra charge because of the rating class of the Insured, we will deduct it from the contract fund at the beginning of each contract month. Any charge is included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from the Contract
Fund.

Charge for Extra Benefits.--If the contract has extra benefits, we will deduct the charges for such benefits from the contract fund at the beginning of each contract month. Charges for any such extra benefits are included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from
Contract Fund.

Charges For Administration and Minimum Death Benefit Guarantees.--On each monthly date, we will deduct a charge for administration. We will also deduct a charge for guaranteeing the minimum death benefit regardless of the investment performance of the separate account. We show the amount of these charges in the
Contract Data pages under Schedule of Monthly Deductions from the Contract Fund.

- --------------------------------------------------------------------------------
                           TABLE OF ADJUSTMENT FACTORS
- --------------------------------------------------------------------------------
                          Factor for Adjusting             Factor for Adjusting
        Month             the Insurance Amount              the Contract Fund

       February               .076597042                        .076481870
A month with 30 days          .082059446                        .081927252
A month with 31 days          .084790207                        .084649064

- --------------------------------------------------------------------------------

Page 15 (VALB-86)

                             CONTRACT VALUE OPTIONS

Benefit After the Grace Period.--If the contract is in default beyond its days of grace, we will use any net cash value (which we describe under Cash Value
Option) to keep the contract in force as one of two kinds of insurance. One kind is extended insurance. The second kind is reduced paid-up insurance. We describe each below. You will find under Automatic Benefit which kind it will be. Any extra benefit(s) will end as soon as the contract is in default past its days of grace, unless the form that describes the extra benefit states otherwise.

Extended Insurance.--This will be term insurance of a fixed amount on the
Insured's life. We will pay the amount of term insurance if the Insured dies in the term we describe below. Before the end of the term there will be cash values but no loan value.

The amount of term insurance will be the death benefit on the day of default, minus any part of that death benefit which was provided by extra benefits. The term is a period of time that will start on the day the contract went into default. The length of the term will be what is provided when we use the net cash value at the net single premium rate. This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

There may be extra days of term insurance. This will occur if, on the day the contract goes into default, the term of extended insurance provided by the net cash value does not exceed 90 days, or the number of days the contract was in force before the default began, if less. The number of extra days will be (1)
90, or the number of days the contract was in force before the default began, if less, minus (2) the number of days of extended insurance that would be provided by the net cash value if there were no contract debt. The extra days, if any.
start on the day after the last day of term insurance provided by the net cash value, if any. If there is no such term insurance, the extra days start on the day the contract goes into default. The term insurance for the extra days has no cash value. There will be no extra days if you replace the extended insurance with reduced paid-up insurance or you surrender the contract before the extra days start.

Reduced Paid-up Insurance.--This will be paid-up variable life insurance on the
Insured's life. The death benefit may change from day to day, as we explain below, but if there is no contract debt, it will not be less than a minimum guaranteed amount. There will be cash values and loan values.

The minimum guaranteed amount of insurance will be computed by using the net cash value at the net single premium rate determined as of the day the contract went into default. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in the event of death thereafter will be the greater of (a) the minimum guaranteed amount and (b) the contract fund divided by the net single premium per $1 at the Insured's attained age. In either case the amount will be adjusted for any contract debt.

Except when it is provided as the automatic benefit, (see below), the reduced paid-up insurance option will be available only when the guaranteed death benefit under the option will be $5000 or more.

If we issued the contract in a rating class for which we do not provide extended insurance, you may not allocate the contract fund of the reduced paid-up insurance to any subaccount without our consent.

Computations.--We will make all computations for either of these benefits as of the date the contract goes into default. But we will consider any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

Automatic Benefit.--When the contract is in default, it will stay in force as extended insurance. But it will stay in force as reduced paid-up insurance if either of these statements applies: (1) We issued the contract in a rating class for which we do not provide extended insurance; in this case the phrase No
Extended Insurance is in the Rating Class in the Contract Data pages. (2) The amount of reduced paid-up insurance would be at least as great as the amount of extended term insurance.

Optional Benefit.--You may choose to replace any extended insurance that has a net cash value by reduced paid-up insurance. To make this choice, you must do so in writing to us in a form that meets our needs, not more than three months after the date the contract goes into default. You must also send the contract to us to be endorsed.

                            (Continued on Next Page)

Page 16 (VALB--86)

                       CONTRACT VALUE OPTIONS (Continued)

Cash Value Option.--You may surrender this contract for its net cash value. The net cash value at any time is the cash value at that time, less any contract debt. To surrender this contract, you must ask us in writing in a form that meets our needs. You must also send the contract to us. Here is how we will compute the cash value for surrender of the contract or for its continuation under extended insurance or reduced paid-up insurance.

1. If the contract is not in default: The cash value on surrender is the contract fund, minus any surrender charge, consisting of a deferred sales charge and a deferred underwriting and issue charge. The schedule of Maximum Surrender
Charges for this contract is in the Contract Data pages.

2. If the contract is in default during its days of grace: We will compute the net cash value as of the date the contract went into default. But we will adjust this value for any loan you take out or pay back, and any premium payments, partial withdrawals or decreases in face amount you make in the days of grace.

3. If the contract is in default beyond its days of grace: The net cash value as of any date will be the net value on that date of any extended insurance benefit then in force. Or it will be the net value on that date of any reduced paid-up insurance benefit then in force, less any contract debt.

Within 30 days after a contract anniversary, the net cash value of any extended insurance will not be less than the value on that anniversary.

We will usually pay any cash value within seven days after we receive your request and the contract at our Service Office. But we have the right to defer paying the portion of the proceeds that is to come from the portion of the contract fund in the PLVAA if (1) the New York Stock Exchange is closed; or (2)
the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying you the remainder of the proceeds for up to six months. If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

Tabular Values.--We show tabular contract fund values and tabular cash values at the end of contract years in the Contract Data pages. The tabular contract fund at the end of any contract year is the amount which will then be in the contract fund if all scheduled premiums have been paid on their due dates, there have been no unscheduled premiums paid, there is no contract debt, the subaccounts you have chosen earn exactly the assumed rate of return, we have credited no excess interest, and we have deducted the maximum mortality and expense charges.
The tabular cash values are the amounts which, under the same conditions, will then be used to provide extended insurance or reduced paid-up insurance or will be paid in cash, if the maximum surrender charges are applied. The tabular cash value shown is equal to the tabular contract fund value as of the same date after deducting any surrender charges (at the maximum rate) from the tabular contract fund value. (See Cash Value Option above.)

If we need to compute tabular values at some time during a contract year, we will count the time since the start of the year. We will let you know the tabular values for other durations if you ask for them.

Page 17 (VALB--86)

                                      LOANS

Loan Requirements.--After the first anniversary, you may borrow from us on the contract. All these conditions must be met:

1.   The Insured is living.

2.   The contract is in force other than as extended insurance.

3.   The contract debt will not be more than the loan value. (We explain these terms below.)

4.   As sole security for the loan, you assign the contract to us in a form that meets our needs.

5.   Except when used to pay premiums on this contract, the amount you borrow at any one time must be at least $500.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Contract Debt.--Contract debt at any time means the loan on the contract, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Value.--You may borrow any amount up to the difference between the loan value and any existing contract debt. At any time the loan value is 90% of the cash value.

There is one exception. If the contract is in default, the loan value during the days of grace is what it was on the date of default.

Example 1: Suppose the contract has a loan value of $6,000. About eight months ago you borrowed $1,500. By now there is interest of $55 charged but not yet due. The contract debt is now $1,555, which is made up of the $1,500 loan and the $55 interest.

Example 2: Suppose, in example 1, you want to borrow all that you can. We will lend you $4,445 which is the difference between the $6,000 loan value and the
$1,555 contract debt. This will increase the contract debt to $6,000. We will add the new amount borrowed to the existing loan and will charge interest on it, too.

Interest Charge.--You may select either the Fixed Loan Rate Option or the
Variable Loan Rate Option. Both are described below. We show on page 3 the option you have selected. You may request a change to the loan rate option at any time. If we agree, we will tell you the effective date of the change.

Fixed Loan Rate Option.--We charge interest daily on any loan at the effective rate of 5 1/2% a year. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. If interest is not paid when due, it becomes part of the loan. Then we start to charge interest on it, too.

Example 3: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you borrow $1,600 out of a $4,000 loan value. We charge
5 1/2% a year. Three months later, but still three months before the anniversary, we will have charged about $22 interest. This amount will be a few cents more or less than $22 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,600. The contract debt will be $1,622, since contract debt includes interest charged but not yet due.

On the anniversary in 1996 we will have charged about $44 interest. The interest will then be due.

Example 4: Suppose the $44 interest in example 3 was paid on the anniversary.
The loan and contract debt each became $1,600 right after the payment.

Example 5: Suppose the $44 interest in example 3 was not paid on the anniversary. The interest became part of the loan, and we began to charge interest on it, too. The loan and contract debt each became $1,644.

Variable Loan Rate Option.--We charge interest daily on any loan. Interest is due on each contract anniversary, or when the loan is paid back it that comes first. If interest is not paid when due, it becomes part of the loan. Then we start to charge interest on it, too.

The loan interest rate is the annual rate we set from time to time. The rate will never be greater than is permitted by law. It will change only on a contract anniversary.

Before the start of each contract year, we will determine the loan interest rate we can charge for that contract year.

To do this, we will first find the rate that is the greater of (1) The Published
Monthly Average (which we describe below) for the calendar month ending two months before the calendar month of the contract anniversary; and (2) 5%.

If that greater rate is at least 1/2% more than the loan interest rate we had set for the current contract year, we have the right to increase the loan interest rate by at least 1/2%, up to that greater rate. If it is at least 1/2%
less, we will decrease the loan interest rate to be no more than the greater rate. We will not change the loan interest rate by less than 1/2%.

                            (Continued on Next Page)

Page 18 (VALB--86)

                                LOANS (Continued)

When you make a loan we will tell you the initial interest rate for the loan. We will send you a notice it there is to be an increase in the rate.

The Published Monthly Average means:

1. Moody's Corporate Bond Yield Average--Monthly Average Corporates, as
published by Moody's Investors Service, Inc. or any successor to that service;
or

2. If that average is no longer published, a substantially similar average, established by the insurance regulator where this contract is delivered.

Repayment.--All or part of any contract debt may be paid back at any time while the Insured is living. When we settle the contract, any contract debt is due us.
If there is contract debt at the end of the last day of grace when the contract is in default, it will be deducted from the cash value to determine the net cash value. We will make this adjustment so that the proceeds will not include the amount of that debt.

Effect of a Loan.--When you take a loan, the amount of the loan continues to be a part of the contract fund and continues to be credited with interest at the guaranteed rate of 4% a year. If you have selected the Variable Loan Rate
Option, we will credit excess interest at an effective rate of not less than the loan interest rate for the contract year less 5 1/2%. However, we will reduce the portion of the contract fund allocated to the separate account and the fixed account by the amount you borrow, and by loan interest that becomes part of the loan because it is not paid when due.

On each transaction date, if there is a contract loan outstanding, we will increase the portion of the contract fund in the fixed account and the separate account by interest credits accrued on the loan since the last transaction date.
When you repay part or all of a loan we will increase the portion of the contract fund in the separate account and the fixed account by the amount of loan you repay, plus interest credits accrued on the loan since the last transaction date. We will not increase the portion of the contract fund allocated to the separate account and the fixed account by loan interest that is paid before we make it part of the loan.

Only the amount of the investment amount will reflect the investment results of the subaccounts. Since the amount you borrow is removed from the portion of the contract fund allocated to the separate account and the fixed account, a loan may have a permanent effect on the net cash value of this contract and also on any death benefit in excess of the guaranteed death benefit. The longer the loan is outstanding, the greater this effect is likely to be.

Excess Contract Debt.--If contract debt ever becomes equal to or more than the cash value, all the contract's benefits will end 61 days after we mail a notice to you and any assignee of whom we know. Also. we may send a notice to the
Insured's last known address. In the notice we will state the amount that, if paid to us, will keep the contract's benefits from ending for a limited time.

Postponement of Loan.--We will usually make a loan within seven days after we receive your request at our Service Office. But we have the right to defer making the portion of the loan that is to come from the portion of the contract fund in the PLVAA if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency. We have the right to postpone paying you the remainder of the proceeds of a loan for up to six months, unless it will be used to pay premiums on this or other contracts with
us.
Page 19 (VALA--86)

                               SETTLEMENT OPTIONS

Payee Defined.--In these provisions and under the Automatic Mode of Settlement, the word Payee means a person who has a right to receive a settlement under the contract. Such a person may be the Insured, the owner, a beneficiary, or a contingent payee.

Choosing an Option.--A Payee may choose an option for all or part of any proceeds or residue that becomes payable to him or her in one sum. We describe residue later on this page.

In some cases, a Payee will need our consent to choose an option. We describe these cases under Conditions.

Options Described.--Here are the options we offer. We may also consent to other arrangements.

Life Income Option.--We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for a
10-year period (10-Year Certain). The amount of each payment will be based on the Life Income Option Table and on the sex and age, on the due date of the first payment, of the person on whose life the settlement is based. That person must be a Payee. But if a choice is made more than two years after the Insured's death, we may use the Life Income Option payment rates in individual annuity contracts or life insurance contracts we regularly issue, based on United States currency, on the due date of the first payment. On request, we will quote the payment rates in contracts we then issue. We must have proof of the date of birth of the person on whose life the settlement is based. If on the due date of the first payment under this option, we have declared a higher payment rate under the option, we will base the payments on that higher rate.

Interest Payment Option.--We will hold an amount at interest. We will pay interest at an effective rate of at least 3% a year ($30.00 annually, $14.89 semi-annually, $7.42 quarterly or $2.47 monthly per $1,000). We may pay more interest.

Supplemental Life Annuity Option.--Any Payee may choose to receive all or part of the proceeds of this contract in the form of payments like those of any annuity or life annuity we then regularly issue. But that annuity must (1) be based on United States currency; (2) be bought by a single sum; (3) not provide for dividends; and (4) not normally provide for deferral of the first payment.
For purposes of this option only, the words we, our and us include our parent company, The Prudential Insurance Company of America, which has agreed to make settlements under this option.

The payment will be at least what we would pay under the chosen kind of annuity with its first payment due on its contract date.

The phrase regularly issue does not include contracts that are used to qualify for special federal income tax treatment as a retirement plan unless this contract has been issued as part of such a plan. At least one of the persons on whose life this Option is based must be a Payee. We must have proof of the date of birth of any person on whose life the option is based. This Option cannot be chosen more than 30 days before the due date of the first payment. On request, we will quote the payment that would apply for any amount placed under the option at that time.

First Payment Due Date.--Unless a different date is stated when the option is chosen: (1) the first payment for the Interest Payment Option will be due at the end of the chosen payment interval; and (2) the first payment for any of the other options will be due on the date the option takes effect.

Residue Described.--For the Life Income Option and the Supplemental Life Annuity
Option, residue on any date means the then present value of any unpaid payments certain. For the Life Income Option, we will compute it at an effective interest rate of 3 1/2% a year. But we will use the interest rate we used to compute the actual Life Income Option payments if they were not based on the table in this contract. For the Supplemental Life Annuity Option, we will use the interest rate we would use for the chosen kind of annuity with the same provisions as to withdrawal.

For the Interest Payment Option, residue on any date means any unpaid balance with interest to that date.

For the Life Income Option and the Supplemental Life Annuity Option, residue does not include the value of any payment that may become due after the certain period.

Withdrawal of Residue.--Unless otherwise stated when the option is chosen: (1)
under the Life Income Option and the Supplemental Life Annuity Option the
residue may be withdrawn; and (2) under the Interest Payment Option all, or any part not less than $100, of the residue may be withdrawn. If the Interest
Payment Option residue is reduced to less than $1,000, we have the right to pay it in one sum. Under the Life Income Option and the Supplemental Life Annuity
Option, withdrawal of the residue will not affect any payments that may become due after the certain period; the value of those payments cannot be withdrawn.
Instead, the payments will start again if they were based on the life of a person who lives past the certain period.

                            (Continued on Next Page)

Page 20 (VALA--86)

                         SETTLEMENT OPTIONS (Continued)

Designating Contingent Payee(s).--A Payee under an option has the right, unless otherwise stated, to name or change a contingent payee to receive any residue at the Payee's death. This may be done only if (1) the Payee has the full right to withdraw the residue; or (2) the residue would otherwise have been payable to that Payee's estate at death.

A payee who has the right may choose, or change the choice of, an option for all or part of the residue. In some cases, the Payee will need our consent to choose or change an option. We describe these cases under Conditions.

Any request to exercise any of these rights must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service
Office. Then the interest of anyone who is being removed will end as of the date of the request, even if the Payee who made the request is not living when we file it.

Changing Options.--A Payee under the Interest Payment Option may choose another option for any sum that the Payee could withdraw on the date the chosen option is to start. That date may be before the date the Payee makes the choice only if we consent. In some cases, the Payee will need our consent to choose or change an option. We describe these cases next.

Conditions.--Under any of these conditions, our consent is needed for an option to be used for any person:

1.   The person is not a natural person who will be paid in his or her own right.

2.   The person will be paid as assignee.

3.   The amount to be held for the person under the Interest Payment Option is less than $1,000. But we will hold any amount for at least one year in accord with the Automatic Mode of Settlement.

4.   Each payment to the person under the option would be less than $20.

5.   The option is for residue arising other than at (a) the Insured's death, or
     (b) the death of the beneficiary who was entitled to be paid as of the date of the Insured's death.

6.   The option is for proceeds that arise other than from the Insured's death, and we are settling with an owner or any other person who is not the
     Insured.

Death of Payee.--If a Payee under an option dies and if no other distribution is shown, we will pay any residue under that option in one sum to the Payee's estate.

                          AUTOMATIC MODE OF SETTLEMENT

Applicability.--These provisions apply to proceeds arising from the Insured's death and payable in one sum to a Payee who is a beneficiary. They do not apply to any periodic payment.

Interest on Proceeds.--We will hold the proceeds at interest under Interest
Payment Option of the Settlement Options provision. The Payee may withdraw the residue. We will pay it promptly on request. We will pay interest annually unless we agree to pay it more often. We have the right to pay the residue in one sum after one year if (1) the Payee is not a natural person who will be paid in his or her own right; (2) the Payee will be paid as assignee; or (3) the original amount we hold under Interest Payment Option for the Payee is less than
$1,000.

Settlement at Payee's Death.--If the Payee dies and leaves an Interest Payment
Option residue, we will honor any contingent payee provision then in effect. If there is none, here is what we will do. We will look to the beneficiary designation of the contract; we will see what other beneficiary(ies), if any, would have been entitled to the portion of the proceeds that produced the
Interest Payment Option residue if the Insured had not died until immediately after the Payee died. Then we will pay the residue in one sum to such other beneficiary(ies}, in accord with that designation. But if, as stated in that designation, payment would be due the estate of someone else, we will instead pay the estate of the Payee.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. Jane was living when the Insured died. Jane later died without having chosen an option or naming someone other than Paul and John as contingent payee. If Paul and John are living at Jane's death we owe them the residue. If only one of them is living then, and if the contract called for payment to the survivor of them, we owe him the residue. It neither of them is living then, we owe Jane's estate.

Spendthrift and Creditor.--A beneficiary or contingent payee may not, at or after the Insured's death, assign, transfer, or encumber any benefit payable. To the extent allowed by law, the benefits will not be subject to the claims of any creditor of any beneficiary or contingent payee.

Page 21 (VALA--86)

                         SETTLEMENT OPTIONS (Continued)

                            LIFE INCOME OPTION TABLE
                                 10-YEAR CERTAIN

- --------------------------------------------------------------------------------
          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
                               PAYABLE IMMEDIATELY

- --------------------------------
  AGE
  LAST
BIRTHDAY        Male      Female
- --------------------------------
   10          $3.18      $3.11
and under
     11         3.19       3.12
     12         3.20       3.13
     13         3.21       3.14
     14         3.22       3.15

     15         3.24       3.16
     16         3.25       3.17
     17         3.27       3.19
     18         3.28       3.20
     19         3.30       3.21

     20         3.31       3.22
     21         3.33       3.24
     22         3.35       3.25
     23         3.36       3.26
     24         3.38       3.28

     25         3.40       3.30
     26         3.42       3.31
     27         3.45       3.33
     28         3.47       3.35
     29         3.49       3.37

     30         3.52       3.39
     31         3.54       3.41
     32         3.57       3.43
     33         3.60       3.45
     34         3.63       3.47

     35         3.66       3.50
     36         3.69       3.52
     37         3.72       3.55
     38         3.76       3.58
     39         3.80       3.61

     40         3.84       3.64
     41         3.88       3.67
     42         3.92       3.70
     43         3.97       3.74
     44         4.01       3.78

- ---------------------------------

- ---------------------------------
  AGE
  LAST
BIRTHDAY       Male        Female
- ---------------------------------
    45         $4.06        $3.82
    46          4.12         3.86
    47          4.17         3.90
    48          4.23         3.94
    49          4.28         3.99

    50          4.35         4.04
    51          4.41         4.09
    52          4.48         4.15
    53          4.55         4.21
    54          4.82         4.27

    55          4.70         4.33
    56          4.78         4.40
    57          4.86         4.47
    58          4.95         4.54
    59          5.05         4.62

    60          5.15         4.71
    61          5.25         4.79
    62          5.36         4.89
    63          5.48         4.98
    64          5.60         5.09

    65          5.73         5.20
    66          5.87         5.31
    67          6.01         5.43
    68          6.15         5.56
    69          6.30         5.70

    70          6.46         5.84
    71          6.62         5.99
    72          6.79         6.15
    73          6.96         6.31
    74          7.13         6.49

    75          7.30         6.67
    76          7.48         6.85
    77          7.66         7.04
    78          7.83         7.24
    79          8.00         7.44

    80          8.17         7.64
and over

- ---------------------------------

Page 22 (VALA--86)

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our
Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise;

1.   One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2.   One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3.   Two or more in the same class who have the right to be paid will be paid in equal shares.

4.   If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries.
It beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

                                 CONTRACT SUMMARY (Continued from Page 5)
- ---------------------------------------------------------------------------------------------------------
                                          TABLE OF BASIC AMOUNTS
- ---------------------------------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
- ---------------------------------------------------------------------------------------------------------
And The Contract Is In Force:         Then The Basic Amount Is:              And We Adjust The Basic
                                                                             Amount For:
- ---------------------------------------------------------------------------------------------------------
and not in default past its days of   the insurance amount (see page 14)     contract debt (see page 18),
grace                                 plus the amount of any extra benefits  plus any charges due in the
                                      arising from the insured's death       days of grace (see page 9).
- ---------------------------------------------------------------------------------------------------------
as reduced paid-up insurance (see     the amount of reduced                  contract debt.
page 16)                              paid-up insurance (see page 16)
- ---------------------------------------------------------------------------------------------------------
as extended insurance (see            the amount of term insurance. if the   nothing.
page 16)                              Insured dies in the term (see page
                                      16); otherwise zero
- ---------------------------------------------------------------------------------------------------------
This Table is a part of the Contract Summary and of the Contract.
- ---------------------------------------------------------------------------------------------------------

Page 23 (VALA--86)

                               GUIDE TO CONTENTS
                                                                            Page
Contract Summary ..........................................................   5
   Table of Basic Amounts .................................................  23

Contract Data .............................................................   3
  List of Contract Minimums;
  List of Supplementary Benefits, if any;
  Summary of Face Amount; Schedule of
  Premiums; Schedule of Expense Charges
  from Premium Payments; Schedule of
  Monthly Deductions from Contract Fund;
  Schedule of Maximum Surrender Charges;
  List of Subaccounts and Portfolios;
  List of Fixed Account Options; Schedule
  of Initial Allocation of Net Premiums;
  Service Office

Tabular Contract Fund and Tabular
  Cash Values .............................................................    4

General Provisions ........................................................    6
   Definitions; The Contract; Contract
   Modifications; Non-participating; Service
   Office; Ownership and Control;
   Suicide Exclusion; Currency; Misstatement
   of Age or Sex; Incontestability; Assignment;
   Annual Report; Increase in Face Amount
   at Age 21 for Contracts Issued at Age 14
   or Lower; Payment of Death Claim

Basis of Computation ......................................................    7
   Mortality Tables Described; Interest Rate;
   Exclusions; Values after 20 Contract Years;
   Minimum Legal Values

Premium Payment and Reinstatement .........................................    8
   Payment of Premiums; Scheduled Premiums;
   Unscheduled Premiums; Premium Change on
   Contract Change Date(s); Allocations; Default; Grace
   Period; Premium Account; Reinstatement

Changing The Face Amount and
   Partial Withdrawals ....................................................   10
   Face Amount; Increase in Face
   Amount; Decrease in Face Amount;
   Partial Withdrawals

Separate Account ..........................................................   12
   The Separate Account; Subaccounts; The Fund;
   Separate Account Investments; Change in
   Investment Policy; Change of Fund

Fixed Account .............................................................   12
   The Fixed Account;
    Fixed Account Options

Transfers .................................................................   13
   Transfers Among Subaccounts and into the Fixed
   Account; Transfers Among Fixed Account
   Options and into the Subaccounts

Investment Amount and Assumed Rate of Return ..............................   13
 Investment Amount; Assumed Rate of Return;

Insurance Amount ..........................................................   14

Contract Fund .............................................................   14
   Contract Fund Defined; Invested Premium
   Amount; Guaranteed Interest; Excess Interest,
   Cost of Expected Mortality; Charge for
   Extra Rating Class; Charge for Extra
   Benefits; Charges for Administration and Minimum
   Death Benefit Guarantee; Schedule of Other Charges

Table of Adjustment Factors ...............................................   15

Contract Value Options ....................................................   16
 Benefit After the Grace Period; Extended
 Insurance; Reduced Paid-up
 Insurance; Computations; Automatic
 Benefit; Optional Benefit; Cash Value
 Option; Tabular Values

Loans .....................................................................   18
 Loan Requirements; Contract Debt; Loan
 Value; Interest Charge; Fixed Loan Rate Option;
 Variable Loan Rate Option; Repayment; Effect
 of a Loan; Excess Contract Debt; Postponement
 of Loan

Settlement Options ........................................................   20
 Payee Defined; Choosing an Option;
 Options Described; Life Income Option;
 Interest Payment Option; Supplemental
 Life Annuity Option;
 First Payment Due Date; Residue Described;
 Withdrawal of Residue; Designating
 Contingent Payee(s);
 Changing Options; Conditions;
 Death of Payee

Automatic Mode of Settlement ..............................................   21
 Applicability; Interest on Proceeds;
 Settlement at Payee's Death;
 Spendthrift and Creditor

Life Income Option Table ..................................................   22

Beneficiary ...............................................................   23

                      Any Supplementary Benefits and a copy
                       of the application follow page 24.

Page 24 (VALA--86)

                                                    Part 1 Application for Life Insurance to
[Prudential LOGO]                                   [ ] The Prudential Insurance Company of America
                                                    [ ] Pruco Life Insurance Company*
                                                    [ ] Pruco Life Insurance Company of New Jersey*
                                                          *A Subsidiary of The Prudential Insurance Company of
America

                                                    No.     XX XXX XXX

-
-----------------------------------------------------------------------------------------------------------------------------------
1a. Proposed Insured's name--first, initial, last (Print)                  1b. Sex  2a. Date of birth  2b. Age
2c. Place of birth
                                                                            M   F       Mo.  Day  Yr.
                                                                           [ ] [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
3. [ ] Single  [ ] Married  [ ] Widowed  [ ] Separated  [ ] Divorced            4. Social Security No.     /
/
-
-----------------------------------------------------------------------------------------------------------------------------------
5a. Occupation(s)                                                               5b. Duties
-
-----------------------------------------------------------------------------------------------------------------------------------
6. Address for mail          No.                 Street                   City
State               Zip

-
-----------------------------------------------------------------------------------------------------------------------------------
7a. Kind of policy                                                             7b. Initial amount      8.
Accidental death coverage
                                                                                   $                      initial
amount
If a Variable contract is applied for complete appropriate suitability form.                              $
-
-----------------------------------------------------------------------------------------------------------------------------------
9. Beneficiary: (Include name, age and relationship.)   10. List all life insurance on proposed Insured.   Check
here if None [ ]
   a. Primary (Class 1):                                    Company          Initial      Yr.
Kind                 Medical
                                                                             amt.         issued    (Indiv.,
Group)     Yes   No

___________________________________________________
[ ]   [ ]

________________________________________________________________________

___________________________________________________
[ ]   [ ]

________________________________________________________________________
    b. Contingent (Class 2) if
any:                                                                                     [ ]   [ ]
         Robert, 10, Son
________________________________________________________________________

__________________________________________________
[ ]   [ ]

________________________________________________________________________

[ ]   [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
11. Other person(s) proposed for coverage including the Applicant for Applicant's Waiver of Premium benefit (AWP)
                                                       Relationship to   Date of birth
Total life insurance
Name--first, initial, last                      Sex    proposed Insured  Mo.  Day  Yr.  Age  Place of birth  in
all companies
a.                                                          Spouse                                           $
___________________________________________________________________________________________________________________________________
b.                                                                                                           $
___________________________________________________________________________________________________________________________________
c.                                                                                                           $
___________________________________________________________________________________________________________________________________
d.                                                                                                           $
___________________________________________________________________________________________________________________________________
e.                                                                                                           $
___________________________________________________________________________________________________________________________________
f.                                                                                                           $
-
-----------------------------------------------------------------------------------------------------------------------------------
12. Supplementary benefits and riders: a. For proposed Insured     b. For spouse, children, Applicant for AWP
    Type and duration of benefit       Amount                      Type and duration of benefit
Amount
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
                                       $                                                                       $
___________________________________________________________________________________________________________________________________
[ ] Option to Purchase Additional Ins. $                            [ ] Applicant's Waiver of Premium benefit
-
-----------------------------------------------------------------------------------------------------------------------------------
13. State any special request.

-
-----------------------------------------------------------------------------------------------------------------------------------
14. Has any person named in 1a or 11, within the last 12 months:
    a. been treated by a doctor for or had a known heart attack, stroke or cancer (including melanoma)
other            Yes   No
       than of the skin?
..............................................................................................  [ ]  [ ]
    b. had an electrocardiogram for any physical complaint, or taken medication for high blood pressure?
..............  [ ]  [ ]
-
-----------------------------------------------------------------------------------------------------------------------------------
15. Premium payable  [ ] Ann.  [ ] Semi-Ann.  [ ] Quar.  [ ] Mon.  [ ] Pay. Budg.  [ ] Pru-Matic  [ ] Gov't.
Allot.
-
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16. Amount paid $                                         [ ] None (Must be "None" if either 14a or b is answered
"Yes".)
-
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17. Is a medical examination to be made
on:                                                                             Yes   No
    a. the proposed Insured?
..........................................................................................  [ ]  [ ]
    b. spouse (if proposed for coverage)?
.............................................................................  [ ]  [ ]
-
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18. If 17a or b is "Yes", is it agreed that no insurance will take effect on anyone proposed for coverage
until         Yes   No
    the person(s) indicated in 17 have been examined, even if 16 shows that an amount has been paid?
..................  [ ]  [ ]
-
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- ------------
ORD 84376-86  New Jersey                            Page 1 (Continued on page 2)
- ------------

-
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    Continuation of Part 1 of Application
-
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19. Will this insurance replace or change any existing insurance or annuity in any company on any person
named          Yes   No
    in 1a or 11? If "Yes", give their names, name of company, plan, amount, policy numbers and enclose
any              [ ]   [ ]
    required state replacement form(s).

-
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20. Is anyone applying for, or trying to reinstate, life or health insurance on any person named in 1a or 11
in         Yes   No
    this or any company? If "Yes", give amount, details and
company.                                                    [ ]   [ ]

-
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21. Does any person named in 1a or 11 plan to live or travel outside the United States and Canada within
the            Yes   No
    next 12 months? If "Yes", give country(ies), purpose and duration of
trip.                                          [ ]   [ ]

-
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22. Has any person named in 1a or 11 operated or had any duties aboard an aircraft, glider, balloon, or
like             Yes  No
    device, within the last 2 years, or does any such person have any plans to do so in the future? If
"Yes",            [ ]  [ ]
    complete Aviation Questionnaire.
-
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23. Has any person named in 1a or 11 engaged in hazardous sports such as: auto, motorcycle or power
boat                 Yes  No
    sports; bobsledding, scuba or skin diving; mountain climbing; parachuting or sky diving;
snowmobile                  [ ]  [ ]
    racing or any other hazardous sport or hobby within the last 2 years or does any such person plan to do so in the future? If "Yes", complete Avocation Questionnaire.
-
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24. Has any person (age 15 or over) named in 1a or 11 in the last 3
years:                                               Yes  No
    a. had a driver's license denied, suspended or revoked?
..........................................................    [ ]  [ ]
    b. been convicted of three or more moving violations of any motor vehicle law or of driving while under the influence of alcohol or drugs?
............................................................................    [ ]  [ ]
    c. been involved as a driver in 2 or more auto accidents?
........................................................    [ ]  [ ]
    If "Yes", give name, driver's license number and state of issue, type of violation and reason for license denial, suspension or revocation.

-
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25. a. Has the proposed Insured smoked cigarettes within the past twelve months? ..............................
Yes [ ]  No [ ]
    b. Has the spouse (if proposed for coverage) smoked cigarettes within the past twelve months? .............
Yes [ ]  No [ ]
    c. If the proposed Insured or spouse has ever smoked cigarettes, cigars or a pipe, show date(s) last smoked:
                              Cigarettes                      Cigars                         Pipe
        Proposed Insured      Mo. _______     Yr. _______     Mo. _______     Yr. _______    Mo._______   Yr.
_______
        Spouse                Mo. _______     Yr. _______     Mo. _______     Yr. _______    Mo._______   Yr.
_______
-
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26. Changes made by the Company.

-
-----------------------------------------------------------------------------------------------------------------------------------
To the best of the knowledge and belief of those who sign below, the statements in this application are complete and true. It
is understood that, if any of the above statements (for example, the smoking data) is a material misrepresentation, coverage
could be invalidated as a result. The beneficiary named in the application is for insurance payable upon death of
(1) the Insured,
and (2) an insured child after the death of the Insured if there is no insured spouse.

When the Company gives a Limited Insurance Agreement form, ORD 84376A-86 New Jersey, of the same date as this
Part 1, coverage will
start as shown in that form. Otherwise, no coverage will start unless: (1) a contract is issued, (2) it is accepted, and (3) the
full first premium is paid while all persons to be covered are living and their health remains as stated in Parts
1 and 2. If all
these take place, coverage will start on the contract date. If the Company makes a change as indicated in 26 it will be approved by
acceptance of the contract. But where the law requires written consent for any change in the application, such change can be made
only if those who sign this form approve the change in writing. No agent can make or change a contract, or waive any of the
Company's rights or needs.

Ownership: Unless otherwise asked for above, the owner of the contract will be (1) the applicant if other than the proposed Insured,
otherwise (2) the proposed Insured. But this is subject to any automatic transfer of ownership stated in the contract.

--------------------------------------------------------------------
                                                               Signature of Proposed Insured (If age 8 or over)

Dated at                     on                    , 19
- -----------------------------------------------------------
--------------------------------------------------------------------
           (City/State)                                        Signature of Applicant (If other than proposed
Insured --
                                                               If applicant is a firm or corporation, show that
company's name

Witness                                                        By
- -----------------------------------------------------------
--------------------------------------------------------------------
(Licensed agent must witness where required by law)            (Signature and title of officer signing for that
company)

-
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 ------------
 ORD 84376-86 New Jersey                          Page 2
 ------------

                                                     |
Pruco Life Insurance Company of New Jersey           | No. xx xxx xxx
                                                     |__________________________

A Supplement to the Application for Life Insurance in which John Doe is named as the proposed insured. The contract applied for is:

      [ ] Variable Life Insurance    [X] Variable Appreciable Life Insurance
                                         [X] with Variable Insurance Amount
                                         [ ] with Fixed Insurance Amount

The person who signs below:

1. acknowledges receipt of the current prospectus for the contract checked above;

2. UNDERSTANDS THAT THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) MAY
GO UP OR GO DOWN DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE BUT WILL
NEVER BE LESS THAN THE GUARANTEED MINIMUM, IF PREMIUMS ARE DULY PAID AND THERE
IS NO CONTRACT DEBT;

3. UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR MAY GO DOWN DEPENDING ON THE
CONTRACT'S INVESTMENT EXPERIENCE AND THAT THERE IS NO GUARANTEED MINIMUM CASH
VALUE;

4. believes that this contract will meet insurance needs and financial objectives; and

5. requests that the premium payments (as described in the prospectus) be allocated to the appropriate Pruco Life variable contract account for the contract checked above as follows:

                    Subaccount                         Allocation*
                    ----------                         -----------

                    Bond                               20% (BOND)

                    Money Market                       20% (MMKT)

                    Common Stock                       20% (CSTK)

                    Aggressively Managed Flexible      20% (AFLX)

                    Conservatively Managed Flexible    20% (CFLX)

                    _______________________________   ___% (    )
Not available for
Variable Life       Fixed Rate Option                 ___% (FIXD)
Insurance

                                                      100%

* If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect. All percentages must be in whole numbers (e.g. 33% can be selected, but 33 1/3%
  cannot).

NOTE: Upon request, we will furnish illustrations of benefits, including death benefits and cash values, for (a) the variable life insurance contract applied for and (b) a fixed benefit life insurance contract for the same premium.

|  Date                                 | Signature of Applicant
|                                       |
|      August 25, 1986                  |          John Doe
|____________________________________   |______________________________________

- ----------
PLY 70--88
- ----------

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

Page 25 (VALB--86) (N)

Modified Premium Variable Life Insurance Policy with variable insurance amount.
Insurance payable only upon death Scheduled premiums payable throughout
Insured's lifetime. Provision for optional additional premiums. Benefits reflect premium payments, investment results and mortality charges. Guaranteed minimum death if scheduled premiums duly paid and no contract debt or withdrawals.
Increase in face amount at attained age 21 if contract issued at age 14 or lower. Non-participating.

VALB--86-N
EXHIBIT 26(d)(iv)

RIDER FOR
INSURED'S WAIVER OF PREMIUM BENEFIT

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

Total Disability Benefit.--We will pay scheduled premiums into the contract for you on their due dates while the Insured is totally disabled. But this is subject to all the provisions of this Benefit and of the rest of this contract.

Disability Defined.--When we use the words disability and disabled in this

Benefit we mean total disability and totally disabled. Here is how we define them: (1) until the Insured has stayed disabled for two years, we mean that he or she cannot, due to sickness or injury, do any of the duties of his or her regular occupation; but (2) after the Insured has stayed disabled for two years, we mean that he or she cannot, due to sickness or injury, do any gainful work for which he or she is reasonably fitted by education, training, or experience.

Except for what we state in the next sentence, we will at no time regard an

Insured as disabled who is doing gainful work for which he or she is reasonably fitted by education, training, or experience. We will regard an Insured as disabled, even if working or able to work, if he or she incurs, during a period in which premiums are eligible to be waived as we describe below, one of the following: (1) permanent and complete blindness of both eyes; or (2) severance of both hands at or above the wrists or both feet at or above the ankles; or (3) severance of one hand at or above the wrist and one foot at or above the ankle.

Premiums Eligible To Be Paid By Us.--lf the Insured becomes disabled before the first contract anniversary after his or her 60th birthday and that disability begins (1) on or after the first contract anniversary after his or her 5th birthday, if the contract date was before that birthday; or (2) on or after the contract date, if that date was on or after his or her 5th birthday, we will pay all scheduled premiums that fall due while he or she stays disabled and before the contract becomes paid-up.

If the Insured becomes disabled on or after the first contract anniversary after his or her 6Oth birthday, we will pay only those scheduled premiums that fall due before the first contract anniversary after his or her 65th birthday and while he or she stays disabled and before the contract becomes paid-up.

If the Insured becomes disabled on or after the first contract anniversary after his or her 65th birthday, we will not pay any scheduled premiums that fall due in that period of disability.

Conditions.--Both of these conditions must be met: (1) The Insured must become disabled while this contract is in force and not in default past the last day of the grace period; (2) The Insured must stay disabled for a period of at least six months while living.

Exceptions.--We will not pay any scheduled premiums if the Insured becomes disabled from: (1) an injury he causes to himself, or she causes to herself, on purpose; or (2) sickness or injury due to service on or after the contract date in the armed forces of any country(ies) at war. The word war means declared or undeclared war and includes resistance to armed aggression.

Successive Disabilities.--Here is what happens if the Insured has at least one scheduled premium paid by us while disabled, then gets well so that he or she resumes making payments, and then becomes disabled again. In this case, we will not apply the six-month period that would otherwise be required by Condition (2) and will consider the second period of disability to be part of the first period unless (1) the Insured has done gainful work, for which he or she is reasonably fitted, for at least six months between the periods; or (2) the Insured became disabled the second time from an entirely different cause.

If we do not apply the six-month period required by Condition (2), we also will not count the days when there was no disability as part of the two year period when disability means the Insured cannot do any of the duties of his or her regular occupation.

Notice and Proof of Claim.--Notice and proof of any claim must be given to us while the Insured is living and disabled, or as soon as reasonably possible. If notice or proof is not given as soon as reasonably possible, we will not pay any scheduled premium due more than one year before the date the notice or proof is given to us. We may require proof at reasonable times that the Insured is still disabled. After he or she has been disabled for two years, we will not ask for proof more than once a year. As a part of any proof, we have the right to require that the Insured be examined at our expense by doctors of our choice.

Recovery from Disability.--We will stop paying scheduled premiums if (1)

disability ends; or (2) we ask for proof that the Insured is disabled and we do not receive it;

(Continued on Next Page)

AL 100 N

  (Continued from Preceding Page)

or (3) we require that the Insured be examined and he or she fails to do so.

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

Unscheduled Premiums During Disability.--During a period of disability, even when we are paying scheduled premiums that fall due, you may make unscheduled premium payments if you wish, as provided in the Unscheduled Premiums section of the contract.

Termination.--This Benefit will end and we will make no more scheduled premium payments for you on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the first contract anniversary after the Insured's 65th birthday, unless the Insured has stayed disabled since before the first contract anniversary after the 60th birthday;

3. the date the contract is surrendered under its Cash Value Option, if it has one;

4. the date the contract becomes paid-up; and

5. the date the contract ends for any other reason.

This Supplementary Benefit rider

attached to this contract on the Contract Date Pruco Life Insurance Company of New Jersey By /s/ SPECIMEN SIGNATURE

Secretary

AL 100 N

EXHIBIT 26(d)(v)

RIDER FOR
APPLICANT'S WAIVER OF PREMIUM BENEFIT

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

DEATH PROVISION

Death Benefit.--We will pay into the contract for you on their due dates those scheduled premiums that fall due after the applicant's death but before the benefit termination date which we show in the Contract Data page(s). For us to do so, we must receive due proof that he or she died (1) before that date and (2) while this contract is in force and not in default past the last day of the grace period. But this promise is subject to all the provisions of this Benefit and of the rest of this contract.

Suicide Exclusion.--If the applicant, whether sane or insane, dies by suicide within the period that we state in the Suicide Exclusion under General

Provisions and while this Benefit is in force, we will not pay, under this

Benefit, the scheduled premiums we describe above. Instead, we will pay no more than the sum of the monthly charges deducted for the Benefit divided by .925.

DISABILITY PROVISION

Total Disability Benefit.--Before the benefit termination date, we will pay into the contract for you on their due dates scheduled premiums that fall due while the applicant is totally disabled. But this is subject to all the provisions of this Benefit and of the rest of this contract.

Disability Defined.--When we use the words disability and disabled in this

Benefit we mean total disability and totally disabled. Here is how we define them: (1) until the applicant has stayed disabled for two years, we mean that he or she cannot, due to sickness or injury, do any of the duties of his or her regular occupation; but (2) after the applicant has stayed disabled for two years, we mean that he or she cannot, due to sickness or injury, do any gainful work for which he or she is reasonably fitted by education, training, or experience.

Except for what we state in the next sentence, we will at no time regard an applicant as disabled who is doing gainful work for which he or she is reasonably fitted by education, training, or experience. We will regard an applicant as disabled, even if working or able to work, if he or she incurs,

during a period in which premiums are eligible to be waived as we describe below, one of the following: (1) permanent and complete blindness of both eyes; or (2) severance of both hands at or above the wrists or both feet at or above the ankles; or (3) severance of one hand at or above the wrist and one foot at or above the ankle.

Premiums Eligible To Be Paid By Us.--lf the applicant becomes disabled before the first contract anniversary after his or her 65th birthday, we will pay only those scheduled premiums that fall due (1) while he or she stays disabled; and (2) before the benefit termination date. If the applicant becomes disabled on or after (1) the first contract anniversary after his or her 65th birthday, or (2) the benefit termination date, we will not pay any scheduled premium that falls due in that period of disability.

Conditions.--Both of these conditions must be met: (1) The applicant must become disabled while this contract is in force and not in default past the last day of the grace period. (2) The applicant must stay disabled for a period of at least six months while living.

Exceptions.--We will not pay any scheduled premium if the applicant becomes disabled from: (1) an injury he causes to himself, or she causes to herself, on purpose; or (2) sickness or injury due to service on or after the contract date in the armed forces of any country(ies) at war. The word war means declared or undeclared war and includes resistance to armed aggression.

Successive Disabilities.--Here is what happens if the applicant has at least one scheduled premium paid by us while disabled, then gets well so that premium payment resumes, and then becomes disabled again. In this case, we will not apply the six-month period that would otherwise be required by Condition (2) and will consider the second period of disability to be part of the first period unless (1) the applicant has done gainful work, for which he or she is reasonably fitted, for at least six months between the periods; or (2) the applicant became disabled the second time from an entirely different cause.

If we do not apply the six-month period required by Condition (2), we also will not count the days when there was no disability as part of the two year period when disability means the applicant cannot do any of the duties of his or her regular occupation.

(Continued on Next Page)

AL 150 N

(Continued from Preceding Page)

Notice and Proof of Claim.--Notice and proof of any claim must be given to us while the applicant is living and disabled, or as soon as reasonably possible. If notice or proof is not given as soon as reasonably possible, we will not pay any scheduled premium due more than one year before the date the notice or proof is given to us. We may require proof at reasonable times that the applicant is still disabled. After he or she has been disabled for two years, we will not ask for proof more than once a year. As a part of any proof, we have the right to require that the applicant be examined at our expense by doctors of our choice.

Recovery from Disability.--We will stop paying scheduled premiums if (1)

disability ends; or (2) we ask for proof that the applicant is disabled and we do not receive it; or (3) we require that the applicant be examined and he or she fails to do so.

MISCELLANEOUS PROVISIONS

Reinstatement.--If this contract is reinstated, it will not include this Benefit on the life of the applicant unless we are given any facts we need to satisfy us that he or she is insurable for the Benefit.

Misstatement of Age or Sex.--If the applicant's stated age or sex or both are not correct, here is what we will do. We will change each benefit and any amount payable to what the premiums and charges would have bought for the correct age and sex.

Benefit Premiums and Charges.--We show the premiums for this Benefit under the List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

Benefit premiums and charges stop on the earlier of (1) the first contract anniversary after the Insured's 24th birthday, and (2) the last contract anniversary before the benefit termination date.

Unscheduled Premiums During Disability.--You may make unscheduled premium payments if you wish, as provided in the Unscheduled Premiums section of the contract, even when we are paying scheduled premiums that fall due during a period of the applicants' disability or because of the applicants' death.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day that is the last premium due date before the benefit termination date we show on the Contract Data page(s);

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract becomes paid-up; and

5. the date the contract ends for any other reason.

Further, if you ask us in writing in the premium period, we will cancel the

Benefit as of the date to which premiums are paid. Contract premiums due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on Contract Date

Pruco Life Insurance Company of New Jersey

By /s/ [SPECIMEN]
Secretary

AL 150 N

EXHIBIT 26(d)(vi)

RIDER FOR
INSURED'S ACCIDENTAL DEATH BENEFIT

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

Benefit.--We will pay the amount of this Benefit that we show on the Contract

Data page(s) for the Insured's accidental loss of life. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

Manner of Payment.--We will include in the proceeds of this contract any payment under this Benefit.

Conditions.--Both of these conditions must be met: (1) We must receive due proof that the Insured's death was the direct result, independent of all other causes, of accidental bodily injury that occurred on or after the contract date. (2) The death must occur (a) no more than 90 days after the injury; and (b) while the contract is in force.

Exclusions.--We will not pay under this Benefit for death caused or contributed to by: (1) suicide or attempted suicide while sane or insane; or (2) infirmity or disease of mind or body or treatment for it; or (3) any infection other than one caused by an accidental cut or wound.

Even if death is caused by accidental bodily injury, we will not pay for it under this Benefit if it is caused or contributed to by: (1) service in the armed forces of any country(ies) at war; or (2) war or any act of war; or (3)

travel by, or descent from, any aircraft if the Insured had any duties or acted in any capacity other than as a passenger at any time during the flight. But we will ignore (3) if all these statements are true of the aircraft: (a) It has fixed wings and a permitted gross takeoff weight of at least 75,000 pounds. (b) It is operated by an air carrier that is certificated under the laws of the United States or Canada to carry passengers to or from places in those countries. (c) It is not being operated for any armed forces for training or other purposes. As used here, the word aircraft includes rocket craft or any other vehicle for flight in or beyond the earth's atmosphere. The word war means declared or undeclared war and includes resistance to armed aggression.

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

If the Contract Becomes Paid-up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have no cash value.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the date the contract is surrendered under its Cash Value Option, if it has one; and

3. the date the contract ends for any other reason.

Further, if you ask us in writing we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on Contract Date

Pruco Life Insurance Company of New Jersey

By /s/ SPECIMEN SIGNATURE
Secretary

AL 110 N

EXHIBIT 26(d)(vii)

RIDER FOR
LEVEL TERM INSURANCE BENEFIT ON LIFE OF INSURED

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract if it is listed there.

Benefit.--We will pay an amount under this Benefit if we receive due proof that the Insured died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. Any proceeds under this contract that may arise from the Insured's death will include this amount. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

We show the amount of term insurance on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

CONVERSION TO ANOTHER PLAN OF INSURANCE

Right to Convert.--You may be able to exchange this Benefit for a new contract of life insurance on the Insured's life in either this company or The Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. When we use the phrase new contract we mean the contract for which this benefit may be exchanged. You will not have to prove that the Insured is insurable.

Conditions.--Your right to make this exchange is subject to all these conditions: (1) You must ask for the exchange in writing and in a form that meets our needs. (2) You must send this contract to us to be endorsed. (3) We must have your request and the contract at our Service Office while the Benefit is in force and before the end of its term period.

The new contract will not take effect unless the premiun for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (i) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

Contract Date.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be after the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

Contract Specifications.--The new contract will be in the same or an equivalent rating class as this contract. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than the amount of term insurance for this Benefit.

2. A Variable Life contract, if Pruco Life is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than the amount of term insurance for this Benefit.

3. An Appreciable Life contract, or a Variable Appreciable Life contract, if

Pruco Life Insurance Company of New Jersey is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than the amount of term insurance for this Benefit.

The new contract will not have Supplementary Benefits other than as we describe in this and in the next two paragraphs. If this contract has a benefit for paying scheduled premiums in the event of disability and the company would include a benefit for waiving or paying premiums in other contracts like the new contract, the company will put such a benefit in the new contract. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

(Continued on Next Page)

AL 131 N

CONVERSION TO ANOTHER PLAN OF INSURANCE (Continued)

Such a benefit that would have been allowed under this contract, and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived or paid for that disability under the new contract must be at the scheduled premium frequency that was in effect for this contract when the disability started.

No premium will be waived or paid for disability under the new contract unless it has such a benefit in the event of disability. This will be so even if scheduled premiums have been paid by us for disability under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exhange that we state above. Or you may be able to exchange this Benefit for an increase in the amount of insurance under this contract. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

Benefit Premium's and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the contract anniversary at the end of the term period for this Benefit.

If the Contract Becomes Paid-Up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The cash value for this Benefit will be the net value on the date of surrender of the paid-up insurance. But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the Insured's age and sex. The Insured's age at any time will be his or her age last birthday on the contract date plus the length of time since that date. We use the Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit take effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)

for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the oontract ends for any other reason,

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey

By /s/ SPECIMEN SIGNATURE
Secretary

AL 131 N

EXHIBIT 26(d)(viii)

RIDER FOR
TERM INSURANCE BENEFIT ON LIFE OF INSURED--DECREASING AMOUNT

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

Benefit.--We will pay an amount under this Benefit if we receive due proof that the Insured died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. Any proceeds under this contract that may arise from the Insured's death will include this amount. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

We will use the table below to compute the amount we will pay. We show the

Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

TABLE OF AMOUNTS OF INSURANCE

Amounts Payable.--We show here the amount we will pay for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

----------------------------------------------------------------
ANNIVERSARY	AMOUNT	ANNIVERSARY	AMOUNT
----------------------------------------------------------------
1	$1,000	12	$706
2	986	13	658
3	970	14	603
4	951	15	543
5	931	16	475
6	909	17	400
7	883	18	316
8	855	19	222
9	824	20	200
10	789	BENEFIT EXPIRES
11	750	ON 20TH ANNIVERSARY
----------------------------------------------------------------

(Continued on Next Page)

AL 130 N

(Continued from Preceding Page)

CONVERSION TO ANOTHER PLAN OF INSURANCE

Right to Convert.--You may be able to exchange this Benefit for a new contract of life insurance on the Insured's life in either this company or The Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. When we use the phrase new contract we mean the contract for which this benefit may be exchanged. You will not have to prove that the Insured is insurable.

Conditions.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

Contract Date.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

Contract Specifications.--The new contract will be in the same or an equivalent rating class as this contract. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract. (Since $10,000 is 80% of $12,500. the amount we would have paid must be at least $12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

3. A contract of life insurance of a kind regularly being issued by Pruco Life Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $25,000 is 80% of $31,250, the amount we would have paid must be at least $31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next two paragraphs. If this contract has a benefit for paying scheduled premiums in the event of disability and the company would include a benefit for waiving or paying premiums in other contracts like the new contract, the company will put such a benefit in the new contract. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

Such a benefit that would have been allowed under this contract, and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived or paid for that disability under the new contract must be at the scheduled premium frequency that was in effect for this contract when the disability started.

(Continued on Next Page)

AL 130 N

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No premium will be waived or paid for disability under the new Contract unless it has such a benefit in the event of disabiIity. This will be so even if scheduled premiums have been paid by us for disability under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. Or you may be able to exchange this Benefit for an increase in the amount of insurance under this contract. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages. and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the contract anniversary at the end of the term period for this Benefit.

If the Contract Becomes Paid-up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The cash value for this Benefit will be the net value on the date of surrender of the paid-up insurance. But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the insured's age and sex. The insured's age at any time will be his or her age last birthday on the contract date plus the length of time since that date. We use the Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)

for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 130 N

EXHIBIT 26(d)(ix)

RIDER FOR
INTERIM TERM INSURANCE BENEFIT

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

Benefit.--We will pay the beneficiary an amount under this Benefit if we receive due proof that the Insured died on or after the date of the Benefit but before the contract date. But our payment is subject to the provisions of the Benefit and of the rest of this contract. The amount of the Benefit is equal to the amount of insurance provided by the contract on the contract date. We show the contract date and the date of the Benefit on the Contract Data page(s).

Changes in Contract Provisions.--This contract has a Suicide Exclusion and an

Incontestability provision. In each of them, we refer to a period of time that extends from the issue date. But for each of them we will count the time from the date of this Benefit, not from the issue date.

This contract might have a benefit for the payment of scheduled premiums by us in the event of disability; it might have one that provides accidental death coverage. If so, we might refer in either or both of those benefits to the contract date. But we will use the date of this Benefit, not the contract date.

The first scheduled contract premium is due on the contract date. We will grant 31 days of grace for paying it. This will be so even though we state otherwise under Grace Period.

Except for the changes we describe above, all the provisions of this contract will be in effect on and after the contract date if the Insured is then living, as if the contract did not have this Benefit. The Benefit will not make any contract value that may be provided by the contract available any sooner.

Benefit Premium.--We show the premium for this Benefit on the Contract Data page(s). This premium is to be paid on or before the date of the Benefit. It is not the scheduled premium for the contract. Neither the Benefit nor the premium for it provides any insurance or changes premiums payable, on or after the contract date.

Premium Adjustment.--The Insured might die before the contract date. If so, we will return that part of the premium for this Benefit that is more than was needed to pay for the Benefit through the date of death. We will add the amount we return to the amount we would otherwise pay under the Benefit.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 160 N

EXHIBIT 26(d)(x)

RIDER FOR
OPTION TO PURCHASE ADDITIONAL INSURANCE
ON LIFE OF INSURED

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

BENEFIT.--You have the right under this Benefit to buy more insurance on the

Insured's life in either this company or The Prudential Insurance Company of

America. You may do this for certain normal option dates and advance option dates, as we explain below. You will not have to prove that the Insured is insurable. We will provide term insurance for a period before any advance option dates as we state under Term Insurance below. But these promises are subject to all the provisions of the Benefit and of the rest of this contract.

In any of these paragraphs when we use the phrase the company we mean whichever of these companies may issue the new contract.

NORMAL OPTION DATES.--These are the anniversaries of this contract on which the

Insured's attained age is 25, 28, 31, 34, 37, 40, 43, 46, 49 and 52.

You may buy a new contract for each normal option date if these four statements apply: (1) You have not used your right for that date by buying a new contract on an advance option date (we explain this below). (2) The Insured signs an application for the new contract, and you sign it, too, if you are not the

Insured. (3) We receive the application and the first premium, less the premium credit that we describe below, at our Service Office not more than 31 days after the normal option date. (4) On the normal option date, or, if later, the date we receive the application, the Insured is living and this contract is in force and not in default past its days of grace. The new contract will take effect on the later of those two dates. That date will be its contract date.

Your right to buy the new contract will end on the 31st day after the normal option date. But this will not change your right to buy a new contract for any later normal or advance option date.

ADVANCE OPTION DATES.--Except as we state in the next paragraph, an advance option date is the date three months after any of these events:

1. The Insured's marriage.

2. While the Insured is living, the birth of a live child of the Insured for whom the Insured accepts legal responsibility.

3. The Insured's legal adoption of a child.

But the event must take place (1) on or after the later of the date of this contract and the date of Part l of its application; and (2) not later than the date that is one month before the contract anniversary on which the Insured's attained age is 52. If the event takes place less than three months before that anniversary, the related advance option date will be that anniversary and not the date three months after the event.

You may buy a new contract for each advance option date if these four statements apply: (1) The Insured signs an application for the new contract, and you sign it, too, if you are not the Insured. (2) We receive the application and the first premium, less the premium credit that we describe below, at our Service

Office not later than the advance option date. (3) The Insured is living on the advance option date. (4) This contract is in force on that date and not in default past its days of grace. The new contract will take effect on the advance option date. That will be its contract date.

Your right to buy the new contract will end on the advance option date. But this will not change your right to buy a new contract for any later normal or advance option date.

Each time you buy a new contract for an advance option date, you will have used your right to buy a new contract for the next normal option date, if any, for which you could otherwise have bought one. But even if you have used your right to buy for all normal option dates, advance option dates may still occur as we state above. If the company lets you combine two or more new contracts you can buy under this Benefit into one, you will use your right to buy new contracts for the same number of future normal option dates as if the new contracts had not been combined.

(Continued on Next Page)

AL 140 N

(Continued from Preceding Page)

TERM INSURANCE.--For each event that gives rise to an advance option date, we will provide term insurance on the Insured's life, as long as this contract is in force. The term insurance will be automatic. There is no need to ask for it.

Its amount will be the option amount. We will pay that amount if the Insured dies on or after the date of the event but before (1) the advance option date;

or (2) the date this Benefit ends, if sooner. We will include it in the proceeds of this contract. But if this contract limits or excludes war or aviation risks,

the term insurance will limit or exclude them in the same way.

CONTRACT SPECIFICATIONS.--The new contract you buy for a normal option date or advance option date will be in the same or an equivalent rating class as this contract.

If this contract limits or excludes war or aviation risks, the company will have the right to limit or exclude them in the new contract, too. If the company does so, the provision in the new contract will be the same one the company puts in other contracts like the new one on its contract date. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

If the option amount for this Benefit which we show in the Contract Data pages is less than $25,000, the new contract may be one we describe in paragraph 1 below. If the option amount is $25,000 or more, the new contract can be one we describe in either of paragraphs 1 and 2.

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000, or more than the option amount for this Benefit.

2. A contract of life insurance of a kind regularly being issued by Pruco Life

Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than the option amount for this Benefit.

The new contract will not have Supplementary Benefits other than as we describe in this and in the next three paragraphs. If this contract has a benefit for paying scheduled premiums in the event of disability and the company would include a benefit for waiving or paying premiums in other contracts like the new contract, the company will put such a benefit in the new contract.

Such a benefit, that would have been allowed under this contract and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived or paid for that disability under the new contract must be at the scheduled premium frequency that was in effect for this contract when the disability started.

No premium will be waived or paid for disability under the new contract unless it has such a benefit in the event of disability. This will be so even if scheduled premiums have been paid by us for disability under this contract.

If this contract has an accidental death benefit, and the company would regularly issue contracts like the new contract with either that benefit or an accidental death and dismemberment benefit, the company will put that kind of benefit in the new contract, as stated in General below. But (1) you must ask for it when you apply for the new contract; and (2) the amount of any accidental death benefit in the new contract will not be more than the face amount of the new contract.

GENERAL.--Any benefit for waiving or paying premiums in event of disability and any accidental death benefit or accidental death and dismemberment benefit in the new contract will be the same one, with the same provisions,

(Continued on Next Page)

AL 140 N

(Continued from Preceding Page)

that the company puts in other contracts like it on its contract date. In any of these paragraphs, when we use the phrases other contracts like it and other contracts like the new contract, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

CHANGES.--On a normal or advance option date you may be able to buy a new contract of life insurance other than in accord with the requirements that we state above. Or you may be able to use the option to increase the amount of insurance under this contract. But either may be done only if the company consents, and will be subject to conditions and charges that are then determined.

PREMIUM CREDIT.--A premium credit will be allowed on the first premium for the new contract, if it is of a kind described in paragraph 1 or 2 above. The credit will be at least $1 for each full $1,000 of face amount of the new contract. If

(1) the new contract calls for premiums to be paid more often than annually; and

(2) the credit would be more than that first premium, you may choose to have premiums paid less often to get the full credit.

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund. The premiums for this Benefit stop on the contract anniversary on which the Insured's attained age is 52.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly

Reductions in the Contract Data pages. The charges for this Benefit will stop on the contract anniversary on which the Insured's attained age is 52.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up before attained age 52 we will deduct from the contract fund the present value at that time of future charges for this Benefit, discounted at a rate we set from time to time, but no less than 4% a year. The Benefit will remain in force until the earliest of the dates in paragraphs 2, 3 and 4 under Termination below, but thereafter we will make no deductions from the contract fund to pay for it. The

Benefit will have no cash value.

TERMINATION.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the 31st day after the contract anniversary on which the Insured's attained age is 52;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after which we receive your request. Contract premiums due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 140 N

EXHIBIT 26(d)(xi)

RIDER FOR
TERM INSURANCE BENEFIT ON LIFE OF INSURED SPOUSE--DECREASING AMOUNT

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the insured spouse died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. We will pay this amount to the beneficiary for insurance payable upon the insured spouse's death. But our payment is subject to all the provisions of the Benefit and of the rest of this contract. The phrase insured spouse means the Insured's spouse named in the application for this contract.

We will use the table below to compute the amount we will pay. We show the

Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay for each $1,000 of Initial

Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

------------------------------------------------------------------------
ANNIVERSARY	AMOUNT	ANNIVERSARY	AMOUNT
------------------------------------------------------------------------
1	$1,000	12	$706
2	986	13	658
3	970	14	603
4	951	15	543
5	931	16	475
6	909	17	400
7	883	18	316
8	855	19	222
9	824	20	200
10	789	BENEFIT EXPIRES
11	750	ON 20TH ANNIVERSARY

------------------------------------------------------------------------ (Continued on Next Page)

AL 180 N

(Continued from Preceding Page)

PAID-UP lNSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON LIFE OF INSURED SPOUSE.--The Insured might die (1) in the term period for this Benefit; (2) while this contract is in force and not in default past the last day of the grace period; and (3) while the insured spouse is living. In this case, the insurance on the life of the insured spouse under the Benefit will become paid-up term insurance for decreasing amounts. We will compute these amounts from the Table of Amounts of Insurance. While the paid-up insurance is in effect, the contract will remain in force until the end of the term period for the Benefit. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.

This will be the net value on the date of surrender of the paid-up insurance.

But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the insured spouse's age and sex. The insured spouse's age at any time will be his or her age last birthday on the contract date plus the length of time since that date.

We use the Commissioners 1980 Standard Ordinary Mortality Table. We use

continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply,

we will furnish them.

CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--While the Insured is living, you may be able to exchange this

Benefit for a new contract of life insurance on the life of the insured spouse in either this company or The Prudential Insurance Company of America. In any of

these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the insured spouse is insurable.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract

Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the insured spouse is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract. (Since

$10,000 is 80% of $12,500, the amount we would have paid must be at least

$12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life

Insurance Cdmpany is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

(Continued on Next Page)

AL 180 N

(Continued from Preceding Page)

3. A contract of life insurance of a kind regularly being issued by Pruco Life

Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $25,000 is 80% of $31,250, the amount we would have paid must be at least $31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of the insured spouse, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

CHANGES.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

OWNERSHIP AND CONTROL.--Unless we endorse this contract to say otherwise, while the Insured is living the owner alone may exercise all ownership and control of this contract. This includes, but is not limited to, these rights: (1) to assign the contract; and (2) to change any subsequent owner. A request for such a change must be in writing to us at our Service Office and in a form that meets our needs. The change will take effect only when we endorse the contract to show

it.

Unless we endorse this contract to say otherwise: (1) while any insurance is in force after the Insured's death, the owner of the contract will be the insured spouse; and (2) the owner alone will be entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us. But any insurance payable upon the Insured's death will be payable to the beneficiary for that insurance.

BENEFICIARY.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the

Insured.

Unless we endorse this contract to say otherwise, the beneficiary for insurance payable upon the death of the insured spouse will be the Insured if living,

otherwise the estate of the insured spouse.

The beneficiary for insurance payable upon the death of the insured spouse may be changed. The request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request. It will end then even if the insured spouse is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured,

unless otherwise stated.

MISSTATEMENT OF AGE OR SEX.--If the insured spouse's stated age or sex or both are not correct, we will change each benefit and any amount payable to what the premiums and charges would have bought for the correct age and sex.

SUICIDE EXCLUSION.--If the insured spouse, whether sane or insane, dies by suicide within the period which we state in the Suicide Exclusion under General

Provisions and while this Benefit is in force, we will not pay the amount we describe under Benefit above. Instead, we will pay no more than the sum of the monthly charges deducted for this Benefit to the date of death divided by .925.

We will make that payment in one sum.

REINSTATEMENT.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the life of the insured spouse unless we are given any facts we need to satisfy us that the insured spouse is insurable for the Benefit.

(Continued on Next Page)

AL 180 N

  (Continued from Preceding Page)

CONTRACT VALUE OPTIONS.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the

Insured only.

CONTRACT LOANS.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of the insured spouse.

INCONTESTABILITY.--Except for default, we will not contest this Benefit after it has been in force during the insured spouse's lifetime for two years from the issue date.

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly

Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of (1) the death of the insured, (2) the death of the spouse, and (3) the contract anniversary at the end of the term period for this Benefit.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this

Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The basis for determining the net cash value will be as we state in the second paragraph under Paid-up Insurance above.

TERMINATION.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)

for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 180 N

EXHIBIT 26(d)(xii)

RIDER FOR
LEVEL TERM INSURANCE BENEFIT ON DEPENDENT CHILDREN

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that a dependent child died (1) before the term insurance provided by the Benefit on his or her life ends; and (2) while this contract is in force and not in default past the last day of the grace period. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

The phrase dependent child means the Insured's child, stepchild or legally adopted child who (1) has reached the 15th day of life; and (2) has not reached the first contract anniversary after his or her 25th birthday; and either (3) is named in the application for this contract and on the date of the application has not reached his or her 18th birthday; or (4) is acquired by the Insured after the date of the application but before the child's 18th birthday.

We show the amount of term insurance under this Benefit on the Contract Data page(s). The insurance on each dependent child's life will end on the earlier of: (1) the day before the first contract anniversary after the child's 25th birthday; and (2) the day before the first contract anniversary after the

Insured's 65th birthday.

PAID-UP INSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON DEPENDENT CHILDREN.--The Insured might die while this contract is in force and not in default past the last day of the grace period.

In this case, any term insurance provided by this Benefit on a dependent child's life will become paid-up term insurance. While this paid-up insurance is in effect, the contract will remain in force. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.

This will be the net value on the date of surrender of the paid-up insurance.

But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. To compute this net cash value, we use the Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply,

we will furnish them.

CONVERSION OF INSURANCE ON DEPENDENT CHILDREN

RIGHT TO CONVERT.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance on his or her life, in either this company or The

Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. It will not be necessary to prove that the child is insurable.

CONDITIONS.--The right to obtain a new contract is subject to all these conditions: (1) The insurance on the child must end while this contract is in force and not in default past the last day of the grace period. (2) The amount of the new contract must meet the minimum as we describe under Contract

Specifications. (3) We must have a written application for the new contract at our Service Office no later than the date the insurance on the child ends.

The new contract will not take effect unless the premium for it is paid while the child is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that the insurance under the new contract took effect on its contract date.

(Continued on Next Page)

AL 182 N

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CONTRACT DATE.--The date of the new contract will be the day after the date the insurance on the dependent child ends.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or an equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, the owner of the new contract will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A contract like the one to which this Benefit is attached, if Pruco Life

Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount asked for in your request. But it cannot be less than

$50,000 or more than five times the amount of insurance on the child's life under the Benefit.

2. A Life Paid Up at Age 85 plan (Life Paid Up at Age 65 plan if the issue age for the new contract is less than 15 years). In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount asked for in your request. But it cannot be less than $5,000 or more than five times the amount of insurance on the child's life under this

Benefit.

3. A contract of life insurance of a kind regularly being issued by Pruco Life

Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than five times the amount of insurance on the child's life under the Benefit.

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of that child, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

CHANGES.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance other than in accord with the requirements we state in this form. But this kind of change may be made only if the company consents and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

BENEFICIARY.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the

Insured.

Unless we endorse this contract to say otherwise, these two statements will apply: (1) The beneficiary for insurance payable upon the death of a dependent child will be the Insured if living, otherwise the beneficiary for this insurance named in the application. (2) If no such beneficiary is living when insurance under this Benefit becomes payable, we will make the payment in one sum to the estate of the later to die of the Insured and such beneficiary.

The beneficiary for insurance payable upon the death of a dependent child may be changed. The request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request.

It will end then even if the child is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured,

unless otherwise stated.

(Continued on Next Page)

AL 182 N

(Continued from Preceding Page)

REINSTATEMENT.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the dependent children unless you give us any facts we need to satisfy us that each child who is to be insured on or within 15 days after the date of reinstatement is insurable for the

Benefit. If you do not give us the facts we need for any child, the Benefit may be reinstated if all the other conditions are met to reinstate the contract. But you must send the contract to us to be endorsed to show that the child is not insured under the Benefit.

CONTRACT VALUE OPTIONS.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the

Insured only.

CONTRACT LOANS.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of a dependent child.

INCONTESTABILITY.--Except for non-payment of premium, we will not contest this

Benefit with respect to the insurance on any dependent child's life after it has been in force during the child's lifetime for two years from the issue date.

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly

Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of the death of the

Insured and the first contract anniversary after the Insured's 65th Brithday.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this

Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The net cash value will be the present value at that time of the future monthly charges that would then remain to be paid under this

Benefit if the contract had not become paid-up.

TERMINATION.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the first contract anniversary after the Insured's

65th birthday;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing in the premium period, we will cancel the

Benefit as of the first monthly date on or after we receive your request.

Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 182 N

EXHIBIT 26(d)(xiii)

RIDER FOR
LEVEL TERM INSURANCE BENEFIT ON DEPENDENT CHILDREN

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that a dependent child died (1) before the term insurance provided by the Benefit on his or her life ends; and (2) while this contract is in force and not in default past the last day of the grace period. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

The phrase dependent child means the Insured's child, stepchild or legally adopted child who (1) has reached the 15th day of life; and (2) has not reached the first contract anniversary after his or her 25th birthday; and either (3)

just before the contract date of this contract was insured under the earlier contract from which this contract was exchanged or changed; or (4) is acquired by the Insured on or after the date of this contract but before the child's 18th birthday.

We show the amount of term insurance under this Benefit on the Contract Data page(s). The insurance on each dependent child's life will end on the earlier of: (1) the day before the first contract anniversary after the child's 25th birthday; and (2) the day before the first contract anniversary after the

Insured's 65th birthday.

PAID-UP INSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON DEPENDENT CHILDREN.--The Insured might die while this contract is in force and not in default past the last day of the grace period.

In this case, any term insurance provided by this Benefit on a dependent child's life will become paid-up term insurance. While this paid-up insurance is in effect, the contract will remain in force. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.

This will be the net value on the date of surrender of the paid-up insurance.

But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. To compute this net cash value, we use the

Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply,

we will furnish them.

CONVERSION OF INSURANCE ON DEPENDENT CHILDREN

RIGHT TO CONVERT.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance on his or her life, in either this company or The

Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. It will not be necessary to prove that the child is insurable.

CONDITIONS.--The right to obtain a new contract is subject to all these conditions: (1) The insurance on the child must end while this contract is in force and not in default past the last day of the grace period. (2) The amount of the new contract must meet the minimum as we describe under Contract

Specifications. (3) We must have a written application for the new contract at our Service Office no later than the date the insurance on the child ends.

The new contract will not take effect unless the premium for it is paid while the child is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that the insurance under the new contract took effect on its contract date.

(Continued on Next Page)

AL 184 N

(Continued from Preceding Page)

CONTRACT DATE.--The date of the new contract will be the day after the date the insurance on the dependent child ends.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or an equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, the owner of the new contract will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A contract like the one to which this Benefit is attached, if Pruco Life

Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount asked for in your request. But it cannot be less than

$50,000 or more than five times the amount of insurance on the child's life under the Benefit.

2. A Life Paid Up at Age 85 plan (Life Paid Up at Age 65 plan if the issue age for the new contract is less than 15 years). In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount asked for in your request. But it cannot be less than $5,000 or more than five times the amount of isurance on the child's life under this

Benefit.

3. A contract of life insurance of a kind regularly being issued by Pruco Life

Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than five times the amount of insurance on the child's life under the Benefit.

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of that child, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

CHANGES.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance other than in accord with the requirements we state in this form. But this kind of change may be made only if the company consents and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

BENEFICIARY.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the

Insured.

Unless we endorse this contract to say otherwise, these two statements will apply: (1) The beneficiary for insurance payable upon the death of a dependent child will be the Insured if living, otherwise the beneficiary for insurance payable upon the death of the Insured. (2) If no such beneficiary is living when insurance under this Benefit becomes payable, we will make the payment in one sum to the estate of the later to die of the Insured and such beneficiary.

The beneficiary for insurance payable upon the death of a dependent child may be changed. The request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request.

It will end then even if the child is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured,

unless otherwise stated.

(Continued on Next Page)

AL 184 N

(Continued from Preceding Page)

REINSTATEMENT.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the dependent children unless you give us any facts we need to satisfy us that each child who is to be insured on or within 15 days after the date of reinstatement is insurable for the

Benefit. If you do not give us the facts we need for any child, the Benefit may be reinstated if all the other conditions are met to reinstate the contract. But you must send the contract to us to be endorsed to show that the child is not insured under the Benefit.

CONTRACT VALUE OPTIONS.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the

Insured only.

CONTRACT LOANS.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of a dependent child.

INCONTESTABILITY.--Except for non-payment of premium, we will not contest this

Benefit with respect to the insurance on any dependent child's life after it has been in force during the child's lifetime for two years from (1) the date the level term insurance benefit on dependent children began under the earliest contract; or, if later, (2) the date of any rider that added the child for coverage under any such earlier contract. But, in any case, if there was a later reinstatement of any such earlier contract, then the two years will start on the date of the most recent reinstatement.

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly

Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of the death of the

Insured and the first contract anniversary after the Insured's 65th Birthday.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this

Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The net cash value will be the present value at that time of the future monthly charges that would then remain to be paid under this

Benefit if the contract had not become paid-up.

TERMINATION.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the first contract anniversary after the Insured's

65th birthday;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing in the premium period, we will cancel the

Benefit as of the first monthly date on or after we receive your request.

Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 184 N

EXHIBIT 26(d)(xiv)

RIDER FOR
LEVEL TERM INSURANCE BENEFIT ON DEPENDENT CHILDREN

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that a dependent child died (1) before the term insurance provided by the Benefit on his or her life ends; and (2) while this contract is in force and not in default past the last day of the grace period. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

The phrase dependent child means the Insured's child, stepchild or legally adopted child who (1) has reached the 15th day of life; and (2) has not reached the first contract anniversary after his or her 25th birthday; and either (3) is named in the request for change which is attached to and made a part of this contract, and on the date of the request has not reached his or her 18th birthday; or (4) is acquired by the Insured after the date of the request but before the child's 18th birthday.

We show the amount of term insurance under this Benefit on the Contract Data page(s). The insurance on each dependent child's life will end on the earlier of: (1) the day before the first contract anniversary after the child's 25th birthday; and (2) the day before the first contract anniversary after the

Insured's 65th birthday.

PAID-UP INSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON DEPENDENT CHILDREN.--The Insured might die while this contract is in force and not in default past the last day of the grace period.

In this case, any term insurance provided by this Benefit on a dependent child's life will become paid-up term insurance. While this paid-up insurance is in effect, the contract will remain in force. The paid up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.

This will be the net value on the date of surrender of the paid-up insurance.

But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. To compute this net cash value, we use the

Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply,

we will furnish them.

CONVERSION OF INSURANCE ON DEPENDENT CHILDREN

RIGHT TO CONVERT.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance on his or her life, in either this company or The

Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. It will not be necessary to prove that the child is insurable.

CONDITIONS.--The right to obtain a new contract is subject to all these conditions: (1) The insurance on the child must end while this contract is in force and not in default past the last day of the grace period. (2) The amount of the new contract must meet the minimum as we describe under Contract

Specifications. (3) We must have a written application for the new contract at our Service Office no later than the date the insurance on the child ends.

The new contract will not take effect unless the premium for it is paid while the child is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that the insurance under the new contract took effect on its contract date.

(Continued on Next Page)

AL 185 N

(Continued from Preceding Page)

CONTRACT DATE.--The date of the new contract will be the day after the date the insurance on the dependent child ends.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or an equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, the owner of the new contract will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A contract like the one to which this Benefit is attached, if Pruco Life

Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount asked for in your request. But it cannot be less than

$50,000 or more than five times the amount of insurance on the child's life under the Benefit.

2. A Life Paid Up at Age 85 plan (Life Paid Up at Age 65 plan if the issue age for the new contract is less than 15 years). In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount asked for in your request. But it cannot be less than $5,000 or more than five times the amount of insurance on the child's life under this

Benefit.

3. A contract of life insurance of a kind regularly being issued by Pruco Life

Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than five times the amount of insurance on the child's life under the Benefit.

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of that child, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

CHANGES.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance other than in accord with the requirements we state in this form. But this kind of change may be made only if the company consents and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

BENEFICIARY.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the

Insured.

Unless we endorse this contract to say otherwise, the beneficiary for insurance payable upon the death of a dependent child will be the Insured if living,

otherwise the estate of the Insured.

The beneficiary for insurance payable upon the death of a dependent child may be changed. The request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request.

It will end then even if the child is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured,

unless otherwise stated.

(Continued on Next Page)

AL 185 N

(Continued from Preceding Page)

REINSTATEMENT.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the dependent children unless you give us any facts we need to satisfy us that each child who is to be insured on or within 15 days after the date of reinstatement is insurable for the

Benefit. If you do not give us the facts we need for any child, the Benefit may be reinstated if all the other conditions are met to reinstate the contract. But you must send the contract to us to be endorsed to show that the child is not insured under the Benefit.

CONTRACT VALUE OPTIONS.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the

Insured only.

CONTRACT LOANS.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of a dependent child.

INCONTESTABILITY.--Except for non-payment of premium, we will not contest this

Benefit with respect to the insurance on any dependent child's life after it has been in force during the child's lifetime for two years from the issue date.

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly

Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of the death of the

Insured and the first contract anniversary after the Insured's 65th Birthday.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this

Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The net cash value will be the present value at that time of the future monthly charges that would then remain to be paid under this

Benefit if the contract had not become paid-up.

TERMINATION.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the first contract anniversary after the Insured's

65th birthday;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing in the premium period, we will cancel the

Benefit as of the first monthly date on or after we receive your request.

Contract premiums and monthly charges due then and later will be reduced accordingly.

This Supplementary Benefit rider
attached to this contract on the Contract Date

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN SIGNATURE
Secretary

AL 185 N

EXHIBIT 26(d)(xv)

ENDORSEMENTS
(Only we can endorse this contract.)

This endorsement is attached to and made a part of this contract on the contract date:

This rider applies only if the Insured dies by suicide within two years from the issue date and our liability is limited as we state for suicide in the General

Provisions. If this occurs, any provision for paid-up insurance on the life of any other person who was, until the Insured died, insured under this contract will not apply.

Instead, any such person will then have the right to buy a new contract of life insurance either from us or from an affiliate of ours. The new contract will be subject to conditions and charges that are then determined, in accord with regular rules in effect at the time. Its amount will not be less than the greater of (1) the amount of insurance on that person's life under this contract, and (2) the lowest amount offered for the plan of insurance to be provided by the new contract. And proof that the person is insurable will not be required, unless the new contract is to provide either an increased amount of insurance or a benefit that did not apply to that person under this contract.

Pruco Life Insurance Company of New Jersey,

By /s/ ISABELLE L. KIRCHNER
Secretary

- ---------

PLY 5--82	Printed in U.S.A.

- ---------

EXHIBIT 26(d)(xvi)

Pruco Life Insurance Company of New Jersey

Insured	Rider for Policy No.

- --------------------------------------	--------------------------------------

MODIFICATION OF INSURED'S WAIVER OF PREMIUM BENEFIT PROVISION

There is an impairment of the Insured's eyesight. If he or she becomes disabled as a result of the loss of eyesight, here is what wtll apply for that disability. We will not allow benefits under any benefit for waiving premiums in the event of disabilitv in (1) this contract, or (2) any other contract on the

Insured's life to which you change or for which you exchange this contract or any of its benefits.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
ON THE CONTRACT DATE

Pruco Life Insurance Company of New Jersey,

By /s/ SPECIMEN
--------------------
Secretary

- ----------

PLY 23--82

- ----------

EXHIBIT 26(d)(xvii)

☐ Pruco Life Insurance Company

☐ Pruco Life Insurance Company of New Jersey

Insured	Rider for Policy No.

_______________________________________	____________________________________

TERMINATION OF BENEFIT

We agree that the benefit______________________________________________________

_________________________________ , will end as of____________________________.

Then all references in this contract to that benefit will no longer apply. The premium for that benefit will not be payable on or after that date.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

Signed for the Company,

By /s/ SPECIMEN
Secretary

Date	Attest
--------------------------------------------------

- -----------

PLIY 24--82	Printed in U.S.A.

- -----------

EXHIBIT 26(d)(xviii)

Pruco Life Insurance Company of New Jersey

| Insured	|Rider for Policy No.
|	|
|	John Doe	|	XX XXX XXX

|_____________________________________ |______________________________________

VARIABLE REDUCED PAID-UP INSURANCE

This contract is no longer in force on a premium paying basis. It is being kept in force as variable reduced paid-up insurance on the Insured's life, as we state under Contract Value Options in the contract.

The new amount of insurance and its effective date are shown in the attached

Table of Values. Unless otherwise stated in the Table, any contract debt was deducted when we computed the net cash value that was used to provide the reduced paid-up insurance.

The cash value of the variable reduced paid-up insurance will continue to vary according to the investment results in the separate account. There is no guaranteed minimum cash value under this option.

The death benefit under this option may change from day to day, but it will never be less than the amount determined as of the day of default. The death benefit will increase if investment results are in excess of the assumed rate or mortality charges lower than the maximum rate. The death benefit will decrease if investment results are less than the assumed rate, but it will not decrease below the amount determined on the day of default.

As of the effective date shown in the Table each of these items no longer applies: (1) the Tabular Contract Fund Values and Tabular Cash Values shown on page 4 in the contract; (2) any Supplementary Benefits or other extra benefits that were made a part of the contract by rider or endorsement; and (3) any provisions of the contract that do not apply to the reduced paid-up insurance.

If this contract is reinstated, the contract fund that applies upon reinstatement is as we state under Premium Payment and Reinstatement. The cash value and net cash value will be as we state under Contract Value Options.

The attached Table shows values at the ends of contract years. If we need to compute values at some time during a contract year, we will count the time since the start of the year. We will let you know the values for other durations if you ask for them.

| RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
|
| Pruco Life Insurance Company,
|
| By /s/ [SPECIMEN]
|	Secretary
|
| Date June 1, 1985	Attest M. Smith
|___________________________________________________

- -----------

PLIY 47--84

- -----------

EXHIBIT 26(d)(xix)

Pruco Life Insurance Company of New Jersey

| Insured	| Rider for Policy No.
|	|
|	John Doe	|	XX XXX XXX

|_____________________________________ |______________________________________

AVIATION RISK EXCLUSION

CONDITIONS OF EXCLUSION.--We will pay the limited payment we describe below, and not what we would otherwise pay, if (1) the Insured dies as a result of travel by, or descent from, any aircraft; and (2) the Insured had any duties or acted in any capacity other than as a passenger at any time during the flight.

But this Exclusion will not apply if all these statements are true of the aircraft: (1) It has fixed wings and a permitted gross takeoff weight of at least 75,000 pounds. (2) It is operated by an air carrier that is certificated under the laws of the United States or Canada to carry passengers to or from places in those countries. (3) It is not being operated for any armed forces for training or other purposes.

As used here, the word aircraft includes rocket craft or any other vehicle for flight in or beyond the earth's atmosphere.

LIMITED PAYMENT.--The limited payment will be (1) the sum of the premiums that were paid for this contract minus any expense and insurance charges made for insurance coverage on persons other than the Insured, minus (2) any contract debt adjusted for unearned loan interest, minus (3) any partial surrenders made under the contract (including surrender charges). But if the reserve for the contract, when computed as we state under Reserves, is greater than the amount we describe here, the limited payment will be equal to the reserve. Also, the limited payment will never be more than we would have paid if this Exclusion were not in the contract.

The limited payment will be payable to the beneficiary for insurance otherwise payable upon the Insured's death.

PAID-UP AND OTHER INSURANCE ON THE INSURED'S LIFE.--This Exclusion also applies to any paid-up insurance on the Insured that takes effect in accord with any such provision that may be in the contract. We will put this Exclusion in any contract on the Insured's life to which you change, or for which you exchange,

this contract or any of its benefits.

PAID-UP INSURANCE ON OTHER PERSONS. This contract might include insurance on the life of someone other than the Insured. And it might have a provision that makes that insurance paid-up if the Insured dies. This Exclusion will not affect any such provision.

EFFECT OF INCONTESTABILITY.--In any case where this Exclusion applies, the

Incontestability provision of this contract will not be deemed to make us pay more than as we state under Limited Payment.

RESERVES.--We might have to compute a reserve to find the limited payment. If so, the reserve will be equal to the contract value on the date of the Insured's death less any contract debt adjusted for unearned loan interest.

| RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
|
| Pruco Life Insurance Company of New Jersey,
|
| By /s/ [SPECIMEN]
|	Secretary
|
| Date December 1, 1984	Attest M. Smith
|___________________________________________________

- -----------

PLIY 48--84

- -----------

EXHIBIT 26(d)(xx)

Pruco Life Insurance Company of New Jersey

| Insured	| Rider for Policy No.
|	|
|	John Doe	|	XX XXX XXX

|_____________________________________ |______________________________________

MILITARY AVIATION RISK EXCLUSION

CONDITIONS OF EXCLUSION.--We will pay the limited payment we describe below, and not what we would otherwise pay, if (1) the Insured dies as a result of travel by, or descent from, any aircraft operated by or for any armed forces; and (2)

the Insured had any duties or acted in any capacity other than as a passenger at any time during the flight. As used here, the word aircraft includes rocket craft or any other vehicle for flight in or beyond the earth's atmosphere.

LIMITED PAYMENT.--The limited payment will be (1) the sum of the premiums that were paid for this contract minus any expense and insurance charges made for insurance coverage on persons other than the Insured, minus (2) any contract debt adjusted for unearned loan interest, minus (3) any partial surrenders made under the contract (including surrender charges). But if the reserve for the contract, when computed as we state under Reserves, is greater than the amount we describe here, the limited payment will be equal to the reserve. Also, the limited payment will never be more than we would have paid if this Exclusion were not in the contract.

The limited payment will be payable to the beneficiary for insurance otherwise payable upon the Insured's death.

PAID-UP AND OTHER INSURANCE ON THE INSURED'S LIFE.--This Exclusion also applies to any paid-up insurance on the Insured that takes effect in accord with any such provision that may be in the contract. We will put this Exclusion in any contract on the Insured's life to which you change, or for which you exchange,

this contract or any of its benefits.

PAID-UP INSURANCE ON OTHER PERSONS.--This contract might include insurance on the life of someone other than the Insured. And it might have a provision that makes that insurance paid-up if the Insured dies. This Exclusion will not affect any such provision.

EFFECT OF INCONTESTABILITY.--In any case where this Exclusion applies, the

Incontestability provision of this contract will not be deemed to make us pay more than as we state under Limited Payment.

RESERVES.--We might have to compute a reserve to find the limited payment. If so, the reserve will be equal to the contract value on the date of the Insured's death less any contract debt adjusted for unearned loan interest.

| RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
|
| Pruco Life Insurance Company of New Jersey,
|
| By /s/ [SPECIMEN]
|	Secretary
|
| Date December 1, 1984	Attest M. Smith
|___________________________________________________

- -----------

PLIY 49--84

- -----------

EXHIBIT 26(d)(xxi)

Pruco Life Insurance Company of New Jersey

| Insured	| Rider for Policy No.
|	|
|	John Doe	|	XX XXX XXX

|_____________________________________ |______________________________________

WAR RISK EXCLUSION

CONDITIONS OF EXCLUSION.--We will pay the limited payment we describe below, and not what we would otherwise pay, if the Insured's death results from any one or more of the following causes: (1) war; (2) any act of war; or (3) the special hazards due to service in the armed forces of any country(ies).

But this Exclusion will not apply unless all these conditions exist: (1) The cause of death occurs while the Insured is in the armed forces of any country(ies) at war. (2) The cause of death occurs while the Insured is outside the Home Areas. (3) The death occurs (a) outside the Home Areas, or (b) within six months after the Insured's return to the Home Areas while in such forces or within six months after the end of service in such forces, whichever is earlier.

As used here, the word war means declared or undeclared war and includes resistance to armed aggression. The phrase Home Areas means the fifty states of the United States of America, the District of Columbia, The Commonwealth of

Puerto Rico, The Virgin Islands of the United States, or Canada.

LIMITED PAYMENT.--The limited payment will be (1) the sum of the premiums that were paid for this contract minus any expense and insurance charges made for insurance coverage on persons other than the Insured, minus (2) any contract debt adjusted for unearned loan interest, minus (3) any partial surrenders made under the contract (including surrender charges). But if the reserve for the contract, when computed as we state under Reserves, is greater than the amount we describe here, the limited payment will be equal to the reserve. Also, the limited payment will never be more than we would have paid if this Exclusion were not in the contract.

The limited payment will be payable to the beneficiary for insurance otherwise payable upon the Insured's death.

PAID-UP AND OTHER INSURANCE ON THE INSURED'S LIFE.--This Exclusion also applies to any paid-up insurance on the Insured that takes effect in accord with any such provision that may be in the contract. We will put this Exclusion in any contract on the Insured's life to which you change, or for which you exchange,

this contract or any of its benefits.

PAID-UP INSURANCE ON OTHER PERSONS.--This contract might include insurance on the life of someone other than the Insured. And it might have a provision that makes that insurance paid-up if the Insured dies. This Exclusion will not affect any such provision.

EFFECT OF INCONTESTABILITY.--In any case where this Exclusion applies, the

Incontestability provision of this contract will not be deemed to make us pay more than as we state under Limited Payment.

RESERVES.--We might have to compute a reserve to find the limited payment. If so, the reserve will be equal to the contract value on the date of the Insured's death less any contract debt adjusted for unearned loan interest.

Rider attached to and made a part of this contract
on the Contract Date

Pruco Life Insurance Company of New Jersey, By /s/ SPECIMEN

Secrerary

- -----------

PLIY 50--84

- -----------

EXHIBIT 26(d)(xxii)

☐ Pruco Life Insurance Company

☒ Pruco Life Insurance Company of New Jersey

Insured	Rider for Policy No.

John Doe	XX XXX XXX
_______________________________________	____________________________________

This contract is issued as a conversion from an earlier contract.

The period we state under Incontestability in this contract will start on the date coverage of this Insured began under the earlier contract. But if that contract was reinstated before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made in the application for reinstatement. The period during which we will have that right will be the period we state under

Incontestability in this contract; it will start on the date of the reinstatement.

The period we state under Suicide Exclusion in this contract will start on the date coverage of this Insured began under the earlier contract.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
ON THE CONTRACT DATE

Signed for the Company,

By /s/ [SPECIMEN]
Secretary

- -----------

PLIY 20--82	Printed in U.S.A.

- -----------

EXHIBIT 26(d)(xxiii)

☐ Pruco Life Insurance Company

☒ Pruco Life Insurance Company of New Jersey

Insured	Rider for Policy No.

John Doe	XX XXX XXX
_______________________________________	____________________________________

This contract is issued as a conversion from an earlier contract.

The period we state under Incontestability in this contract will start on the issue date of the earlier contract. But if that contract was reinstated before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made to us at the time. The period during which we will have that right will be the period we state under Incontestability in this contract; it will start on the date of the reinstatement.

The period we state under Suicide Exclusion in this contract will start on the issue date of the earlier contract.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
ON THE CONTRACT DATE

Signed for the Company,

By /s/ [SPECIMEN]
Secretary

- -----------

PLIY 29--82	Printed in U.S.A.

- -----------

EXHIBIT 26(d)(xxiv)

RIDER FOR
LEVEL TERM INSURANCE BENEFIT ON DEPENDENT CHILDREN

Read the list of Supplementary Benefits on the Contract Data page(s).
This Benefit is a part of this contract only if it is listed there.

Benefit.--We will pay an amount under this Benefit if we receive due proof that a dependent child died (1) before the term insurance provided by the Benefit on his or her life ends; and (2) while this contract is in force with no premium in default past its days of grace. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

The phrase dependent child means the Insured's child, stepchild or legally adopted child who (1) has reached the 15th day of life; and (2) has not reached the first contract anniversary after his or her 25th birthday; and either (3) is named in the application for this contract and on the date of the application has not reached his or her 18th birthday; or (4) is acquired by the Insured after the date of the application but before the child's 18th birthday.

We show the amount of term insurance under this Benefit on the Contract Data page(s). The insurance on each dependent child's life will end on the earlier of: (1) the day before the first contract anniversary after the child's 25th birthday; and (2) the day before the first contract anniversary after the

Insured's 65th birthday.

PAID-UP INSURANCE

Paid-up Insurance on Dependent Children.--The Insured might die while this contract is in force with no premium in default past its days of grace. In this case, any term insurance provided by this Benefit on a dependent child's life will become paid-up term insurance. While this paid-up insurance is in effect,

the contract will remain in force. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.

This will be the net value on the date of surrender of the paid-up insurance.

But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. To compute this net cash value, we use the

Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply,

we will furnish them.

CONVERSION OF INSURANCE ON DEPENDENT CHILDREN

Right to Convert.--lf the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance on his or her life, in either this company or The

Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. It will not be necessary to prove that the child is insurable.

Conditions.--The right to obtain a new contract is subject to all these conditions: (1) The insurance on the child must end while this contract is in force with no premium in defauit past its days of grace. (2) The amount of the new contract must meet the minimum as we describe under Contract Specifications.

(3) We must have a written application for the new contract at our Service

Office no later than the date the insurance on the child ends.

The new contract will not take effect unless the premium for it is paid while the child is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that the insurance under the new contract took effect on its contract date.

(Continued on Next Page)

VL 182

(Continued from Preceding Page)

Contract Date.--The date of the new contract will be the day after the date the insurance on the dependent child ends.

Contract Specifications.--The new contract will be in the standard rating class.

The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, the owner of the new contract will be able to have premiums fall due more often.

The contract may be either one of the following:

1. A contract like the one to which this Benefit is attached. Its face amount will be the amount asked for in the application. But it cannot be less than

$25,000 or more than five times the amount of insurance on the child's life under the Benefit.

2. A Life Paid Up at Age 85 plan (Life Paid Up at Age 65 plan if the issue age for the new contract is less than 15 years). In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount asked for in the application. But it cannot be less than $5,000 or more than five times the amount of insurance on the child's life under this

Benefit.

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving premiums in the event of disability, here is what the company will do. Even though this contract does not have that benefit on the life of that child, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived under the new contract unless the disability started on or after its contract date. And no premium will be waived under a new contract unless it has a benefit for waiving premiums in the event of disability. This will be so even if premiums have been waived under this contract.

Changes.--If the insurance on a dependent child ends as we state in the last paragraph under Benefit above, that child may be able to obtain a new contract of life insurance other than in accord with the requirements we state in this form. But this kind of change may be made only if the company consents and will be subject to conditions and charges that are then determined.

MISCELLANEOUS PROVISIONS

Beneficiary.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the

Insured.

Unless we endorse this contract to say otherwise, these two statements will apply: (1) The beneficiary for insurance payable upon the death of a dependent child will be the Insured if living, otherwise the beneficiary for this insurance named in the application. (2) If no such beneficiary is living when insurance under this Benefit becomes payable, we will make the payment in one sum to the estate of the later to die of the Insured and such beneficiary.

The beneficiary for insurance payable upon the death of a dependent child may be changed. The request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request.

It will end then even if the child is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured,

unless otherwise stated.

(Continued on Next Page)

VL 182

(Continued from Preceding Page)

Reinstatement.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the dependent children unless you give us any facts we need to satisfy us that each child who is to be insured on or within 15 days after the date of reinstatement is insurable for the

Benefit. If you do not give us the facts we need for any child, the Benefit may be reinstated if all the other conditions are met to reinstate the contract. But you must send the contract to us to be endorsed to show that the child is not insured under the Benefit.

Contract Value Options.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the

Insured only.

Contract Loans.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of a dependent child.

Incontestability.--Except for non-payment of premium, we will not contest this

Benefit with respect to the insurance on any dependent child's life after it has been in force during the child's lifetime for two years from the issue date.

Benefit Premiums.--We show the premiums for this Benefit on the Contract Data page(s). They stop on the earlier of the date of the Insured's death and the first contract anniversary after the Insured's 65th birthday.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace of a premium in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the first contract anniversary after the Insured's

65th birthday;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing in the premium period, we will cancel the

Benefit as of the date to which premiums are paid. Contract premiums due then and later will be reduced accordingly.

This Supplementary Benefit rider attached to this contract on the Contract Date

Pruco Life Insurance Company,

By /s/ ISABELLE L. KIRCHNER
Secretary

VL 182

EXHIBIT 26(d)(xxv)

ENDORSEMENTS
(Only we can endorse this contract.)

ALTERATION OF TEXT

The provisions of this policy entitled "Interest Charge" and "Effect of a Loan"

are replaced at issue by the following:

INTEREST CHARGE.--We will charge interest daily on any loan. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. If interest is not paid when due, it will become part of the loan. Then we will start to charge interest on it, too.

The loan interest rate is the annual rate we set from time to time. The rate will never be greater than is permitted by law. It will change only on a contract anniversary.

Before the start of each contract year, we will determine the loan interest rate we can charge for that contract year.

To do this, we will first find the rate that is the greater of (1) The Published

Monthly Average (which we describe below) for the calendar month ending two months before the calendar month of the contract anniversary; and (2) the assumed rate of return for this contract, plus 1%.

If that greater rate is at least 1/2% more than the loan interest rate we had set for the current contract year, we have the right to increase the loan interest rate by at least 1/2%, up to that greater rate. If it is at least 1/2%

less, we will decrease the loan interest rate to be no more than the greater rate. We will not change that loan interest rate by less than 1/2%.

When you make a loan we will tell you the initial interest rate for the loan. We will send you a notice if there is to be an increase in the rate.

The Published Monthly Average means:

1. Moody's Corporate Bond Yield Average--Monthly Average Corporates, as

published by Moody's Investors Service, Inc. or any successor to that service;

or

2. If that average is no longer published, a substantially similar average,

established by the insurance regulator where this contract is delivered.

Example 1: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you borrow $1,000 out of a $4,000 loan value. Assume we charge 8% a year. Three months later, but still three months before the anniversary, we will have charged about $20 interest. This amount will be a few cents more or less than $20 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,000. The contract debt will be $1,020, since contract debt includes interest charged but not yet due. On the anniversary in

1996 we will have charged about $40 interest. The interest will then be due.

Example 2: Suppose the $40 interest in example 3 is paid on the anniversary. The loan and contract debt will each become $1,000 right after the payment.

Example 3: Suppose the $40 interest in example 3 is not paid on the anniversary.

The interest will become part of the loan, and we will begin to charge interest on it, too. The loan and contract debt will each become $1,040.

The provision of this policy entitled "Effect of a Loan" is amended at issue by the addition of this statement:

Any reference in the provision entitled "Effect of a Loan" to "4% a year" is replaced by "1% less than the loan interest rate for the contract year."

RIDER ATTACHED TO AND MADE A PART OF THIS
CONTRACT ON THE CONTRACT DATE

Pruco Life Insurance Company of New Jersey,

By /s/ [SPECIMEN]
Secretary

- -----------

PLIY 51--84

- -----------

EXHIBIT 26(d)(xxvi)

PRUCO LIFE INSURANCE COMPANY

This endorsement is attached to and made a part of the contract on the contract date.

OPTION TO INCREASE OR DECREASE FACE AMOUNT

INCREASE IN FACE AMOUNT

Right to Increase Face Amount.--On or after the first contract anniversary, but no earlier than January 1, 1987 in any event, you may be able to increase the face amount of this contract. The effective date of the increase will be the date you choose in your request, but see "Effective Date of
Increase" below. The increased face amount will be the amount you choose, but see "Conditions" below.

Conditions.--Your right to increase face amount is subject to all these conditions:

(1) You must ask for the increase in writing on a form which meets our needs.

(2) The amount of the immediate increase in face amount must be at least
$25,000. This contract may be one that was issued below age 15, where the initial face amount increases by 50% at age 21. (See "Increase in
Face Amount at Age 21 for Contracts Issued at Age 14 or Lower" on page
6.) If so, when a request for increase is made before age 21, it is the amount of the immediate increase in face amount which must be at least
$25,000.

(3) The insured must give us any facts we need to satisfy us that he or she is then insurable for the amount of increase.

(4) If we request, you must send us the contract to be endorsed.

(5) The contract must not be paid-up or in defauit on the effective date of the increase. We must not be waiving or paying premiums on the effective date of the increase because of the disability of the insured, or of the applicant in the case of a contract which was issued below age 15. Nor may the contract be in the six month waiting period after the beginning of disability, required before disability benefits begin.

(6) You must pay a premium as determined by us, at the time of the increase.

(7) More than one increase may be made in a contract year only with our consent.

(8) Between the contract date and the effective date requested by you for the increase, we may have changed any of the bases for determining benefits or computing charges for newly issued contracts of the same kind. If so, we have the right to deny the request for increase.

Recomputations.--When you request an increase in face amount, we will recompute the scheduled premiums, deferred sales and underwriting charges, tabular values and monthly deductions from the contract fund for the contract. You may, if permitted by applicable state law, decide whether you want us to recompute these amounts as of the last previous or next following contract anniversary. The amount of payment required on the date of increase,
(condition 6 above,) will depend upon the anniversary you choose for recomputing. We will tell you the amount of payment required for each anniversary.

Effective Date of Increase.--The effective date of increase will be the date you choose or, if later, the date when we have all of the following: your properly completed request, any required evidence of the insurability of the insured, and the required payment. (See Conditions 1, 3, and 6 above.)

Evidence of Increase.--Upon an increase in face amount we will send you endorsement pages for your contract or endorse your contract ourselves,
(see Condition 4 above,) with pages which provide the recomputed amounts mentioned above and describe how the increase in face amount affects other contract provisions.

Suicide Exclusion and Incontestability.--Upon an increase in face amount, the period stated in the Suicide Exclusion and Incontestability provisions on page __ will begin, for the amount of increase, on the effective date of the increase and not on the contract date or on other earlier date(s) which may apply to any previous increase(s).

Right to Cancel Contract and Exchange of Contract.--Upon an increase in face amount, these rights, described on the cover of this contract and on page
___, will apply to the amount of the increase. The periods within which you may exercise your Right to Cancel will, for the amount of increase in face amount only, run from the last to occur of (1) 45 days after you sign the request for the increase; (2) 10 days after receipt of the endorsement or endorsed contract; and (3) 10 days after receipt of the Notice of
Withdrawal Right as it pertains

to the increase in face amount. When we receive your request to cancel, the increase in face amount will be canceled from the start and we will promptly give you back the total premiums paid for and since the increase which can be attributed to the increase. Charges deducted since the increase will be recomputed as though there had been no increase. Scheduled premiums, deferred sales and underwriting charges, tabular values and monthly deductions will be restored to what they would have been if there were no increase.

The right to exchange as described under Exchange of Contract on page ___
will exist for the amount of the increase for 24 months after the effective date of the increase.

Exercise of Contract Value Options After Increase in Face Amount.--If the

contract is in default past its days of grace or is surrendered after one or more increases in face amount, here is what we will do. In computing the net cash value to be paid on surrender or to be used in determining the period of extended insurance or amount of variable reduced paid-up insurance, (see Contract Value Options, page ___,) any surrender used in the calculation will be the sum of: (a) the surrender charge that would have applied in this situation if there had been no increase in face amount; and (b) the surrender charge(s) that would have applied if each increase in face amount had been achieved by the issuance of a new contract that is in default past its days of grace or is being surrendered. For the purposes of making this calculation all premiums paid after an increase in face amount are deemed to have been made in part in payment for the face amount of the contract not considering any increase(s) in face amount, and in part in payment for each increase, in the same proportion as the portion of the scheduled premium that applies to each of these parts.

DECREASE IN FACE AMOUNT

Right to Decrease Face Amount.--On or after the first contract anniversary, but no earlier than January 1, 1987 in any event, you may be able to decrease the face amount of this contract. The effective date of the decrease will be the first monthly date after you ask for the decrease on a form which meets our needs.

Conditions.--Your right to decrease face amount is subject to all these conditions:

(1) You must ask for the decrease in writing on a form which meets our needs.

(2) The amount of the decrease in face amount must be at least $10,000, and may not reduce the face amount to less than $50,000. This contract may be one that was issued below age 15, where the initial face amount increases by 50% at age 21. (See "increase in Face Amount at Age 21 for
Contracts Issued at Age 14 or Lower" on page 6.) If so, when a request for decrease is made before age 21, it may not reduce the face amount immediately after the decrease to less than $33,333.

(3) If we request, you must send us the contract to be endorsed.

(4) The contract must not be paid-up or in default past its days of grace on the effective date of the decrease.

(5) More than one decrease may be made in a contract year only with our consent.

(6) The amount of the decrease in face amount may not be so great as to cause the contract to fail to qualify as life insurance under provisions of the Internal Revenue Code.

Effect of Decrease.--A decrease made in accord with this provision will decrease the face amount of the contract without a corresponding reduction in the contract fund. This differs from a partial withdrawal (see page ___) which
(reduces both face amount and contract fund). At present this will require a separate form for each type of VAL (reduces the contract fund but not the face amount).

A $15 processing fee is charged when a decrease is made. You may choose to pay the charge in cash, but if not, it will be deducted from the contract fund. The contract fund will also be reduced by the amount of any surrender charge that may apply to the decrease.

A decrease in face amount will cause proportionate reductions in scheduled premiums, tabular values, any remaining schedule of surrender charges, the monthly charges for administration, mortality risk and cost of expected mortality, and any charge for extra rating class. There may also be a reduction in any charge for extra benefits, if the amount of such benefits are affected by the decrease.

Evidence of Decrease.--Upon decrease in face amount we will send you endorsement pages for your contract or endorse your contract ourselves, (see Condition
3 above,) with pages which provide the recomputed amounts mentioned above and described how the decrease in face amount affects other contract provisions.

                                                         EXHIBIT 26(d)(xxvii)(a)

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Insured                                Rider for Policy No.

                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance provided by this rider is included in the Basic Amount as modified by this rider (see Table of Basic Amounts). The insurance for any contract month will start on the Monthly Date which begins that Contract Month;
it will end at the end of the day before the next Monthly Date.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

                          TABLE OF AMOUNTS OF INSURANCE

TABULAR AMOUNTS.--We show here the tabular amount of insurance for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year that begins when the insured is the attained age shown. The tabular amount of insurance at any time is equal to the appropriate amount shown below times the number of $1,000's of Initial Amount of Term Insurance, including any fraction, shown on the Contract Data page(s).

Example: Suppose the Initial Amount of Term Insurance is $100,500. The number of
$1,000's of Initial Amount of Term Insurance is 100.5. The tabular amount of insurance is $100,500 at attained age 70 and $50,250 at attained age 86.

ATTAINED AGE    TABULAR AMOUNT PAYABLE        ATTAINED AGE      TABULAR AMOUNT PAYABLE

80 and below           1000                        90                       300
81                      900                        91                       250
82                      800                        92                       200
83                      700                        93                       175
84                      600                        94                       150
85                      550                        95                       125
86                      500                        96                       100
87                      450                        97                        75
88                      400                        98                        50
89                      350                        99                        25

                           (Continued on Next Page)
VALA 500 N

                         (Continued from Preceding Page)

TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It will be the larger of the amounts in (1) and (2), where

(1) is the tabular amount of insurance under this rider;

(2) is the amount of insurance, but not more than the Initial Amount of Term
Insurance, that can be provided at then current rates (which we describe under
Current Rates) by a charge equal to the maximum guaranteed charge for the tabular amount of insurance under this rider.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund. We will deduct from the contract fund on each Monthly Date, for the insurance we provide under this rider, a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of the contract or under the terms any extra benefit other than this rider.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of
Initial Amount of Term Insurance are included in the Schedule of Monthly
Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,000's of
Initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the
Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

                            MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALA 500 N.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended.

VALA 500 N

                         (Continued from Preceding Page)

                             TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:

And The Contract Is         Then The Basic Amount Is:         And We Adjust The
In Force:                                                     Basic Amount For:

on a premium paying         the larger of: (1) the face       contract debt (see
basis and not in default    amount (see paqe 3), plus the     page 15), plus any
past its days of grace      Target Amount described in        charges due in the
                            rider VALA 500 N; and (2) the     days of grace
                            amount of insurance provided      (see page 8).
                            by the contract fund at the
                            net single premium rate; plus
                            the amount of any extra
                            benefits other than those
                            provided under rider VALA 500 N.

as variable reduced         the amount of variable reduced    contract debt.
paid-up insurance           paid-up insurance (see page 13)
(see page 13)

as extended insurance       the amount of term insurance,     nothing.
(see page 13)               if the Insured dies in the
                            term (see page 13); otherwise
                            zero.

UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 100;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first
Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                              RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
                              ON THE CONTRACT DATE

                              Pruco Life Insurance Company of New Jersey,

                              By

                                         Secretary
VALA 500 N

                                     CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS             STANDARD-SMOKER

   INSURED               JOHN DOE         XX XXX XXX     POLICY NUMBER

FACE AMOUNT              $50,000          JUL 1, 1986    CONTRACT DATE
                                                         CONTRACT
PREMIUM PERIOD           LIFE             JUL 1, 2016    CHANGE DATE
        AGENCY           R-NK 1

BENEFICIARY    WIFE, LIFE, WIFE

                            LIST OF CONTRACT MINIMUMS

                           THE MINIMUM PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS

                   (EACH BENEFIT IS DESCRIBED IN THE FORM THAT
                         BEARS THE NUMBER SHOWN FOR IT).

VALA 500 N  MONTHLY RENEWABLE TERM INSURANCE
            INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

                             **** END OF LIST ****

                              SCHEDULE OF PREMIUMS

     PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE
                 AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

     SCHEDULED PREMIUMS ARE                    $XXX.XX EACH
     CHANGING ON JULY 1, 1987 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1988 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1989 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1990 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1991 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1992 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1993 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1994 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1995 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1996 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1997 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1998 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1999 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2000 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2001 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2002 TO               $XXX.XX EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Paqe 3(84)VA-N

     CHANGING ON JULY 1, 2003 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2004 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2005 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2006 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2007 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2006 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2009 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2010 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2011 TO               $XXX.XX EACH
     CHANGING ON JULY 1  2012 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2013 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2014 TO               $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

                PREMIUMS FOR BENEFIT VALA 500 N ARE $XXX.XX EACH

     CHANGING ON JULY 1, 1987 TO $ 195.00 EACH
     CHANGING ON JULY 1, 1988 TO $ 210.00 EACH
     CHANGING ON JULY 1, 1989 TO $ 229.00 EACH
     CHANGING ON JULY 11 1990 TO $ 247.00 EACH
     CHANGING ON JULY 1, 1991 TO $ 335.00 EACH
     CHANGING ON JULY 1, 1992 TO $ 364.00 EACH
     CHANGING ON JULY 1, 1993 TO $ 395.00 EACH
     CHANGING ON JULY 1, 1994 TO $ 428.00 EACH
     CHANGING ON JULY 1, 1995 TO $ 464.00 EACH
     CHANGING ON JULY 1, 1996 TO $ 503.00 EACH
     CHANGING ON JULY 1, 1997 TO $ 544.00 EACH
     CHANGING ON JULY 1, 1998 TO $ 588.00 EACH
     CHANGING ON JULY 1, 1999 TO $ 635.00 EACH
     CHANGING ON JULY 1, 2000 TO $ 687.00 EACH
     CHANGING ON JULY 1, 2001 TO $ 745.00 EACH
     CHANGING ON JULY 1, 2002 TO $ 812.00 EACH
     CHANGING ON JULY 1, 2003 TO $ 887.00 EACH
     CHANGING ON JULY 1, 2004 TO $ 973.00 EACH
     CHANGING ON JULY 1, 2005 TO $1067.00 EACH
     CHANGING ON JULY 1, 2006 TO $1169.00 EACH
     CHANGING ON JULY 1, 2007 TO $1277.00 EACH
     CHANGING ON JULY 1, 2008 TO $1391.00 EACH
     CHANGING ON JULY 1, 2009 TO $1513.00 EACH
     CHANGING ON JULY 1, 2010 TO $1647.00 EACH
     CHANGING ON JULY 1, 2011 TO $1796.00 EACH
     CHANGING ON JULY 1, 2012 TO $1946.00 EACH
     CHANGING ON JULY 1, 2013 TO $2154.00 EACH
     CHANGING ON JULY 1, 2014 TO $2368.00 EACH
     CHANGING ON JULY 1, 2015 TO $2604.00 EACH
     CHANGING ON JULY 1, 2016 TO $2860.00 EACH
     CHANGING ON JULY 1, 2017 TO $3133.00 EACH
     CHANGING ON JULY 1, 2018 TO $3425.00 EACH
     CHANGING ON JULY 1, 2019 TO $3738.00 EACH
     CHANGING ON JULY 1, 2020 TO $4085.00 EACH
     CHANGING ON JULY 1, 2021 TO $4477.00 EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)VA-N

     CHANGING ON JULY 1, 2022 TO $4927.00 EACH
     CHANGING ON JULY 1, 2023 TO $5445.00 EACH
     CHANGING ON JULY 1, 2024 TO $6032.00 EACH
     CHANGING ON JULY 1, 2025 TO $6680.00 EACH
     CHANGING ON JULY 1, 2026 TO $7376.00 EACH
     CHANGING ON JULY 1, 2027 TO $8110.00 EACH
     CHANGING ON JULY 1, 2028 TO $8874.00 EACH
     CHANGING ON JULY 1, 2029 TO $9675.00 EACH
     CHANGING ON JULY 1, 2030 TO $10540.00 EACH
     CHANGING ON JULY 1, 2031 TO $15293.00 EACH

                            *****END OF SCHEDULE*****

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

   FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT,
THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS
AN AMOUNT THAT DEPENDS ON THE INSURANCE PROVIDED BY RIDER VALA 500 N.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALA 500 N ARE BASED ON THE NUMBER
OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE
MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO
THE INSURANCE PROVIDED BY RIDER VALA 500 N DIVIDED BY THE TABULAR AMOUNT OF
INSURANCE PER S1,000 OF INITIAL AMOUNT OF TERM INSURANCE. THE DEDUCTION MAY BE
ADJUSTED AS DESCRIBED IN RIDER VALA 500 N.

                                                     MAXIMUM MONTHLY
                                     FIXED           RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE               CHARGE             INSURANCE
- ----------------------               ------          ----------------
    CHANGING ON JULY 1, 1987 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1988 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1989 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1990 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1991 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1992 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1993 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1994 TO       XX.XX              .XXXXX

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B(84)VA-N

    CHANGING ON JULY 1, 1995 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1996 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1997 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1998 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1999 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2000 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2001 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2002 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2003 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2004 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2005 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2006 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2007 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2008 TO       XX.XX            .XSXXX
    CHANGING ON JULY 1, 2009 TO       XX.XX            .XXSSX
    CHANGING ON JULY 1, 2010 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2011 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2012 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2013 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2014 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2015 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2016 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2017 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2018 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2019 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2020 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2021 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2022 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2023 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2024 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2025 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2026 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2027 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2028 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2029 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2030 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2031 TO       XX.XX            .XXXXX

                            *****END OF SCHEDULE*****
Page 3C(84)VA-N

                                                        EXHIBIT 26(d)(xxvii)(b)

PRUCO LIFE INSURANCE COMPANY of New Jersey

Insured                                Rider for Policy No.

                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance during any Contract Month will be the Target Amount
(which we describe under Target Amount) for that Contract Month. The insurance will start on the Monthly Date which begins that Contract Month; it will end at the end of the day before the next Monthly Date. Any proceeds under this contract that may arise from the Insured's death while this rider is in force will include the Target Amount.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

                          TABLE OF AMOUNTS OF INSURANCE

TABULAR AMOUNTS.--We show here the tabular amount of insurance for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year that begins when the insured is the attained age shown. The tabular amount of insurance at any time is equal to the appropriate amount shown below times the number of $1,000's of Initial Amount of Term Insurance, including any fraction, shown on the Contract Data page(s).

Example: Suppose the Initial Amount of Term Insurance is $100,500. The number of
$1,000's of Initial Amount of Term Insurance is 100.5. The tabular amount of insurance is $100,500 at attained age 70 and $50,250 at attained age 86.

ATTAINED AGE     TABULAR AMOUNT PAYABLE        ATTAINED AGE     TABULAR AMOUNT PAYABLE
80 and below           1000                        90                       300
81                      900                        91                       250
82                      800                        92                       200
83                      700                        93                       175
84                      600                        94                       150
85                      550                        95                       125
86                      500                        96                       100
87                      450                        97                        75
88                      400                        98                        50
89                      350                        99                        25
                            (Continued on Next Page)
VALB 500 N

                                     (Continued from Preceding Page)

TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It will be the larger of the amounts in (1) and (2), where:

(1) is the tabular amount of insurance under this rider; and

(2) is the amount of insurance, but not more than the Initial Amount of Term
Insurance, that would be provided at then current rates (which we describe under
Current Rates) by a charge equal to the maximum guaranteed charge for the tabular amount of insurance under this rider.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of
Initial Amount of Term Insurance are included in the Schedule of Monthly
Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,000's of
Initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the
Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

                            MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALB 500.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended. We will deduct from the contract fund on each Monthly Date a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of an extra benefit. We will deem this portion of the basic amount, and the charge for it, to be made under the terms of the contract and not under this rider.

VALB 500 N

                         (Continued from Preceding Page)

                             TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:

     And The Contract Is In Force:

     on a premium paying basis and not in default past its days of grace

Then The Basic Amount Is:

     the larger of: (1) the face amount (see page 3), plus any excess of the contract fund (see page 10) over the tabular contract fund (see page 12), plus the Target Amount described in rider VALB 500 N; and (2) the amount of insurance provided by the contract fund at the net single premium rate;
     plus the amount of any extra benefits other than those provided under Rider
     VALB 500 N.

And We Adjust The Basic Amount For:

     contract debt (see page 15), plus any charges due in the days of grace (see page 8).

     contract debt.

     nothing.

UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus any excess of the contract fund over the tabular contract fund, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 100;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first
Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                              RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
                              ON THE CONTRACT DATE

                              Pruco Life Insurance Company of New Jersey,

                              By

                                         Secretary
VALB 500 N

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS             NON-SMOKER

   INSURED               JOHN DOE         XX XXX XXX     POLICY NUMBER

FACE AMOUNT              $50,000          JUL 1, 1986    CONTRACT DATE
                                                         CONTRACT
PREMIUM PERIOD           LIFE             JUL 1, 2016    CHANGE DATE
        AGENCY           R-NK 1

BENEFICIARY    WIFE, LIFE, WIFE

                            LIST OF CONTRACT MINIMUMS

                           THE MINIMUM PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS

                   (EACH BENEFIT IS DESCRIBED IN THE FORM THAT
                          BEARS THE NUMBER SHOWN FOR IT).

VALB 500 N  MONTHLY RENEWABLE TERM INSURANCE
            INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

                            ***** END OF LIST *****

                              SCHEDULE OF PREMIUMS

     PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE
                 AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

     SCHEDULED PREMIUMS ARE                    $XXX.XX EACH
     CHANGING ON JULY 1, 1987 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1988 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1989 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1990 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1991 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1992 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1993 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1994 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1995 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1996 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1997 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1998 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 1999 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2000 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2001 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2002 TO               $XXX.XX EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Paqe 3(84)VB-N

     CHANGING ON JULY 1, 2003 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2004 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2005 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2006 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2007 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2008 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2009 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2010 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2011 TO               $XXX.XX EACH
     CHANGING ON JULY 1  2012 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2013 TO               $XXX.XX EACH
     CHANGING ON JULY 1, 2014 TO               $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

                 PREMIUMS FOR BENEFIT VALB 500 N ARE $XXX.XX EACH

     CHANGING ON JULY 1, 1987 TO $ 195.00 EACH
     CHANGING ON JULY 1, 1988 TO $ 210.00 EACH
     CHANGING ON JULY 1, 1989 TO $ 229.00 EACH
     CHANGING ON JULY 11 1990 TO $ 247.00 EACH
     CHANGING ON JULY 1, 1991 TO $ 335.00 EACH
     CHANGING ON JULY 1, 1992 TO $ 364.00 EACH
     CHANGING ON JULY 1, 1993 TO $ 395.00 EACH
     CHANGING ON JULY 1, 1994 TO $ 428.00 EACH
     CHANGING ON JULY 1, 1995 TO $ 464.00 EACH
     CHANGING ON JULY 1, 1996 TO $ 503.00 EACH
     CHANGING ON JULY 1, 1997 TO $ 544.00 EACH
     CHANGING ON JULY 1, 1998 TO $ 588.00 EACH
     CHANGING ON JULY 1, 1999 TO $ 635.00 EACH
     CHANGING ON JULY 1, 2000 TO $ 687.00 EACH
     CHANGING ON JULY 1, 2001 TO $ 745.00 EACH
     CHANGING ON JULY 1, 2002 TO $ 812.00 EACH
     CHANGING ON JULY 1, 2003 TO $ 887.00 EACH
     CHANGING ON JULY 1, 2004 TO $ 973.00 EACH
     CHANGING ON JULY 1, 2005 TO $1067.00 EACH
     CHANGING ON JULY 1, 2006 TO $1169.00 EACH
     CHANGING ON JULY 1, 2007 TO $1277.00 EACH
     CHANGING ON JULY 1, 2008 TO $1391.00 EACH
     CHANGING ON JULY 1, 2009 TO $1513.00 EACH
     CHANGING ON JULY 1, 2010 TO $1647.00 EACH
     CHANGING ON JULY 1, 2011 TO $1796.00 EACH
     CHANGING ON JULY 1, 2012 TO $1946.00 EACH
     CHANGING ON JULY 1, 2013 TO $2154.00 EACH
     CHANGING ON JULY 1, 2014 TO $2368.00 EACH
     CHANGING ON JULY 1, 2015 TO $2604.00 EACH
     CHANGING ON JULY 1, 2016 TO $2860.00 EACH
     CHANGING ON JULY 1, 2017 TO $3133.00 EACH
     CHANGING ON JULY 1, 2018 TO $3425.00 EACH
     CHANGING ON JULY 1, 2019 TO $3738.00 EACH
     CHANGING ON JULY 1, 2020 TO $4085.00 EACH
     CHANGING ON JULY 1, 2021 TO $4477.00 EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)VB-N

     CHANGING ON JULY 1, 2022 TO $ 4927.00 EACH
     CHANGING ON JULY 1, 2023 TO $ 5445.00 EACH
     CHANGING ON JULY 1, 2024 TO $ 6032.00 EACH
     CHANGING ON JULY 1, 2025 TO $ 6680.00 EACH
     CHANGING ON JULY 1, 2026 TO $ 7376.00 EACH
     CHANGING ON JULY 1, 2027 TO $ 8110.00 EACH
     CHANGING ON JULY 1, 2028 TO $ 8874.00 EACH
     CHANGING ON JULY 1, 2029 TO $ 9675.00 EACH
     CHANGING ON JULY 1, 2030 TO $10540.00 EACH
     CHANGING ON JULY 1, 2031 TO $15293.00 EACH

                            *****END OF SCHEDULE*****

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

   FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT,
THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS
AN AMOUNT THAT DEPENDS ON THE INSURANCE PROVIDED BY DEFINED IN RIDER VALB 500 N.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALB 500 N ARE BASED ON THE NUMBER
OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE
MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO
THE INSURANCE PROVIDED BY RIDER VALB 500 N DIVIDED BY THE TABULAR AMOUNT OF
INSURANCE PER S1,000 OF INITIAL AMOUNT OF TERM INSURANCE. THE DEDUCTION MAY BE
ADJUSTED AS DESCRIBED IN RIDER VALB 500 N.

                                                     MAXIMUM MONTHLY
                                     FIXED           RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE               CHARGE             INSURANCE
- ----------------------               ------          ----------------
    CHANGING ON JULY 1, 1987 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1988 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1989 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1990 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1991 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1992 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1993 TO       XX.XX              .XXXXX
    CHANGING ON JULY 1, 1994 TO       XX.XX              .XXXXX

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B(84)VB-N

    CHANGING ON JULY 1, 1995 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1996 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1997 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1998 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 1999 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2000 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2001 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2002 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2003 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2004 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2005 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2006 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2007 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2008 TO       XX.XX            .XSXXX
    CHANGING ON JULY 1, 2009 TO       XX.XX            .XXSSX
    CHANGING ON JULY 1, 2010 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2011 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2012 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2013 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2014 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2015 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2016 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2017 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2018 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2019 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2020 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2021 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2022 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2023 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2024 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2025 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2026 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2027 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2028 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2029 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2030 TO       XX.XX            .XXXXX
    CHANGING ON JULY 1, 2031 TO       XX.XX            .XXXXX

                            *****END OF SCHEDULE*****
Page 3C(84)VB-N

                                                       EXHIBIT 26(d)(xxvii)(c)

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Insured                                         Rider for Policy No.

                SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default and on which the Insured's attain age is less than 70.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance provided by this rider is included in the Basic Amount as modified by this rider (see Table of Basic Amounts). The insurance for any contract month will start on the Monthly Date which begins that Contract Month;
it will end at the end of the day before the next Monthly Date.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It is equal to the Initial Amount of Term Insurance.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund. We will deduct from the contract fund on each Monthly Date, for the insurance we provide under this rider, a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of the contract or under the the terms any extra benefit other than this rider.

Rider premiums and monthly charges, stop on the contract anniversary on which the Insured's attained age is 70.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of
Initial Amount of Term Insurance are included in the Schedule of Monthly
Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,000's of
Initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the
Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

AUTOMATIC INCREASE IN AMOUNT OF INSURANCE.--If this rider is in force on the day before the anniversary on which the Insured's attained age is 70, we will exchange this rider for an increase in the amount of insurance under this contract. You will not have to prove that the Insured is insurable. The increase will take effect on the contract anniversary on which the Insured's attained age is 70.

                            MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALA 500Y.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended.

                            (Continued on Next Page)

VALA 500 Y

                        (Continued from Preceding Page)

                             TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:

And The Contract Is         Then The Basic Amount Is:         And We Adjust The
In Force:                                                     Basic Amount For:

on a premium paying         the larger of: (1) the face       contract debt (see
basis and not in default    amount (see page 3), plus the     page 15), plus any
past its days of grace      Target Amount described in        charges due in the
                            rider VALA 500 Y; and (2) the     days of grace
                            amount of insurance provided      (see page 8).
                            by the contract fund at the
                            net single premium rate; plus
                            the amount of any extra
                            benefits other than those
                            provided under rider VALA 500 Y.

as variable reduced         the amount of variable reduced    contract debt.
paid-up insurance           paid-up insurance (see page 13)
(see page 13)

as extended insurance       the amount of term insurance,     nothing.
(see page 13)               if the Insured dies in the
                            term (see page 13); otherwise
                            zero

UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 70;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first
Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                              RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
                              ON THE CONTRACT DATE

                              Pruco Life Insurance Company of New Jersey,

                              By
                                         Secretary
VALA 500 Y
Page 3(84)VA-Y

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS  NONSMOKER

     INSURED            JOHN DOE                  XX XXX XXX      POLICY NUMBER

FACE AMOUNT            $50,000                   JUL 1, 1986     CONTRACT DATE
                                                                    CONTRACT
PREMIUM PERIOD          LIFE                      JUL 1, 2016     CHANGE DATE
        AGENCY          R-NK 1

BENEFICIARY WIFE, LIFE, WIFE

                            LIST OF CONTRACT MINIMUMS

                           THE MINIMUM PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS

 (EACH BENEFIT IS DESCRIBED IN THE FORM THAT BEARS THE NUMBER SHOWN FOR IT).

VALA 500 Y          MONTHLY REVEWABLE TERM INSURANCE
                    INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

                             ***** END OF LIST *****

                              SCHEDULE OF PREMIUMS

     PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE
                 AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

             SCHEDULED PREMIUMS ARE             $XXX.XX EACH
             CHANGING ON JULY 1, 1987 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1988 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1989 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1990 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1991 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1992 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1993 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1994 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1995 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1996 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1997 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1998 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 1999 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2000 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2001 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2002 TO        $XXX.XX EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3(84)VA-Y

             CHANGING ON JULY 1, 2003 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2004 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2005 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2006 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2007 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2008 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2009 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2010 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2011 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2012 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2013 TO        $XXX.XX EACH
             CHANGING ON JULY 1, 2014 TO        $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

                PREMIUMS FOR BENEFIT VALA 500 Y ARE $XXX.XX EACH

             CHANGING ON JULY 1, 1987 TO        $ 195.00 EACH
             CHANGING ON JULY 1, 1988 TO        $ 210.00 EACH
             CHANGING ON JULY 1, 1989 TO        $ 229.00 EACH
             CHANGING ON JULY 1, 1990 TO        $ 247.00 EACH
             CHANGING ON JULY 1, 1991 TO        $ 335.00 EACH
             CHANGING ON JULY 1, 1992 TO        $ 364.00 EACH
             CHANGING ON JULY 1, 1993 TO        $ 395.00 EACH
             CHANGING ON JULY 1, 1994 TO        $ 428.00 EACH
             CHANGING ON JULY 1, 1995 TO        $ 464.00 EACH
             CHANGING ON JULY 1, 1996 TO        $ 503.00 EACH
             CHANGING ON JULY 1, 1997 TO        $ 544.00 EACH
             CHANGING ON JULY 11 1998 TO        $ 588.00 EACH
             CHANGING ON JULY 1, 1999 TO        $ 635.00 EACH
             CHANGING ON JULY 1, 2000 TO        $ 687.00 EACH
             CHANGING ON JULY 1, 2001 TO        $ 745.00 EACH
             CHANGING ON JULY 1, 2002 TO        $ 812.00 EACH
             CHANGING ON JULY 1, 2003 TO        $ 887.00 EACH
             CHANGING ON JULY 1, 2004 TO        $ 973.00 EACH
             CHANGING ON JULY 1, 2005 TO        $1067.00 EACH
             CHANGING ON JULY 1, 2006 TO        $1169.00 EACH
             CHANGING ON JULY 1, 2007 TO        $1277.00 EACH
             CHANGING ON JULY 1, 2008 TO        $1391.00 EACH
             CHANGING ON JULY 1, 2009 TO        $1513.00 EACH
             CHANGING ON JULY 1, 2010 TO        $1647.00 EACH
             CHANGING ON JULY 1, 2011 TO        $1796.00 EACH
             CHANGING ON JULY 1, 2012 TO        $1946.00 EACH
             CHANGING ON JULY 1, 2013 TO        $2154.00 EACH
             CHANGING ON JULY 1, 2014 TO        $2368.00 EACH
             CHANGING ON JULY 1, 2015 TO        $2604.00 EACH
             CHANGING ON JULY 1, 2016 TO        $2860.00 EACH
             CHANGING ON JULY 1, 2017 TO        $3133.00 EACH
             CHANGING ON JULY 1, 2018 TO        $3425.00 EACH
             CHANGING ON JULY 1, 2019 TO        $3738.00 EACH
             CHANGING ON JULY 1, 2020 TO        $4085.00 EACH

                            *****END OF SCHEDULE*****

PAGE 3A(84)VA-Y

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

   FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT,
THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE
THE MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS
AN AMOUNT THAT DEPENDS ON THE INSURANCE DEFINED IN RIDER VALA 500 Y.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALA 500 Y ARE BASED ON THE NUMBER
OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE
MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO
THE INSURANCE PROVIDED BY RIDER VALA 500 Y DIVIDED BY THE TABULAR AMOUNT OF
INSURANCE PER $1,000 OF INITIAL AMOUNT OF TERM INSURANCE. THE DEDUCTION MAY BE
ADJUSTED AS DESCRIBED IN RIDER VALA 500 Y.

                                                               MAXIMUM MONTHLY
                                                 FIXED        RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE                           CHARGE           INSURANCE

    CHANGING ON JULY 1, 1987 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1988 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1989 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1990 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1991 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1992 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1993 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1994 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1995 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1996 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1997 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 1998 TO                   XX XX            .XXXXX
    CHANGING ON JULY 1, 1999 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2000 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2001 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2002 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2003 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2004 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2005 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2006 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2007 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2008 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2009 TO                   XX.XX            .XXXXX

                      CONTRACT DATA CONTINUED ON NEXT PAGE

PAGE 3B(84)VB-Y

                             CONTRACT DATA CONTINUED

    CHANGING ON JULY 1, 2010 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2011 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2012 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2013 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2014 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2015 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2016 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2017 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2018 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2019 TO                   XX.XX            .XXXXX
    CHANGING ON JULY 1, 2020 TO                   XX.XX            .XXXXX

                            *****END OF SCHEDULE*****

Page 3C(84)VB-Y

                                                             EXHIBIT 26(d)(xxvii)(d)

PRUCO LIFE INSURANCE COMPANY OF NEW YORK

Insured                                   Rider for Policy No.

                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default and on which the Insured's attained age is less than 70.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance during any Contract Month will be the Target Amount
(which we describe under Target Amount) for that Contract Month. The insurance will start on the Monthly Date which begins that Contract Month; it will end at the end of the day before the next Monthly Date. Any proceeds under this contract that may arise from the Insured's death while this rider is in force will include the Target Amount.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It is equal to the Initial Amount of Term Insurance.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund.

Rider premiums and monthly charges stop on the contract anniversary on which the insured's attained age is 70.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of
Initial Amount of Term Insurance are included in the Schedule of Monthly
Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,0O0's of initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the
Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

AUTOMATIC INCREASE IN AMOUNT OF INSURANCE.--If this rider is in force on the day before the anniversary on which the Insured's attained age is 70, we will exchange this rider for an increase in the amount of insurance under this contract. You will not have to prove that the Insured is insurable. The increase will take effect on the contract anniversary on which the Insured's attained age is 70.

                            MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALB 500Y.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended. We will deduct from the contract fund an each Monthly Date a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of an extra benefit. We will deem this portion of the basic amount, and the charge for it, to be made under the terms of the contract and not under this rider.

                            (Continued on Next Page)

VALB 500 Y

                         (Continued from Preceding Page)

                             TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:

And The Contract Is In Force:          Then The Basic Amount Is:                        And We Adjust The Basic
                                                                                         Amount For:

 on a premium paying basis and not      the larger of: (1) the face amount (see          contract debt (see page 15),            page
3), plus any excess of the contract
 in default past its days of grace               plus any charges due in the
                                        fund (see page 10) over the tabular              days of grace (see page 8).
                                        contract fund (see page 12), plus the
                                        Target Amount described in rider VALB
                                        5OOY; and (2) the amount of insurance
                                        provided by the contract fund at the net
                                        single premium rate; plus the amount of
                                        any extra benefits other than those
                                        provided under Rider VALB 5OOY.

 as variable reduced paid-up            the amount of variable reduced paid-up           contract debt.
 insurance (see page 13)                insurance (see page 13)
as extended insurance (see             the amount of term insurance, if the             nothing.
 page 13)                               Insured dies in the term (see page 13);
                                        otherwise zero

     UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus any excess of the contract fund over the tabular contract fund, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 70;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first
Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT ON THE CONTRACT DATE

Pruco Life Insurance Company of New Jersey,

By

                  Secretary

VALB 500 Y

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS  NON-SMOKER

    INSURED         JOHN DOE              XX XXX XXX          POLICY NUMBER

  FACE AMOUNT       $50,000               JUL 1, 1986         CONTRACT DATE
                                                              CONTRACT

PREMIUM PERIOD      LIFE                  JUL 1, 2016         CHANGE DATE
        AGENCY      R-NK 1

BENEFICIARY  WIFE, LIFE, WIFE

                            LIST OF CONTRACT MINIMUMS

                           THE MINIMUM PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS

(EACH BENEFIT IS DESCRIBED IN THE FORM THAT BEARS THE NUMBER SHOWN FOR IT).

VALB 500 Y      MONTHLY RENEWABLE TERM INSURANCE
                INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

                             ***** END OF LIST *****

                              SCHEDULE OF PREMIUMS

            PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE
          CONTRACT DATE AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

              SCHEDULED PREMIUMS ARE              $XXX.XX EACH
              CHANGING ON JULY 1, 1987 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1988 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1989 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1990 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1991 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1992 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1993 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1994 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1995 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1996 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1997 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1998 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1999 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2000 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2001 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2002 TO         $XXX~XX EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3(84)VB-Y

              CHANGING ON JULY 1, 2003 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2004 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2005 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2006 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2007 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2008 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2009 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2010 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2011 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2012 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2013 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2014 TO         $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

                PREMIUMS FOR BENEFIT VALB 500 Y ARE $XXX.XX EACH

                   CHANGING ON JULY 1, 1987 TO $ 195.00 EACH
                   CHANGING ON JULY 1, 1988 TO $ 210.00 EACH
                   CHANGING ON JULY 1, 1989 TO $ 229.00 EACH
                   CHANGING ON JULY 1, 1990 TO $ 247.00 EACH
                   CHANGING ON JULY 11 1991 TO $ 335.00 EACH
                   CHANGING ON JULY 1, 1992 TO $ 364.00 EACH
                   CHANGING ON JULY 1, 1993 TO $ 395.00 EACH
                   CHANGING ON JULY 1, 1994 TO $ 428.00 EACH
                   CHANGING ON JULY 1, 1995 TO $ 464.00 EACH
                   CHANGING ON JULY 1, 1996 TO $ 503.00 EACH
                   CHANGING ON JULY 11 1997 TO $ 544.00 EACH
                   CHANGING ON JULY 1, 1998 TO $ 588.00 EACH
                   CHANGING ON JULY 1, 1999 TO $ 635.00 EACH
                   CHANGING ON JULY 1, 2000 TO $ 687.00 EACH
                   CHANGING ON JULY 1, 2001 TO $ 745.00 EACH
                   CHANGING ON JULY 1, 2002 TO $ 812.00 EACH
                   CHANGING ON JULY 1, 2003 TO $ 887.00 EACH
                   CHANGING ON JULY 1, 2004 TO $ 973.00 EACH
                   CHANGING ON JULY 1, 2005 TO $1067.00 EACH
                   CHANGING ON JULY 1, 2006 TO $1169.00 EACH
                   CHANGING ON JULY 1, 2007 TO $1277.00 EACH
                   CHANGING ON JULY 1, 2008 TO $1391.00 EACH
                   CHANGING ON JULY 1, 2009 TO $1513.00 EACH
                   CHANGING ON JULY 1, 2010 TO $1647.00 EACH
                   CHANGING ON JULY 1, 2011 TO $1796.00 EACH
                   CHANGING ON JULY 1, 2012 TO $1946.00 EACH
                   CHANGING ON JULY 1, 2013 TO $2154.00 EACH
                   CHANGING ON JULY 1, 2014 TO $2368.00 EACH
                   CHANGING ON JULY 1, 2015 TO $2604.00 EACH
                   CHANGING ON JULY 1, 2016 TO $2860.00 EACH
                   CHANGING ON JULY 1, 2017 TO $3133.00 EACH
                   CHANGING ON JULY 1, 2018 TO $3425.00 EACH
                   CHANGING ON JULY 1, 2019 TO $3738.00 EACH
                   CHANGING ON JULY 1, 2020 TO $4085.00 EACH

                            *****END OF SCHEDULE*****

Page 3A (84)VB-Y

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

   FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT,
THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS
AN AMOUNT THAT DEPENDS ON THE INSURANCE DEFINED IN RIDER VALB 500 Y.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALB 500 Y ARE BASED ON THE NUMBER
OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE
MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO
THE INSURANCE PROVIDED BY RIDER VALB 500 Y DIVIDED BY THE TABULAR AMOUNT OF
INSURANCE PER $1~000 OF INITIAL AMOUNT OF INSURANCE. THE DEDUCTION MAY BE
ADJUSTED AS DESCRIBED IN RIDER VALB 500 Y.

                                                          MAXIMUM MONTHLY
                                         FIXED           RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE                   CHARGE             INSURANCE
- ----------------------                   ------          ----------------
  CHANGING ON JULY 1, 1987 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1988 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1989 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1990 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1991 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1992 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1993 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1994 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1995 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1996 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1997 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1998 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1999 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2000 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2001 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2002 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2003 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2004 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2005 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2006 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2007 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2008 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2009 TO            XX.XX               o XXXXX

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B(84)VB-Y

                             CONTRACT DATA CONTINUED

  CHANGING ON JULY 1, 2010 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2011 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2012 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2013 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2014 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2015 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2016 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2017 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2018 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2019 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2020 TO            XX.XX               o XXXXX

                            *****END OF SCHEDULE*****

Page 3C(84)VB-Y

                                                            EXHIBIT 26(d)(xxviii)

                        RIDER FOR TERM INSURANCE BENEFIT
            ON LIFE OF INSURED--DECREASING AMOUNT AFTER THREE YEARS

      Read the list of Supplementary Benefits on the Contract Data page(s).
       This benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the Insured died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period.
Any proceeds under this contract that may arise from the Insured's death will include this amount. But our payment is subject to all the provisions of the
Benefit and of the rest of this contract.

We will use the table below to compute the amount we will pay. We show the
Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

                          TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay, based on the Insured's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

- ----------------------------------------------------------------------------------------------------------------------
                                                    ISSUE AGE
- ----------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY     18        19         20        21         22        23        24         25        26         27        28
- ----------------------------------------------------------------------------------------------------------------------
 1      $1000     $1000      $1000     $1000      $1000     $1000     $1000      $1000     $1000      $1000     $1000
 2       1000      1000       1000      1000       1000      1000      1000       1000      1000       1000      1000
 3       1000      1000       1000      1000       1000      1000      1000       1000      1000       1000      1000
 4        978       977        977       976        976       975       974        974       973        972       971
 5        956       955        953       952        951       950       949        947       946        944       943
 6        933       932        930       929        927       925       923        921       919        917       914
 7        911       909        907       905        902       900       897        895       892        889       886
 8        889       886        884       881        878       875       872        868       865        861       857
 9        867       864        860       857        854       850       846        842       838        833       829
10        844       841        837       833        829       825       821        816       811        806       800
11        822       818        814       810        805       800       795        789       784        778       771
12        800       795        791       786        780       775       769        763       757        750       743
13        778       773        767       762        756       750       744        737       730        722       714
14        756       750        744       738        732       725       718        710       703        694       686
15        733       727        721       714        707       700       692        684       676        667       657
16        711       705        698       690        683       675       667        658       649        639       629
17        689       682        674       667        659       650       641        632       622        611       600
18        667       659        651       643        634       625       615        605       595        583       571
19        644       636        628       619        610       600       590        579       568        556       543
20        622       614        605       595        585       575       564        553       540        528       514

21        600       591        581       571        561       550       538        526       513        500       486
22        578       568        558       548        537       525       513        500       486        472       457
23        556       545        535       524        512       500       487        474       459        444       429
24        533       523        512       500        488       475       462        447       432        417       400
25        511       500        488       476        463       450       436        421       405        389       371
26        489       477        465       452        439       425       410        395       378        361       343
27        467       454        442       429        415       400       385        368       351        333       314
28        445       432        419       405        390       375       359        342       324        306       286
29        422       409        395       381        366       350       333        316       297        278       257
30        400       386        372       357        341       325       308        289       270        250       229
31        378       364        349       333        317       300       282        263       243        222       200
32        356       341        325       310        293       275       256        237       216        200       200
33        333       318        302       286        268       250       231        210       200        200       200
34        311       295        279       262        244       225       205        200       200        200       200
35        289       273        256       238        220       200       200        200       200        200       200
- ----------------------------------------------------------------------------------------------------------------------

                                      (Table Continued on Next Page)

AL 136 N

                                   (Table Continued from Preceding Page)

- ----------------------------------------------------------------------------------------------------------------------
                                                    ISSUE AGE
- ----------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY     18        19         20        21         22        23        24         25        26         27        28
- ----------------------------------------------------------------------------------------------------------------------
36       $267      $250       $232      $214       $200      $200      $200       $200      $200       $200      $200
37        245       227        209       200        200       200       200        200       200        200       200
38        222       204        200       200        200       200       200        200       200        200        *
39        200       200        200       200        200       200       200        200       200         *
40        200       200        200       200        200       200       200        200        *
41        200       200        200       200        200       200       200         *
42        200       200        200       200        200       200        *
43        200       200        200       200        200        *
44        200       200        200       200         *
45        200       200        200        *
46        200       200         *
47        200        *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------
                                                             ISSUE AGE
- ----------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY    29      30     31     32     33     34       35       36       37     38       39       40      41       42
- ----------------------------------------------------------------------------------------------------------------------
 1      $1000  $1000  $1000  $1000  $1000  $1000    $1000    $1000    $1000   $1000    $1000    $1000   $1000   $1000
 2       1000   1000   1000   1000   1000   1000     1000     1000     1000    1000     1000     1000    1000    l000
 3       1000   1000   1000   1000   l000   1000     1000     1000     1000    1000     1000     1000    1000    1000
 4        971    970    969    968    967    966      964      963      962     960      958      957     955     952
 5        941    939    938    935    933    931      929      926      923     920      917      913     909     905
 6        912    909    906    903    900    897      893      889      885     880      875      870     864     857
 7        882    879    875    871    867    862      857      852      846     840      833      826     818     810
 8        853    849    844    839    833    828      821      815      808     800      792      783     773     762
 9        824    818    813    806    800    793      786      778      769     760      750      739     727     714
10        794    788    781    774    767    759      750      741      731     720      708      696     682     667
11        765    758    750    742    733    724      714      704      692     680      667      652     636     619
12        735    727    719    710    700    690      679      667      654     640      625      609     591     571
13        706    697    688    677    667    655      643      630      615     600      583      565     546     524
14        676    667    656    645    633    621      607      593      577     560      542      522     500     476
15        647    636    625    613    600    586      571      556      538     520      500      478     455     429
16        618    606    594    581    567    552      536      518      500     480      458      435     409     381
17        588    576    563    548    533    517      500      481      462     440      417      391     364     333
18        559    546    531    516    500    483      464      444      423     400      375      348     318     286
19        529    515    500    484    467    448      429      407      385     360      333      304     273     238
20        500    485    469    452    433    414      393      370      346     320      292      261     227     200

21        471    455    438    419    400    379      357      333      308     280      250      217     200     200
22        441    424    406    387    367    345      322      296      269     240      208      200     200     200
23        412    394    375    355    333    310      286      259      231     200      200      200     200     200
24        382    364    344    323    300    276      250      222      200     200      200      200     200      *
25        353    333    313    290    267    241      214      200      200     200      200      200      *
26        324    303    281    258    233    207      200      200      200     200      200       *
27        294    273    250    226    200    200      200      200      200     200       *
28        265    243    219    200    200    200      200      200      200      *
29        235    212    200    200    200    200      200      200       *
30        206    200    200    200    200    200      200       *
31        200    200    200    200    200    200       *
32        200    200    200    200    200     *
33        200    200    200    200     *
34        200    200    200     *
35        200    200     *
36        200     *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ----------------------------------------------------------------------------------------------------------------------

                                      (Table Continued on Next Page)

AL 136 N

                                   (Table Continued from Preceding Page)

-
-----------------------------------------------------------------------------------------------------------------------------------
                                                             ISSUE AGE
-
-----------------------------------------------------------------------------------------------------------------------------------
ANNIVER-
 SARY      43       44       45      46        47      48       49       50        51       52       53       54       55
-
-----------------------------------------------------------------------------------------------------------------------------------
 1       $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000    $1000
 2        1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000
 3        1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000     1000
 4         950      947      944      941      938      933      929      923      917      909      900      889      875
 5         900      895      889      882      875      867      857      846      833      818      800      778      750
 6         850      842      833      824      813      800      786      769      750      727      700      667      625
 7         800      789      778      765      750      733      714      692      667      636      600      556      500
 8         750      737      722      706      688      667      643      615      583      545      500      444      375
 9         700      684      667      647      625      600      571      538      500      455      400      333      250
10         650      632      611      588      563      533      500      462      417      364      300      222      200
11         600      579      556      529      500      467      429      385      333      273      200      200       *
12         550      526      500      471      438      400      357      308      250      200      200       *
13         500      474      444      412      375      333      286      231      200      200       *
14         450      421      389      353      313      267      214      200      200       *
15         400      368      333      294      250      200      200      200       *
16         350      316      278      235      200      200      200       *
17         300      263      222      200      200      200       *
18         250      211      200      200      200       *
19         200      200      200      200       *
20         200      200      200       *

21         200      200       *
22         200       *

                        *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- -------------------------------------------------------------------------------
                     CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--You may be able to exchange this Benefit for a new contract of life insurance on the Insured's life in either this company or The Prudential
Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract.
And where we use the phrase new contract we mean the contract for which the
Benefit may be exchanged. You will not have to prove that the Insured is insurable.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract
Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

CONTRACT SPECIFICATIONS.--The new contract will be in the same rating class as this contract. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

                            (Continued on Next Page)

AL 136 N

                         (Continued from Preceding Page)

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract. (Since $10,000 is 80%
of $12,500, the amount we would have paid must be at least $12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $50,000 is 80% of
$62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

3. A contract of life insurance of a kind regularly being issued by Pruco Life
Insurance Company of New Jersey at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract.
(Since $25,000 is 80% of $31,250, the amount we would have paid must be at least
$31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next two paragraphs. If this contract has a benefit for paying scheduled premiums in the event of disability and the company would include a benefit for waiving or paying premiums in other contracts like the new contract, the company will put such a benefit in the new contract. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

Such a benefit that would have been allowed under this contract, and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived or paid for that disability under the new contract must be at the scheduled premium frequency that was in effect for this contract when the disability started.

No premium will be waived or paid for disability under the new contract unless it has such a benefit in the event of disability. This will be so even if scheduled premiums have been paid by us for disability under this contract.

CHANGES.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. Or you may be able to exchange this Benefit for an increase in the amount of insurance under this contract. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

                            MISCELLANEOUS PROVISIONS

BENEFIT PREMIUMS AND CHARGES.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly
Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the contract anniversary at the end of the term period for this Benefit.

IF THE CONTRACT BECOMES PAID-UP.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this
Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The cash value for this Benefit will be the net value on the date of surrender of the paid-

                            (Continued on Next Page)
AL 136 N

                        (Continued from Preceding Page)

up insurance. But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the Insured's age and sex. The insured's age at any time will be his or her age last birthday on the contract date plus the length of time since that date. We use the Commissioners 1980 Standard Ordinary Mortality Table. We use
continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

TERMINATION.--This benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)
for which the Bnefit is exchanged, or (b) to which the benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                                 THIS SUPPLEMENTARY BENEFIT RIDER
                                 ATTACHED TO THIS CONTRACT ON THE CONTRACT DATE

                                 Pruco Life Insurance Company of New Jersey,

                                 By /s/ ISABELLE L. KIRCHNER
                                                      Secretary

AL 136 N

                                                            EXHIBIT 26(d)(xxix)

                                    RIDER FOR
                TERM INSURANCE BENEFIT ON LIFE OF INSURED SPOUSE
                       DECREASING AMOUNT AFTER THREE YEARS

     Read the list of Supplementary Benefits on the Contract Data page(s).
       This Benefit is a part of this contract only if it is listed there.

BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the insured spouse died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. We will pay this amount to the beneficiary for insurance payable upon the insured spouse's death. But our payment is subject to all the provisions of the Benefit and of the rest of this contract. The phrase insured spouse means the Insured's spouse named in the application for this contract.

We will use the table below to compute the amount we will pay. We show the
Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

                          TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay, based on the insured spouse's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

- ------------------------------------------------------------------------------------------------------------------------
                                                         ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      18      19      20      21      22      23      24      25      26      27      28      29     30      31
- ------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       978     977     977     976     976     975     974     974     973     972     971     971     970     969
    5       956     955     953     952     951     950     949     947     946     944     943     941     939     938
    6       933     932     930     929     927     925     923     921     919     917     914     912     909     906
    7       911     909     907     905     902     900     897     895     892     889     886     882     879     875
    8       889     886     884     881     878     875     872     868     865     861     857     853     849     844
    9       867     864     860     857     854     850     846     842     838     833     829     824     818     813
   10       844     841     837     833     829     825     821     816     811     806     800     794     788     781
   11       822     818     814     810     805     800     795     789     784     778     771     765     758     750
   12       800     795     791     786     780     775     769     763     757     750     743     735     727     719
   13       778     773     767     762     756     750     744     737     730     722     714     706     697     688
   14       756     750     744     738     732     725     718     710     703     694     686     676     667     656
   15       733     727     721     714     707     700     692     684     676     667     657     647     636     625
   16       711     705     698     690     683     675     667     658     649     639     629     618     606     594
   17       689     682     674     667     659     650     641     632     622     611     600     588     576     563
   18       667     659     651     643     634     625     615     605     595     583     571     559     546     531
   19       644     636     628     619     610     600     590     579     568     556     543     529     515     500
   20       622     614     605     595     585     575     564     553     540     528     514     500     485     469
- ------------------------------------------------------------------------------------------------------------------------
                                                (Table Continued on Next Page)

AL 181 N

                                            (Table Continued from Preceding Page)
- ------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     18      19      20      21      22      23      24      25      26      27      28      29      30      31
- ------------------------------------------------------------------------------------------------------------------------
   21     $600    $591    $581    $571    $561    $550    $538    $526    $513    $500    $486    $471    $455    $438
   22      578     568     558     548     537     525     513     500     486     472     457     441     424     406
   23      556     545     535     524     512     500     487     474     459     444     429     412     394     375
   24      533     523     512     500     488     475     462     447     432     417     400     382     364     344
   25      511     500     488     476     463     450     436     421     405     389     371     353     333     313
   26      489     477     465     452     439     425     410     395     378     361     343     324     303     281
   27      467     454     442     429     415     400     385     368     351     333     314     294     273     250
   28      445     432     419     405     390     375     359     342     324     306     286     265     243     219
   29      422     409     395     381     366     350     333     316     297     278     257     235     212     200
   30      400     386     372     357     341     325     308     289     270     250     229     206     200     200
   31      378     364     349     333     317     300     282     263     243     222     200     200     200     200
   32      356     341     325     310     293     275     256     237     216     200     200     200     200     200
   33      333     318     302     286     268     250     231     210     200     200     200     200     200     200
   34      311     295     279     262     244     225     205     200     200     200     200     200     200     200
   35      289     273     256     238     220     200     200     200     200     200     200     200     200       *
   36      267     250     232     214     200     200     200     200     200     200     200     200       *
   37      245     227     209     200     200     200     200     200     200     200     200       *
   38      222     204     200     200     200     200     200     200     200     200       *
   39      200     200     200     200     200     200     200     200     200       *
   40      200     200     200     200     200     200     200     200       *
   41      200     200     200     200     200     200     200       *
   42      200     200     200     200     200     200       *
   43      200     200     200     200     200       *
   44      200     200     200     200       *
   45      200     200     200       *
   46      200     200       *
   47      200       *
   48        *

                                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                               IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      32      33      34      35      36      37      38      39      40      41      42      43      44      45
- ------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       968     967     966     964     963     962     960     958     957     955     952     950     947     944
    5       935     933     931     929     926     923     920     917     913     909     905     900     895     889
    6       903     900     897     893     889     885     880     875     870     864     857     850     842     833
    7       871     867     862     857     852     846     840     833     826     818     810     800     789     778
    8       839     833     828     821     815     808     800     792     783     773     762     750     737     722
    9       806     800     793     786     778     769     760     750     739     727     714     700     684     667
   10       774     767     759     750     741     731     720     708     696     682     667     650     632     611
   11       742     733     724     714     704     692     680     667     652     636     619     600     579     556
   12       710     700     690     679     667     654     640     625     609     591     571     550     526     500
   13       677     667     655     643     630     615     600     583     565     546     524     500     474     444
   14       645     633     621     607     593     577     560     542     522     500     476     450     421     389
   15       613     600     586     571     556     538     520     500     478     455     429     400     368     333
   16       581     567     552     536     518     500     480     458     435     409     381     350     316     278
- -----------------------------------------------------------------------------------------------------------------------
                                                (Table Continued on Next Page)

AL 181 N

                                           (Table Continued from Preceding Page)

- ------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      32      33      34      35      36      37      38      39      40      41      42      43      44      45
- ------------------------------------------------------------------------------------------------------------------------
   17      $548    $533    $517    $500    $481    $462    $440    $417    $391    $364    $333    $300    $263    $222
   18       516     500     483     464     444     423     400     375     348     318     286     250     211     200
   19       484     467     448     429     407     385     360     333     304     273     238     200     200     200
   20       452     433     414     393     370     346     320     292     261     227     200     200     200     200
   21       419     400     379     357     333     308     280     250     217     200     200     200     200       *
   22       387     367     345     322     296     269     240     208     200     200     200     200       *
   23       355     333     310     286     259     231     200     200     200     200     200       *
   24       323     300     276     250     222     200     200     200     200     200       *
   25       290     267     241     214     200     200     200     200     200       *
   26       258     233     207     200     200     200     200     200       *
   27       226     200     200     200     200     200     200       *
   28       200     200     200     200     200     200       *
   29       200     200     200     200     200       *
   30       200     200     200     200       *
   31       200     200     200       *
   32       200     200       *
   33       200      *
   34         *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
               IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     46      47      48      49      50      51      52      53      54      55
- ------------------------------------------------------------------------------------------------------------------------
    1    $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2     1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3     1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4      941     938     933     929     923     917     909     900     889     875
    5      882     875     867     857     846     833     818     800     778     750
    6      824     813     800     786     769     750     727     700     667     625
    7      765     750     733     714     692     667     636     600     556     500
    8      706     688     667     643     615     583     545     500     444     375
    9      647     625     600     571     538     500     455     400     333     250
   10      588     563     533     500     462     417     364     300     222     200
   11      529     500     467     429     385     333     273     200     200       *
   12      471     438     400     357     308     250     200     200       *
   13      412     375     333     286     231     200     200       *
   14      353     313     267     214     200     200       *
   15      294     250     200     200     200       *
   16      235     200     200     200       *
   17      200     200     200       *
   18      200     200       *
   19      200       *
   20        *

                         *NO AMOUNT PAYABLE IF DEATH OCCURS
                   IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ------------------------------------------------------------------------------------------------------------------------
                         (Continued on Next Page)

AL 181 N

                         (Continued from Preceding Page)

                      PAID-UP INSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON LIFE OF INSURED SPOUSE.--The Insured might die (1) in the term period for this Benefit; (2) while this contract is in force and not in default past the last day of the grace period; and (3) while the insured spouse is living. In this case, the insurance on the life of the insured spouse under the Benefit will become paid-up term insurance for decreasing amounts. We will compute these amounts from the Table of Amounts of Insurance. While the paid-up insurance is in effect, the contract will remain in force until the end of the term period for the Benefit. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.
This will be the net value on the date of surrender of the paid-up insurance.
But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the insured spouse's age and sex. The insured spouse's age at any time will be his or her age last birthday on the contract date plus the length of time since that date.
We use the Commissioners 1980 Standard Ordinary Mortality Table. We use
continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply, we will furnish them.

                     CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--While the Insured is living, you may be able to exchange this
Benefit for a new contract of life insurance on the life of the insured spouse in either this company or The Prudential Insurance Company of America. In any of
these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the insured spouse is insurable.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract
Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the insured spouse is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract. (Since
$10,000 is 80% of $12,500, the amount we would have paid must be at least
$12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life
Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

                            (Continued on Next Page)

AL 181 N

                         (Continued from Preceding Page)

3. A contract of life insurance of a kind regularly being issued by Pruco Life
Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since
$25,000 is 80% of $31,250, the amount we would have paid must be at least
$31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of the insured spouse, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

                            MISCELLANEOUS PROVISIONS

Ownership and Control.--Unless we endorse this contract to say otherwise, while the Insured is living the owner alone may exercise all ownership and control of this contract. This includes, but is not limited to, these rights: (1) to assign the contract; and (2) to change any subsequent owner. A request for such a change must be in writing to us at our Service Office and in a form that meets our needs. The change will take effect only when we endorse the contract to show it.

Unless we endorse this contract to say otherwise: (1) while any insurance is in force after the Insured's death, the owner of the contract will be the insured spouse; and (2) the owner alone will be entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us. But any insurance payable upon the Insured's death will be payable to the beneficiary for that insurance.

Beneficiary.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the
Insured.

Unless we endorse this contract to say otherwise, the beneficiary for insurance payable upon the death of the insured spouse will be the Insured if living, otherwise the estate of the insured spouse.

The beneficiary for insurance payable upon the death of the insured spouse may be changed. The request must be in writing and in a form that meets our needs.
It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request. It will end then even if the insured spouse is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated.

Misstatement of Age or Sex.--If the insured spouse's stated age or sex or both are not correct, we will change each benefit and any amount payable to what the premiums and charges would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the insured spouse would attain a certain age on that date. If we find that the issue age for the insured spouse was wrong, we will correct that date.

Suicide Exclusion.--If the insured spouse, whether sane or insane, dies by suicide within the period which we state in the Suicide Exclusion under General
Provisions and while this Benefit is in force, we will not pay the amount we describe under Benefit above. Instead, we will pay no more than the sum of the monthly charges deducted for this Benefit to the date of death divided by .925.
We will make that payment in one sum.

Reinstatement.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the life of the insured spouse unless we are given any facts we need to satisfy us that the insured spouse is insurable for the Benefit.

                           (Continued on Next Page)

AL 181 N

                         (Continued from Preceding Page)

Contract Value Options.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the
Insured only.

Contract Loans.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of the insured spouse.

Incontestability.--Except for default, we will not contest this Benefit after it has been in force during the insured spouse's lifetime for two years from the issue date.

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly
Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of (1) the death of the insured, (2) the death of the spouse, and (3) the contract anniversary at the end of the term period for this Benefit.

If the Contract Becomes Paid-up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this
Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The basis for determining the net cash value will be as we state in the second paragraph under Paid-up Insurance above.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)
for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                                  This Supplementary Benefit Rider
                                  Attached to this Contract on the Contract Date

                                  Pruco Life Insurance Company

                                  By /s/ SPECIMEN
                                         Secretary

                                                               Printed in U.S.A.

AL 181 N

                                                            EXHIBIT 26(d)(xxx)

                                    RIDER FOR
                TERM INSURANCE BENEFIT ON LIFE OF INSURED SPOUSE
                       DECREASING AMOUNT AFTER THREE YEARS

      Read the list of Supplementary Benefits on the Contract Data page(s).
       This Benefit is a part of this contract only if it is listed there.

Benefit.--We will pay an amount under this Benefit if we receive due proof that the insured spouse died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. We will pay this amount to the beneficiary for insurance payable upon the insured spouse's death. But our payment is subject to all the provisions of the Benefit and of the rest of this contract. The phrase insured spouse means the insured's spouse named in the application for this contract.

We will use the table below to compute the amount we will pay. We show the
Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

                          TABLE OF AMOUNTS OF INSURANCE

Amounts Payable.--We show here the amount we will pay, based on the insured spouse's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

- ------------------------------------------------------------------------------------------------------------------------
                                                         ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      18      19      20      21      22      23      24      25      26      27      28      29      30      31
- ------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       978     977     977     976     976     975     974     974     973     972     971     971     970     969
    5       956     955     953     952     951     950     949     947     946     944     943     941     939     938
    6       933     932     930     929     927     925     923     921     919     917     914     912     909     906
    7       911     909     907     905     902     900     897     895     892     889     886     882     879     875
    8       889     886     884     881     878     875     872     868     865     861     857     853     849     844
    9       867     864     860     857     854     850     846     842     838     833     829     824     818     813
   10       844     841     837     833     829     825     821     816     811     806     800     794     788     781
   11       822     818     814     810     805     800     795     789     784     778     771     765     758     750
   12       800     795     791     786     780     775     769     763     757     750     743     735     727     719
   13       778     773     767     762     756     750     744     737     730     722     714     706     697     688
   14       756     750     744     738     732     725     718     710     703     694     686     676     667     656
   15       733     727     721     714     707     700     692     684     676     667     657     647     636     625
   16       711     705     698     690     683     675     667     658     649     639     629     618     606     594
   17       689     682     674     667     659     650     641     632     622     611     600     588     576     563
   18       667     659     651     643     634     625     615     605     595     583     571     559     546     531
   19       644     636     628     619     610     600     590     579     568     556     543     529     515     500
   20       622     614     605     595     585     575     564     553     540     528     514     500     485     469
- ------------------------------------------------------------------------------------------------------------------------
                                                (Table Continued on Next Page)

AL 181 Y

                                            (Table Continued from Preceding Page)
- ------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      18      19      20      21      22      23      24      25      26      27      28      29      30      31
- ------------------------------------------------------------------------------------------------------------------------
   21     $600    $591    $581    $571    $561    $550    $538    $526    $513    $500    $486    $471    $455    $438
   22      578     568     558     548     537     525     513     500     486     472     457     441     424     406
   23      556     545     535     524     512     500     487     474     459     444     429     412     394     375
   24      533     523     512     500     488     475     462     447     432     417     400     382     364     344
   25      511     500     488     476     463     450     436     421     405     389     371     353     333     313
   26      489     477     465     452     439     425     410     395     378     361     343     324     303     281
   27      467     454     442     429     415     400     385     368     351     333     314     294     273     250
   28      445     432     419     405     390     375     359     342     324     306     286     265     243     219
   29      422     409     395     381     366     350     333     316     297     278     257     235     212     200
   30      400     386     372     357     341     325     308     289     270     250     229     206     200     200
   31      378     364     349     333     317     300     282     263     243     222     200     200     200     200
   32      356     341     325     310     293     275     256     237     216     200     200     200     200     200
   33      333     318     302     286     268     250     231     210     200     200     200     200     200     200
   34      311     295     279     262     244     225     205     200     200     200     200     200     200     200
   35      289     273     256     238     220     200     200     200     200     200     200     200     200       *
   36      267     250     232     214     200     200     200     200     200     200     200     200       *
   37      245     227     209     200     200     200     200     200     200     200     200       *
   38      222     204     200     200     200     200     200     200     200     200       *
   39      200     200     200     200     200     200     200     200     200       *
   40      200     200     200     200     200     200     200     200       *
   41      200     200     200     200     200     200     200       *
   42      200     200     200     200     200     200       *
   43      200     200     200     200     200       *
   44      200     200     200     200       *
   45      200     200     200       *
   46      200     200       *
   47      200       *
   48        *

                                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                               IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     32      33      34      35      36      37      38      39      40      41      42      43      44      45
- ------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       968     967     966     964     963     962     960     958     957     955     952     950     947     944
    5       935     933     931     929     926     923     920     917     913     909     905     900     895     889
    6       903     900     897     893     889     885     880     875     870     864     857     850     842     833
    7       871     867     862     857     852     846     840     833     826     818     810     800     789     778
    8       839     833     828     821     815     808     800     792     783     773     762     750     737     722
    9       806     800     793     786     778     769     760     750     739     727     714     700     684     667
   10       774     767     759     750     741     731     720     708     696     682     667     650     632     611
   11       742     733     724     714     704     692     680     667     652     636     619     600     579     556
   12       710     700     690     679     667     654     640     625     609     591     571     550     526     500
   13       677     667     655     643     630     615     600     583     565     546     524     500     474     444
   14       645     633     621     607     593     577     560     542     522     500     476     450     421     389
   15       613     600     586     571     556     538     520     500     478     455     429     400     368     333
   16       581     567     552     536     518     500     480     458     435     409     381     350     316     278
- -----------------------------------------------------------------------------------------------------------------------
                                                (Table Continued on Next Page)

AL 181 Y

                                           (Table Continued from Preceding Page)

- ------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     32      33      34      35      36      37      38      39      40      41      42      43      44      45
- ------------------------------------------------------------------------------------------------------------------------
   17      $548     $533   $517    $500    $481    $462    $440    $417    $391    $364    $333    $300    $263    $222
   18       516     500     483     464     444     423     400     375     348     318     286     250     211     200
   19       484     467     448     429     407     385     360     333     304     273     238     200     200     200
   20       452     433     414     393     370     346     320     292     261     227     200     200     200     200
   21       419     400     379     357     333     308     280     250     217     200     200     200     200       *
   22       387     367     345     322     296     269     240     208     200     200     200     200       *
   23       355     333     310     286     259     231     200     200     200     200     200       *
   24       323     300     276     250     222     200     200     200     200     200       *
   25       290     267     241     214     200     200     200     200     200       *
   26       258     233     207     200     200     200     200     200       *
   27       226     200     200     200     200     200     200       *
   28       200     200     200     200     200     200       *
   29       200     200     200     200     200       *
   30       200     200     200     200       *
   31       200     200     200       *
   32       200     200       *
   33       200       *
   34         *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
                                        ISSUE AGE
- ------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     46      47      48      49      50      51      52      53      54      55
- ------------------------------------------------------------------------------------------------------------------------
    1    $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2     1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3     1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4      941     938     933     929     923     917     909     900     889     875
    5      882     875     867     857     846     833     818     800     778     750
    6      824     813     800     786     769     750     727     700     667     625
    7      765     750     733     714     692     667     636     600     556     500
    8      706     688     667     643     615     583     545     500     444     375
    9      647     625     600     571     538     500     455     400     333     250
   10      588     563     533     500     462     417     364     300     222     200
   11      529     500     467     429     385     333     273     200     200       *
   12      471     438     400     357     308     250     200     200       *
   13      412     375     333     286     231     200     200       *
   14      353     313     267     214     200     200       *
   15      294     250     200     200     200       *
   16      235     200     200     200       *
   17      200     200     200       *
   18      200     200       *
   19      200       *
   20        *

                         *NO AMOUNT PAYABLE IF DEATH OCCURS
                   IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
- ------------------------------------------------------------------------------------------------------------------------
                         (Table Continued on Next Page)

AL 181 Y

                         (Continued from Preceding Page)

                      PAID-UP INSURANCE ON DEATH OF INSURED

Paid-up Insurance on Life of Insured Spouse.--The Insured might die (1) in the term period for this Benefit; (2) while this contract is in force and not in default past the last day of the grace period; and (3) while the insured spouse is living. In this case, the insurance on the life of the insured spouse under the Benefit will become paid-up term insurance for decreasing amounts. We will compute these amounts from the Table of Amounts of Insurance. While the paid-up insurance is in effect, the contract will remain in force until the end of the term period for the Benefit. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value.
This will be the net value on the date of surrender of the paid-up insurance.
But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the insured spouse's age and sex. The insured spouse's age at any time will be his or her age last birthday on the contract date plus the length of time since that date.
We use the Commissioners 1980 Standard Ordinary Mortality Table. We use
continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply, we will furnish them.

                     CONVERSION TO ANOTHER PLAN OF INSURANCE

Right to Convert.--While the Insured is living, you may be able to exchange this
Benefit for a new contract of life insurance on the life of the insured spouse in either this company or The Prudential Insurance Company of America. In any of
these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the insured spouse is insurable.

Conditions.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract
Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the insured spouse is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

Contract Date.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

Contract Specifications.--The new contract will be in the standard or equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract. (Since
$10,000 is 80% of $12,500, the amount we would have paid must be at least
$12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life
Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

                            (Continued on Next Page)

AL 181 Y

                         (Continued from Preceding Page)

3. A contract of life insurance of a kind regularly being issued by Pruco Life
Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since
$25,000 is 80% of $31,250, the amount we would have paid must be at least
$31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of the insured spouse, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.

                            MISCELLANEOUS PROVISIONS

Ownership and Control.--Unless we endorse this contract to say otherwise, while the Insured is living the owner alone may exercise all ownership and control of this contract. This includes, but is not limited to, these rights: (1) to assign the contract; and (2) to change any subsequent owner. A request for such a change must be in writing to us at our Service Office and in a form that meets our needs. The change will take effect only when we endorse the contract to show it.

Unless we endorse this contract to say otherwise: (1) while any insurance is in force after the Insured's death, the owner of the contract will be the insured spouse; and (2) the owner alone will be entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us. But any insurance payable upon the Insured's death will be payable to the beneficiary for that insurance.

Beneficiary.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the
Insured.

Unless we endorse this contract to say otherwise, the beneficiary for insurance payable upon the death of the insured spouse will be the Insured if living, otherwise the estate of the insured spouse.

The beneficiary for insurance payable upon the death of the insured spouse may be changed. The request must be in writing and in a form that meets our needs.
It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request. It will end then even if the insured spouse is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated.

Misstatement of Age or Sex.--If the insured spouse's stated age or sex or both are not correct, we will change each benefit and any amount payable to what the premiums and charges would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the insured spouse would attain a certain age on that date. If we find that the issue age for the insured spouse was wrong, we will correct that date.

Suicide Exclusion.--If the insured spouse, dies by suicide within the period which we state in the Suicide Exclusion under General Provisions and while this
Benefit is in force, we will not pay the amount we describe under Benefit above.
Instead, we will pay no more than the sum of the monthly charges deducted for this Benefit to the date of death divided by .925. We will make that payment in one sum.

                            (Continued on Next Page)

AL 181 Y

                         (Continued from Preceding Page)

Reinstatement.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the life of the insured spouse unless we are given any facts we need to satisfy us that the insured spouse is insurable for the Benefit.

Contract Value Options.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the
Insured only.

Contract Loans.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of the insured spouse.

Incontestability.--Except for default, we will not contest this Benefit after it has been in force during the insured spouse's lifetime for two years from the issue date.

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly
Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of (1) the death of the insured, (2) the death of the spouse, and (3) the contract anniversary at the end of the term period for this Benefit.

If the Contract Becomes Paid-up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this
Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The basis for determining the net cash value will be as we state in the second paragraph under Paid-up Insurance above.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a)
for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                                  This Supplementary Benefit rider
                                  attached to this contract on the Contract Date

                                  Pruco Life Insurance Company of New Jersey,

                                  By /s/ ISABELLE L. KIRCHNER
                                         Secretary

AL 181 Y

                                                             EXHIBIT 26(d)(xxxi)

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

This endorsement is attached to and made a part of this contract on the contract date:

Any reference, in any provision of this contract, to the sex of any person will be ignored except for the purpose of identification. For any settlement payable for the lifetime of one or more payees, the female rates we show in the contract will apply to both male and female payees.

The provision of this policy entitled "Basis of Computation" is replaced by the following:

                              BASIS OF COMPUTATION

Mortality Tables Described.--Except for what we say in the next paragraph, we base all net premiums and net values to which we refer in this contract on the
Insured's issue age and on the length of time since the contract date. We use the Commissioners 1980 Standard Ordinary Mortality Table B and continuous functions based on age last birthday.

For extended insurance, we base net premiums and net value on the Commissioners
1980 Extended Term Insurance Table B.

Interest Rate.--For all net premiums and net values to which we refer in this contract we use an effective rate of 4% a year.

Exclusions.--When we compute net values we exclude the value of any
Supplementary Benefits and any other extra benefits added by rider to this contract.

Values After 20 Contract Years.--Tabular cash values not shown on page 4 will be the net level reserves, taking into account modified premiums. To compute them, we will use the mortality table and interest rate we describe above. There will be the same exclusions.

Minimum Legal Values.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

The provision of this contract entitled AUTOMATIC BENEFIT is replaced at issue by the following:

                               AUTOMATIC BENEFIT

When the contract is in default, it will stay in force as reduced paid-up insurance.

                                     Pruco Life Insurance Company of New Jersey,

                                     By /s/ ISABELLE L. KIRCHNER
                                        -----------------------------
                                                 Secretary
- -----------
PLIY 90--86
- -----------

                                                          EXHIBIT 26(d)(xxxii)(a)

                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

Monthly Term Insurance.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance provided by this rider is included in the Basic Amount as modified by this rider (see Table of Basic Amounts). The insurance for any contract month will start on the Monthly Date which begins that Contract Month;
it will end at the end of the day before the next Monthly Date.

We will deduct the charge for the insurance we provide under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

                          TABLE OF AMOUNTS OF INSURANCE

Tabular Amounts.--We show here the tabular amount of insurance for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year that begins when the Insured is the attained age shown. The tabular amount of insurance at any time is equal to the appropriate amount shown below times the number of $1,000's of Initial Amount of Term Insurance, including any fraction, shown on the Contract Data page(s).

Example: Suppose the Initial Amount of Term Insurance is $100,500. The number of
$1,000's of Initial Amount of Term Insurance is 100.5. The tabular amount of insurance is $100,500 at attained age 70 and $50,250 at attained age 86.

- -----------------------------------------------------------------------------------------------------------
ATTAINED AGE             TABULAR AMOUNT PAYABLE               ATTAINED AGE           TABULAR AMOUNT PAYABLE
- -----------------------------------------------------------------------------------------------------------
   80 and below                 1000                               90                        300
   81                            900                               91                        250
   82                            800                               92                        200
   83                            700                               93                        175
   84                            600                               94                        150
   85                            550                               95                        125
   86                            500                               96                        100
   87                            450                               97                         75
   88                            400                               98                         50
   89                            350                               99                         25
- -----------------------------------------------------------------------------------------------------------

                            (Continued on Next Page)

AL 500A N

                         (Continued from Preceding Page)

Target Amount.--We compute the Target Amount on each Monthly Date. It will be the larger of the amounts in (1) and (2), where

(1) is the tabular amount of insurance under this rider;

(2) is the amount of insurance, but not more than the Initial Amount of Term
Insurance, that can be provided at then current rates (which we describe under
Current Rates) by a charge equal to the maximum guaranteed charge for the tabular amount of insurance under this rider.

Rider Premiums and Charges.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Schedule of Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges From Premium Payments in these pages; the balance is the invested premium amount which is added to the contract fund. We will deduct from the contract fund on each Monthly Date, for the insurance we provide under this rider, a charge for any portion of the basic amount which exceeds the contract fund and for which we do not otherwise charge under the terms of the contract or under the terms any extra benefit other than this rider.

Maximum Guaranteed Charges.--The maximum guaranteed charges per $1,000 of
Initial Amount of Term Insurance are included in the Schedule of Monthly
Deductions from Contract Fund in the Contract Data pages. These rates apply to the insurance we provide under this rider. The amount we deduct on a Monthly
Date for the Target Amount will not be more than this charge multiplied by the number of $1,000's of Initial Amount of Term Insurance.

Current Rates.--From time to time we will set the current rates for the insurance we provide under this rider based on the Insured's rating class, sex and attained age. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

                            MISCELLANEOUS PROVISIONS

General.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

Death Benefit.--While this rider remains in force, the following two changes to the contract apply. The definition of the insurance amount is amended by deleting item (2), "the contract fund divided by the net single premium per $1 at the Insured's attained age on that date." The Table of Basic Amounts in the contract is replaced with the table that follows. We have made these changes so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended.

AL 500A N

                        (Continued from Preceding Page)

- -----------------------------------------------------------------------------------------------------------------------------
                                               TABLE OF BASIC AMOUNTS
- -----------------------------------------------------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
- -----------------------------------------------------------------------------------------------------------------------------
  And The Contract Is In Force:    Then The Basic Amount Is:                        And We Adjust The Basic
                                                                                    Amount For:
- -----------------------------------------------------------------------------------------------------------------------------
  and not in default past its      the larger of: (1) the insurance amount,         contract debt, plus any charges due in
  days of grace                    plus the Target Amount described in rider        the days of grace.
                                   AL 500A N; and (2) the contract fund divided
                                   by the net single premium per $1 at the
                                   Insured's attained age on that date; plus the
                                   amount of any extra benefits other than those
                                   provided under rider AL 500A N.
- -----------------------------------------------------------------------------------------------------------------------------
  as variable reduced paid-up      the amount of variable reduced paid-up           contract debt.
  insurance                        insurance
- -----------------------------------------------------------------------------------------------------------------------------
  as extended insurance            the amount of term insurance, if the             nothing.
                                   Insured dies in the term; otherwise zero
- -----------------------------------------------------------------------------------------------------------------------------

Termination.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 100;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing and we agree, we will cancel the rider as of the first Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                              Rider attached to and made a part of this contract
                              on the Contract Date

                              Pruco Life Insurance Company of New Jersey,

                              By  /s/ SPECIMEN
                                  -------------------
                                      Secretary

AL 500A N

                                                        EXHIBIT 26(d)(xxxii)(b)

                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

Monthly Term Insurance.--Under this rider, we will provide monthly term insurance an the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default and on which the Insured's attained age is less than 70.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance provided by this rider is included in the Basic Amount as modified by this rider (see Table of Basic Amounts). The insurance for any contract month will start on the Monthly Date which begins that Contract Month;
it will end at the end of the day before the next Monthly Date.

We will deduct the charge for the insurance we provide under this rider from the contract fund. The charge will be no more than the amount we describe under
Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under
Current Rates.

Target Amount.--The Target Amount is the Initial Amount of Term Insurance, which we show in the Contract Data pages.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract
Data pages, and these premiums are included in the Schedule of Premiums shown in these pages. From each premium payment, we make the deductions shown under
Schedule of Expense Charges from Premium Payments in these pages; the balance is the invested premium amount which is added to the contract fund. We will deduct from the contract fund on each Monthly Date, for the insurance we provide under this rider, a charge for any portion of the Basic Amount which exceeds the contract fund and for which we do not otherwise charge under the terms of the contract or under the terms of any extra benefit other than this rider.

Rider premiums and monthly charges stop on the contract anniversary on which the
Insured's attained age is 70.

Maximum Guaranteed Charges.--The maximum guaranteed charges per $1,000 of insurance are included in the Schedule of Monthly Deductions from the Contract
Fund in the Contract Data pages. These rates apply to the insurance we provide under this rider.

Current Rates.--From time to time we will set the current rates for the insurance we provide under this rider. They will be based on the Insured's rating class, sex and attained age. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

Continuation of Coverage at Attained Age 70.--As we state under Termination, this rider will end at the end of the day before the anniversary on which the
Insured's attained age is 70, if it has not ended before then. If the rider does end in this way, you may continue the coverage on the Insured's life by means of either an increase in the face amount of this contract or the purchase of a new contract. You will not have to prove that the Insured is insurable.

1. Automatic Increase in Face Amount. If this rider is in force on the day before the anniversary on which the Insured's attained age is 70, and if we would permit an increase at that time under our then current rules, we will automatically increase the face amount of the contract. The amount of the increase will be the Initial Amount of Term Insurance under this rider. The increase will be in the same rating class as this rider. It will take effect on the contract anniversary on which the Insured's attained age is 70. We will set the premium for the increase in accord with our regular rules in use on the effective date of the increase and based on the Insured's sex and attained age.

2. Purchase of a New Contract. If this rider is in force as described in 1 above, but we would not permit an increase at that time, you will be able to obtain a new contract of insurance on the Insured's life. The new contract will be on the Life Paid Up at age 85 plan. It will be issued by The Prudential
Insurance Company of America. It will be in the same rating class as this rider.
Its face amount will be the difference between the Basic Amount under this contract on the day before the anniversary on which the Insured's attained age is 70 and the Basic Amount on that anniversary. It will not have any
Supplementary Benefits. The premiums will be set by The Prudential using its rules in effect on the contract date. The new contract will not take effect unless the premium for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that the insurance under the new contract took effect on its contract date.

                            (Continued on Next Page)

AL 500A Y

                            MISCELLANEOUS PROVISIONS

General.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

Death Benefit.--While this rider remains in force, the following two changes to the contract apply. The definition of the insurance amount is amended by deleting item (2), "the contract fund divided by the net single premium per $1 at the Insured's attained age on that date." The Table of Basic Amounts in the contract is replaced with the table that follows. We have made these changes so the contract and this rider together will comply with Section 7702 of the
Internal Revenue Code of 1954 as amended.

- --------------------------------------------------------------------------------

                             TABLE OF BASIC AMOUNTS

- --------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
- --------------------------------------------------------------------------------
  And The Contract Is     Then The Basic Amount Is:            And We Adjust The
  In Force:                                                    Basic Amount For:
- --------------------------------------------------------------------------------
  and not in default      the larger of: (1) the insurance     contract debt,
  past its days of        amount, plus the Target Amount       plus any charges
  grace                   described in rider AL 500A Y; and    due in the days
                          (2) the contract fund divided by     of grace.
                          the net single premium per $1 at
                          the Insured's attained age; plus
                          the amount of any extra benefits
                          arising from the Insured's death
                          other than those provided under
                          rider AL 500A Y.
- --------------------------------------------------------------------------------
  as reduced paid-up      the amount of reduced                contract debt.
  insurance               paid-up insurance
- --------------------------------------------------------------------------------
  as extended insurance   the amount of term insurance,        nothing.
                          if the Insured dies in the
                          term; otherwise zero
- --------------------------------------------------------------------------------

Termination.--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default: it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 70;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing and we agree, we will cancel the rider as of the first Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

                             Rider attached to and made a part of this contract
                             on the Contract Date

                             Pruco Life Insurance Company of New Jersey,

                                 By   /s/ SPECIMEN
                                      ------------------------------
                                          Secretary

AL 500A Y